TPG TWIN BROOK CAPITAL INCOME FUND
SUPPLEMENT NO. 1 DATED MAY 13, 2026
TO THE PROSPECTUS DATED APRIL 30, 2026

This prospectus supplement (the “Supplement”) is part of and should be read in conjunction with the prospectus of TPG Twin Brook Capital Income Fund (“we,” “us,” “our,” or the “Fund”), dated April 30, 2026 (as supplemented to date, the “Prospectus”). Unless otherwise defined herein, capitalized terms used in this Supplement shall have the same meanings as in the Prospectus.

The purpose of this Supplement is:

•to update the Prospectus; and
•to include our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026.

Updates to Prospectus

The following is added to the end of the final paragraph under the response to “What is the difference between the Class S, Class D and Class I Common Shares being offered?” in the “Prospectus Summary” section of the Prospectus:

If a class of shares were to be listed on an exchange in the future, in accordance with the conditions of our multi class relief order, all other then-existing classes of shares of the listing Fund will be converted into the listed class, without the imposition of any sales load, fee, or other charge. For example, if Class I shares were to be listed, then Class S and Class D shares will automatically convert into Class I shares because Class I shares are the lowest cost share class. Class S and Class D shares will not be afforded the right to vote on a proposed listing of Class I shares and the Board of Trustees is entitled to list Class I shares without concurrence of the shareholders.

The following paragraph is added under the tables presenting information with respect to Class S and Class D shares in the “Use of Proceeds” section of the Prospectus:

Neither the Fund nor the Intermediary Manager will charge an upfront sales load with respect to Class S shares, Class D shares or Class I shares, however, if you buy Class S shares or Class D shares through certain financial intermediaries, they may directly charge you transaction or other fees, including upfront placement fees or brokerage commissions, in such amount as they may determine, provided that selling agents limit such charges to a 1.5% cap on NAV for Class D shares and 3.5% cap on NAV for Class S shares.

The following replaces the first paragraph under “Access to Records” in the “Description of Our Shares” section of the Prospectus:

Any shareholder will be permitted access to all of our records to which they are entitled under applicable law at all reasonable times and subject to reasonable conditions, and may inspect and copy any of them for a reasonable copying charge. Such records may include, but are not limited to, certain of the Fund’s legal and governance documents, certain financial and accounting records and the Fund’s stock ledger. Inspection of our records by the office or agency administering the securities laws of a jurisdiction will be provided upon reasonable notice and during normal business hours. An alphabetical list of the names, addresses and business telephone numbers of our shareholders, along with the number of Common Shares held by each of them, will be maintained as part of our books and records and will be available for inspection by any shareholder or the shareholder’s designated agent at our office. The shareholder list will be updated at least quarterly to reflect changes in the information contained therein. A copy of the list will be mailed to any shareholder who requests the list within ten days of the request. A shareholder may request a copy of the shareholder list for any proper and legitimate purpose, including, without limitation, in connection with matters relating to voting rights and the exercise of shareholder rights under federal proxy laws. A shareholder requesting a list will be required to pay reasonable costs of postage and duplication. Such copy of the shareholder list shall be printed in alphabetical order, on white paper, and in readily readable type size (no smaller than 10 point font).

The following replaces the second to last sentence of the “Common Shares” paragraph in the “Description of Our Shares” section of the Prospectus:

Subject to the special rights of the holders of any class or series of preferred shares to elect Trustees, each Trustee will be elected by a majority of the votes cast with respect to such Trustee’s election.

The following replaces the third and the fourth sentences of the “Board of Trustees” paragraph in the “Management of the Fund” section of the Prospectus:

Our bylaws provide that for both contested and uncontested elections, each Trustee of the Fund must be elected by a majority of votes cast.

The following is added under the “Board of Trustees” paragraph in the “Management of the Fund” section of the Prospectus:

Determinations by Our Board of Trustees

Our Declaration of Trust contains a provision that codifies the authority of our Board to manage our business and affairs. This provision enumerates certain matters and states that the determination as to any such enumerated matters made by or pursuant to the direction of our Board (consistent with our Declaration of Trust) is final and conclusive and binding upon us and our shareholders. This provision does not alter the duties our Board owes to us or our shareholders pursuant to our Declaration of Trust and under Delaware law. Further, it would not restrict the ability of a shareholder to challenge an action by our Board which was taken in a manner that is inconsistent with our Declaration of Trust or the Board’s duties under Delaware law or which did not comply with the requirements of the provision.

The following is added to the end of the third paragraph under the “Payment of Our Expenses Under the Investment Management Agreement and the Administration Agreement” heading in the “Investment Management Agreement and Administration Agreement” section of the Prospectus:

Total base management fees, incentive fees and total expense and cost reimbursements and payments to the Adviser, the Administrator, and any Affiliate thereof for the year ended December 31, 2025 was equal to 2.7% of our NAV as of December 31, 2025.

The form of subscription agreement included as Appendix A in the Prospectus is hereby deleted and replaced with the following:

APPENDIX A: FORM OF SUBSCRIPTION AGREEMENT

Not for Execution
Subscription Agreement for Shares of
TPG Twin Brook Capital Income Fund

1. Your Investment
A. Investment Information
Investment Amount $
B. Investment Method
☐    By mail: Please make checks payable to TPG TWIN BROOK CAPITAL INCOME FUND and attach to this agreement.*
☐    By wire: Please wire funds according to the instructions below.
Name: TPG TWIN BROOK CAPITAL INCOME FUND
Bank Name: [    ]
ABA: [    ]
DDA: [    ]
☐ Broker / Financial advisor will make payment on your behalf
* Cash, cashier’s checks/official bank checks, temporary checks, foreign checks, money orders, third party checks, or travelers checks are not accepted.
C. Share Class Selection

☐ Share Class S	☐ Share Class D **	☐ Share Class I **
(The minimum investment is $2,500 (unless waived))	(The minimum investment is $2,500 (unless waived))	(The minimum investment is $1,000,000 (unless waived))
**    Available for certain fee-based wrap accounts and other eligible investors as disclosed in the prospectus, as amended and supplemented.

2. Ownership Type (Select only one)

A. Taxable Accounts

Brokerage Account Number
☐    Individual or Joint Tenant With Rights of Survivorship
☐    Transfer on Death (Optional Designation. Not Available for Louisiana Residents. See Section 3C.)
☐    Tenants in Common
☐ Community Property
☐    Uniform Gift/Transfer to Minors
State of
Date of Birth
☐    Trust (Include Certification of Investment Powers Form or First and Last page of Trust Documents)
☐    C Corporation
☐    S Corporation
☐    Profit-Sharing Plan
☐    Non-Profit Organization
☐    Limited Liability Corporation
☐    Corporation / Partnership / Other (Corporate Resolution or Partnership Agreement Required)

B. Non-Taxable Accounts

Custodian Account Number
☐    IRA (Custodian Signature Required)
☐    Roth IRA (Custodian Signature Required)
☐    SEP IRA (Custodian Signature Required)
☐    Rollover IRA (Custodian Signature Required)
☐    Inherited IRA
☐    Pension Plan (Include Certification of Investment Powers Form)
☐    Other

C. Custodian Information (To Be Completed By Custodian) Custodian Name Custodian Tax ID # Custodian Phone #
Custodian Stamp Here

D. Entity Name – Retirement Plan / Trust / Corporation / Partnership / Other
Trustee(s) and/or authorized signatory(s) information MUST be provided in Sections 3A and 3B

Entity Name	Tax ID Number	Date of Formation	Exemptions (See Form W-9 instructions at www.irs.gov)

Entity Address (Legal Address. Required)
Entity Type (Select one. Required)
☐ Retirement Plan     ☐ Trust      ☐ S-Corp      ☐ C-Corp      ☐ LLC      ☐ Partnership              Exempt payee code (if any)

☐ Other	☐ Jurisdiction (if Non-U.S.) (Attach a completed applicable Form W-8)
Exemption from FATCA reporting code (if any)

3. Investor Information
A. Investor Name (Investor / Trustee / Executor / Authorized Signatory Information)
Residential street address MUST be provided. See Section 4 if mailing address is different than residential street address

First Name (MI)	Last Name		Gender
Social Security Number / Tax ID	Date of Birth (MM/DD/YYYY)	Daytime Phone Number
Residential Street Address	City	State	Zip Code
Email Address
If you are a non-U.S. citizen, please specify your country of citizenship (required):

☐ Resident Alien	☐ Non-Resident Alien (Attach a completed Form W-8BEN, Rev. October 2021)
Country of Citizenship

Please specify if you are a TPG employee/officer/director/affiliate (required):

☐ TPG Employee	☐ TPG Officer/Director	☐ Immediate Family Member of TPG Officer or Director	☐ TPG Affiliate	☐ Not Applicable

B. Co-Investor Name (Co-Investor / Co-Trustee / Co-Authorized Signatory Information, if applicable)

First Name (MI)	Last Name		Gender
Social Security Number / Tax ID	Date of Birth (MM/DD/YYYY)	Daytime Phone Number
Residential Street Address	City	State	Zip Code
Email Address
If you are a non-U.S. citizen, please specify country of citizenship (required):

☐ Resident Alien	☐ Non-Resident Alien (Attach a completed Form W-8BEN, Rev. October 2021)
Country of Citizenship

Please specify if you are a TPG employee/officer/director/affiliate (required):

☐ TPG Employee	☐ TPG Officer/Director	☐ Immediate Family Member of TPG Officer or Director	☐ TPG Affiliate	☐ Not Applicable

C. Transfer on Death Beneficiary Information (Individual or Joint Account with rights of survivorship only. Not available for Louisiana residents. Beneficiary date of birth required. Whole percentages only; must equal 100%.)

First Name	(MI)	Last Name	SSN	Date of Birth (MM/DD/YYYY)	☐ Primary ☐ Secondary %
First Name	(MI)	Last Name	SSN	Date of Birth (MM/DD/YYYY)	☐ Primary ☐ Secondary %
First Name	(MI)	Last Name	SSN	Date of Birth (MM/DD/YYYY)	☐ Primary ☐ Secondary %
First Name	(MI)	Last Name	SSN	Date of Birth (MM/DD/YYYY)	☐ Primary ☐ Secondary %
Custodian/Guardian for a minor Beneficiary (required, cannot be same as Investor or Co-Investor):

D. ERISA Plan Asset Regulations
All investors are required to complete Appendix B attached hereto.

4. Contact Information (If different than provided in Section 3A)

Mailing Address	City	State	Zip Code

5. Select How You Want to Receive Your Distributions (Please Read Entire Section and Select only one)
You are automatically enrolled in our Distribution Reinvestment Plan, unless you are a resident of ALABAMA, ARKANSAS, CALIFORNIA, IDAHO, KANSAS, KENTUCKY, MAINE, MARYLAND, MASSACHUSETTS, NEBRASKA, NEW JERSEY, NORTH CAROLINA, OHIO, OKLAHOMA, OREGON, TENNESSEE, VERMONT OR WASHINGTON.
☐ If you are not a resident of the states listed above, you are automatically enrolled in the Distribution Reinvestment Plan; please check here if you DO NOT wish to be enrolled in the Distribution Reinvestment Plan and complete the Cash Distribution Information section below.
ONLY complete the following information if you do not wish to enroll in the Distribution Reinvestment Plan. For custodial held accounts, if you elect cash distributions the funds must be sent to the custodian.
A.    ☐  Check mailed to street address in 3A (only available for non-custodial investors).
B.    ☐  Check mailed to secondary address in 3B (only available for non-custodial investors).
C.    ☐  Direct Deposit by ACH (only available for non-custodial investors). PLEASE ATTACH A PRE-VOIDED CHECK
D.    ☐  Check mailed to Third party Financial Institution (complete section below)
E. ☐  Manual International Wire (only available for non-custodial international investors). PLEASE FILL OUT APPENDIX C
☐ If you ARE a resident of Alabama, Arkansas, California, Idaho, Kansas, Kentucky, Maine, Maryland, Massachusetts, Nebraska, New Jersey, North Carolina, Ohio, Oklahoma, Oregon, Tennessee, Vermont or Washington, you are not automatically enrolled in the Distribution Reinvestment Plan. Please check here if you wish to enroll in the Distribution Reinvestment Plan. You will automatically receive cash distributions unless you elect to enroll in the Distribution Reinvestment Plan.
I authorize TPG Twin Brook Capital Income Fund or its agent to deposit my distribution into my checking or savings account. This authority will remain in force until I notify TPG Twin Brook Capital Income Fund in writing to cancel it. In the event that TPG Twin Brook Capital Income Fund deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit.

Financial Institution Name	Mailing Address	City	State	Zip Code

Your Bank’s ABA Routing Number		Your Bank Account Number

6. Broker / Financial Advisor Information (Required Information. All fields must be completed.)
The Financial Advisor must sign below to complete the order. The Financial Advisor hereby warrants that he/she is duly licensed and may lawfully sell shares in the state designated as the investor’s legal residence.

Broker	Financial Advisor Name

Advisor Mailing Address

City	State	Zip Code

Financial Advisor Number	Branch Number	Telephone Number

E-mail Address	Fax Number

Operations Contact Name	Operations Contact Email Address

Please note that unless previously agreed to in writing by TPG Twin Brook Capital Income Fund, all sales of securities must be made through a Broker, including when an RIA has introduced the sale. In all cases, Section 6 must be completed.
The undersigned confirm(s), which confirmation is made on behalf of the Broker with respect to sales of securities made through a Broker, that they (i) have reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects; (ii) have discussed such investor’s prospective purchase of shares with such investor; (iii) have advised such investor of all pertinent facts with regard to the lack of liquidity and marketability of the shares; (iv) have delivered or made available a current prospectus and related supplements, if any, to such investor; (v) have reasonable grounds to believe that the investor is purchasing these shares for his or her own account; (vi) have reasonable grounds to believe that the purchase of shares is a suitable investment for such investor, taking into account such investor’s age, investment objectives, investment experience, income, net worth, financial situation and other investments of the prospective investor, as well as any other pertinent factors, that such investor meets the suitability standards applicable to such investor set forth in the prospectus and related supplements, if any, and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto; and (vii) have advised such investor that the shares have not been registered and are not expected to be registered under the laws of any country or jurisdiction outside of the United States except as otherwise described in the prospectus. The undersigned Broker, Financial Advisor or Financial Representative listed in Section 6 further represents and certifies that, in connection with this subscription for shares, he/she has complied with and has followed all applicable policies and procedures of his or her firm relating to, and performed functions required by, federal and state securities laws, rules promulgated under the Securities Exchange Act of 1934, as amended, including, but not limited to Rule 15l-1 (“Regulation Best Interest”) and FINRA rules and regulations including, but not limited to Know Your Customer, Suitability and PATRIOT Act (Anti Money Laundering, Customer Identification) as required by its relationship with the investor(s) identified on this document.
THIS SUBSCRIPTION AGREEMENT AND ALL RIGHTS HEREUNDER SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
If you do not have another broker or other financial intermediary introducing you to TPG Twin Brook Capital Income Fund, then Foreside Financial Services, LLC (“Foreside”) may be deemed to act as your broker of record in connection with any investment in TPG Twin Brook Capital Income Fund. Foreside is not a full-service broker-dealer and may not provide the kinds of financial services that you might expect from another financial intermediary, such as holding securities in an account. If Foreside is your broker of record, then your shares will be held in your name on the books of TPG Twin Brook Capital Income Fund. Foreside will not monitor your investments, and has not and will not make any recommendation regarding your investments. If you want to receive financial advice regarding a prospective investment in the shares, contact your broker or other financial intermediary.

X			X
	Financial Advisor Signature	Date		Branch Manager Signature (If required by Broker)	Date

7. Electronic Delivery Opt-Out Form (Optional)
Instead of receiving paper copies of the prospectus, prospectus supplements, annual reports, proxy statements, and other shareholder communications and reports, you will receive electronic delivery of shareholder communications from TPG Twin Brook Capital Income Fund. If you would like to opt out of electronic delivery, including pursuant to email, please check the box below for this election.
We encourage you to reduce printing and mailing costs and to conserve natural resources by receiving electronic delivery of shareholder communications and statement notifications. By leaving the box below blank, you consent to electronically receive shareholder communications, including your account-specific information, and you authorize said offering(s) to either (i) email shareholder communications to you directly or (ii) make them available on our website and notify you by email when and where such documents are available.
You will not receive paper copies of these electronic materials unless specifically requested, the delivery of electronic materials is prohibited or we, in our sole discretion, elect to send paper copies of the materials.
By consenting to electronic access, you will be responsible for certain costs, such as your customary internet service provider charges, and may be required to download software in connection with access to these materials. You understand this electronic delivery program may be changed or discontinued and that the terms of this agreement may be amended at any time. You understand that there are possible risks associated with electronic delivery such as emails not transmitting, links failing to function properly and system failure of online service providers, and that there is no warranty or guarantee given concerning the transmissions of email, the availability of the website, or information on it, other than as required by law.

Initial here to opt out of electronic delivery

E-mail Address
If blank, the email provided in Section 4 will be used.

8. Subscriber Signatures
TPG Twin Brook Capital Income Fund is required by law to obtain, verify and record certain personal information from you or persons on your behalf in order to establish the account. Required information includes name, date of birth, permanent residential address and social security/taxpayer identification number. We may also ask to see other identifying documents. If you do not provide the information, TPG Twin Brook Capital Income Fund may not be able to open your account. By signing the Subscription Agreement, you agree to provide this information and confirm that this information is true and correct. If we are unable to verify your identity, or that of another person(s) authorized to act on your behalf, or if we believe we have identified potentially criminal activity, we reserve the right to take action as we deem appropriate which may include closing your account.
Please separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make the representations on your behalf. In order to induce TPG Twin Brook Capital Income Fund to accept this subscription, I hereby represent and warrant to you as follows:
8.a. Please Note: All Items in this section 8.a. must be read and initialed

	Primary Investor Initials	Co- Investor Initials
(i) I have received the prospectus (as amended or supplemented) for TPG Twin Brook Capital Income Fund at least five business days prior to the date hereof.
	Initials	Initials
(ii)    I have (A) a minimum net worth (not including home, home furnishings and personal automobiles) of at least $250,000, or (B) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000.

	Initials	Initials
(iii)    In addition to the general suitability requirements described above, I meet the higher suitability requirements, if any, imposed by my state of primary residence as set forth in the prospectus under “SUITABILITY STANDARDS.”

	Initials	Initials
(iv) If I am an entity that was formed for the purpose of purchasing shares, each individual that owns an interest in such entity meets the general suitability requirements described above.
	Initials	Initials
(v) I acknowledge that there is no public market for the shares, shares of this offering are not liquid and appropriate only as a long-term investment.
	Initials	Initials
(vi)    I acknowledge that the shares have not been registered and are not expected to be registered under the laws of any country or jurisdiction outside of the United States except as otherwise described in the prospectus.

	Initials	Initials
(vii)    I am purchasing the shares for my own account, or if I am purchasing shares on behalf of a trust or other entity of which I am a trustee or authorized agent, I have due authority to execute this subscription agreement and do hereby legally bind the trust or other entity of which I am trustee or authorized agent.

	Initials	Initials
(viii)    I acknowledge that subscriptions must be submitted at least five business days prior to first day of each month my investment will be executed as of the first day of the applicable month at the NAV per share as of the preceding day. I acknowledge that I will not know the NAV per share at which my investment will be executed at the time I subscribe and the NAV per share will generally be made available at www.AGTBCAP.com as of the last day of each month within 20 business days of the last day of each month.

	Initials	Initials
(ix)    I acknowledge that my subscription request will not be accepted any earlier than two business days before the first calendar day of each month. I acknowledge that I am not committed to purchase shares at the time my subscription order is submitted and I may cancel my subscription at any time before the time it has been accepted as described in the previous sentence. I understand that I may withdraw my purchase request by notifying the transfer agent, through my financial intermediary or directly on TPG Twin Brook Capital Income Fund’s toll-free, automated telephone line, 1-844-298-1372.

	Initials	Initials
(x)    If I am a New Jersey investor, I acknowledge that, assuming a constant NAV per share of $25.00, TPG Twin
Brook Capital Income Fund expects that a one-time investment in 400 shares of each class of shares of
TPG Twin Brook Capital Income Fund (representing an aggregate net asset value of $10,000 for each class)
over a course of 5 years would be subject to the following shareholder servicing and/or distribution fees:
$425 for Class S shares, $125 for Class D shares and $0 for Class I shares. In addition, although neither
TPG Twin Brook Capital Income Fund nor the Intermediary Manager will charge an upfront sales load with respect to Class S shares, Class D shares or Class I shares, if I buy Class S shares or Class D shares through certain financial intermediaries, they may directly charge me transaction or other fees, including upfront placement fees or brokerage commissions, in such amount as they may determine, provided that selling agents limit such charges to a 1.5% cap on NAV for Class D shares and 3.5% cap on NAV for Class S shares.
Selling agents will not charge such fees on Class I shares.

	Initials	Initials

8.b. If you live in any of the following states, please complete Appendix A to TPG Twin Brook Capital Income Fund Subscription Agreement: Alabama, California, Idaho, Iowa, Kansas, Kentucky, Maine, Massachusetts, Missouri, Nebraska, New Jersey, New Mexico, Ohio, Oregon, Pennsylvania, Puerto Rico, Tennessee and Vermont.
In the case of sales to fiduciary accounts, the minimum standards in Appendix A shall be met by the beneficiary, the fiduciary, account, or, by the donor or grantor, who directly or indirectly supplies the funds to purchase the shares if the donor or grantor is the fiduciary.
If you do not have another broker or other financial intermediary introducing you to TPG Twin Brook Capital Income Fund, then Foreside may be deemed to be acting as your broker of record in connection with any investment in TPG Twin Brook Capital Income Fund. For important information in this respect, see Section 6 above. I declare that the information supplied in this Subscription Agreement is true and correct and may be relied upon by TPG Twin Brook Capital Income Fund. I acknowledge that the Broker / Financial Advisor (Broker / Financial Advisor of record) indicated in Section 6 of this Subscription Agreement and its designated clearing agent, if any, will have full access to my account information, including the number of shares I own, tax information (including the Form 1099) and redemption information. Investors may change the Broker / Financial Advisor of record at any time by contacting TPG Twin Brook Capital Income Fund Investor Relations at the number indicated below.
SUBSTITUTE IRS FORM W-9 CERTIFICATIONS (required for U.S. investors):
Under penalties of perjury, I certify that:
(1)    The number shown on this Subscription Agreement is my correct taxpayer identification number (or I am waiting for a number to be issued to me); and
(2)    I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and
(3)    I am a U.S. citizen or other U.S. person (including a resident alien) (defined in IRS Form W-9); and
(4)    The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct.
Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

X			X
	Signature of Investor	Date		Signature of Co-Investor or Custodian (If applicable)	Date
(MUST BE SIGNED BY CUSTODIAN OR TRUSTEE IF PLAN IS ADMINISTERED BY A THIRD PARTY)

9. Miscellaneous
If investors participating in the Distribution Reinvestment Plan or making subsequent purchases of shares of TPG Twin Brook Capital Income Fund experience a material adverse change in their financial condition or can no longer make the representations or warranties set forth in Section 8 above, they are asked to promptly notify TPG Twin Brook Capital Income Fund and the Broker in writing. The Broker may notify TPG Twin Brook Capital Income Fund if an investor participating in the Distribution Reinvestment Plan can no longer make the representations or warranties set forth in Section 8 above, and TPG Twin Brook Capital Income Fund may rely on such notification to terminate such investor’s participation in the Distribution Reinvestment Plan.
No sale of shares may be completed until at least five business days after you receive the final prospectus. To be accepted, a subscription request must be made with a completed and executed subscription agreement in good order and payment of the full purchase price at least five business days prior to the first calendar day of the month (unless waived). You will receive a written confirmation of your purchase.
All items on the Subscription Agreement must be completed in order for your subscription to be processed. Subscribers are encouraged to read the prospectus in its entirety for a complete explanation of an investment in the shares of TPG Twin Brook Capital Income Fund.

PO Box:	Street Address (overnight):	Toll Free Number
TPG Angelo Gordon PO Box 219400 Kansas City, MO 64121-9400	TPG Angelo Gordon 430 W 7th Street Suite 219400 Kansas City, MO 64105-1407	(844) 298-1372 Fax Number (833) 967-4138

Appendix A

For purposes of determining whether you satisfy the standards below, your net worth is calculated excluding the value of your home, home furnishings and automobiles, and, unless otherwise indicated, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable investments.
Investors in the following states have the additional suitability standards as set forth below.

	Primary Investor Initials	Co-Investor Initials
If I am an Alabama investor I must have either (a) a minimum annual gross income of $100,000 and a minimum net worth of $100,000 or (b) a minimum net worth of $350,000. In addition, an investment in this offering and other non-traded direct participating programs shall not exceed 10% of investors’ liquid net worth at the time of investment. “Liquid net worth” is defined as that portion of net worth consisting of cash, cash equivalents, and readily marketable securities. Investors who are accredited investors as defined in Regulation D under the Securities Act are not subject to the foregoing concentration limit.

	Initials	Initials

If I am a California resident, in addition to the suitability standards set forth above, I may not invest more than 10% of my net worth in TPG Twin Brook Capital Income Fund.
	Initials	Initials
If I am an Idaho investor I must have either (a) a minimum annual gross income of $100,000 and a minimum net worth of $100,000; or (b) a minimum net worth of $350,000.
	Initials	Initials

If I am an Iowa resident, I (i) have either (a) an annual gross income of at least $100,000 and a net worth of at least $100,000, or (b) a net worth of at least $350,000 (net worth should be determined exclusive of home, auto and home furnishings); and (ii) limit my aggregate investment in this offering and in the securities of other non-traded business development companies to 10% of my liquid net worth (liquid net worth should be determined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities). Purchasers who are accredited investors as defined in Regulation D under the Securities Act of 1933, as amended, are not subject to the foregoing concentration limit.

	Initials	Initials

If I am a Kansas resident, I understand that the Securities Division of the Kansas Department of Insurance recommends that Kansas investors limit their aggregate investment in our securities and other similar investments to not more than 10 percent of their liquid net worth.

	Initials	Initials

If I am a Kentucky resident, I may not invest more than 10% of my liquid net worth in TPG Twin Brook Capital Income Fund or its affiliates. “Liquid net worth” is defined as that portion of net worth that is comprised of cash, cash equivalents and readily marketable securities. Investors who are accredited investors as defined in Regulation D under the Securities Act are not subject to the foregoing concentration limit.

	Initials	Initials

If I am a Maine resident, I acknowledge that it is recommended by the Maine Office of Securities that my aggregate investment in this offering and other similar direct participation investments not exceed 10% of my liquid net worth. For this purpose, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

	Initials	Initials

If I am a Massachusetts resident, I have either (a) a minimum liquid net worth of $100,000 and a minimum annual gross income of $85,000, or (b) a minimum liquid net worth of $350,000. For these purposes, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities. In addition, a Massachusetts investor’s investment in us, our affiliates and other non-publicly-traded direct investment programs (including real estate investment trusts, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed 10% of his or her liquid net worth.

	Initials	Initials

If I am a Missouri resident, in addition to the suitability standards set forth above, I may not invest more than 10% of my liquid net worth in the securities registered in this offering.
	Initials	Initials

If I am a Nebraska resident, in addition to the suitability standards set forth above, I must limit my aggregate investment in this offering and the securities of other business development companies to 10% of such investor’s net worth. Investors who are accredited investors as defined in Regulation D under the Securities Act of 1933 are not subject to the foregoing investment concentration limit.

	Initials	Initials
If I am a New Jersey resident, (1) I have either (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (b) a minimum liquid net worth of $350,000. For these purposes, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities. In addition, my total investment in TPG Twin Brook Capital Income Fund, its affiliates and other non-publicly traded direct investment programs (including real estate investment trusts, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed 10% of my liquid net worth, and (2) I acknowledge that although AGTB Fund Manager, LLC (the “Adviser”), the investment adviser to TPG Twin Brook Capital Income Fund, will advance all organization and offering expenses of TPG Twin Brook Capital Income Fund, and may elect to pay certain of TPG Twin Brook Capital Income Fund’s expenses, TPG Twin Brook Capital Income Fund is obligated to reimburse the Adviser, and this will reduce the returns available to investors.

	Initials	Initials

If I am a New Mexico resident, in addition to the general suitability standards listed above, I may not invest more than ten percent (10%) of my liquid net worth in shares of TPG Twin Brook Capital Income Fund, its affiliates and in other non-traded business development companies. Liquid net worth is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable securities. This requirement shall not apply to any person that is an accredited investor as defined by Rule 501(a) of Regulation D.

	Initials	Initials

If I am an Ohio resident, it is unsuitable to invest more than 10% of my liquid net worth in the issuer, affiliates of the issuer, and in any other non-traded business development company. “Liquid net worth” is defined as that portion of net worth (total assets exclusive of primary residence, home furnishings and automobiles minus, total liabilities) comprised of cash, cash equivalents and readily marketable securities. This condition does not apply, directly or indirectly, to federally covered securities. This condition also does not apply to purchasers who meet the definition of an accredited investor as defined in rule 501(a) of Regulation D under the Securities Act of 1933, 15 U.S.C.A. 77a, as amended.

	Initials	Initials

If I am an Oregon resident, in addition to the suitability standards set forth above, I may not invest more than 10% of my liquid net worth. Liquid net worth is defined as net worth excluding the value of the investor’s home, home furnishings and automobile. Investors who are accredited investors as defined in Regulation D under the Securities Act are not subject to the foregoing concentration limit.

	Initials	Initials
If I am a Pennsylvania resident, I may not invest more than ten percent (10%) of my liquid net worth. “Liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable investments.

	Initials	Initials

If I am a Puerto Rico resident, I may not invest more than 10% of my liquid net worth in TPG Twin Brook Capital Income Fund, its affiliates and other non-traded business development companies. For these purposes, “liquid net worth” is defined as that portion of net worth (total assets exclusive of primary residence, home furnishings and automobiles minus total liabilities) consisting of cash, cash equivalents and readily marketable securities.

	Initials	Initials

If I am a Tennessee resident, I must have a liquid net worth of at least ten times my investment in TPG Twin Brook Capital Income Fund.
	Initials	Initials
If I am a Vermont resident and I am an accredited investor in Vermont, as defined in 17 C.F.R. § 230.501, I may invest freely in this offering. In addition to the suitability standards described above, if I am non-accredited Vermont investors, I may not purchase an amount in this offering that exceeds 10% of my liquid net worth. For these purposes, “liquid net worth” is defined as an investor’s total assets (not including home, home furnishings or automobiles) minus total liabilities.

	Initials	Initials

Appendix B: Additional Questionnaire

Instructions: All purchasers please complete this Appendix B in its entirety.

    1.    Are you a “benefit plan investor” within the meaning of the Plan Asset Regulations1 or will you use the assets of a “benefit plan investor”2 to invest in TPG Twin Brook Capital Income Fund?

                □    Yes     □    No

    2.    If Question (1) above is “yes” please indicate what percentage of the purchaser’s assets invested in TPG Twin Brook Capital Income Fund are considered to be the assets of “benefit plan investors” within the meaning of the Plan Asset Regulations:

                _______%

    3.    If you are investing the assets of an insurance company general account please indicate what percentage of the insurance company general account’s assets invested in TPG Twin Brook Capital Income Fund are the assets of “benefit plan investors” within the meaning of Section 401(c)(1)(A) of the Employee Retirement Income Security Act of 1974, as amended, or the regulations promulgated thereunder?

_______%

4.    Please indicate if you are “Controlling Person” defined as: (i) a person (including an entity), other than a “benefit plan investor” who has discretionary authority or control with respect to the assets of TPG Twin Brook Capital Income Fund, a person who provides investment advice for a fee (direct or indirect) with respect to such assets, or any “affiliate” of such a person. An “affiliate” of a person includes any person, directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with the person. For purposes of this definition, “control,” with respect to a person other than an individual, means the power to exercise a controlling influence over the management or policies of such person.

□    Yes     □    No

1 “Plan Asset Regulations” means the regulations issued by the United States Department of Labor at Section 2510.3-101 of Part 2510 of Chapter XXV, Title 29 of the United States Code of Federal Regulations, as modified by Section 3(42) of ERISA, as the same may be amended from time to time.
2 The term “benefit plan investor” includes, for e.g.: (i) an “employee benefit plan” as defined in section 3(3) of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is subject to Title I of ERISA (such as employee welfare benefit plans (generally, plans that provide for health, medical or other welfare benefits) and employee pension benefit plans (generally, plans that provide for retirement or pension income)); (ii) “plans” described in section 4975(e)(1) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), that is subject to section 4975 of the Code (including, for e.g., an “individual retirement account”, an “individual retirement annuity”, a “Keogh” plan, a pension plan, an Archer MSA described in section 220(d) of the Code, a Coverdell education savings account described in section 530 of the Code and a health savings account described in section 223(d) of the Code) and (iii) an entity that is, or whose assets would be deemed to constitute the assets of, one or more “employee benefit plans” or “plans” (such as for e.g., a master trust or a plan assets fund) under ERISA or the Plan Asset Regulations.

Appendix C: International Wire Instructions

Intermediary (US) Bank Name	Intermediary (US) Bank ABA / SWIFT

Beneficiary Name	Receiving Bank Name (final destination)	Receiving Bank Acct # (DDA)	Beneficiary Info

SWIFT / BIC Code	FFC / Reference / Details of Payment	Intl Bank Acct # IBAN

Quarterly Report on Form 10-Q for the Quarter Ended March 31, 2026

On May 12, 2026, we filed our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026 with the Securities and Exchange Commission. The report (without exhibits) is attached to this Supplement.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 10-Q
(Mark One)

☒	QUARTERLY REPORT PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the quarterly period ended March 31, 2026
OR

☐	TRANSITION REPORT PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the transition period from to

Commission File Number: 814-01520
TPG Twin Brook Capital Income Fund
(Exact name of registrant as specified in its charter)

Delaware	88-6102187

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

245 Park Avenue, 26th Floor, New York, NY	10167
(Address of principal executive offices)	(Zip Code)
(Registrant’s telephone number, including area code): (212) 692-2000
________________________________________________________________
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None
Securities registered pursuant to Section 12(g) of the Act:
Common Shares, par value $0.001 per share
Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☒ No ☐
Indicate by check mark whether the registrant has submitted electronically every Interactive Data File required to be submitted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit such files). Yes ☒ No ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).
Yes ☐ No ☒
The number of shares of the Registrant’s common shares of beneficial interest (“Common Shares”), $0.001 par value per share, outstanding as of May 12, 2026 was 90,354,872, 11,928,729 and 126,596 of Class I, Class S and Class D Common Shares, respectively. Common Shares outstanding exclude May 1, 2026 subscriptions since the issuance price is not yet finalized at the date of this filing.

PART I - FINANCIAL INFORMATION
ITEM 1. FINANCIAL STATEMENTS
TPG Twin Brook Capital Income Fund
Consolidated Statements of Assets and Liabilities
(Amounts in thousands, except share and per share amounts)

	March 31, 2026	December 31, 2025
	(Unaudited)
Assets
Investments at fair value:
Non-controlled/non-affiliated investments at fair value (amortized cost of $4,393,198 and $4,190,298, respectively)	$4,382,413	$4,174,054
Non-controlled/affiliated investments at fair value (amortized cost of $86,501 and $87,345, respectively)	98,605	103,670
Cash (restricted cash of $51,705 and $85,873, respectively)	125,263	162,795
Cash equivalents	7,006	22,007
Deferred financing costs	26,991	27,232
Interest receivable	17,220	17,997
Unrealized gain on derivative contracts	2,167	3,552
Other assets	1,094	781
Deferred offering costs	1,188	402
Prepaid expenses	113	278
Total assets	$4,662,060	$4,512,768
Liabilities
Debt (Note 5)	$2,008,483	$2,031,988
Payable for share repurchase	30,864	21,115
Interest payable	21,827	27,830
Dividend payable	20,245	18,959
Income incentive fee payable	8,227	7,758
Management fees payable	7,549	6,880
Unrealized loss on derivative contracts	5,416	2,672
Accrued expenses and other liabilities payable to affiliate	3,563	4,029
Deferred tax liability	3,013	3,937
Deferred income	2,967	2,710
Capital gains incentive fee payable	344	—
Total liabilities	$2,112,498	$2,127,878
Commitments and contingencies (Note 8)
Net assets
Common shares $0.001 par value, unlimited shares authorized; 101,100,349 and 94,659,223 shares issued and outstanding, respectively	$101	$95
Additional paid-in-capital	2,538,420	2,389,737
Total distributable earnings (loss)	11,041	(4,942)
Total net assets	2,549,562	2,384,890
Total liabilities and net assets	$4,662,060	$4,512,768
Net asset value per share	$25.22	$25.19

The accompanying notes are an integral part of these consolidated financial statements.

TPG Twin Brook Capital Income Fund
Consolidated Statements of Assets and Liabilities
(Amounts in thousands, except share and per share amounts)

	March 31, 2026	December 31, 2025
	(Unaudited)
Net Asset Value per Share
Class I Shares:
Net assets	$2,250,167	$2,104,653
Common shares $0.001 par value, unlimited shares authorized	89,225,755	83,536,270
Net asset value per share	$25.22	$25.19
Class S Shares:
Net assets	$296,270	$277,290
Common shares $0.001 par value, unlimited shares authorized	11,748,271	11,005,998
Net asset value per share	$25.22	$25.19
Class D Shares:
Net assets	$3,186	$2,947
Common shares $0.001 par value, unlimited shares authorized	126,323	116,955
Net asset value per share	$25.22	$25.19
The accompanying notes are an integral part of these consolidated financial statements.

TPG Twin Brook Capital Income Fund
Consolidated Statements of Operations
(Amounts in thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended March 31, 2026	Three Months Ended March 31, 2025
Investment income
Investment income from non-controlled, non-affiliated investments:
Interest	$106,023	$86,544
Payment-in-kind interest	1,448	967
Other	1,728	1,344
Total investment income from non-controlled, non-affiliated investments:	109,199	88,855
Investment income from non-controlled, affiliated investments:
Dividends	440	—
Total investment income from non-controlled, affiliated investments	440	—
Total investment income	109,639	88,855
Expenses
Interest	$32,491	$31,953
Income incentive fees(1)	8,227	6,086
Capital gains incentive fees(1)	344	—
Management fees(1)	7,549	4,922
Other	1,666	995
Professional fees	675	526
Administrative fees(1)	508	376
Offering costs	419	612
Accounting fees	180	173
Insurance fees	172	188
Trustees' fees	58	58
Distribution and shareholder servicing fees:
Class S	610	257
Class D	2	1
Total expenses	52,901	46,147
Distribution and shareholder servicing fees waived
Class S	—	(74)
Class D	—	(1)
Net expenses	52,901	46,072
Net investment income (loss) before taxes	$56,738	$42,783
Deferred federal tax provision(2)	(924)	280
Current federal tax(2)	1,023	87
Net investment income (loss) after taxes	$56,639	$42,416
Net realized and change in unrealized gain (loss) on investment transactions
Net realized gain (loss) on investment transactions:
Non-controlled, non-affiliated investments	(1,305)	48
Non-controlled, affiliated investments	4,797	345
Foreign currency forward contracts	(6)	47
Net change in unrealized gain (loss) on investment transactions:
Non-controlled, non-affiliated investments	5,459	(1,413)
Non-controlled, affiliated investments	(4,221)	1,599
Interest rate swaps and options	262	436
Foreign currency forward contracts	9	(45)
The accompanying notes are an integral part of these consolidated financial statements.

Total net realized and change in unrealized gain (loss) on investment transactions	4,995	1,017
Net increase (decrease) in net assets resulting from operations	$61,634	$43,433

(1)Refer to Note 6 - Agreements and Related Party Transactions
(2)Related to the Company’s wholly-owned, consolidated subsidiaries, Twin Brook Equity XVIII Corp. and Twin Brook Equity XXXIII Corp., which are treated as corporations for United States federal income tax purposes
The accompanying notes are an integral part of these consolidated financial statements.

TPG Twin Brook Capital Income Fund
Consolidated Statements of Changes in Net Assets
(Amounts in thousands, except share amounts)
(Unaudited)

	Three Months Ended March 31, 2026	Three Months Ended March 31, 2025
Increase (decrease) in net assets resulting from operations
Net investment income (loss)	$56,639	$42,416
Net realized gain (loss)	3,486	440
Net change in unrealized gain (loss)	1,509	577
Net increase (decrease) in net assets resulting from operations	61,634	43,433
Dividends
Class I	(52,850)	(40,652)
Class S	(6,314)	(3,061)
Class D	(72)	(50)
Net increase (decrease) in net assets resulting from dividends	(59,236)	(43,763)
Capital share transactions
Class I
Proceeds from shares sold	157,878	137,433
Share transfers between classes	513	76
Distributions reinvested	14,502	9,272
Repurchased shares, net of early repurchase deduction	(29,556)	(6,464)
Class S
Proceeds from shares sold	17,614	45,531
Share transfers between classes	(513)	—
Distributions reinvested	2,908	1,646
Repurchased shares, net of early repurchase deduction	(1,308)	(55)
Class D
Proceeds from shares sold	216	292
Share transfers between classes	—	(76)
Distributions reinvested	20	15
Repurchased shares, net of early repurchase deduction	—	(50)
Net increase (decrease) in net assets resulting from capital share transactions	162,274	187,620
Total increase (decreases) in net assets	164,672	187,290
Net assets, at beginning of period	2,384,890	1,541,232
Net assets, at end of period	$2,549,562	$1,728,522
The accompanying notes are an integral part of these consolidated financial statements.

TPG Twin Brook Capital Income Fund
Consolidated Statements of Cash Flows
(Amounts in thousands)
(Unaudited)

	Three Months Ended March 31, 2026	Three Months Ended March 31, 2025
Cash flows from operating activities
Net increase (decrease) in net assets resulting from operations	$61,634	$43,433
Adjustments to reconcile net increase (decrease) in net assets resulting from operations to net cash used in operating activities:
Net realized (gain) loss on investments	(3,492)	(393)
Net realized (gain) loss on foreign currency forward contracts	6	(47)
Net change in unrealized (appreciation) depreciation on investments	(1,238)	(186)
Net change in unrealized (appreciation) depreciation on foreign currency forward contracts	(9)	45
Net change in unrealized (appreciation) depreciation on interest rate swaps and options, inclusive of hedging effects	(873)	(892)
Net accretion on debt instruments	(4,898)	(4,511)
Net paydown gain on debt instruments	(2,102)	(536)
Interest received in-kind	(1,448)	(967)
Purchases and drawdowns of investments	(417,470)	(318,737)
Proceeds from sales and paydowns of investments	227,354	102,082
Amortization of deferred financing costs	1,799	1,783
Amortization of deferred offering costs	419	612
Change in operating assets and liabilities:
(Increase) decrease in interest receivable	777	189
(Increase) decrease in other assets	(313)	545
(Increase) decrease in prepaid expenses	165	483
Increase (decrease) in interest payable	(6,003)	(14,909)
Increase (decrease) in accrued expenses and other liabilities payable to affiliate	(466)	(230)
Increase (decrease) in income incentive fees payable	469	621
Increase (decrease) in management fees payable	669	344
Increase (decrease) in deferred tax liability	(924)	280
Increase (decrease) in deferred income	257	(102)
Increase (decrease) in capital gains incentive fees payable	344	—
Net cash used in operating activities	(145,343)	(191,093)
Cash flows from financing activities
Dividends paid	(40,520)	(32,468)
Payments for repurchase of common shares	(21,115)	(6,564)
Proceeds from issuance of common shares	175,708	183,251
Borrowings on debt	235,500	363,700
Payments on debt	(254,000)	(398,000)
Payments for deferred financing costs	(1,558)	(502)
Payments for deferred offering costs	(1,205)	(550)
Net cash provided by financing activities	92,810	108,867
Net change in cash	(52,533)	(82,226)
Cash, cash equivalents and restricted cash
The accompanying notes are an integral part of these consolidated financial statements.

	Three Months Ended March 31, 2026	Three Months Ended March 31, 2025
Cash, cash equivalents and restricted cash, beginning of period	184,802	161,064
Cash, cash equivalents and restricted cash, end of period	$132,269	$78,838

Supplemental and non-cash information
Distributions reinvested	$17,430	$10,933
Cash paid during the period for interest	$37,314	$45,535
Dividends payable	$20,245	$14,964
The following table provides a reconciliation of cash, cash equivalents and restricted cash reported within the consolidated statements of assets and liabilities:
Cash and cash equivalents	$80,564	$27,703
Restricted cash	51,705	51,135
Total cash, cash equivalents and restricted cash	$132,269	$78,838

The accompanying notes are an integral part of these consolidated financial statements.

TPG Twin Brook Capital Income Fund
Consolidated Schedule of Investments
As of March 31, 2026
(Amounts in thousands)
(Unaudited)

Company(1)(2)	Investment	Reference Rate and Spread (5)		Interest Rate	Purchase Date	Maturity Date	Principal/ Par Amount(3)	Amortized Cost(4)	Fair Value	Percentage of Net Assets
Investments
Non-controlled/non-affiliated senior secured debt
Aerospace and defense
AlphaCoin LLC (6)	First lien senior secured delayed draw term loan	S +	5.00%	8.67%	5/6/2025	7/29/2030	$2,610	$(16)	$(11)	0.00%
AlphaCoin LLC	First lien senior secured delayed draw term loan	S +	5.00%	8.67%	7/29/2024	7/29/2030	3,005	2,959	2,992	0.12%
AlphaCoin LLC (6)	First lien senior secured revolving loan	S +	5.00%	8.67%	7/29/2024	7/29/2030	4,509	(65)	(50)	0.00%
AlphaCoin LLC	First lien senior secured term loan	S +	5.00%	8.67%	7/29/2024	7/29/2030	18,469	18,181	18,265	0.72%
AlphaCoin LLC	First lien senior secured term loan	S +	5.00%	8.67%	5/6/2025	7/29/2030	1,900	1,875	1,879	0.07%
Mattco Forge, Inc	First lien senior secured revolving loan	S +	5.25%	8.95%	12/19/2024	12/19/2030	3,691	2,417	2,423	0.10%
Mattco Forge, Inc	First lien senior secured term loan	S +	5.25%	8.95%	12/19/2024	12/19/2030	37,761	37,294	37,353	1.47%
Third Holdco, LLC (6)	First lien senior secured delayed draw term loan	S +	4.75%	8.42%	6/13/2025	6/13/2031	3,624	(47)	(41)	0.00%
Third Holdco, LLC (6)	First lien senior secured revolving loan	S +	4.75%	8.42%	6/13/2025	6/13/2031	6,089	(79)	(69)	0.00%
Third Holdco, LLC	First lien senior secured term loan	S +	4.75%	8.42%	6/13/2025	6/13/2031	24,453	24,127	24,172	0.95%
								86,646	86,913	3.43%
Air freight and logistics
Load One Purchaser Corporation	First lien senior secured revolving loan	S +	7.25%	11.19%	6/21/2022	6/21/2028	$3,557	$353	$350	0.01%
Load One Purchaser Corporation	First lien senior secured term loan	S +	0.25% + 7.00% PIK	11.21%	10/23/2024	6/21/2028	1,017	998	1,001	0.04%
Load One Purchaser Corporation	First lien senior secured term loan	S +	0.25% + 7.00% PIK	11.21%	6/21/2022	6/21/2028	14,529	14,277	14,288	0.55%
Load One Purchaser Corporation	First lien senior secured term loan	12.00%		12.00%	11/21/2025	6/21/2027	49	49	48	0.00%
Zipline Logistics, LLC	First lien senior secured revolving loan	S +	3.00% + 3.00% PIK	9.78%	9/19/2022	9/19/2027	1,739	1,308	890	0.03%
Zipline Logistics, LLC	First lien senior secured term loan	S +	3.00% + 3.00% PIK	9.78%	9/19/2022	9/19/2027	6,993	6,881	5,215	0.20%
								23,866	21,792	0.83%
Auto components
A.P.A. Industries, LLC (9)	First lien senior secured revolving loan	S +	5.25%	8.92%	1/10/2023	1/10/2028	$1,979	$272	$282	0.01%
A.P.A. Industries, LLC	First lien senior secured term loan	S +	5.25%	8.92%	1/10/2023	1/10/2028	14,169	13,997	14,063	0.55%
AirPro Diagnostics, LLC	First lien senior secured delayed draw term loan	S +	5.25%	8.92%	2/21/2025	2/21/2030	3,163	8	13	0.00%
AirPro Diagnostics, LLC	First lien senior secured revolving loan	S +	5.25%	8.92%	2/21/2025	2/21/2030	1,822	1,072	1,074	0.04%
AirPro Diagnostics, LLC	First lien senior secured term loan	S +	5.25%	8.92%	2/21/2025	2/21/2030	8,456	8,356	8,365	0.33%
AvCarb, LLC	First lien senior secured delayed draw term loan	S +	2.00% + 5.00% PIK	10.96%	7/28/2023	11/12/2026	258	255	208	0.01%
The accompanying notes are an integral part of these consolidated financial statements.

TPG Twin Brook Capital Income Fund
Consolidated Schedule of Investments
As of March 31, 2026
(Amounts in thousands)
(Unaudited)

Company(1)(2)	Investment	Reference Rate and Spread (5)		Interest Rate	Purchase Date	Maturity Date	Principal/ Par Amount(3)	Amortized Cost(4)	Fair Value	Percentage of Net Assets
AvCarb, LLC	First lien senior secured revolving loan	S +	7.00%	10.95%	7/28/2023	11/12/2026	38	37	30	0.00%
AvCarb, LLC	First lien senior secured term loan	S +	2.00% + 5.00% PIK	10.96%	7/28/2023	11/12/2026	550	546	444	0.02%
Bestop, Inc (6)	First lien senior secured revolving loan	S +	5.50%	9.20%	3/29/2024	3/29/2029	7,081	(92)	(82)	0.00%
Bestop, Inc	First lien senior secured term loan	S +	5.50%	9.20%	3/29/2024	3/29/2029	43,471	42,851	42,970	1.68%
BSC ASI Buyer, LLC (6)	First lien senior secured revolving loan	S +	5.00%	8.70%	12/31/2024	12/31/2027	3,661	(21)	(18)	0.00%
BSC ASI Buyer, LLC	First lien senior secured term loan	S +	5.00%	8.70%	12/31/2024	12/31/2027	29,452	29,280	29,308	1.15%
Raneys, LLC	First lien senior secured delayed draw term loan	S +	5.50%	9.20%	2/17/2023	6/7/2027	4,774	4,739	4,744	0.19%
Raneys, LLC (6)	First lien senior secured revolving loan	S +	5.50%	9.20%	6/7/2022	6/7/2027	1,964	(13)	(11)	0.00%
Raneys, LLC	First lien senior secured term loan	S +	5.50%	9.20%	6/7/2022	6/7/2027	13,282	13,179	13,199	0.52%
								114,466	114,589	4.50%
Building products
US Anchors Group Inc	First lien senior secured delayed draw term loan	S +	5.25%	8.95%	12/31/2025	12/31/2026	$2,139	$2,118	$2,115	0.08%
US Anchors Group Inc	First lien senior secured revolving loan	S +	5.25%	8.93%	7/15/2024	7/15/2029	4,338	1,230	1,254	0.05%
US Anchors Group Inc	First lien senior secured term loan	S +	5.25%	8.95%	7/15/2024	7/15/2029	20,745	20,379	20,513	0.80%
								23,727	23,882	0.93%
Chemicals
A. P. Nonweiler Co. Inc (6)	First lien senior secured revolving loan	S +	5.00%	8.70%	9/30/2025	9/30/2030	$1,523	$(21)	(18)	0.00%
A. P. Nonweiler Co. Inc	First lien senior secured term loan	S +	5.00%	8.70%	9/30/2025	9/30/2030	13,013	12,836	12,860	0.50%
AM Buyer, LLC (6)	First lien senior secured revolving loan	S +	5.50%	9.17%	3/6/2025	5/1/2027	851	(3)	$(2)	0.00%
AM Buyer, LLC	First lien senior secured term loan	S +	5.50%	9.17%	3/6/2025	5/1/2027	4,280	4,263	4,267	0.17%
Answer Acquisition, LLC	First lien senior secured revolving loan	S +	6.00%	9.85%	7/28/2023	6/30/2028	759	297	297	0.01%
Answer Acquisition, LLC	First lien senior secured term loan	S +	6.00%	9.85%	7/28/2023	6/30/2028	1,643	1,635	1,629	0.06%
Answer Acquisition, LLC	First lien senior secured term loan	S +	6.00%	9.85%	1/16/2024	6/30/2028	841	835	833	0.03%
Answer Acquisition, LLC	First lien senior secured term loan	S +	6.00%	9.85%	6/7/2024	6/30/2028	9,798	9,708	9,713	0.38%
Custom Agronomics Holdings, LLC (6)	First lien senior secured revolving loan	S +	6.50%	10.28%	8/30/2022	8/30/2027	2,976	1,466	1,476	0.06%
Custom Agronomics Holdings, LLC	First lien senior secured term loan	S +	6.50%	10.46%	9/25/2025	8/30/2027	488	486	486	0.02%
Custom Agronomics Holdings, LLC	First lien senior secured term loan	S +	6.50%	10.46%	3/25/2024	8/30/2027	2,485	2,466	2,475	0.10%
Custom Agronomics Holdings, LLC	First lien senior secured term loan	S +	6.50%	10.46%	8/30/2022	8/30/2027	4,030	3,998	4,013	0.16%
Fralock Buyer LLC	First lien senior secured term loan	S +	6.00%	9.70%	3/25/2026	9/30/2026	333	331	332	0.01%
Polycorp Ltd	First lien senior secured delayed draw term loan	S +	4.75%	8.42%	1/24/2024	1/24/2030	10,063	9,922	9,957	0.39%
Polycorp Ltd (6)	First lien senior secured revolving loan	S +	4.75%	8.42%	1/24/2024	1/24/2030	3,723	(55)	(39)	0.00%
Polycorp Ltd	First lien senior secured term loan	S +	4.75%	8.42%	1/24/2024	1/24/2030	17,827	17,585	17,639	0.69%
Polycorp Ltd	First lien senior secured term loan	S +	4.75%	8.42%	2/28/2025	1/24/2030	5,324	5,259	5,268	0.21%
Teel Plastics, LLC	First lien senior secured revolving loan	S +	3.75%	10.50%	4/22/2025	4/22/2030	3,909	750	757	0.03%
Teel Plastics, LLC	First lien senior secured term loan	S +	4.75%	8.45%	4/22/2025	4/22/2030	31,503	31,228	31,289	1.23%
								102,986	103,232	4.05%
Commercial services and supplies
The accompanying notes are an integral part of these consolidated financial statements.

TPG Twin Brook Capital Income Fund
Consolidated Schedule of Investments
As of March 31, 2026
(Amounts in thousands)
(Unaudited)

Company(1)(2)	Investment	Reference Rate and Spread (5)		Interest Rate	Purchase Date	Maturity Date	Principal/ Par Amount(3)	Amortized Cost(4)	Fair Value	Percentage of Net Assets
Alliance Environmental Group, LLC	First lien senior secured delayed draw term loan	S +	7.00%	10.96%	7/28/2023	12/30/2027	$62	$59	$24	0.00%
Alliance Environmental Group, LLC	First lien senior secured revolving loan	S +	7.00%	10.96%	6/17/2025	12/30/2027	8	—	—	0.00%
Alliance Environmental Group, LLC	First lien senior secured revolving loan	S +	7.00%	10.96%	7/28/2023	12/30/2027	41	36	11	0.00%
Alliance Environmental Group, LLC	First lien senior secured term loan	S +	7.00%	10.96%	7/28/2023	12/30/2027	2,468	2,357	946	0.04%
Capstone Mechanical LLC (6)	First lien senior secured delayed draw term loan	S +	5.00%	8.70%	11/20/2025	11/20/2030	6,161	(72)	(60)	0.00%
Capstone Mechanical LLC (6)	First lien senior secured revolving loan	S +	5.00%	8.70%	11/20/2025	11/20/2030	1,492	(17)	(15)	0.00%
Capstone Mechanical LLC	First lien senior secured term loan	S +	5.00%	8.70%	11/20/2025	11/20/2030	2,494	2,465	2,470	0.10%
Franchise Fastlane, LLC (6)	First lien senior secured revolving loan	S +	5.50%	9.28%	7/28/2023	5/2/2027	15	—	—	0.00%
Franchise Fastlane, LLC	First lien senior secured term loan	S +	5.50%	9.28%	7/28/2023	5/2/2027	7,194	7,122	7,122	0.28%
Gold Medal Holdings, Inc	First lien senior secured delayed draw term loan	S +	5.75%	9.45%	6/14/2024	3/17/2027	2,825	965	967	0.04%
Gold Medal Holdings, Inc (10)	First lien senior secured revolving loan	S +	5.75%	9.45%	7/28/2023	3/17/2027	1,444	476	477	0.02%
Gold Medal Holdings, Inc	First lien senior secured term loan	S +	5.75%	9.45%	7/28/2023	3/17/2027	11,932	11,885	11,891	0.47%
Green Monster Acquisition, LLC	First lien senior secured revolving loan	S +	6.00%	10.43%	7/28/2023	12/28/2026	38	20	20	0.00%
Green Monster Acquisition, LLC	First lien senior secured term loan	S +	6.00%	9.93%	7/28/2023	12/28/2026	1,131	1,128	1,127	0.04%
Innovative Discovery Acquisition, LLC (6)	First lien senior secured delayed draw term loan	S +	5.50%	9.17%	12/31/2025	12/31/2030	8,901	(63)	(33)	0.00%
Innovative Discovery Acquisition, LLC (6)(11)	First lien senior secured revolving loan	S +	5.50%	9.17%	12/31/2025	12/31/2030	389	(6)	(3)	0.00%
Innovative Discovery Acquisition, LLC	First lien senior secured term loan	S +	5.50%	9.17%	12/31/2025	12/31/2030	16,876	16,639	16,750	0.66%
Nimlok Company, LLC (6)(12)	First lien senior secured revolving loan	S +	5.25%	8.92%	11/3/2025	11/27/2028	1,498	(10)	(7)	0.00%
Nimlok Company, LLC	First lien senior secured term loan	S +	5.25%	8.92%	11/3/2025	11/27/2028	30,351	30,178	30,213	1.19%
Polaris Labs Acquisition, LLC (6)	First lien senior secured revolving loan	S +	5.00%	8.70%	9/17/2024	9/17/2029	2,123	(30)	(27)	0.00%
Polaris Labs Acquisition, LLC	First lien senior secured term loan	S +	5.00%	8.70%	9/17/2024	9/17/2029	6,361	6,268	6,278	0.25%
PRA Acquisition, LLC (6)	First lien senior secured revolving loan	S +	6.50%	10.35%	7/28/2023	5/12/2028	56	(1)	(1)	0.00%
PRA Acquisition, LLC	First lien senior secured term loan	S +	6.50%	10.35%	7/28/2023	5/12/2028	557	551	550	0.02%
Precision Point Metrics, Inc	First lien senior secured delayed draw term loan	S +	5.00%	8.70%	7/1/2025	7/1/2031	7,240	4,100	4,114	0.16%
Precision Point Metrics, Inc	First lien senior secured revolving loan	S +	4.00%	10.75%	7/1/2025	7/1/2031	2,030	379	383	0.02%
Precision Point Metrics, Inc	First lien senior secured term loan	S +	5.00%	8.70%	7/1/2025	7/1/2031	8,095	7,987	8,001	0.31%
Quality Liaison Services of North America, Inc	First lien senior secured revolving loan	S +	6.00%	9.82%	5/2/2023	5/2/2028	1,629	696	697	0.03%
Quality Liaison Services of North America, Inc	First lien senior secured term loan	S +	6.00%	9.82%	5/2/2023	5/2/2028	12,167	12,016	12,018	0.47%
Rapid Fire Safety and Security, LLC	First lien senior secured delayed draw term loan	S +	5.00%	8.68%	1/2/2025	1/2/2030	5,437	4,587	4,594	0.18%
Rapid Fire Safety and Security, LLC (6)	First lien senior secured delayed draw term loan	S +	5.00%	8.69%	2/27/2026	1/2/2030	10,576	(129)	(129)	(0.01)%
Rapid Fire Safety and Security, LLC	First lien senior secured revolving loan	S +	5.00%	8.70%	1/2/2025	1/2/2030	1,885	1,106	1,108	0.04%
Rapid Fire Safety and Security, LLC	First lien senior secured term loan	S +	5.00%	8.69%	1/2/2025	1/2/2030	4,554	4,492	4,498	0.18%
Superscapes Holdco, LLC (6)	First lien senior secured revolving loan	S +	5.50%	9.20%	4/7/2025	4/7/2030	2,166	(26)	(23)	0.00%
Superscapes Holdco, LLC	First lien senior secured term loan	S +	5.50%	9.20%	4/7/2025	4/7/2030	17,773	17,550	17,579	0.69%
The accompanying notes are an integral part of these consolidated financial statements.

TPG Twin Brook Capital Income Fund
Consolidated Schedule of Investments
As of March 31, 2026
(Amounts in thousands)
(Unaudited)

Company(1)(2)	Investment	Reference Rate and Spread (5)		Interest Rate	Purchase Date	Maturity Date	Principal/ Par Amount(3)	Amortized Cost(4)	Fair Value	Percentage of Net Assets
TCG Services, LLC (6)	First lien senior secured delayed draw term loan	S +	5.50%	9.17%	7/31/2025	7/31/2031	7,250	(48)	(34)	0.00%
TCG Services, LLC (6)	First lien senior secured revolving loan	S +	5.50%	9.17%	7/31/2025	7/31/2031	2,030	(27)	(24)	0.00%
TCG Services, LLC	First lien senior secured term loan	S +	5.50%	9.17%	7/31/2025	7/31/2031	7,394	7,295	7,310	0.29%
								139,928	138,792	5.47%
Construction and engineering
AKS Engineering and Forestry, LLC (6)	First lien senior secured revolving loan	S +	4.75%	8.42%	1/7/2025	1/7/2031	$2,890	$(34)	$(30)	0.00%
AKS Engineering and Forestry, LLC	First lien senior secured term loan	S +	4.75%	8.42%	1/7/2025	1/7/2031	19,777	19,536	19,568	0.77%
AKS Engineering and Forestry, LLC	First lien senior secured term loan	S +	4.75%	8.42%	10/2/2025	1/7/2031	4,268	4,210	4,223	0.17%
BCI Burke Holding Corp	First lien senior secured delayed draw term loan	S +	5.75%	9.45%	7/28/2023	12/14/2027	1,426	1,416	1,419	0.06%
BCI Burke Holding Corp (6)	First lien senior secured delayed draw term loan	S +	5.75%	9.45%	10/10/2024	12/14/2027	6,588	(35)	(30)	0.00%
BCI Burke Holding Corp	First lien senior secured revolving loan	S +	5.75%	9.42%	7/28/2023	12/14/2027	2,447	255	258	0.01%
BCI Burke Holding Corp	First lien senior secured term loan	S +	5.75%	9.45%	7/28/2023	12/14/2027	5,855	5,817	5,828	0.23%
BCI Burke Holding Corp	First lien senior secured term loan	S +	5.75%	9.45%	10/10/2024	12/14/2027	10,845	10,786	10,795	0.42%
Capital Construction, LLC	First lien senior secured delayed draw term loan	S +	5.75%	9.56%	6/30/2025	10/22/2026	3,161	3,140	3,140	0.12%
Capital Construction, LLC	First lien senior secured term loan	S +	5.75%	9.56%	6/30/2025	10/22/2026	5,974	5,934	5,931	0.23%
CHS Holdco, LLC	First lien senior secured delayed draw term loan	S +	5.00%	8.60%	5/27/2025	5/27/2031	18,061	7,656	7,687	0.30%
CHS Holdco, LLC (13)	First lien senior secured revolving loan	S +	5.00%	8.62%	5/27/2025	5/27/2031	6,089	5,705	5,716	0.22%
CHS Holdco, LLC	First lien senior secured term loan	S +	5.00%	8.60%	5/27/2025	5/27/2031	17,984	17,736	17,776	0.70%
Compass Restoration Intermediary Holdings, LLC	First lien senior secured delayed draw term loan	S +	5.25%	8.92%	1/31/2025	1/31/2030	2,489	707	710	0.03%
Compass Restoration Intermediary Holdings, LLC	First lien senior secured revolving loan	S +	5.25%	8.92%	1/31/2025	1/31/2030	1,218	514	515	0.02%
Compass Restoration Intermediary Holdings, LLC	First lien senior secured term loan	S +	5.25%	8.92%	1/31/2025	1/31/2030	6,905	6,801	6,807	0.27%
Highland Acquisition, Inc	First lien senior secured revolving loan	S +	5.75%	10.11%	7/28/2023	3/9/2027	2,213	978	977	0.04%
Highland Acquisition, Inc	First lien senior secured term loan	S +	5.75%	9.42%	7/28/2023	3/9/2027	10,712	10,625	10,621	0.42%
Ironhorse Purchaser, LLC	First lien senior secured delayed draw term loan	S +	5.25%	8.95%	9/30/2022	9/30/2027	8,186	8,138	8,141	0.32%
Ironhorse Purchaser, LLC (6)(14)	First lien senior secured revolving loan	S +	5.25%	8.95%	9/30/2022	9/30/2027	5,813	(42)	(33)	0.00%
Ironhorse Purchaser, LLC	First lien senior secured term loan	S +	5.25%	8.95%	9/30/2022	9/30/2027	29,251	29,048	29,068	1.14%
Redwood Buyer, LLC (6)	First lien senior secured delayed draw term loan	S +	4.75%	8.45%	1/3/2025	1/3/2030	7,615	(115)	(105)	0.00%
Redwood Buyer, LLC (6)	First lien senior secured revolving loan	S +	4.75%	8.45%	1/3/2025	1/3/2030	1,884	(28)	(26)	0.00%
Redwood Buyer, LLC	First lien senior secured term loan	S +	4.75%	8.45%	1/3/2025	1/3/2030	9,009	8,869	8,879	0.35%
Rose Paving, LLC	First lien senior secured delayed draw term loan	S +	5.00%	8.67%	11/27/2024	11/7/2029	3,705	3,663	3,654	0.14%
Rose Paving, LLC	First lien senior secured revolving loan	S +	5.00%	8.67%	11/7/2022	11/7/2029	8,626	2,180	2,205	0.09%
Rose Paving, LLC	First lien senior secured term loan	S +	5.00%	8.67%	5/1/2024	11/7/2029	1,763	1,736	1,746	0.07%
Rose Paving, LLC	First lien senior secured term loan	S +	5.00%	8.67%	11/27/2024	11/7/2029	12,991	12,849	12,863	0.50%
Rose Paving, LLC	First lien senior secured term loan	S +	5.00%	8.67%	11/7/2022	11/7/2029	17,031	16,765	16,863	0.66%
Rose Paving, LLC	First lien senior secured term loan	S +	5.00%	8.67%	3/10/2026	11/7/2029	2,005	1,986	1,985	0.08%
The accompanying notes are an integral part of these consolidated financial statements.

TPG Twin Brook Capital Income Fund
Consolidated Schedule of Investments
As of March 31, 2026
(Amounts in thousands)
(Unaudited)

Company(1)(2)	Investment	Reference Rate and Spread (5)		Interest Rate	Purchase Date	Maturity Date	Principal/ Par Amount(3)	Amortized Cost(4)	Fair Value	Percentage of Net Assets
								186,796	187,151	7.36%
Containers and packaging
Bulk Lift International, LLC (6)	First lien senior secured delayed draw term loan	S +	5.75%	9.42%	3/2/2026	11/15/2029	$9,278	$(68)	$(68)	0.00%
Bulk Lift International, LLC	First lien senior secured revolving loan	S +	5.75%	9.42%	3/2/2026	11/15/2029	2,529	234	234	0.01%
Bulk Lift International, LLC	First lien senior secured term loan	S +	5.75%	9.45%	3/2/2026	11/15/2029	16,061	15,942	15,941	0.63%
Innovative FlexPak, LLC	First lien senior secured delayed draw term loan	20.00% PIK		20.00%	7/31/2025	1/23/2027	475	331	88	0.00%
Innovative FlexPak, LLC	First lien senior secured revolving loan	S +	7.00%	10.78%	7/28/2023	1/23/2027	627	496	217	0.01%
Innovative FlexPak, LLC	First lien senior secured term loan	S +	7.00%	10.78%	7/28/2023	1/23/2027	2,616	2,274	1,108	0.04%
Innovative FlexPak, LLC	First lien senior secured term loan	20.00% PIK		20.00%	7/28/2023	1/23/2027	941	511	399	0.02%
Johns Byrne LLC	First lien senior secured delayed draw term loan	S +	6.25%	9.95%	8/31/2023	8/31/2029	2,568	2,532	2,534	0.10%
Johns Byrne LLC (6)	First lien senior secured revolving loan	S +	6.25%	9.95%	8/31/2023	8/31/2029	1,460	(21)	(20)	0.00%
Johns Byrne LLC	First lien senior secured term loan	S +	6.25%	9.95%	8/31/2023	8/31/2029	9,252	9,107	9,113	0.36%
K-1 Packaging Group LLC	First lien senior secured revolving loan	S +	6.25%	10.21%	10/6/2022	10/6/2027	6,748	877	879	0.03%
K-1 Packaging Group LLC	First lien senior secured term loan	S +	6.25%	10.21%	10/6/2022	10/6/2027	30,686	30,411	30,433	1.19%
MRC Keeler Acquisition LLC	First lien senior secured delayed draw term loan	S +	6.00%	9.85%	7/28/2023	6/4/2027	4	4	4	0.00%
MRC Keeler Acquisition LLC (6)	First lien senior secured revolving loan	S +	6.00%	9.85%	7/28/2023	6/4/2027	150	—	(1)	0.00%
MRC Keeler Acquisition LLC	First lien senior secured term loan	S +	6.00%	9.85%	7/28/2023	6/4/2027	908	908	899	0.04%
SCP Cold Chain Packaging Buyer Corp (6)	First lien senior secured delayed draw term loan	S +	5.00%	8.70%	6/27/2025	6/27/2031	7,248	(40)	(24)	0.00%
SCP Cold Chain Packaging Buyer Corp (6)	First lien senior secured revolving loan	S +	5.00%	8.70%	6/27/2025	6/27/2031	3,247	(36)	(30)	0.00%
SCP Cold Chain Packaging Buyer Corp	First lien senior secured term loan	S +	5.00%	8.70%	6/27/2025	6/27/2031	19,063	18,851	18,886	0.74%
Sixarp, LLC (6)	First lien senior secured delayed draw term loan	S +	5.25%	8.95%	9/22/2025	8/5/2029	1,722	(15)	(12)	0.00%
Sixarp, LLC	First lien senior secured revolving loan	S +	5.25%	8.95%	9/22/2025	8/5/2029	3,045	308	314	0.01%
Sixarp, LLC	First lien senior secured term loan	S +	5.25%	8.95%	9/22/2025	8/5/2029	20,357	20,184	20,222	0.79%
Vanguard Packaging, LLC	First lien senior secured revolving loan	S +	5.25%	9.04%	3/29/2024	8/9/2026	4,408	3,592	3,593	0.14%
Vanguard Packaging, LLC	First lien senior secured term loan	S +	5.25%	9.03%	3/29/2024	8/9/2026	10,032	10,013	10,015	0.39%
								116,395	114,724	4.50%
Distributors
RTP Acquisition, LLC	First lien senior secured revolving loan	S +	6.50% + 2.25% PIK	12.53%	7/28/2023	8/17/2027	$39	$38	$30	0.00%
RTP Acquisition, LLC	First lien senior secured term loan	S +	6.50% + 2.25% PIK	12.68%	7/28/2023	8/17/2027	2,779	2,765	2,146	0.08%
								2,803	2,176	0.08%
Diversified consumer services
50Floor, LLC	First lien senior secured revolving loan	S +	3.00%	6.85%	7/28/2023	3/31/2028	$216	$107	$96	0.00%
50Floor, LLC	First lien senior secured term loan	S +	3.00%	6.85%	7/28/2023	3/31/2028	1,156	1,140	1,084	0.04%
ACES Intermediate, Inc (6)	First lien senior secured revolving loan	S +	5.00%	8.78%	7/27/2022	7/27/2027	7,114	(53)	(36)	0.00%
The accompanying notes are an integral part of these consolidated financial statements.

TPG Twin Brook Capital Income Fund
Consolidated Schedule of Investments
As of March 31, 2026
(Amounts in thousands)
(Unaudited)

Company(1)(2)	Investment	Reference Rate and Spread (5)		Interest Rate	Purchase Date	Maturity Date	Principal/ Par Amount(3)	Amortized Cost(4)	Fair Value	Percentage of Net Assets
ACES Intermediate, Inc	First lien senior secured term loan	S +	5.00%	8.78%	7/27/2022	7/27/2027	37,299	37,012	37,112	1.46%
CL Services Acquisition, LLC	First lien senior secured delayed draw term loan	S +	5.00%	8.70%	4/25/2023	4/25/2028	7,118	7,006	7,039	0.28%
CL Services Acquisition, LLC	First lien senior secured delayed draw term loan	S +	5.00%	8.69%	5/7/2024	4/25/2028	8,432	8,310	8,338	0.33%
CL Services Acquisition, LLC	First lien senior secured delayed draw term loan	S +	5.00%	8.67%	9/19/2025	4/25/2028	32,263	15,256	15,286	0.60%
CL Services Acquisition, LLC	First lien senior secured revolving loan	S +	5.00%	8.69%	4/25/2023	4/25/2028	5,435	2,909	2,921	0.11%
CL Services Acquisition, LLC	First lien senior secured term loan	S +	5.00%	8.67%	4/25/2023	4/25/2028	13,554	13,329	13,404	0.53%
Esquire Deposition Solutions, LLC	First lien senior secured delayed draw term loan	S +	5.25%	8.95%	12/30/2022	12/30/2028	6,878	6,796	6,820	0.27%
Esquire Deposition Solutions, LLC	First lien senior secured delayed draw term loan	S +	5.25%	8.95%	9/20/2023	12/30/2028	6,656	6,585	6,600	0.26%
Esquire Deposition Solutions, LLC (6)	First lien senior secured revolving loan	S +	5.25%	8.95%	12/30/2022	12/30/2028	7,666	(84)	(65)	0.00%
Esquire Deposition Solutions, LLC	First lien senior secured term loan	S +	5.25%	8.95%	12/30/2022	12/30/2028	47,628	47,035	47,226	1.85%
Foundation Repair Purchaser, INC. (6)	First lien senior secured delayed draw term loan	S +	4.75%	8.45%	1/20/2026	1/20/2032	15,220	(93)	(93)	0.00%
Foundation Repair Purchaser, INC. (6)	First lien senior secured revolving loan	S +	4.75%	8.45%	1/20/2026	1/20/2032	1,809	(22)	(22)	0.00%
Foundation Repair Purchaser, INC.	First lien senior secured term loan	S +	4.75%	8.45%	1/20/2026	1/20/2032	4,711	4,654	4,654	0.18%
Harley Exteriors Acquisition, LLC	First lien senior secured delayed draw term loan	S +	5.50%	9.17%	8/2/2024	8/1/2029	3,922	2,761	2,765	0.11%
Harley Exteriors Acquisition, LLC	First lien senior secured revolving loan	S +	5.50%	9.21%	8/2/2024	8/2/2029	1,322	420	422	0.02%
Harley Exteriors Acquisition, LLC	First lien senior secured term loan	S +	5.50%	9.17%	8/2/2024	8/2/2029	8,417	8,287	8,295	0.33%
Home Brands Group Holdings, Inc (6)	First lien senior secured revolving loan	S +	5.00%	8.67%	7/28/2023	1/8/2028	48	—	—	0.00%
Home Brands Group Holdings, Inc	First lien senior secured term loan	S +	5.00%	8.67%	7/28/2023	1/8/2028	11,996	11,923	11,930	0.47%
HTI Intermediate, LLC	First lien senior secured delayed draw term loan	S +	5.00%	8.66%	3/1/2024	3/1/2030	2,342	2,308	2,314	0.09%
HTI Intermediate, LLC	First lien senior secured revolving loan	S +	5.00%	10.06%	3/1/2024	3/1/2030	2,588	484	487	0.02%
HTI Intermediate, LLC	First lien senior secured term loan	S +	5.00%	8.66%	7/2/2025	3/1/2030	1,769	1,746	1,747	0.07%
HTI Intermediate, LLC	First lien senior secured term loan	S +	5.00%	8.67%	1/16/2026	3/1/2030	1,499	1,477	1,481	0.06%
HTI Intermediate, LLC	First lien senior secured term loan	S +	5.00%	8.67%	3/1/2024	3/1/2030	4,996	4,924	4,936	0.19%
ISSA, LLC	First lien senior secured revolving loan	S +	6.50%	10.17%	7/28/2023	3/1/2028	131	64	64	0.00%
ISSA, LLC	First lien senior secured term loan	S +	6.50%	10.20%	7/28/2023	3/1/2028	1,815	1,801	1,795	0.07%
Juniper Landscaping Holdings LLC	First lien senior secured delayed draw term loan	S +	5.75%	9.45%	11/13/2023	12/29/2026	5,822	5,780	5,782	0.23%
Juniper Landscaping Holdings LLC	First lien senior secured delayed draw term loan	S +	5.75%	9.42%	5/23/2025	12/29/2026	8,009	2,551	2,542	0.10%
Juniper Landscaping Holdings LLC	First lien senior secured delayed draw term loan	S +	5.75%	9.45%	7/28/2023	12/29/2026	85	85	85	0.00%
Juniper Landscaping Holdings LLC (15)	First lien senior secured revolving loan	S +	5.75%	9.43%	7/28/2023	12/29/2027	3,103	775	786	0.03%
Juniper Landscaping Holdings LLC	First lien senior secured term loan	S +	5.75%	9.45%	7/28/2023	12/29/2027	3,955	3,912	3,928	0.15%
Lawn Care Holdings Purchaser, Inc	First lien senior secured delayed draw term loan	S +	5.50%	9.20%	10/24/2023	10/24/2028	4,509	4,432	4,478	0.18%
Lawn Care Holdings Purchaser, Inc	First lien senior secured delayed draw term loan	S +	5.50%	9.20%	11/22/2024	10/24/2028	13,878	9,924	9,942	0.39%
The accompanying notes are an integral part of these consolidated financial statements.

TPG Twin Brook Capital Income Fund
Consolidated Schedule of Investments
As of March 31, 2026
(Amounts in thousands)
(Unaudited)

Company(1)(2)	Investment	Reference Rate and Spread (5)		Interest Rate	Purchase Date	Maturity Date	Principal/ Par Amount(3)	Amortized Cost(4)	Fair Value	Percentage of Net Assets
Lawn Care Holdings Purchaser, Inc (16)	First lien senior secured revolving loan	S +	4.50%	11.25%	10/24/2023	10/24/2028	2,698	105	116	0.00%
Lawn Care Holdings Purchaser, Inc	First lien senior secured term loan	S +	5.50%	9.20%	10/24/2023	10/24/2028	7,102	7,009	7,053	0.28%
PPW Acquisition, LLC	First lien senior secured revolving loan	S +	6.75%	10.70%	7/28/2023	9/30/2027	38	28	26	0.00%
PPW Acquisition, LLC	First lien senior secured term loan	S +	4.25% + 2.50% PIK	10.71%	7/28/2023	9/30/2027	625	615	596	0.02%
Premier Early Childhood Education Partners LLC	First lien senior secured delayed draw term loan	S +	6.25%	10.21%	11/22/2023	11/22/2028	10,782	10,629	10,697	0.42%
Premier Early Childhood Education Partners LLC	First lien senior secured delayed draw term loan	S +	6.25%	10.21%	9/25/2024	11/22/2028	8,950	8,842	8,880	0.35%
Premier Early Childhood Education Partners LLC	First lien senior secured delayed draw term loan	S +	6.25%	10.21%	3/27/2025	11/22/2028	8,387	6,943	6,954	0.27%
Premier Early Childhood Education Partners LLC	First lien senior secured revolving loan	S +	6.25%	9.92%	11/22/2023	11/22/2028	1,380	1,084	1,093	0.04%
Premier Early Childhood Education Partners LLC	First lien senior secured term loan	S +	6.25%	10.21%	11/22/2023	11/22/2028	8,125	8,001	8,062	0.32%
Therapy Spot Acquisition, LLC (6)	First lien senior secured delayed draw term loan	S +	4.50%	8.16%	2/20/2026	2/20/2031	7,422	(46)	(46)	0.00%
Therapy Spot Acquisition, LLC	First lien senior secured revolving loan	S +	4.50%	8.20%	2/20/2026	2/20/2031	1,214	289	289	0.01%
Therapy Spot Acquisition, LLC	First lien senior secured term loan	S +	4.50%	8.16%	2/20/2026	2/20/2031	4,378	4,325	4,324	0.17%
TSR Concrete Intermediate, LLC	First lien senior secured delayed draw term loan	S +	4.50%	8.13%	12/31/2025	12/31/2031	12,868	212	212	0.01%
TSR Concrete Intermediate, LLC	First lien senior secured revolving loan	S +	4.50%	8.57%	12/31/2025	12/31/2031	6,220	2,839	2,839	0.11%
TSR Concrete Intermediate, LLC	First lien senior secured term loan	S +	4.50%	8.20%	12/31/2025	12/31/2031	25,186	24,950	24,947	0.98%
United Land Services Opco Parent, LLC	First lien senior secured delayed draw term loan	S +	6.00%	9.91%	7/28/2023	3/23/2027	370	369	369	0.01%
United Land Services Opco Parent, LLC	First lien senior secured delayed draw term loan	S +	6.00%	9.78%	12/11/2025	3/23/2027	8,020	4,365	4,381	0.17%
United Land Services Opco Parent, LLC	First lien senior secured delayed draw term loan	S +	6.00%	9.93%	7/28/2023	3/23/2027	1,218	1,214	1,216	0.05%
United Land Services Opco Parent, LLC (6)(17)	First lien senior secured revolving loan	S +	6.00%	9.93%	7/28/2023	3/23/2027	150	(1)	—	0.00%
United Land Services Opco Parent, LLC	First lien senior secured term loan	S +	6.00%	9.93%	7/28/2023	3/23/2027	347	347	347	0.01%
								295,660	296,498	11.64%
Diversified financial services
Allied Credit Acquisition Corp (6)	First lien senior secured delayed draw term loan	S +	4.75%	8.44%	3/23/2026	3/23/2032	$7,544	$(47)	$(47)	0.00%
Allied Credit Acquisition Corp	First lien senior secured revolving loan	S +	4.75%	8.42%	3/23/2026	3/23/2032	2,428	698	698	0.03%
Allied Credit Acquisition Corp	First lien senior secured term loan	S +	4.75%	8.44%	3/23/2026	3/23/2032	14,807	14,622	14,622	0.57%
								15,273	15,273	0.60%
Electrical equipment
AEP Passion Intermediate Holdings, Inc	First lien senior secured delayed draw term loan	S +	1.75% + 4.75% PIK	10.35%	7/28/2023	10/5/2027	$73	$72	$72	0.00%
AEP Passion Intermediate Holdings, Inc	First lien senior secured revolving loan	S +	1.75%	5.57%	7/28/2023	10/5/2027	48	15	15	0.00%
AEP Passion Intermediate Holdings, Inc	First lien senior secured revolving loan	S +	1.75% + 4.75% PIK	10.35%	7/28/2023	10/5/2027	1	1	1	0.00%
The accompanying notes are an integral part of these consolidated financial statements.

TPG Twin Brook Capital Income Fund
Consolidated Schedule of Investments
As of March 31, 2026
(Amounts in thousands)
(Unaudited)

Company(1)(2)	Investment	Reference Rate and Spread (5)		Interest Rate	Purchase Date	Maturity Date	Principal/ Par Amount(3)	Amortized Cost(4)	Fair Value	Percentage of Net Assets
AEP Passion Intermediate Holdings, Inc	First lien senior secured term loan	S +	1.75% + 4.75% PIK	10.32%	7/28/2023	10/5/2027	1,303	1,290	1,287	0.05%
BPCP NSA Intermedco, Inc	First lien senior secured delayed draw term loan	S +	4.75%	8.46%	12/15/2025	5/17/2030	8,953	3,952	3,988	0.16%
BPCP NSA Intermedco, Inc	First lien senior secured delayed draw term loan	S +	4.75%	8.42%	5/17/2024	5/17/2030	12,174	12,034	12,113	0.48%
BPCP NSA Intermedco, Inc (6)	First lien senior secured revolving loan	S +	4.75%	8.42%	5/17/2024	5/17/2030	5,930	(62)	(30)	0.00%
BPCP NSA Intermedco, Inc	First lien senior secured term loan	S +	4.75%	8.42%	5/17/2024	5/17/2030	36,524	36,129	36,341	1.43%
SENS Intermediate Holdings LLC (6)	First lien senior secured delayed draw term loan	S +	4.75%	8.45%	3/10/2025	3/10/2031	3,468	(21)	(15)	0.00%
SENS Intermediate Holdings LLC (6)	First lien senior secured revolving loan	S +	4.75%	8.45%	3/10/2025	3/10/2031	2,664	(33)	(29)	0.00%
SENS Intermediate Holdings LLC	First lien senior secured term loan	S +	4.75%	8.45%	3/10/2025	3/10/2031	9,728	9,604	9,621	0.37%
Raffel Systems, LLC (6)	First lien senior secured delayed draw term loan	S +	5.50%	9.18%	3/24/2026	3/24/2032	9,408	(71)	(71)	0.00%
Raffel Systems, LLC (6)	First lien senior secured revolving loan	S +	5.50%	9.18%	3/24/2026	3/24/2032	2,384	(36)	(36)	0.00%
Raffel Systems, LLC	First lien senior secured term loan	S +	5.50%	9.18%	3/24/2026	3/24/2032	11,414	11,243	11,242	0.44%
WCI Volt Purchaser, LLC (6)	First lien senior secured revolving loan	S +	5.00%	8.79%	9/15/2022	9/15/2028	2,249	(24)	(17)	0.00%
WCI Volt Purchaser, LLC	First lien senior secured term loan	S +	5.00%	8.79%	9/15/2022	9/15/2028	14,758	14,614	14,647	0.57%
								88,707	89,129	3.50%
Electronic equipment, instruments and components
ADC Purchaser Inc	First lien senior secured revolving loan	S +	4.50%	8.16%	7/16/2025	7/16/2031	6,013	$685	$696	0.03%
ADC Purchaser Inc	First lien senior secured term loan	S +	4.50%	8.20%	7/16/2025	7/16/2031	30,725	30,378	30,443	1.19%
Advanced Lighting Acquisition, LLC (6)	First lien senior secured revolving loan	S +	5.50%	9.17%	2/27/2025	11/22/2027	$1,215	(7)	(6)	0.00%
Advanced Lighting Acquisition, LLC	First lien senior secured term loan	S +	5.50%	9.17%	2/27/2025	11/22/2027	8,614	8,555	8,570	0.34%
Nelson Name Plate Company	First lien senior secured delayed draw term loan	S +	5.75%	9.71%	7/28/2023	10/18/2026	115	115	115	0.00%
Nelson Name Plate Company	First lien senior secured revolving loan	S +	5.75%	9.71%	7/28/2023	10/18/2026	90	33	33	0.00%
Nelson Name Plate Company	First lien senior secured term loan	S +	5.75%	9.71%	7/28/2023	10/18/2026	3,413	3,395	3,398	0.13%
								43,154	43,249	1.69%
Food and staples retailing
Ever Fresh Fruit Company, LLC	First lien senior secured delayed draw term loan	S +	6.50%	10.27%	6/5/2024	11/17/2028	$1,347	$1,332	$1,333	0.05%
Ever Fresh Fruit Company, LLC (6)	First lien senior secured revolving loan	S +	6.50%	10.27%	11/17/2023	11/17/2028	1,380	(19)	(15)	0.00%
Ever Fresh Fruit Company, LLC	First lien senior secured term loan	S +	6.50%	10.27%	11/17/2023	11/17/2028	7,197	7,087	7,118	0.28%
Mad Rose Company, LLC (18)	First lien senior secured revolving loan	S +	6.50%	10.45%	7/28/2023	11/7/2026	395	128	128	0.01%
Mad Rose Company, LLC	First lien senior secured term loan	S +	6.50%	10.43%	7/28/2023	11/7/2026	2,861	2,859	2,859	0.11%
NutriScience Innovations, LLC (6)(19)	First lien senior secured revolving loan	S +	6.00%	9.70%	7/28/2023	6/30/2027	131	(1)	(1)	0.00%
NutriScience Innovations, LLC	First lien senior secured term loan	S +	6.00%	9.70%	7/28/2023	6/30/2027	1,332	1,331	1,325	0.05%
Premier Produce One, LLC (6)	First lien senior secured delayed draw term loan	S +	5.00%	8.70%	11/24/2025	9/21/2030	10,460	(61)	(38)	0.00%
Premier Produce One, LLC	First lien senior secured delayed draw term loan	S +	5.00%	8.70%	3/21/2025	3/21/2030	4,261	4,196	4,246	0.17%
Premier Produce One, LLC (6)	First lien senior secured revolving loan	S +	5.00%	8.70%	3/21/2025	3/21/2030	3,972	(53)	(39)	0.00%
The accompanying notes are an integral part of these consolidated financial statements.

TPG Twin Brook Capital Income Fund
Consolidated Schedule of Investments
As of March 31, 2026
(Amounts in thousands)
(Unaudited)

Company(1)(2)	Investment	Reference Rate and Spread (5)		Interest Rate	Purchase Date	Maturity Date	Principal/ Par Amount(3)	Amortized Cost(4)	Fair Value	Percentage of Net Assets
Premier Produce One, LLC	First lien senior secured term loan	S +	5.00%	8.70%	3/21/2025	3/21/2030	5,639	5,555	5,583	0.22%
Premier Produce One, LLC	First lien senior secured term loan	S +	5.00%	8.67%	11/24/2025	9/21/2030	13,680	13,522	13,545	0.53%
Qin's Buffalo, LLC	First lien senior secured delayed draw term loan	S +	2.00% + 4.00% PIK	9.67%	7/28/2023	5/5/2027	74	73	73	0.00%
Qin's Buffalo, LLC	First lien senior secured delayed draw term loan	S +	2.00% + 4.00% PIK	9.67%	5/24/2024	5/5/2027	7,889	5,439	5,443	0.21%
Qin's Buffalo, LLC	First lien senior secured revolving loan	S +	2.00% + 4.00% PIK	9.67%	7/28/2023	5/5/2027	38	37	37	0.00%
Qin's Buffalo, LLC	First lien senior secured term loan	S +	2.00% + 4.00% PIK	9.67%	7/28/2023	5/5/2027	519	515	515	0.02%
SCP Beverage Buyer, LLC	First lien senior secured revolving loan	S +	6.00%	9.93%	7/28/2023	5/24/2028	38	37	37	0.00%
SCP Beverage Buyer, LLC	First lien senior secured term loan	S +	6.00%	9.93%	7/28/2023	5/24/2028	8,223	8,164	8,186	0.32%
TruSource Foods LLC (6)	First lien senior secured delayed draw term loan	S +	5.00%	8.70%	12/5/2025	8/1/2031	2,510	(36)	(32)	0.00%
TruSource Foods LLC	First lien senior secured delayed draw term loan	S +	5.00%	8.70%	8/1/2025	8/1/2031	3,325	3,276	3,282	0.13%
TruSource Foods LLC	First lien senior secured revolving loan	S +	5.00%	8.70%	8/1/2025	8/1/2031	1,926	886	890	0.03%
TruSource Foods LLC	First lien senior secured term loan	S +	5.00%	8.70%	8/1/2025	8/1/2031	9,578	9,440	9,455	0.37%
Universal Pure, LLC	First lien senior secured delayed draw term loan	S +	6.00% + 2.00% PIK	11.85%	10/31/2022	10/31/2028	368	363	363	0.01%
Universal Pure, LLC (20)	First lien senior secured revolving loan	S +	6.00% + 2.00% PIK	11.85%	10/31/2022	10/31/2028	7,262	6,985	6,989	0.27%
Universal Pure, LLC	First lien senior secured term loan	S +	6.25% + 1.75% PIK	11.85%	10/31/2022	10/31/2028	17,674	17,403	17,404	0.68%
								88,458	88,686	3.46%
Food products
BPCP WLF Intermedco LLC	First lien senior secured delayed draw term loan	S +	6.25%	10.09%	8/19/2022	8/19/2028	$5,812	$5,729	$5,769	0.23%
BPCP WLF Intermedco LLC	First lien senior secured delayed draw term loan	S +	6.25%	10.10%	12/20/2024	8/19/2028	7,610	3,585	3,594	0.14%
BPCP WLF Intermedco LLC (6)	First lien senior secured revolving loan	S +	6.25%	10.10%	8/19/2022	8/19/2028	3,383	(37)	(25)	0.00%
BPCP WLF Intermedco LLC	First lien senior secured term loan	S +	6.25%	10.10%	8/19/2022	8/19/2028	24,069	23,758	23,889	0.94%
Icelandirect, LLC	First lien senior secured delayed draw term loan	S +	5.25%	8.91%	12/31/2025	7/31/2029	2,858	1,749	1,749	0.07%
Icelandirect, LLC (6)	First lien senior secured revolving loan	S +	5.25%	8.95%	12/31/2025	7/31/2029	331	(3)	(3)	0.00%
Icelandirect, LLC	First lien senior secured term loan	S +	5.25%	8.95%	12/31/2025	7/31/2029	1,929	1,912	1,911	0.07%
Starwest Botanicals Acquisition, LLC	First lien senior secured revolving loan	S +	5.25%	9.03%	7/28/2023	4/30/2028	174	170	150	0.01%
Starwest Botanicals Acquisition, LLC	First lien senior secured term loan	S +	5.25%	9.03%	7/28/2023	4/30/2028	781	761	673	0.03%
The accompanying notes are an integral part of these consolidated financial statements.

TPG Twin Brook Capital Income Fund
Consolidated Schedule of Investments
As of March 31, 2026
(Amounts in thousands)
(Unaudited)

Company(1)(2)	Investment	Reference Rate and Spread (5)		Interest Rate	Purchase Date	Maturity Date	Principal/ Par Amount(3)	Amortized Cost(4)	Fair Value	Percentage of Net Assets
Sun Orchard, LLC	First lien senior secured delayed draw term loan	S +	5.50%	9.17%	8/2/2024	7/8/2028	6,078	5,996	6,033	0.24%
Sun Orchard, LLC (6)	First lien senior secured revolving loan	S +	5.50%	9.17%	7/8/2022	7/8/2028	6,851	(78)	(50)	0.00%
Sun Orchard, LLC	First lien senior secured term loan	S +	5.50%	9.17%	7/8/2022	7/8/2028	34,448	33,997	34,196	1.34%
Treat Planet Acquisition, LLC (6)	First lien senior secured revolving loan	S +	5.75%	9.45%	1/11/2023	1/11/2028	2,422	(29)	(13)	0.00%
Treat Planet Acquisition, LLC	First lien senior secured term loan	S +	5.75%	9.45%	3/7/2025	1/11/2028	5,485	5,450	5,457	0.21%
Treat Planet Acquisition, LLC	First lien senior secured term loan	S +	5.75%	9.45%	1/11/2023	1/11/2028	8,252	8,142	8,209	0.32%
Westminster Cracker Company, Inc	First lien senior secured revolving loan	S +	6.25%	10.07%	8/30/2023	8/30/2026	1,534	226	227	0.01%
Westminster Cracker Company, Inc	First lien senior secured term loan	S +	6.25%	10.07%	8/30/2023	8/30/2026	9,440	9,416	9,414	0.37%
								100,744	101,180	3.98%
Gas utilities
Hydromax USA, LLC	First lien senior secured delayed draw term loan	S +	5.00%	8.82%	7/28/2023	12/30/2027	$108	$107	$108	0.00%
Hydromax USA, LLC	First lien senior secured delayed draw term loan	S +	5.00%	8.80%	6/3/2025	6/3/2027	1,298	998	999	0.04%
Hydromax USA, LLC	First lien senior secured revolving loan	S +	5.00%	8.82%	7/28/2023	12/30/2027	228	88	90	0.00%
Hydromax USA, LLC	First lien senior secured term loan	S +	5.00%	8.82%	7/28/2023	12/30/2027	1,175	1,154	1,169	0.05%
								2,347	2,366	0.09%
Health care equipment and supplies
3BC Matrix Acquisition, LLC (6)(21)	First lien senior secured revolving loan	S +	5.50%	9.17%	5/13/2025	5/13/2030	$1,564	$(26)	$(24)	0.00%
3BC Matrix Acquisition, LLC	First lien senior secured term loan	S +	5.50%	9.17%	5/13/2025	5/13/2030	4,753	4,672	4,679	0.18%
626 Holdings Equity LLC	First lien senior secured delayed draw term loan	S +	6.00%	9.93%	7/28/2023	2/14/2028	219	217	217	0.01%
626 Holdings Equity LLC	First lien senior secured revolving loan	S +	6.00%	10.16%	7/28/2023	2/14/2028	75	74	74	0.00%
626 Holdings Equity LLC	First lien senior secured term loan	S +	6.00%	9.93%	7/28/2023	2/14/2028	855	848	846	0.03%
Alcresta Buyer, Inc (6)	First lien senior secured delayed draw term loan	S +	5.25%	8.92%	12/4/2025	3/12/2031	36,279	(341)	(268)	(0.01)%
Alcresta Buyer, Inc	First lien senior secured revolving loan	S +	5.25%	8.92%	3/12/2024	3/12/2031	3,155	686	713	0.03%
Alcresta Buyer, Inc	First lien senior secured term loan	S +	5.25%	8.92%	3/12/2024	3/12/2031	28,034	27,632	27,825	1.09%
EMSAR Acquisition LLC	First lien senior secured delayed draw term loan	S +	6.50% PIK	10.46%	7/28/2023	9/30/2027	230	227	211	0.00%
EMSAR Acquisition LLC	First lien senior secured revolving loan	S +	6.50% PIK	11.97%	7/28/2023	9/30/2027	144	62	52	0.00%
EMSAR Acquisition LLC	First lien senior secured term loan	S +	6.50% PIK	10.46%	7/28/2023	9/30/2027	1,117	1,115	1,023	0.04%
EMSAR Acquisition LLC	First lien senior secured term loan	20.00% PIK		20.00%	3/4/2026	9/30/2027	164	164	151	0.01%
Medical Technology Associates, LLC	First lien senior secured revolving loan	S +	5.50%	9.20%	7/25/2022	7/25/2028	2,981	1,401	1,414	0.06%
Medical Technology Associates, LLC	First lien senior secured term loan	S +	5.50%	9.20%	7/25/2022	7/25/2028	28,207	27,892	28,044	1.10%
Nasco Healthcare Inc.	First lien senior secured revolving loan	S +	5.75%	9.42%	12/13/2024	6/30/2028	2,937	1,743	1,747	0.07%
Nasco Healthcare Inc.	First lien senior secured term loan	S +	5.75%	9.42%	12/13/2024	6/30/2028	11,645	11,574	11,585	0.45%
NWI Merger Sub, Inc (6)	First lien senior secured delayed draw term loan	S +	5.00%	8.67%	12/4/2024	12/4/2029	6,438	(95)	(87)	0.00%
NWI Merger Sub, Inc (6)	First lien senior secured revolving loan	S +	5.00%	8.67%	12/4/2024	12/4/2029	2,495	(37)	(34)	0.00%
The accompanying notes are an integral part of these consolidated financial statements.

TPG Twin Brook Capital Income Fund
Consolidated Schedule of Investments
As of March 31, 2026
(Amounts in thousands)
(Unaudited)

Company(1)(2)	Investment	Reference Rate and Spread (5)		Interest Rate	Purchase Date	Maturity Date	Principal/ Par Amount(3)	Amortized Cost(4)	Fair Value	Percentage of Net Assets
NWI Merger Sub, Inc	First lien senior secured term loan	S +	5.00%	8.67%	12/4/2024	12/4/2029	16,741	16,503	16,516	0.65%
SCA Buyer, LLC	First lien senior secured delayed draw term loan	S +	6.50%	10.43%	7/28/2023	1/20/2027	275	270	249	0.01%
SCA Buyer, LLC	First lien senior secured revolving loan	S +	6.50%	10.43%	7/28/2023	1/20/2027	134	132	121	0.00%
SCA Buyer, LLC	First lien senior secured term loan	S +	6.50%	10.43%	7/28/2023	1/20/2027	2,808	2,768	2,543	0.10%
SCA Buyer, LLC	First lien senior secured term loan	S +	6.50%	10.43%	12/16/2024	1/20/2027	737	727	667	0.03%
Spectrum Solutions, LLC (8)	First lien senior secured delayed draw term loan	18.00%		18.00%	4/10/2025	4/30/2026	140	127	140	0.01%
Spectrum Solutions, LLC (8)	First lien senior secured delayed draw term loan	18.00% PIK		18.00%	5/3/2024	4/30/2026	281	258	280	0.01%
Spectrum Solutions, LLC (8)	First lien senior secured delayed draw term loan	18.00% PIK		18.00%	4/10/2025	4/30/2026	40	36	40	0.00%
Spectrum Solutions, LLC (8)	First lien senior secured delayed draw term loan	15.00% PIK		15.00%	7/28/2023	4/30/2026	140	120	—	0.00%
Spectrum Solutions, LLC (8)	First lien senior secured revolving loan	S +	6.25%	10.50%	7/28/2023	4/30/2026	310	236	(3)	0.00%
Spectrum Solutions, LLC (8)	First lien senior secured term loan	S +	6.25%	10.21%	7/28/2023	4/30/2026	661	579	96	0.00%
Surplus Solutions, LLC	First lien senior secured delayed draw term loan	S +	5.25%	9.21%	9/30/2024	11/30/2027	4,640	3,201	3,193	0.13%
Surplus Solutions, LLC (6)	First lien senior secured revolving loan	S +	5.25%	9.21%	11/30/2022	11/30/2027	2,227	(27)	(22)	0.00%
Surplus Solutions, LLC	First lien senior secured term loan	S +	5.25%	9.21%	11/30/2022	11/30/2027	17,167	16,963	16,992	0.67%
								119,701	118,980	4.67%
Health care providers and services
ADVI Health, LLC (6)	First lien senior secured revolving loan	S +	6.50%	10.28%	11/29/2022	11/29/2027	$1,062	$(9)	$(8)	0.00%
ADVI Health, LLC	First lien senior secured term loan	S +	6.50%	10.28%	11/29/2022	11/29/2027	6,039	5,982	5,983	0.23%
Advocate RCM Acquisition Corp (6)	First lien senior secured revolving loan	S +	6.25%	10.05%	12/22/2023	12/22/2026	2,902	(12)	(12)	0.00%
Advocate RCM Acquisition Corp	First lien senior secured term loan	S +	6.25%	10.05%	12/22/2023	12/22/2026	18,226	18,134	18,138	0.71%
Agility Intermediate, Inc	First lien senior secured delayed draw term loan	S +	7.00% PIK	10.96%	7/28/2023	4/15/2026	110	110	107	0.00%
Agility Intermediate, Inc	First lien senior secured revolving loan	S +	7.00% PIK	10.96%	7/28/2023	4/15/2026	136	109	106	0.00%
Agility Intermediate, Inc	First lien senior secured term loan	S +	7.00% PIK	10.96%	7/28/2023	4/15/2026	240	240	233	0.01%
Aligned Dental Management Services, LLC	First lien senior secured delayed draw term loan	S +	5.25%	8.95%	2/7/2025	2/7/2030	4,974	4,026	4,032	0.16%
Aligned Dental Management Services, LLC	First lien senior secured revolving loan	S +	5.25%	9.21%	2/7/2025	2/7/2030	1,523	890	892	0.03%
Aligned Dental Management Services, LLC	First lien senior secured term loan	S +	5.25%	9.21%	2/7/2025	2/7/2030	7,872	7,746	7,757	0.30%
AMCP SAMGI Intermediate, Inc (6)	First lien senior secured delayed draw term loan	S +	5.00%	8.70%	12/12/2025	12/12/2031	12,910	(77)	(47)	0.00%
AMCP SAMGI Intermediate, Inc (6)	First lien senior secured revolving loan	S +	5.00%	8.70%	12/12/2025	12/12/2031	3,458	(41)	(34)	0.00%
AMCP SAMGI Intermediate, Inc	First lien senior secured term loan	S +	5.00%	8.70%	12/12/2025	12/12/2031	25,671	25,363	25,414	1.00%
AMCP Treatment Intermediate, LLC (6)	First lien senior secured delayed draw term loan	S +	5.00%	8.70%	8/29/2025	8/29/2031	6,608	(60)	(47)	0.00%
AMCP Treatment Intermediate, LLC (6)	First lien senior secured revolving loan	S +	5.00%	8.70%	8/29/2025	8/29/2031	3,045	(55)	(50)	0.00%
AMCP Treatment Intermediate, LLC	First lien senior secured term loan	S +	5.00%	8.70%	8/29/2025	8/29/2031	17,751	17,427	17,460	0.68%
The accompanying notes are an integral part of these consolidated financial statements.

TPG Twin Brook Capital Income Fund
Consolidated Schedule of Investments
As of March 31, 2026
(Amounts in thousands)
(Unaudited)

Company(1)(2)	Investment	Reference Rate and Spread (5)	Interest Rate	Purchase Date	Maturity Date	Principal/ Par Amount(3)	Amortized Cost(4)	Fair Value	Percentage of Net Assets
American Family Care, LLC (6)	First lien senior secured delayed draw term loan	S +	4.75%	8.45%	9/10/2025	2/28/2029	7,325	(31)	(49)	0.00%
American Family Care, LLC	First lien senior secured delayed draw term loan	S +	4.75%	8.42%	2/29/2024	2/28/2029	3,393	3,341	3,370	0.13%
American Family Care, LLC (6)	First lien senior secured revolving loan	S +	4.75%	8.45%	2/29/2024	2/28/2029	4,912	(46)	(33)	0.00%
American Family Care, LLC	First lien senior secured term loan	S +	4.75%	8.45%	2/29/2024	2/28/2029	23,055	22,777	22,895	0.90%
ARC Health OPCO, LLC	First lien senior secured delayed draw term loan	S +	4.75%	8.45%	10/10/2025	10/10/2030	13,699	2,966	2,992	0.12%
ARC Health OPCO, LLC (6)	First lien senior secured revolving loan	S +	4.75%	8.45%	10/10/2025	10/10/2030	2,560	(29)	(24)	0.00%
ARC Health OPCO, LLC	First lien senior secured term loan	S +	4.75%	8.45%	10/10/2025	10/10/2030	9,371	9,265	9,283	0.36%
ASC Ortho Management Company, LLC (8)	First lien senior secured delayed draw term loan	S +	9.00%	12.96%	7/28/2023	12/31/2026	327	323	42	0.00%
ASC Ortho Management Company, LLC (8)	First lien senior secured revolving loan	S +	9.00%	12.67%	9/19/2025	12/31/2026	16	16	16	0.00%
ASC Ortho Management Company, LLC (8)	First lien senior secured revolving loan	S +	9.00%	12.96%	7/28/2023	12/31/2026	38	37	5	0.00%
ASC Ortho Management Company, LLC (8)	First lien senior secured term loan	S +	9.00%	12.96%	7/28/2023	12/31/2026	517	512	67	0.00%
Ascend Plastic Surgery Partners MSO LLC	First lien senior secured delayed draw term loan	S +	5.50%	9.17%	5/3/2024	5/3/2029	20,645	4,655	4,662	0.18%
Ascend Plastic Surgery Partners MSO LLC (6)	First lien senior secured revolving loan	S +	5.50%	9.20%	5/3/2024	5/3/2029	4,197	(62)	(58)	0.00%
Ascend Plastic Surgery Partners MSO LLC	First lien senior secured term loan	S +	5.50%	9.20%	5/3/2024	5/3/2029	6,773	6,669	6,676	0.26%
ASP Global Holdings, LLC	First lien senior secured delayed draw term loan	S +	5.25%	8.92%	7/31/2024	7/31/2029	19,033	13,269	13,296	0.52%
ASP Global Holdings, LLC	First lien senior secured revolving loan	S +	5.25%	8.92%	7/31/2024	7/31/2029	6,555	6,464	6,474	0.25%
ASP Global Holdings, LLC	First lien senior secured term loan	S +	5.25%	8.92%	7/31/2024	7/31/2029	40,455	39,882	39,949	1.57%
Beacon Oral Specialists Management LLC	First lien senior secured delayed draw term loan	S +	5.50%	9.20%	7/28/2023	12/14/2026	810	808	810	0.03%
Beacon Oral Specialists Management LLC	First lien senior secured delayed draw term loan	S +	5.50%	9.20%	6/27/2025	12/14/2026	10,333	10,294	10,325	0.40%
Beacon Oral Specialists Management LLC	First lien senior secured delayed draw term loan	S +	5.50%	9.17%	9/12/2025	12/14/2026	13,666	2,805	2,822	0.11%
Beacon Oral Specialists Management LLC (6)	First lien senior secured revolving loan	S +	5.50%	9.20%	7/28/2023	12/14/2026	188	(1)	—	0.00%
Beacon Oral Specialists Management LLC	First lien senior secured term loan	S +	5.50%	9.20%	7/28/2023	12/14/2026	894	890	894	0.04%
Beghou Consulting, LLC (6)(22)	First lien senior secured revolving loan	S +	4.75%	8.45%	5/1/2023	5/1/2028	2,714	(35)	(34)	0.00%
Beghou Consulting, LLC	First lien senior secured term loan	S +	4.75%	8.45%	5/1/2023	5/1/2028	15,041	14,825	14,829	0.58%
BPCP EE Intermedco LLC	First lien senior secured delayed draw term loan	S +	6.25%	10.10%	4/3/2023	4/3/2028	2,013	1,989	1,990	0.08%
BPCP EE Intermedco LLC (6)	First lien senior secured revolving loan	S +	6.25%	10.10%	4/3/2023	4/3/2028	2,244	(28)	(27)	0.00%
BPCP EE Intermedco LLC	First lien senior secured term loan	S +	6.25%	10.10%	4/3/2023	4/3/2028	6,347	6,261	6,263	0.25%
Brightview, LLC (6)	First lien senior secured delayed draw term loan	S +	4.75%	8.45%	3/30/2026	12/14/2029	21,140	(64)	(64)	0.00%
Brightview, LLC (6)	First lien senior secured revolving loan	S +	4.75%	8.45%	3/30/2026	12/14/2029	1,658	(17)	(17)	0.00%
Brightview, LLC	First lien senior secured term loan	S +	4.75%	8.45%	3/30/2026	12/14/2029	17,438	17,264	17,264	0.68%
Canadian Orthodontic Partners Corp (7)(8)	First lien senior secured delayed draw term loan	17.00%	17.00%	4/5/2024	12/31/2026	C$	36	17	17	0.00%
The accompanying notes are an integral part of these consolidated financial statements.

TPG Twin Brook Capital Income Fund
Consolidated Schedule of Investments
As of March 31, 2026
(Amounts in thousands)
(Unaudited)

Company(1)(2)	Investment	Reference Rate and Spread (5)		Interest Rate	Purchase Date	Maturity Date	Principal/ Par Amount(3)		Amortized Cost(4)	Fair Value	Percentage of Net Assets
Canadian Orthodontic Partners Corp (7)(8)	First lien senior secured delayed draw term loan	T +	9.00%	11.64%	7/28/2023	12/31/2026	C$	29	—	(18)	0.00%
Canadian Orthodontic Partners Corp (7)(8)	First lien senior secured delayed draw term loan	T +	9.00% PIK	11.64%	7/28/2023	12/31/2026	C$	383	258	32	0.00%
Canadian Orthodontic Partners Corp (7)(8)	First lien senior secured revolving loan	T +	9.00%	11.64%	7/28/2023	12/31/2026	C$	264	178	22	0.00%
Canadian Orthodontic Partners Corp (7)(8)	First lien senior secured revolving loan	T +	9.00%	11.64%	3/19/2021	12/31/2026	C$	111	139	9	0.00%
Canadian Orthodontic Partners Corp (8)	First lien senior secured revolving loan	T +	9.00%	12.96%	7/28/2023	12/31/2026	C$	107	94	13	0.00%
Canadian Orthodontic Partners Corp (8)	First lien senior secured revolving loan	T +	9.00% PIK	12.96%	3/19/2021	12/31/2026	C$	49	43	6	0.00%
Canadian Orthodontic Partners Corp (7)(8)	First lien senior secured term loan	T +	9.00%	11.64%	7/28/2023	12/31/2026	C$	315	208	27	0.00%
Change Academy at Lake of the Ozarks, LLC	First lien senior secured revolving loan	S +	5.25%	9.10%	8/2/2022	2/2/2029	5,898		2,178	2,198	0.09%
Change Academy at Lake of the Ozarks, LLC	First lien senior secured term loan	S +	5.25%	9.10%	5/16/2025	2/2/2029	3,537		3,503	3,511	0.14%
Change Academy at Lake of the Ozarks, LLC	First lien senior secured term loan	S +	5.25%	9.10%	8/2/2022	2/2/2029	31,320		30,891	31,090	1.22%
CNS Purchaser, LLC (6)	First lien senior secured delayed draw term loan	S +	5.50%	9.20%	1/13/2026	12/30/2029	17,376		(103)	(102)	0.00%
CNS Purchaser, LLC	First lien senior secured delayed draw term loan	S +	5.50%	9.20%	12/30/2024	12/30/2029	11,025		10,885	10,904	0.43%
CNS Purchaser, LLC (6)	First lien senior secured revolving loan	S +	5.50%	9.20%	12/30/2024	12/30/2029	4,246		(48)	(42)	0.00%
CNS Purchaser, LLC	First lien senior secured term loan	S +	5.50%	9.20%	12/30/2024	12/30/2029	42,217		41,711	41,778	1.64%
Community Care Partners, LLC	First lien senior secured delayed draw term loan	S +	6.00%	9.78%	7/28/2023	6/10/2026	162		162	161	0.01%
Community Care Partners, LLC	First lien senior secured revolving loan	S +	6.00%	9.78%	7/28/2023	6/10/2026	75		75	75	0.00%
Community Care Partners, LLC	First lien senior secured term loan	S +	6.00%	9.78%	7/28/2023	6/10/2026	922		922	920	0.04%
DASCO HME, LLC	First lien senior secured delayed draw term loan	S +	5.25%	8.93%	6/6/2025	6/6/2030	5,342		1,094	1,102	0.04%
DASCO HME, LLC (6)	First lien senior secured revolving loan	S +	5.25%	8.95%	6/6/2025	6/6/2030	3,044		(45)	(40)	0.00%
DASCO HME, LLC	First lien senior secured term loan	S +	5.25%	8.95%	6/6/2025	6/6/2030	17,686		17,421	17,449	0.68%
Dermatology Medical Partners OpCo LLC	First lien senior secured delayed draw term loan	S +	6.50%	10.46%	7/28/2023	10/29/2026	64		64	64	0.00%
Dermatology Medical Partners OpCo LLC	First lien senior secured revolving loan	S +	6.50%	10.46%	7/28/2023	10/29/2026	38		29	29	0.00%
Dermatology Medical Partners OpCo LLC	First lien senior secured term loan	S +	6.50%	10.46%	7/28/2023	10/29/2026	257		256	256	0.01%
EH Management Company, LLC (6)	First lien senior secured revolving loan	S +	4.75%	8.45%	12/30/2025	7/15/2028	2,505		(13)	(10)	0.00%
EH Management Company, LLC	First lien senior secured term loan	S +	4.75%	8.45%	12/30/2025	7/15/2028	23,665		23,542	23,570	0.92%
Endodontic Practice Partners, LLC	First lien senior secured delayed draw term loan	S +	5.50%	9.20%	11/2/2022	11/2/2027	16,574		16,439	16,449	0.65%
Endodontic Practice Partners, LLC	First lien senior secured delayed draw term loan	S +	5.50%	9.20%	4/9/2024	11/2/2027	13,708		6,763	6,784	0.27%
Endodontic Practice Partners, LLC (6)	First lien senior secured delayed draw term loan	S +	5.50%	9.20%	2/14/2025	11/2/2027	4,130		(30)	(31)	0.00%
The accompanying notes are an integral part of these consolidated financial statements.

TPG Twin Brook Capital Income Fund
Consolidated Schedule of Investments
As of March 31, 2026
(Amounts in thousands)
(Unaudited)

Company(1)(2)	Investment	Reference Rate and Spread (5)		Interest Rate	Purchase Date	Maturity Date	Principal/ Par Amount(3)	Amortized Cost(4)	Fair Value	Percentage of Net Assets
Endodontic Practice Partners, LLC	First lien senior secured revolving loan	S +	5.50%	9.20%	11/2/2022	11/2/2027	1,956	765	767	0.03%
Endodontic Practice Partners, LLC	First lien senior secured term loan	S +	5.50%	9.20%	11/2/2022	11/2/2027	15,081	14,944	14,968	0.59%
First Steps Recovery Acquisition, LLC (6)	First lien senior secured delayed draw term loan	S +	4.75%	8.45%	11/18/2025	11/18/2030	18,828	(110)	(68)	0.00%
First Steps Recovery Acquisition, LLC	First lien senior secured revolving loan	S +	4.75%	8.45%	11/18/2025	11/18/2030	4,476	843	852	0.03%
First Steps Recovery Acquisition, LLC	First lien senior secured term loan	S +	4.75%	8.45%	11/18/2025	11/18/2030	15,202	15,028	15,055	0.59%
FYZICAL Buyer, LLC	First lien senior secured revolving loan	S +	5.50%	9.17%	6/26/2024	6/26/2028	2,710	1,578	1,579	0.06%
FYZICAL Buyer, LLC	First lien senior secured term loan	S +	5.50%	9.17%	6/26/2024	6/26/2028	18,671	18,491	18,512	0.73%
Geriatric Medical and Surgical Supply, LLC (6)	First lien senior secured revolving loan	S +	6.00%	9.70%	7/28/2023	6/21/2027	300	—	(2)	0.00%
Geriatric Medical and Surgical Supply, LLC	First lien senior secured term loan	S +	6.00%	9.70%	7/28/2023	6/21/2027	19,672	19,537	19,542	0.77%
Golden Bear PT Partners, LLC	First lien senior secured delayed draw term loan	S +	6.00%	9.96%	7/28/2023	10/22/2026	172	171	170	0.01%
Golden Bear PT Partners, LLC	First lien senior secured revolving loan	S +	6.00%	9.93%	7/28/2023	10/22/2026	38	9	9	0.00%
Golden Bear PT Partners, LLC	First lien senior secured term loan	S +	6.00%	9.96%	7/28/2023	10/22/2026	1,472	1,465	1,462	0.06%
Guardian Dentistry Practice Management, LLC	First lien senior secured delayed draw term loan	S +	5.50%	9.28%	7/28/2023	8/20/2026	364	363	362	0.01%
Guardian Dentistry Practice Management, LLC (6)	First lien senior secured delayed draw term loan	S +	5.50%	9.28%	2/27/2026	8/20/2027	10,617	(100)	(48)	0.00%
Guardian Dentistry Practice Management, LLC	First lien senior secured revolving loan	S +	4.50%	11.25%	7/28/2023	8/20/2027	4,574	705	711	0.03%
Guardian Dentistry Practice Management, LLC	First lien senior secured term loan	S +	5.50%	9.28%	7/28/2023	8/20/2027	379	379	378	0.01%
H2 Holdco, Inc	First lien senior secured delayed draw term loan	S +	6.00%	9.94%	6/25/2024	5/5/2028	18,847	16,968	16,996	0.67%
H2 Holdco, Inc	First lien senior secured delayed draw term loan	S +	6.00%	10.17%	5/5/2023	5/5/2028	7,127	7,010	7,066	0.28%
H2 Holdco, Inc (6)	First lien senior secured delayed draw term loan	S +	6.00%	9.93%	12/20/2024	5/5/2028	7,560	(79)	(65)	0.00%
H2 Holdco, Inc (23)	First lien senior secured revolving loan	S +	6.00%	10.08%	5/5/2023	5/5/2028	2,544	1,821	1,841	0.07%
H2 Holdco, Inc	First lien senior secured term loan	S +	6.00%	9.93%	12/20/2024	5/5/2028	896	887	888	0.03%
H2 Holdco, Inc	First lien senior secured term loan	S +	6.00%	10.17%	5/5/2023	5/5/2028	17,746	17,417	17,594	0.69%
IMA Group Management Company, LLC	First lien senior secured delayed draw term loan	S +	6.75%	10.42%	7/28/2023	6/30/2028	10	10	10	0.00%
IMA Group Management Company, LLC (6)	First lien senior secured delayed draw term loan	S +	6.75%	10.42%	9/25/2025	6/30/2028	4,088	(28)	(22)	0.00%
IMA Group Management Company, LLC	First lien senior secured revolving loan	S +	6.75%	10.42%	7/28/2023	6/30/2028	35	31	31	0.00%
IMA Group Management Company, LLC	First lien senior secured term loan	S +	6.75%	10.42%	7/28/2023	6/30/2028	1,538	1,522	1,530	0.06%
Innovate 32 Services, LLC (6)	First lien senior secured delayed draw term loan	S +	4.75%	8.42%	10/29/2025	10/29/2031	19,773	(115)	(71)	0.00%
Innovate 32 Services, LLC (6)	First lien senior secured revolving loan	S +	4.75%	8.42%	10/29/2025	10/29/2031	2,436	(28)	(24)	0.00%
Innovate 32 Services, LLC	First lien senior secured term loan	S +	4.75%	8.42%	10/29/2025	10/29/2031	6,523	6,446	6,460	0.25%
Inreach Intermediate Holdings II, LLC (6)	First lien senior secured delayed draw term loan	S +	5.00%	8.70%	12/11/2025	12/11/2030	5,033	(35)	(25)	0.00%
Inreach Intermediate Holdings II, LLC	First lien senior secured revolving loan	S +	5.00%	8.67%	12/11/2025	12/11/2030	1,700	197	200	0.01%
Inreach Intermediate Holdings II, LLC	First lien senior secured term loan	S +	5.00%	8.70%	12/11/2025	12/11/2030	9,995	9,853	9,870	0.39%
IPC Pain Acquisition, LLC	First lien senior secured delayed draw term loan	S +	5.50%	9.17%	5/19/2022	5/19/2027	9,731	9,702	9,707	0.38%
The accompanying notes are an integral part of these consolidated financial statements.

TPG Twin Brook Capital Income Fund
Consolidated Schedule of Investments
As of March 31, 2026
(Amounts in thousands)
(Unaudited)

Company(1)(2)	Investment	Reference Rate and Spread (5)		Interest Rate	Purchase Date	Maturity Date	Principal/ Par Amount(3)	Amortized Cost(4)	Fair Value	Percentage of Net Assets
IPC Pain Acquisition, LLC (6)	First lien senior secured revolving loan	S +	5.50%	9.17%	5/19/2022	5/19/2027	1,140	(5)	(3)	0.00%
IPC Pain Acquisition, LLC	First lien senior secured term loan	S +	5.50%	9.17%	12/22/2025	5/19/2027	2,628	2,616	2,621	0.10%
IPC Pain Acquisition, LLC	First lien senior secured term loan	S +	5.50%	9.17%	5/19/2022	5/19/2027	2,865	2,850	2,858	0.11%
MS Pain, LLC	First lien senior secured delayed draw term loan	S +	5.50%	9.20%	12/4/2024	12/4/2029	6,038	4,015	4,022	0.16%
MS Pain, LLC	First lien senior secured revolving loan	S +	5.50%	9.19%	12/4/2024	12/4/2029	861	188	189	0.01%
MS Pain, LLC	First lien senior secured term loan	S +	5.50%	9.20%	12/4/2024	12/4/2029	3,339	3,287	3,291	0.13%
MWEC Management, LLC	First lien senior secured delayed draw term loan	S +	5.50%	9.17%	2/14/2023	2/14/2028	1,420	741	746	0.03%
MWEC Management, LLC (6)	First lien senior secured delayed draw term loan	S +	5.50%	9.17%	7/3/2024	2/14/2028	2,532	(20)	(18)	0.00%
MWEC Management, LLC	First lien senior secured revolving loan	S +	5.50%	9.17%	2/14/2023	2/14/2028	1,924	1,371	1,381	0.05%
MWEC Management, LLC	First lien senior secured term loan	S +	5.50%	9.17%	2/14/2023	2/14/2028	14,696	14,509	14,593	0.57%
Network Partners Acquisitions, LLC (6)	First lien senior secured revolving loan	S +	6.00%	9.96%	7/28/2023	12/30/2026	38	—	—	0.00%
Network Partners Acquisitions, LLC	First lien senior secured term loan	S +	6.00%	9.96%	7/28/2023	12/30/2026	158	158	158	0.01%
New SEES Holdings, LLC	First lien senior secured term loan	S +	7.25%	10.95%	10/31/2025	6/30/2028	5,894	4,645	5,351	0.21%
OneCare LTC, LLC (6)	First lien senior secured revolving loan	S +	5.50%	9.17%	11/14/2025	11/14/2028	2,121	(23)	(20)	0.00%
OneCare LTC, LLC	First lien senior secured term loan	S +	5.50%	9.17%	11/14/2025	11/14/2028	18,224	18,026	18,051	0.71%
P1 DENTAL MSO, LLC	First lien senior secured delayed draw term loan	S +	5.25%	8.95%	1/31/2025	1/31/2030	5,096	3,510	3,516	0.14%
P1 DENTAL MSO, LLC	First lien senior secured revolving loan	S +	5.00%	8.92%	1/31/2025	1/31/2030	1,522	281	283	0.01%
P1 DENTAL MSO, LLC	First lien senior secured term loan	S +	5.25%	8.92%	1/31/2025	1/31/2030	18,971	18,687	18,706	0.73%
Peak Dental Services, LLC	First lien senior secured delayed draw term loan	S +	6.75% + 6.75% PIK	21.42%	7/28/2023	4/30/2026	618	617	557	0.02%
Peak Dental Services, LLC	First lien senior secured revolving loan	S +	6.75% + 6.75% PIK	21.42%	7/28/2023	4/30/2026	141	101	87	0.00%
Peak Dental Services, LLC	First lien senior secured term loan	S +	6.75% + 6.75% PIK	21.42%	7/28/2023	4/30/2026	678	675	610	0.02%
Peak Investment Holdings, LLC	First lien senior secured revolving loan	S +	7.50%	11.46%	7/28/2023	12/31/2026	363	297	293	0.00%
Peak Investment Holdings, LLC	First lien senior secured term loan	S +	7.50%	11.46%	7/28/2023	12/31/2026	1,367	1,361	1,345	0.05%
PharmaForceIQ INC. (6)	First lien senior secured revolving loan	S +	5.25%	8.92%	8/2/2024	8/2/2029	2,093	(28)	(20)	0.00%
PharmaForceIQ INC.	First lien senior secured term loan	S +	5.25%	8.92%	8/2/2024	8/2/2029	14,700	14,507	14,562	0.57%
PRM Management Company, LLC (6)	First lien senior secured revolving loan	S +	6.00%	9.75%	1/25/2024	1/25/2029	789	(15)	(8)	0.00%
PRM Management Company, LLC	First lien senior secured term loan	S +	6.00%	9.75%	1/25/2024	1/25/2029	6,005	5,903	5,946	0.23%
Purpose Home Health Acquisition, LLC	First lien senior secured delayed draw term loan	S +	5.75%	9.38%	12/23/2024	11/3/2027	9,067	959	967	0.04%
Purpose Home Health Acquisition, LLC	First lien senior secured delayed draw term loan	S +	5.75%	9.37%	3/8/2024	11/3/2027	7,980	7,918	7,931	0.31%
The accompanying notes are an integral part of these consolidated financial statements.

TPG Twin Brook Capital Income Fund
Consolidated Schedule of Investments
As of March 31, 2026
(Amounts in thousands)
(Unaudited)

Company(1)(2)	Investment	Reference Rate and Spread (5)		Interest Rate	Purchase Date	Maturity Date	Principal/ Par Amount(3)	Amortized Cost(4)	Fair Value	Percentage of Net Assets
Purpose Home Health Acquisition, LLC	First lien senior secured delayed draw term loan	S +	5.75%	9.35%	11/3/2022	11/3/2027	6,678	6,619	6,637	0.26%
Purpose Home Health Acquisition, LLC	First lien senior secured revolving loan	S +	5.75%	9.35%	11/3/2022	11/3/2027	1,956	765	770	0.03%
Purpose Home Health Acquisition, LLC	First lien senior secured term loan	S +	5.75%	9.40%	11/3/2022	11/3/2027	17,289	17,138	17,183	0.67%
RQM Buyer, Inc	First lien senior secured delayed draw term loan	S +	7.25% PIK	11.21%	7/28/2023	8/12/2029	92	88	60	0.00%
RQM Buyer, Inc	First lien senior secured revolving loan	S +	7.25% PIK	11.21%	7/28/2023	8/12/2029	138	133	91	0.00%
RQM Buyer, Inc	First lien senior secured term loan	S +	7.25% PIK	11.21%	7/28/2023	8/12/2029	1,899	1,848	1,251	0.05%
Sage Dental Management, LLC	First lien senior secured delayed draw term loan	S +	4.75%	8.45%	12/15/2025	12/15/2031	11,178	119	142	0.01%
Sage Dental Management, LLC	First lien senior secured revolving loan	S +	4.75%	8.45%	12/15/2025	12/15/2031	8,220	2,574	2,589	0.10%
Sage Dental Management, LLC	First lien senior secured term loan	S +	4.75%	8.45%	12/15/2025	12/15/2031	57,519	56,828	56,944	2.23%
SCP ENT and Allergy Services, LLC	First lien senior secured delayed draw term loan	S +	6.00%	9.96%	7/28/2023	9/25/2026	154	153	153	0.01%
SCP ENT and Allergy Services, LLC	First lien senior secured revolving loan	S +	6.00%	9.96%	7/28/2023	3/25/2027	256	190	191	0.01%
SCP ENT and Allergy Services, LLC	First lien senior secured term loan	S +	6.00%	9.96%	7/28/2023	3/25/2027	2,691	2,681	2,688	0.11%
SCP ENT and Allergy Services, LLC	First lien senior secured term loan	S +	6.00%	9.96%	7/16/2025	3/25/2027	919	917	918	0.04%
SCP OMS Services, LLC	First lien senior secured delayed draw term loan	S +	5.00%	8.70%	3/7/2025	3/7/2030	9,951	3,758	3,776	0.15%
SCP OMS Services, LLC (6)	First lien senior secured revolving loan	S +	5.00%	8.70%	3/7/2025	3/7/2030	2,645	(31)	(27)	0.00%
SCP OMS Services, LLC	First lien senior secured term loan	S +	5.00%	8.70%	3/7/2025	3/7/2030	5,639	5,570	5,579	0.22%
Signature Dental Partners LLC	First lien senior secured delayed draw term loan	S +	5.00%	8.79%	3/16/2026	10/29/2028	10,395	241	260	0.01%
Signature Dental Partners LLC (6)	First lien senior secured revolving loan	S +	5.00%	8.79%	3/16/2026	10/29/2028	38	—	—	0.00%
Signature Dental Partners LLC	First lien senior secured term loan	S +	5.00%	8.79%	3/16/2026	10/29/2028	21,140	20,944	20,981	0.82%
Silver Falls MSO, LLC (6)	First lien senior secured delayed draw term loan	S +	5.25%	8.92%	10/22/2025	12/31/2028	4,305	(34)	(26)	0.00%
Silver Falls MSO, LLC	First lien senior secured revolving loan	S +	5.25%	8.94%	10/22/2025	12/31/2028	1,523	825	828	0.03%
Silver Falls MSO, LLC	First lien senior secured term loan	S +	5.25%	8.92%	10/22/2025	12/31/2028	10,485	10,400	10,422	0.41%
SimiTree Acquisition, LLC	First lien senior secured delayed draw term loan	S +	5.25% + 1.75% PIK	10.93%	7/28/2023	5/17/2026	893	892	889	0.03%
SimiTree Acquisition, LLC	First lien senior secured revolving loan	S +	7.00%	10.93%	7/28/2023	5/17/2026	178	50	49	0.00%
SimiTree Acquisition, LLC	First lien senior secured term loan	S +	5.25% + 1.75% PIK	10.93%	7/28/2023	5/17/2026	1,242	1,241	1,237	0.05%
SIMKO Merger Sub LLC	First lien senior secured delayed draw term loan	S +	6.00%	9.96%	7/28/2023	4/7/2027	179	178	178	0.01%
SIMKO Merger Sub LLC	First lien senior secured delayed draw term loan	S +	6.00%	9.95%	9/19/2023	4/7/2027	6,718	6,667	6,668	0.26%
The accompanying notes are an integral part of these consolidated financial statements.

TPG Twin Brook Capital Income Fund
Consolidated Schedule of Investments
As of March 31, 2026
(Amounts in thousands)
(Unaudited)

Company(1)(2)	Investment	Reference Rate and Spread (5)		Interest Rate	Purchase Date	Maturity Date	Principal/ Par Amount(3)	Amortized Cost(4)	Fair Value	Percentage of Net Assets
SIMKO Merger Sub LLC	First lien senior secured revolving loan	S +	6.00%	9.95%	7/28/2023	4/7/2027	56	32	32	0.00%
SIMKO Merger Sub LLC	First lien senior secured term loan	S +	6.00%	9.96%	7/28/2023	4/7/2027	636	632	631	0.02%
Solace Healthcare Holdco, Inc (6)	First lien senior secured revolving loan	S +	4.75%	8.41%	2/2/2026	2/2/2032	2,412	(29)	(29)	0.00%
Solace Healthcare Holdco, Inc	First lien senior secured term loan	S +	4.75%	8.41%	2/2/2026	2/2/2032	14,269	14,099	14,097	0.55%
Southeast Primary Care Partners, LLC	First lien senior secured delayed draw term loan	S +	5.25%	8.92%	12/16/2025	12/30/2027	508	51	51	0.00%
Southeast Primary Care Partners, LLC (6)	First lien senior secured revolving loan	S +	5.25%	8.95%	12/16/2025	12/30/2027	225	(2)	(1)	0.00%
Southeast Primary Care Partners, LLC	First lien senior secured term loan	S +	5.25%	8.95%	12/16/2025	12/30/2027	836	830	831	0.03%
Southern Orthodontic Partners Management, LLC	First lien senior secured delayed draw term loan	S +	4.75%	8.43%	3/4/2026	7/27/2029	4,887	1,404	1,404	0.06%
Southern Orthodontic Partners Management, LLC (6)	First lien senior secured revolving loan	S +	4.75%	8.41%	3/4/2026	7/27/2029	2,467	(21)	(21)	0.00%
Southern Orthodontic Partners Management, LLC	First lien senior secured term loan	S +	4.75%	8.41%	3/4/2026	7/27/2029	29,529	29,277	29,271	1.15%
Southern Sports Medicine Partners, LLC	First lien senior secured revolving loan	S +	8.00% PIK	11.93%	7/28/2023	2/23/2027	63	35	34	0.00%
Southern Sports Medicine Partners, LLC	First lien senior secured term loan	S +	8.00% PIK	11.93%	7/28/2023	2/23/2027	755	744	735	0.03%
Spa Medicca, LLC (6)	First lien senior secured delayed draw term loan	S +	5.50%	9.17%	8/8/2025	8/8/2030	5,576	(97)	(89)	0.00%
Spa Medicca, LLC (6)	First lien senior secured revolving loan	S +	5.50%	9.17%	8/8/2025	8/8/2030	1,624	(28)	(26)	0.00%
Spa Medicca, LLC	First lien senior secured term loan	S +	5.50%	9.17%	8/8/2025	8/8/2030	4,808	4,724	4,731	0.19%
Spear Education Holdings, LLC	First lien senior secured revolving loan	S +	5.25%	9.02%	6/26/2024	12/15/2028	7,290	3,444	3,451	0.14%
Spear Education Holdings, LLC	First lien senior secured term loan	S +	5.25%	9.02%	6/26/2024	12/15/2028	46,787	46,403	46,475	1.82%
Star Dental Partners LLC	First lien senior secured delayed draw term loan	S +	5.50%	9.17%	12/22/2023	12/22/2028	10,875	10,693	10,744	0.42%
Star Dental Partners LLC	First lien senior secured delayed draw term loan	S +	5.50%	9.17%	11/8/2024	12/22/2028	12,053	8,742	8,753	0.34%
Star Dental Partners LLC	First lien senior secured revolving loan	S +	5.50%	9.17%	12/22/2023	12/22/2028	1,451	846	853	0.03%
Star Dental Partners LLC	First lien senior secured term loan	S +	5.50%	9.17%	12/22/2023	12/22/2028	15,036	14,794	14,854	0.58%
The Chempetitive Group, LLC	First lien senior secured delayed draw term loan	S +	5.50%	9.17%	3/22/2024	3/22/2029	11,980	1,325	1,342	0.05%
The Chempetitive Group, LLC	First lien senior secured revolving loan	S +	5.50%	9.17%	3/22/2024	3/22/2029	3,414	299	304	0.01%
The Chempetitive Group, LLC	First lien senior secured term loan	S +	5.50%	9.17%	3/22/2024	3/22/2029	13,499	13,313	13,337	0.52%
Therapy2000 Acquisition, LLC (6)	First lien senior secured delayed draw term loan	S +	5.00%	8.70%	9/12/2025	9/12/2030	5,232	(29)	(18)	0.00%
Therapy2000 Acquisition, LLC	First lien senior secured revolving loan	S +	5.00%	8.70%	9/12/2025	9/12/2030	2,258	577	581	0.02%
Therapy2000 Acquisition, LLC	First lien senior secured term loan	S +	5.00%	8.70%	9/12/2025	9/12/2030	10,021	9,906	9,925	0.39%
Transitions Intermediate Holdings, LLC (6)	First lien senior secured delayed draw term loan	S +	5.50%	9.17%	10/25/2024	10/25/2027	687	(7)	(6)	0.00%
Transitions Intermediate Holdings, LLC (6)	First lien senior secured revolving loan	S +	5.50%	9.17%	10/25/2024	10/25/2027	2,097	(17)	(9)	0.00%
Transitions Intermediate Holdings, LLC	First lien senior secured term loan	S +	5.50%	9.17%	10/25/2024	10/25/2027	10,456	10,358	10,409	0.41%
U.S. BioTek Laboratories, LLC	First lien senior secured revolving loan	S +	4.50%	11.25%	2/20/2026	2/20/2029	1,214	110	110	0.00%
U.S. BioTek Laboratories, LLC	First lien senior secured term loan	S +	5.50%	9.09%	2/20/2026	2/20/2029	12,345	12,225	12,224	0.48%
The accompanying notes are an integral part of these consolidated financial statements.

TPG Twin Brook Capital Income Fund
Consolidated Schedule of Investments
As of March 31, 2026
(Amounts in thousands)
(Unaudited)

Company(1)(2)	Investment	Reference Rate and Spread (5)		Interest Rate	Purchase Date	Maturity Date	Principal/ Par Amount(3)	Amortized Cost(4)	Fair Value	Percentage of Net Assets
US Foot and Ankle Specialists, LLC	First lien senior secured delayed draw term loan	S +	5.75%	9.71%	9/15/2022	9/15/2026	13,859	13,827	13,830	0.54%
US Foot and Ankle Specialists, LLC (6)	First lien senior secured revolving loan	S +	5.75%	9.71%	9/15/2022	9/15/2026	2,699	(7)	(6)	0.00%
US Foot and Ankle Specialists, LLC	First lien senior secured term loan	S +	5.75%	9.71%	9/15/2022	9/15/2026	19,224	19,165	19,166	0.75%
Varsity DuvaSawko Operating Corp	First lien senior secured revolving loan	S +	5.50%	9.17%	8/27/2025	5/27/2027	4,568	1,514	1,520	0.06%
Varsity DuvaSawko Operating Corp	First lien senior secured term loan	S +	5.50%	9.17%	8/27/2025	5/27/2027	44,724	44,710	44,705	1.75%
Varsity Rejuvenate Management, LLC	First lien senior secured delayed draw term loan	S +	6.75%	10.60%	12/29/2023	9/1/2028	3,249	3,201	3,203	0.13%
Varsity Rejuvenate Management, LLC (6)	First lien senior secured revolving loan	S +	6.75%	10.60%	9/1/2023	9/1/2028	1,245	(20)	(18)	0.00%
Varsity Rejuvenate Management, LLC	First lien senior secured term loan	S +	6.75%	10.60%	9/1/2023	9/1/2028	5,883	5,783	5,799	0.23%
VersiCare Management LLC	First lien senior secured delayed draw term loan	S +	5.25%	8.92%	11/25/2024	11/25/2029	4,527	626	632	0.02%
VersiCare Management LLC	First lien senior secured revolving loan	S +	5.25%	8.92%	11/25/2024	11/25/2029	1,505	540	543	0.02%
VersiCare Management LLC	First lien senior secured term loan	S +	5.25%	8.95%	11/25/2024	11/25/2029	7,751	7,632	7,642	0.30%
VetEvolve Holdings, LLC	First lien senior secured delayed draw term loan	S +	5.75%	9.42%	10/12/2023	10/12/2028	11,497	11,341	11,349	0.45%
VetEvolve Holdings, LLC	First lien senior secured delayed draw term loan	S +	5.75%	9.42%	7/8/2025	10/12/2028	16,509	7,383	7,416	0.29%
VetEvolve Holdings, LLC (6)	First lien senior secured revolving loan	S +	5.75%	9.42%	10/12/2023	10/12/2028	3,067	(42)	(19)	0.00%
VetEvolve Holdings, LLC	First lien senior secured term loan	S +	5.75%	9.42%	10/12/2023	10/12/2028	11,558	11,395	11,487	0.45%
Vital Geriatrics Group Buyer, Inc	First lien senior secured revolving loan	S +	4.75%	8.42%	8/15/2025	8/15/2031	2,408	720	724	0.03%
Vital Geriatrics Group Buyer, Inc	First lien senior secured term loan	S +	4.75%	8.42%	8/15/2025	8/15/2031	10,541	10,397	10,420	0.41%
Western Veterinary Partners LLC	First lien senior secured delayed draw term loan	S +	5.25%	8.95%	7/28/2023	10/29/2027	491	488	488	0.02%
Western Veterinary Partners LLC	First lien senior secured delayed draw term loan	S +	5.25%	8.95%	9/27/2024	10/29/2027	24,162	23,976	24,004	0.94%
Western Veterinary Partners LLC	First lien senior secured delayed draw term loan	S +	5.25%	8.94%	11/14/2025	10/29/2027	6,406	4,179	4,189	0.16%
Western Veterinary Partners LLC (6)	First lien senior secured revolving loan	S +	5.25%	8.95%	7/28/2023	10/29/2027	24	—	—	0.00%
Western Veterinary Partners LLC	First lien senior secured term loan	S +	5.25%	8.95%	7/28/2023	10/29/2027	9,277	9,204	9,216	0.36%
								1,155,582	1,156,696	45.34%
Health care technology
AHR Intermediate, Inc	First lien senior secured delayed draw term loan	S +	5.75%	9.45%	12/16/2024	7/29/2027	$7,892	$745	$763	0.03%
AHR Intermediate, Inc	First lien senior secured delayed draw term loan	S +	5.75%	9.45%	7/29/2022	7/29/2027	5,177	5,156	5,162	0.20%
AHR Intermediate, Inc (6)	First lien senior secured delayed draw term loan	S +	5.75%	9.45%	5/19/2025	7/29/2027	871	(3)	(3)	0.00%
AHR Intermediate, Inc	First lien senior secured revolving loan	S +	5.50%	9.22%	7/29/2022	7/29/2027	9,888	3,313	3,333	0.13%
AHR Intermediate, Inc	First lien senior secured term loan	S +	5.75%	9.45%	7/29/2022	7/29/2027	31,613	31,489	31,521	1.24%
Assembly Holdco, LLC (6)	First lien senior secured delayed draw term loan	S +	5.50%	9.21%	3/26/2026	3/26/2032	5,555	(35)	(35)	0.00%
Assembly Holdco, LLC (6)	First lien senior secured revolving loan	S +	5.50%	9.21%	3/26/2026	3/26/2032	1,669	(21)	(21)	0.00%
Assembly Holdco, LLC	First lien senior secured term loan	S +	5.50%	9.21%	3/26/2026	3/26/2032	4,954	4,892	4,892	0.19%
The accompanying notes are an integral part of these consolidated financial statements.

TPG Twin Brook Capital Income Fund
Consolidated Schedule of Investments
As of March 31, 2026
(Amounts in thousands)
(Unaudited)

Company(1)(2)	Investment	Reference Rate and Spread (5)		Interest Rate	Purchase Date	Maturity Date	Principal/ Par Amount(3)	Amortized Cost(4)	Fair Value	Percentage of Net Assets
ELMC RX Solutions, LLC (6)	First lien senior secured delayed draw term loan	S +	5.50%	9.20%	10/1/2025	10/1/2030	4,305	(70)	(61)	0.00%
ELMC RX Solutions, LLC	First lien senior secured revolving loan	S +	5.50%	9.20%	10/1/2025	10/1/2030	914	92	94	0.00%
ELMC RX Solutions, LLC	First lien senior secured term loan	S +	5.50%	9.20%	10/1/2025	10/1/2030	3,575	3,518	3,524	0.14%
Gifthealth, Inc. (6)	First lien senior secured delayed draw term loan	S +	5.00%	8.67%	7/29/2025	7/29/2028	7,994	(31)	(17)	0.00%
Gifthealth, Inc. (6)	First lien senior secured revolving loan	S +	5.00%	8.67%	7/29/2025	7/29/2028	2,841	(22)	(18)	0.00%
Gifthealth, Inc.	First lien senior secured term loan	S +	5.00%	8.67%	7/29/2025	7/29/2028	9,249	9,173	9,191	0.36%
Millennia Patient Services, LLC	First lien senior secured revolving loan	S +	6.50%	10.46%	7/28/2023	9/8/2027	134	53	53	0.00%
Millennia Patient Services, LLC	First lien senior secured term loan	S +	6.50%	10.46%	7/28/2023	9/8/2027	1,672	1,669	1,667	0.07%
								59,918	60,045	2.36%
Household durables
CPS Power Buyer, LLC	First lien senior secured delayed draw term loan	S +	5.50%	9.20%	9/26/2022	9/26/2027	$2,940	$2,912	$2,933	0.12%
CPS Power Buyer, LLC	First lien senior secured delayed draw term loan	S +	5.50%	9.20%	10/20/2023	9/26/2027	2,286	2,273	2,280	0.09%
CPS Power Buyer, LLC	First lien senior secured delayed draw term loan	S +	5.50%	9.20%	9/30/2025	9/26/2027	8,776	4,788	4,801	0.19%
CPS Power Buyer, LLC (24)	First lien senior secured revolving loan	S +	5.50%	9.20%	9/26/2022	9/26/2027	4,406	2,432	2,457	0.10%
CPS Power Buyer, LLC	First lien senior secured term loan	S +	5.50%	9.20%	9/26/2022	9/26/2027	19,614	19,434	19,568	0.77%
Kravet Design LLC (6)	First lien senior secured revolving loan	S +	5.00%	8.70%	11/26/2024	11/26/2030	4,349	(51)	(44)	0.00%
Kravet Design LLC	First lien senior secured term loan	S +	5.00%	8.70%	11/26/2024	11/26/2030	18,584	18,360	18,389	0.72%
Kwalu, LLC (6)	First lien senior secured revolving loan	S +	5.75%	9.88%	9/23/2022	9/23/2027	5,061	(50)	(23)	0.00%
Kwalu, LLC	First lien senior secured term loan	S +	5.75%	9.77%	9/23/2022	9/23/2027	29,887	29,577	29,752	1.17%
MacKenzie Childs Acquisition, Inc	First lien senior secured revolving loan	S +	5.50%	9.17%	9/2/2022	9/2/2027	3,374	548	550	0.02%
MacKenzie Childs Acquisition, Inc	First lien senior secured term loan	S +	5.50%	9.35%	9/2/2022	9/2/2027	15,633	15,561	15,569	0.60%
Renovation Systems, LLC	First lien senior secured delayed draw term loan	S +	6.00%	9.70%	1/12/2024	1/23/2028	1,967	1,944	1,953	0.08%
Renovation Systems, LLC	First lien senior secured delayed draw term loan	S +	6.00%	9.70%	7/29/2024	1/23/2028	5,680	5,619	5,641	0.21%
Renovation Systems, LLC	First lien senior secured delayed draw term loan	S +	6.00%	9.64%	11/27/2024	1/23/2028	3,553	2,194	2,197	0.09%
Renovation Systems, LLC	First lien senior secured delayed draw term loan	S +	6.00%	9.70%	1/23/2023	1/23/2028	5,670	5,590	5,630	0.22%
Renovation Systems, LLC	First lien senior secured revolving loan	S +	6.00%	9.67%	1/23/2023	1/23/2028	2,633	2,596	2,615	0.10%
Renovation Systems, LLC	First lien senior secured term loan	S +	6.00%	9.70%	1/23/2023	1/23/2028	32,286	31,895	32,061	1.26%
Storm Smart Buyer LLC	First lien senior secured revolving loan	S +	5.00%	8.68%	12/31/2025	10/5/2028	131	104	104	0.00%
Storm Smart Buyer LLC	First lien senior secured term loan	S +	5.00%	8.70%	12/31/2025	10/5/2028	880	872	872	0.03%
Trademark Global, LLC (8)	First lien senior secured revolving loan	S +	8.50%	12.46%	7/28/2023	6/30/2027	113	86	18	0.00%
Trademark Global, LLC (8)	First lien senior secured revolving loan	S +	8.50% PIK	12.46%	7/30/2021	6/30/2027	39	36	13	0.00%
Trademark Global, LLC (8)	First lien senior secured term loan	S +	8.50%	12.46%	7/28/2023	6/30/2027	2,541	2,271	815	0.03%
								148,991	148,151	5.80%
Industrial conglomerates
The accompanying notes are an integral part of these consolidated financial statements.

TPG Twin Brook Capital Income Fund
Consolidated Schedule of Investments
As of March 31, 2026
(Amounts in thousands)
(Unaudited)

Company(1)(2)	Investment	Reference Rate and Spread (5)		Interest Rate	Purchase Date	Maturity Date	Principal/ Par Amount(3)	Amortized Cost(4)	Fair Value	Percentage of Net Assets
Hultec Buyer, LLC	First lien senior secured revolving loan	S +	5.50%	9.32%	3/31/2023	3/31/2029	$3,915	$3,145	$3,147	0.12%
Hultec Buyer, LLC	First lien senior secured term loan	S +	5.50%	9.30%	3/31/2023	3/31/2029	14,089	13,825	13,838	0.54%
								16,970	16,985	0.66%
Insurance
Superior Insurance Partners LLC	First lien senior secured delayed draw term loan	S +	4.75%	8.43%	10/25/2024	10/25/2029	$15,149	$14,913	$15,007	0.59%
Superior Insurance Partners LLC	First lien senior secured delayed draw term loan	S +	4.75%	8.40%	1/6/2026	10/25/2029	30,623	1,713	1,714	0.07%
Superior Insurance Partners LLC (6)	First lien senior secured revolving loan	S +	4.75%	8.45%	10/25/2024	10/25/2029	1,347	(21)	(13)	0.00%
Superior Insurance Partners LLC	First lien senior secured term loan	S +	4.75%	8.45%	10/25/2024	10/25/2029	9,235	9,082	9,149	0.36%
								25,687	25,857	1.02%
Interactive media and services
Duggal Acquisition, LLC	First lien senior secured delayed draw term loan	S +	4.75%	8.39%	9/30/2024	9/30/2030	$5,224	$2,547	$2,556	0.10%
Duggal Acquisition, LLC (6)	First lien senior secured revolving loan	S +	4.75%	8.45%	9/30/2024	9/30/2030	7,319	(110)	(100)	0.00%
Duggal Acquisition, LLC	First lien senior secured term loan	S +	4.75%	8.45%	9/30/2024	9/30/2030	20,324	20,003	20,037	0.79%
								22,440	22,493	0.89%
Internet and direct marketing retail
Aquatic Sales Solutions, LLC	First lien senior secured revolving loan	S +	7.00%	10.85%	7/28/2023	4/17/2026	$191	$133	$82	0.00%
Aquatic Sales Solutions, LLC	First lien senior secured term loan	S +	7.00%	10.85%	7/28/2023	4/17/2026	2,669	2,669	1,948	0.08%
DealerOn Holdco, Inc (6)	First lien senior secured revolving loan	S +	6.00%	9.78%	7/28/2023	5/19/2026	314	—	—	0.00%
DealerOn Holdco, Inc	First lien senior secured term loan	S +	6.00%	9.78%	7/28/2023	5/19/2026	20,335	20,318	20,306	0.80%
								23,120	22,336	0.88%
IT services
Brite Acquisition, LLC (6)	First lien senior secured delayed draw term loan	S +	4.75%	8.42%	1/5/2026	1/5/2032	$6,125	$(37)	$(37)	0.00%
Brite Acquisition, LLC (6)	First lien senior secured revolving loan	S +	4.75%	8.42%	1/5/2026	1/5/2032	1,469	(18)	(18)	0.00%
Brite Acquisition, LLC	First lien senior secured term loan	S +	4.75%	8.42%	1/5/2026	1/5/2032	5,945	5,874	5,874	0.23%
BSC Top Shelf Blocker LLC (6)	First lien senior secured revolving loan	S +	5.25%	8.92%	6/28/2024	6/28/2029	2,256	(26)	(24)	0.00%
BSC Top Shelf Blocker LLC	First lien senior secured term loan	S +	5.25%	8.92%	6/28/2024	6/28/2029	15,869	15,672	15,692	0.62%
Dynamic Campus Acquisition, Inc. (6)	First lien senior secured delayed draw term loan	S +	5.00%	8.70%	2/18/2026	2/14/2031	9,698	(71)	(103)	0.00%
Dynamic Campus Acquisition, Inc.	First lien senior secured delayed draw term loan	S +	5.00%	8.70%	2/14/2025	2/14/2031	10,220	10,095	10,112	0.40%
Dynamic Campus Acquisition, Inc. (6)	First lien senior secured revolving loan	S +	5.00%	8.70%	2/14/2025	2/14/2031	3,044	(37)	(32)	0.00%
Dynamic Campus Acquisition, Inc.	First lien senior secured term loan	S +	5.00%	8.70%	2/14/2025	2/14/2031	16,890	16,668	16,704	0.66%
E-Phoenix Acquisition Co. Inc	First lien senior secured revolving loan	S +	5.25%	8.92%	11/24/2025	6/23/2030	2,984	1,024	1,030	0.04%
E-Phoenix Acquisition Co. Inc	First lien senior secured term loan	S +	5.25%	8.95%	11/24/2025	6/23/2030	18,506	18,377	18,414	0.72%
Icreon Holdings, LLC (6)	First lien senior secured revolving loan	S +	6.50%	10.46%	10/26/2022	10/26/2027	1,071	(13)	(14)	0.00%
Icreon Holdings, LLC	First lien senior secured term loan	S +	6.50%	10.46%	10/26/2022	10/26/2027	11,241	11,092	11,097	0.44%
Livefront, LLC (6)	First lien senior secured delayed draw term loan	S +	5.00%	8.67%	12/12/2025	12/5/2030	4,188	(59)	(52)	0.00%
Livefront, LLC	First lien senior secured revolving loan	S +	5.00%	8.67%	12/12/2025	12/5/2030	2,991	406	412	0.02%
The accompanying notes are an integral part of these consolidated financial statements.

TPG Twin Brook Capital Income Fund
Consolidated Schedule of Investments
As of March 31, 2026
(Amounts in thousands)
(Unaudited)

Company(1)(2)	Investment	Reference Rate and Spread (5)		Interest Rate	Purchase Date	Maturity Date	Principal/ Par Amount(3)		Amortized Cost(4)	Fair Value	Percentage of Net Assets
Livefront, LLC	First lien senior secured term loan	S +	5.00%	8.67%	12/12/2025	12/5/2030		10,836	10,684	10,701	0.42%
Milestone Technologies, Inc (6)	First lien senior secured delayed draw term loan	S +	5.00%	8.70%	8/22/2025	8/22/2031		2,918	(16)	(12)	0.00%
Milestone Technologies, Inc (6)	First lien senior secured revolving loan	S +	5.00%	8.70%	8/22/2025	8/22/2031		2,595	(35)	(31)	0.00%
Milestone Technologies, Inc	First lien senior secured term loan	S +	5.00%	8.70%	8/22/2025	8/22/2031		19,598	19,335	19,371	0.76%
P and R Dental Strategies, LLC	First lien senior secured revolving loan	S +	5.75%	9.71%	7/28/2023	12/22/2027		23	8	8	0.00%
P and R Dental Strategies, LLC	First lien senior secured term loan	S +	5.75%	9.71%	7/28/2023	12/22/2027		613	609	610	0.02%
Palmetto Technology Group, LLC	First lien senior secured delayed draw term loan	S +	5.00%	8.67%	1/3/2024	1/3/2029		10,670	10,531	10,581	0.42%
Palmetto Technology Group, LLC	First lien senior secured delayed draw term loan	S +	5.00%	8.67%	2/26/2024	1/3/2029		9,329	9,205	9,252	0.36%
Palmetto Technology Group, LLC	First lien senior secured delayed draw term loan	S +	5.00%	8.67%	5/20/2025	1/3/2029		11,297	9,159	9,173	0.36%
Palmetto Technology Group, LLC (6)(25)	First lien senior secured revolving loan	S +	5.00%	8.67%	1/3/2024	1/3/2029		2,860	(37)	(24)	0.00%
Palmetto Technology Group, LLC	First lien senior secured term loan	S +	5.00%	8.67%	1/3/2024	1/3/2029		6,229	6,144	6,177	0.24%
									144,534	144,861	5.71%
Leisure equipment and products
MacNeill Pride Group Corp	First lien senior secured delayed draw term loan	S +	6.00%	9.78%	7/28/2023	4/22/2026		$342	$342	$342	0.01%
MacNeill Pride Group Corp (6)	First lien senior secured revolving loan	S +	6.00%	9.78%	7/28/2023	4/22/2026		287	—	—	0.00%
MacNeill Pride Group Corp	First lien senior secured term loan	S +	6.00%	9.78%	7/28/2023	4/22/2026		785	785	785	0.03%
TruBlue LLC (6)	First lien senior secured revolving loan	S +	5.25%	8.92%	1/11/2024	1/11/2029		1,430	(16)	(15)	0.00%
TruBlue LLC	First lien senior secured term loan	S +	5.25%	8.92%	1/11/2024	1/11/2029		5,108	5,047	5,051	0.20%
									6,158	6,163	0.24%
Leisure products
PHGP MB Purchaser, Inc	First lien senior secured delayed draw term loan	S +	6.00%+ 0.50% PIK	10.46%	7/28/2023	5/20/2027		$78	$77	$59	0.00%
PHGP MB Purchaser, Inc (26)	First lien senior secured revolving loan	S +	6.00% +0.50% PIK	10.46%	7/28/2023	5/20/2027		75	23	5	0.00%
PHGP MB Purchaser, Inc	First lien senior secured term loan	S +	6.00% + 0.50% PIK	10.46%	7/28/2023	5/20/2027		1,052	1,044	794	0.03%
									1,144	858	0.03%
Life sciences tools and services
Aptitude Health Holdings, LLC (6)	First lien senior secured revolving loan	S +	4.75%	8.45%	12/10/2025	5/3/2028		$267	$(1)	$—	0.00%
Aptitude Health Holdings, LLC	First lien senior secured term loan	S +	4.75%	8.45%	12/10/2025	5/3/2028		1,070	1,067	1,069	0.04%
CR Services Intermediate, LLC	First lien senior secured delayed draw term loan	S +	7.00%	10.96%	7/28/2023	7/28/2028		135	132	120	0.00%
CR Services Intermediate, LLC	First lien senior secured revolving loan	S +	7.00%	10.96%	7/28/2023	7/28/2028		39	8	5	0.00%
CR Services Intermediate, LLC	First lien senior secured term loan	S +	7.00%	10.96%	7/28/2023	7/28/2028		248	241	220	0.01%
CR Services Intermediate, LLC (7)	First lien senior secured term loan	S +	7.00%	10.96%	7/28/2023	7/28/2028	C$	248	241	220	0.01%
ERG Buyer, LLC	First lien senior secured delayed draw term loan	S +	6.25%	9.92%	2/26/2024	8/31/2027		353	351	332	0.01%
The accompanying notes are an integral part of these consolidated financial statements.

TPG Twin Brook Capital Income Fund
Consolidated Schedule of Investments
As of March 31, 2026
(Amounts in thousands)
(Unaudited)

Company(1)(2)	Investment	Reference Rate and Spread (5)		Interest Rate	Purchase Date	Maturity Date	Principal/ Par Amount(3)	Amortized Cost(4)	Fair Value	Percentage of Net Assets
ERG Buyer, LLC	First lien senior secured revolving loan	S +	6.25%	9.92%	2/26/2024	8/31/2027	5,406	5,373	5,072	0.20%
ERG Buyer, LLC	First lien senior secured term loan	S +	6.25%	9.92%	2/26/2024	8/31/2027	37,161	36,855	34,874	1.37%
Health and Wellness Partners LLC	First lien senior secured delayed draw term loan	S +	5.00%	8.59%	3/12/2025	3/12/2030	5,808	4,568	4,574	0.18%
Health and Wellness Partners LLC (6)	First lien senior secured revolving loan	S +	5.00%	8.63%	3/12/2025	3/12/2030	2,480	(34)	(31)	0.00%
Health and Wellness Partners LLC	First lien senior secured term loan	S +	5.00%	8.63%	3/12/2025	3/12/2030	21,562	21,251	21,280	0.83%
VIT Nyckel Acquisition AB (6)	First lien senior secured revolving loan	S +	4.50%	8.20%	12/18/2025	12/18/2031	2,719	(33)	(27)	0.00%
VIT Nyckel Acquisition AB	First lien senior secured term loan	S +	4.50%	8.20%	12/18/2025	12/18/2031	7,996	7,900	7,916	0.31%
								77,919	75,624	2.96%
Machinery
Abrasive Technology Intermediate, LLC	First lien senior secured revolving loan	S +	5.75%	9.53%	7/28/2023	10/30/2027	$173	$72	$71	0.00%
Abrasive Technology Intermediate, LLC	First lien senior secured term loan	S +	5.75%	9.53%	7/28/2023	10/30/2027	2,199	2,196	2,175	0.09%
Baker Manufacturing Company, LLC	First lien senior secured revolving loan	S +	5.00%	8.66%	11/1/2024	11/1/2028	2,898	1,186	1,191	0.05%
Baker Manufacturing Company, LLC	First lien senior secured term loan	S +	5.00%	8.67%	11/1/2024	11/1/2028	17,072	16,896	16,924	0.66%
DNS-IMI Acquisition Corp	First lien senior secured revolving loan	S +	4.25%	11.00%	7/28/2023	11/23/2026	56	17	17	0.00%
DNS-IMI Acquisition Corp	First lien senior secured term loan	S +	4.25%	11.00%	7/28/2023	11/23/2026	1,328	1,326	1,324	0.05%
Double E Company, LLC	First lien senior secured revolving loan	S +	6.25%	10.10%	6/21/2022	6/21/2028	3,110	1,936	1,780	0.07%
Double E Company, LLC	First lien senior secured term loan	S +	4.00% + 2.25% PIK	10.10%	8/11/2025	6/21/2028	795	775	749	0.03%
Double E Company, LLC	First lien senior secured term loan	S +	4.00% + 2.25% PIK	10.10%	6/21/2022	6/21/2028	19,041	18,846	17,935	0.70%
Kittyhawk, Inc (6)	First lien senior secured revolving loan	S +	5.25%	6.25%	5/1/2024	5/1/2029	3,571	(44)	(41)	0.00%
Kittyhawk, Inc	First lien senior secured term loan	S +	5.25%	6.25%	5/1/2024	5/1/2029	14,925	14,731	14,744	0.58%
L&J Holding Company LLC	First lien senior secured delayed draw term loan	S +	4.75%	8.42%	7/29/2024	7/29/2030	9,814	3,424	3,440	0.13%
L&J Holding Company LLC (6)	First lien senior secured revolving loan	S +	4.75%	8.45%	7/29/2024	7/29/2030	2,204	(32)	(29)	0.00%
L&J Holding Company LLC	First lien senior secured term loan	S +	4.75%	8.45%	7/29/2024	7/29/2030	11,610	11,432	11,452	0.45%
My Buyer, LLC	First lien senior secured delayed draw term loan	S +	5.75%	9.45%	1/26/2024	1/26/2030	3,108	3,068	3,071	0.12%
My Buyer, LLC	First lien senior secured revolving loan	S +	5.75%	9.42%	1/26/2024	1/26/2030	2,360	1,386	1,388	0.05%
My Buyer, LLC	First lien senior secured term loan	S +	5.75%	9.45%	1/26/2024	1/26/2030	7,771	7,663	7,671	0.30%
Spartaco Buyer, Inc	First lien senior secured revolving loan	S +	4.75%	8.43%	3/27/2026	3/27/2032	1,788	1,265	1,265	0.05%
Spartaco Buyer, Inc	First lien senior secured term loan	S +	4.75%	8.43%	3/27/2026	3/27/2032	9,022	8,910	8,909	0.35%
SPG Holdco, LLC	First lien senior secured delayed draw term loan	S +	6.25%	10.07%	5/16/2025	12/1/2028	1,773	1,209	1,211	0.05%
SPG Holdco, LLC (27)	First lien senior secured revolving loan	S +	6.25%	9.92%	12/1/2023	12/1/2028	2,070	1,352	1,359	0.05%
SPG Holdco, LLC	First lien senior secured term loan	S +	6.25%	10.10%	12/1/2023	12/1/2028	10,447	10,295	10,341	0.41%
USSC Holding Corp	First lien senior secured delayed draw term loan	S +	5.50%	9.17%	6/21/2024	6/21/2030	10,003	9,850	9,880	0.39%
USSC Holding Corp	First lien senior secured revolving loan	S +	5.50%	9.19%	6/21/2024	6/21/2030	7,177	3,658	3,680	0.14%
The accompanying notes are an integral part of these consolidated financial statements.

TPG Twin Brook Capital Income Fund
Consolidated Schedule of Investments
As of March 31, 2026
(Amounts in thousands)
(Unaudited)

Company(1)(2)	Investment	Reference Rate and Spread (5)		Interest Rate	Purchase Date	Maturity Date	Principal/ Par Amount(3)	Amortized Cost(4)	Fair Value	Percentage of Net Assets
USSC Holding Corp	First lien senior secured term loan	S +	5.50%	9.20%	6/21/2024	6/21/2030	34,343	33,765	33,893	1.33%
USSC Holding Corp	First lien senior secured term loan	S +	5.50%	9.20%	3/9/2026	6/21/2030	2,408	2,360	2,376	0.09%
								157,542	156,776	6.14%
Media
Ansira Partners II, LLC	First lien senior secured revolving loan	S +	6.00%	9.67%	8/15/2025	8/15/2031	$6,142	$1,760	$1,771	0.07%
Ansira Partners II, LLC	First lien senior secured term loan	S +	6.00%	9.67%	8/15/2025	8/15/2031	46,208	45,593	45,676	1.79%
Barkley, LLC (6)	First lien senior secured revolving loan	S +	6.00%	9.82%	9/29/2023	9/29/2028	2,300	(33)	(26)	0.00%
Barkley, LLC	First lien senior secured term loan	S +	6.00%	9.82%	9/29/2023	9/29/2028	43,565	42,935	43,078	1.69%
Best Version Media Acquisition, LLC (6)	First lien senior secured revolving loan	S +	4.75%	8.42%	12/31/2024	12/31/2030	2,897	(44)	(36)	0.00%
Best Version Media Acquisition, LLC	First lien senior secured term loan	S +	4.75%	8.42%	12/31/2024	12/31/2030	26,518	26,110	26,176	1.03%
Creative Outdoor Holding Inc (6)	First lien senior secured delayed draw term loan	S +	5.00%	6.00%	6/26/2025	6/26/2030	8,741	(93)	(78)	0.00%
Creative Outdoor Holding Inc (6)(28)	First lien senior secured revolving loan	S +	5.00%	6.00%	6/26/2025	6/26/2030	4,168	(53)	(37)	0.00%
Creative Outdoor Holding Inc	First lien senior secured term loan	S +	5.00%	6.00%	6/26/2025	6/26/2030	18,219	18,016	18,053	0.71%
Datum Acquisition, LLC (6)	First lien senior secured revolving loan	S +	5.00%	8.70%	10/30/2024	4/30/2030	2,146	(34)	(24)	0.00%
Datum Acquisition, LLC	First lien senior secured term loan	S +	5.00%	8.70%	10/30/2024	4/30/2030	23,950	23,613	23,682	0.93%
Exclusive Concepts, LLC	First lien senior secured delayed draw term loan	S +	3.75% + 3.00% PIK	10.71%	7/28/2023	12/9/2026	221	219	219	0.01%
Exclusive Concepts, LLC	First lien senior secured delayed draw term loan	S +	3.75% + 3.00% PIK	10.71%	12/22/2023	12/9/2026	2,843	2,822	2,824	0.11%
Exclusive Concepts, LLC	First lien senior secured delayed draw term loan	S +	3.75% + 3.00% PIK	10.71%	8/1/2024	12/9/2026	1,775	1,754	1,762	0.07%
Exclusive Concepts, LLC	First lien senior secured revolving loan	S +	3.75% + 3.00% PIK	10.71%	7/28/2023	12/9/2026	23	11	11	0.00%
Exclusive Concepts, LLC	First lien senior secured term loan	S +	3.75% + 3.00% PIK	10.71%	7/28/2023	12/9/2026	3,498	3,470	3,474	0.14%
GM Services Buyer, LLC	First lien senior secured delayed draw term loan	S +	4.75%	8.42%	8/26/2025	8/26/2030	21,501	14,334	14,474	0.57%
GM Services Buyer, LLC (6)	First lien senior secured revolving loan	S +	4.75%	8.42%	8/26/2025	8/26/2030	3,070	(41)	(36)	0.00%
GM Services Buyer, LLC	First lien senior secured term loan	S +	4.75%	8.42%	8/26/2025	8/26/2030	5,837	5,761	5,771	0.23%
Infolinks Media Buyco, LLC	First lien senior secured delayed draw term loan	S +	5.75%	9.45%	7/28/2023	5/1/2028	2,057	2,043	2,035	0.08%
Infolinks Media Buyco, LLC	First lien senior secured revolving loan	S +	5.75%	9.45%	7/28/2023	5/1/2028	38	26	26	0.00%
Infolinks Media Buyco, LLC	First lien senior secured term loan	S +	5.75%	9.45%	7/28/2023	5/1/2028	19,863	19,650	19,654	0.77%
MediaMint Inc (6)	First lien senior secured revolving loan	S +	4.75%	8.45%	12/15/2025	12/15/2030	2,128	(25)	(21)	0.00%
MediaMint Inc	First lien senior secured term loan	S +	4.75%	8.45%	12/15/2025	12/15/2030	15,352	15,171	15,199	0.60%
Merge USA, Inc	First lien senior secured revolving loan	S +	4.75%	8.45%	2/28/2025	2/28/2030	2,515	976	980	0.04%
Merge USA, Inc	First lien senior secured term loan	S +	4.75%	8.45%	2/28/2025	2/28/2030	11,150	11,013	11,032	0.43%
North & Warren, LLC (6)	First lien senior secured revolving loan	S +	5.50%	9.20%	1/31/2025	1/31/2030	954	(11)	(10)	0.00%
North & Warren, LLC	First lien senior secured term loan	S +	5.50%	9.20%	1/31/2025	1/31/2030	4,463	4,408	4,418	0.17%
The accompanying notes are an integral part of these consolidated financial statements.

TPG Twin Brook Capital Income Fund
Consolidated Schedule of Investments
As of March 31, 2026
(Amounts in thousands)
(Unaudited)

Company(1)(2)	Investment	Reference Rate and Spread (5)		Interest Rate	Purchase Date	Maturity Date	Principal/ Par Amount(3)	Amortized Cost(4)	Fair Value	Percentage of Net Assets
Optimized Marketing Acquisition, LLC	First lien senior secured revolving loan	S +	6.00%	9.96%	8/19/2022	8/19/2027	3,383	1,383	1,340	0.05%
Optimized Marketing Acquisition, LLC	First lien senior secured term loan	S +	6.00%	9.96%	8/19/2022	8/19/2027	25,313	25,099	24,797	0.96%
Outerbox, LLC	First lien senior secured delayed draw term loan	S +	5.00%	8.67%	6/7/2024	6/7/2028	4,068	4,025	4,031	0.16%
Outerbox, LLC (6)	First lien senior secured revolving loan	S +	5.00%	8.67%	6/7/2024	6/7/2028	2,280	(24)	(21)	0.00%
Outerbox, LLC	First lien senior secured term loan	S +	5.00%	8.67%	6/7/2024	6/7/2028	25,884	25,624	25,646	1.01%
Peninsula MMGY Corporation (29)	First lien senior secured revolving loan	S +	5.50%	9.19%	10/26/2023	4/26/2029	3,691	974	996	0.04%
Peninsula MMGY Corporation	First lien senior secured term loan	S +	5.50%	9.20%	10/26/2023	4/26/2029	9,440	9,276	9,343	0.37%
Peninsula MMGY Corporation	First lien senior secured term loan	S +	5.50%	9.20%	4/4/2025	4/26/2029	12,185	12,045	12,060	0.47%
The Channel Company, LLC	First lien senior secured revolving loan	S +	6.75%	10.70%	7/28/2023	11/1/2027	62	55	52	0.00%
The Channel Company, LLC	First lien senior secured term loan	S +	3.00% + 3.75% PIK	10.71%	7/28/2023	11/1/2027	2,505	2,490	2,370	0.09%
Upswell Group, Inc (6)	First lien senior secured revolving loan	S +	5.00%	8.71%	3/26/2026	3/26/2032	1,814	(23)	(23)	0.00%
Upswell Group, Inc	First lien senior secured term loan	S +	5.00%	8.71%	3/26/2026	3/26/2032	16,743	16,534	16,534	0.65%
Walker Sands, LLC (6)	First lien senior secured revolving loan	S +	5.00%	8.70%	10/1/2025	10/1/2030	1,553	(21)	(18)	0.00%
Walker Sands, LLC	First lien senior secured term loan	S +	0.05	8.70%	10/1/2025	10/1/2030	8,819	8,700	8,715	0.34%
WTWH Buyer, LLC (6)	First lien senior secured revolving loan	S +	5.50%	9.17%	12/16/2022	12/16/2027	1,638	(20)	(23)	0.00%
WTWH Buyer, LLC	First lien senior secured term loan	S +	5.50%	9.17%	12/16/2022	12/16/2027	13,960	13,763	13,767	0.54%
								359,231	359,613	14.12%
Multiline retail
HEC Purchaser Corp. (6)	First lien senior secured revolving loan	S +	5.00%	8.74%	6/17/2024	6/17/2029	$8,250	$(90)	$(59)	0.00%
HEC Purchaser Corp.	First lien senior secured term loan	S +	5.00%	8.74%	6/17/2024	6/17/2029	55,935	55,264	55,538	2.18%
								55,174	55,479	2.18%
Personal products
Cosmetic Solutions LLC (8)	First lien senior secured term loan	4.00% PIK		4.00%	7/18/2025	10/17/2028	1,527	1,483	688	0.03%
								1,483	688	0.03%
Pharmaceuticals
Formulated Buyer, LLC	First lien senior secured delayed draw term loan	S +	6.75%	10.71%	7/28/2023	9/22/2026	$345	$340	$301	0.01%
Formulated Buyer, LLC	First lien senior secured revolving loan	S +	6.75%	10.78%	7/28/2023	9/22/2029	200	142	120	0.00%
Formulated Buyer, LLC	First lien senior secured term loan	S +	6.75%	10.71%	7/28/2023	9/22/2029	531	523	455	0.02%
								1,005	876	0.03%
Professional services
CSL Intermediate Acquisition LLC (6)	First lien senior secured delayed draw term loan	S +	5.25%	8.92%	7/8/2025	11/8/2029	$3,564	$(44)	$(42)	0.00%
CSL Intermediate Acquisition LLC	First lien senior secured delayed draw term loan	S +	5.25%	8.92%	11/8/2024	11/8/2029	1,683	1,662	1,664	0.07%
CSL Intermediate Acquisition LLC	First lien senior secured revolving loan	S +	5.25%	8.92%	11/8/2024	11/8/2029	1,673	188	190	0.01%
CSL Intermediate Acquisition LLC	First lien senior secured term loan	S +	5.25%	8.92%	11/8/2024	11/8/2029	9,147	9,028	9,039	0.35%
Helpware, Inc	First lien senior secured revolving loan	S +	6.00%	7.26%	9/8/2022	9/8/2026	5,061	2,455	2,415	0.09%
The accompanying notes are an integral part of these consolidated financial statements.

TPG Twin Brook Capital Income Fund
Consolidated Schedule of Investments
As of March 31, 2026
(Amounts in thousands)
(Unaudited)

Company(1)(2)	Investment	Reference Rate and Spread (5)		Interest Rate	Purchase Date	Maturity Date	Principal/ Par Amount(3)	Amortized Cost(4)	Fair Value	Percentage of Net Assets
Helpware, Inc	First lien senior secured term loan	S +	5.75% + 0.25% PIK	7.26%	9/8/2022	9/8/2026	14,014	13,984	13,881	0.54%
								27,273	27,147	1.06%
Real estate management and development
BBG, Inc (30)	First lien senior secured revolving loan	S +	6.75%	10.71%	7/28/2023	1/8/2027	$233	$228	$225	0.01%
BBG, Inc	First lien senior secured term loan	S +	6.50% + 0.25% PIK	10.71%	7/28/2023	1/8/2027	1,961	1,913	1,927	0.08%
MetaSource, LLC	First lien senior secured revolving loan	S +	6.75%	10.53%	7/28/2023	5/17/2027	75	37	37	0.00%
MetaSource, LLC	First lien senior secured term loan	S +	6.25% + 0.50% PIK	10.71%	7/28/2023	5/17/2027	917	912	912	0.04%
								3,090	3,101	0.13%
Semiconductors and semiconductor equipment
Altamira Material Solutions, LP	First lien senior secured revolving loan	S +	6.00%	9.85%	7/28/2023	3/2/2028	$45	$18	$18	0.00%
Altamira Material Solutions, LP	First lien senior secured term loan	S +	6.00%	9.85%	7/28/2023	3/2/2028	1,241	1,236	1,228	0.05%
								1,254	1,246	0.05%
Software
Affinitiv Inc (6)	First lien senior secured revolving loan	S +	7.00%	10.78%	7/28/2023	7/26/2027	$186	$(1)	$(1)	0.00%
Affinitiv Inc	First lien senior secured term loan	S +	7.00%	10.78%	7/28/2023	7/26/2027	2,173	2,156	2,157	0.08%
DemandTec, LLC (6)	First lien senior secured delayed draw term loan	S +	5.00%	8.67%	8/27/2025	8/27/2031	3,855	(52)	(45)	0.00%
DemandTec, LLC (6)	First lien senior secured revolving loan	S +	5.00%	8.67%	8/27/2025	8/27/2031	1,505	(20)	(18)	0.00%
DemandTec, LLC	First lien senior secured term loan	S +	5.00%	8.67%	8/27/2025	8/27/2031	7,671	7,565	7,579	0.30%
Genius Bidco, LLC	First lien senior secured delayed draw term loan	S +	5.25%	8.95%	5/1/2024	5/1/2030	4,649	4,571	4,610	0.18%
Genius Bidco, LLC (31)	First lien senior secured revolving loan	S +	5.25%	8.95%	5/1/2024	5/1/2030	3,571	904	908	0.04%
Genius Bidco, LLC	First lien senior secured term loan	S +	5.25%	8.95%	5/1/2024	5/1/2030	12,489	12,304	12,325	0.48%
GPSTrackit Holdings, LLC	First lien senior secured delayed draw term loan	S +	5.75%	9.45%	3/29/2024	3/29/2029	1,943	1,913	1,913	0.08%
GPSTrackit Holdings, LLC	First lien senior secured revolving loan	S +	5.75%	9.44%	3/29/2024	3/29/2029	4,429	2,297	2,294	0.09%
GPSTrackit Holdings, LLC	First lien senior secured term loan	S +	5.75%	9.45%	3/29/2024	3/29/2029	32,075	31,566	31,582	1.23%
GS XX Corporation (6)	First lien senior secured revolving loan	S +	4.75%	8.45%	4/19/2024	4/19/2029	2,381	(29)	(27)	0.00%
GS XX Corporation	First lien senior secured term loan	S +	4.75%	8.45%	4/19/2024	4/19/2029	16,651	16,432	16,448	0.65%
Shasta Buyer, LLC (6)	First lien senior secured revolving loan	S +	4.75%	8.45%	11/12/2024	11/12/2030	4,307	(48)	(43)	0.00%
Shasta Buyer, LLC	First lien senior secured term loan	S +	4.75%	8.45%	11/12/2024	11/12/2030	20,140	19,902	19,931	0.78%
ShiftKey, LLC (6)	First lien senior secured revolving loan	S +	5.75%	9.71%	7/28/2023	6/21/2027	110	(1)	(3)	0.00%
ShiftKey, LLC	First lien senior secured term loan	S +	5.75% + 0.50% PIK	10.21%	7/28/2023	6/21/2027	3,455	3,439	3,357	0.13%
								102,898	102,967	4.04%
Specialty retail
Dykstras Auto LLC	First lien senior secured delayed draw term loan	S +	5.00%	8.70%	7/28/2023	10/22/2027	$269	$266	$267	0.01%
The accompanying notes are an integral part of these consolidated financial statements.

TPG Twin Brook Capital Income Fund
Consolidated Schedule of Investments
As of March 31, 2026
(Amounts in thousands)
(Unaudited)

Company(1)(2)	Investment	Reference Rate and Spread (5)		Interest Rate	Purchase Date	Maturity Date	Principal/ Par Amount(3)	Amortized Cost(4)	Fair Value	Percentage of Net Assets
Dykstras Auto LLC	First lien senior secured delayed draw term loan	S +	5.00%	8.69%	4/14/2025	10/22/2027	5,035	4,945	4,963	0.19%
Dykstras Auto LLC (6)	First lien senior secured delayed draw term loan	S +	5.00%	8.70%	12/23/2025	11/22/2027	20,050	(174)	(150)	(0.01)%
Dykstras Auto LLC	First lien senior secured revolving loan	S +	5.00%	8.70%	7/28/2023	10/22/2027	1,992	443	450	0.02%
Dykstras Auto LLC	First lien senior secured term loan	S +	5.00%	8.70%	7/28/2023	10/22/2027	6,079	6,018	6,034	0.24%
Fastlap, LLC	First lien senior secured revolving loan	S +	2.15% + 3.35% PIK	9.20%	6/20/2024	6/20/2029	2,310	2,245	2,248	0.09%
Fastlap, LLC	First lien senior secured term loan	S +	2.15% + 3.35% PIK	9.20%	6/20/2024	6/20/2029	10,258	10,047	10,068	0.39%
Good Feet Worldwide, LLC (6)	First lien senior secured revolving loan	S +	6.00%	9.70%	2/25/2026	2/25/2032	2,972	(44)	(44)	0.00%
Good Feet Worldwide, LLC	First lien senior secured term loan	S +	6.00%	9.70%	2/25/2026	2/25/2032	24,985	24,619	24,616	0.97%
Kaizen Auto Care, LLC	First lien senior secured revolving loan	5.00%		5.00%	3/1/2024	12/22/2027	152	152	101	0.00%
Kaizen Auto Care, LLC	First lien senior secured term loan	5.00%		5.00%	7/28/2023	12/22/2027	1,359	1,353	898	0.04%
Kaizen Auto Care, LLC	First lien senior secured term loan	5.00%		5.00%	2/20/2026	12/22/2027	66	65	66	0.00%
Leonard Group, Inc	First lien senior secured revolving loan	S +	6.75%	10.70%	7/28/2023	2/26/2027	234	232	192	0.01%
Leonard Group, Inc	First lien senior secured term loan	S +	6.75%	10.71%	7/28/2023	2/26/2027	1,302	1,295	1,071	0.04%
								51,462	50,780	1.99%
Textiles, apparel and luxury goods
Lakeshirts LLC (6)	First lien senior secured delayed draw term loan	S +	5.00%	8.67%	12/30/2024	12/20/2030	$7,989	$(32)	$(16)	0.00%
Lakeshirts LLC	First lien senior secured revolving loan	S +	5.00%	8.67%	12/30/2024	12/30/2030	11,650	4,276	4,296	0.17%
Lakeshirts LLC	First lien senior secured term loan	S +	5.00%	8.67%	12/30/2024	12/30/2030	29,767	29,533	29,585	1.15%
								33,777	33,865	1.32%
Trading companies and distributors
AFC-Dell Holding Corp	First lien senior secured delayed draw term loan	S +	5.00%	8.67%	10/15/2025	4/9/2027	$6,426	$6,419	$6,382	0.25%
AFC-Dell Holding Corp	First lien senior secured delayed draw term loan	S +	5.00%	8.70%	10/15/2025	4/9/2027	10,516	10,516	10,443	0.41%
AFC-Dell Holding Corp	First lien senior secured delayed draw term loan	S +	5.00%	8.67%	10/15/2025	4/9/2027	11,427	522	463	0.02%
AFC-Dell Holding Corp	First lien senior secured revolving loan	S +	5.00%	8.67%	10/15/2025	10/9/2028	2,872	386	390	0.02%
AFC-Dell Holding Corp (32)	First lien senior secured revolving loan	S +	5.00%	8.67%	10/15/2025	10/9/2026	2,525	2,020	2,003	0.08%
AFC-Dell Holding Corp	First lien senior secured term loan	S +	5.00%	8.67%	10/15/2025	4/9/2027	12,784	12,775	12,696	0.50%
Ascent Lifting, Inc (6)	First lien senior secured revolving loan	S +	4.75%	8.52%	9/9/2022	9/9/2027	2,500	(33)	(16)	0.00%
Ascent Lifting, Inc	First lien senior secured term loan	S +	4.75%	8.52%	4/28/2023	9/9/2027	21,337	21,239	21,197	0.83%
AWI Group, LLC	First lien senior secured delayed draw term loan	S +	5.75%	9.45%	8/1/2024	8/1/2029	4,433	4,374	4,179	0.16%
AWI Group, LLC	First lien senior secured revolving loan	S +	5.75%	9.43%	8/1/2024	8/1/2029	10,420	7,363	6,899	0.27%
AWI Group, LLC	First lien senior secured term loan	S +	5.75%	9.45%	8/1/2024	8/1/2029	54,507	53,745	51,378	2.02%
Banner Buyer, LLC (8)	First lien senior secured delayed draw term loan	S +	2.75% + 3.50% PIK	10.24%	7/28/2023	5/31/2026	576	573	345	0.01%
The accompanying notes are an integral part of these consolidated financial statements.

TPG Twin Brook Capital Income Fund
Consolidated Schedule of Investments
As of March 31, 2026
(Amounts in thousands)
(Unaudited)

Company(1)(2)	Investment	Reference Rate and Spread (5)		Interest Rate	Purchase Date	Maturity Date	Principal/ Par Amount(3)	Amortized Cost(4)	Fair Value	Percentage of Net Assets
Banner Buyer, LLC (8)	First lien senior secured revolving loan	S +	2.75% +3.50% PIK	10.24%	7/28/2023	5/31/2026	372	112	(36)	0.00%
Banner Buyer, LLC (8)	First lien senior secured term loan	S +	2.75% + 3.50% PIK	10.24%	7/28/2023	5/31/2026	1,387	1,379	832	0.03%
CAP KSI Holdings LLC (33)	First lien senior secured revolving loan	S +	5.25%	8.94%	6/28/2024	6/28/2030	7,812	5,274	5,305	0.21%
CAP KSI Holdings LLC	First lien senior secured term loan	S +	5.25%	8.94%	6/28/2024	6/28/2030	60,179	59,525	59,776	2.34%
Eastern Communications Solutions, Inc. (6)	First lien senior secured revolving loan	S +	5.00%	8.70%	12/30/2024	12/30/2030	3,240	(39)	(24)	0.00%
Eastern Communications Solutions, Inc.	First lien senior secured term loan	S +	5.00%	8.70%	11/4/2025	12/31/2030	1,697	1,682	1,684	0.07%
Eastern Communications Solutions, Inc.	First lien senior secured term loan	S +	5.00%	8.70%	12/30/2024	12/30/2030	12,454	12,298	12,362	0.48%
Empire Equipment Company, LLC	First lien senior secured revolving loan	S +	6.25%	10.31%	7/28/2023	7/16/2026	439	438	437	0.02%
Empire Equipment Company, LLC	First lien senior secured term loan	S +	6.25%	10.03%	7/28/2023	7/16/2026	1,596	1,592	1,590	0.06%
Jacent Strategic Merchandising, LLC	First lien senior secured revolving loan	S +	6.50%	10.27%	9/19/2025	1/31/2027	2,436	1,586	1,589	0.05%
Jacent Strategic Merchandising, LLC	First lien senior secured term loan	S +	5.75%	9.52%	9/19/2025	1/31/2027	13,502	13,465	13,482	0.53%
Lehman Pipe Buyer, LLC	First lien senior secured delayed draw term loan	S +	5.00%	8.70%	6/13/2025	8/30/2030	5,428	1,518	1,526	0.06%
Lehman Pipe Buyer, LLC	First lien senior secured revolving loan	S +	5.00%	8.70%	8/30/2024	8/30/2030	6,324	2,017	2,038	0.08%
Lehman Pipe Buyer, LLC	First lien senior secured term loan	S +	5.00%	8.70%	8/30/2024	8/30/2030	37,489	36,909	37,071	1.45%
Rental Equipment Investment Corp	First lien senior secured revolving loan	S +	4.50%	8.19%	10/8/2025	10/8/2030	7,917	1,257	1,290	0.05%
Rental Equipment Investment Corp	First lien senior secured term loan	S +	4.50%	8.20%	10/8/2025	10/8/2030	40,829	40,369	40,543	1.59%
Triad Technologies, LLC (6)	First lien senior secured revolving loan	S +	5.25%	9.10%	7/28/2023	6/30/2027	332	(2)	(2)	0.00%
Triad Technologies, LLC	First lien senior secured term loan	S +	5.25%	9.10%	7/28/2023	6/30/2027	1,138	1,138	1,129	0.04%
Value Added Distributors, LLC (6)	First lien senior secured revolving loan	S +	4.75%	8.41%	12/19/2024	12/19/2029	3,768	(45)	(38)	0.00%
Value Added Distributors, LLC	First lien senior secured term loan	S +	4.75%	8.41%	12/19/2024	12/19/2029	12,093	11,954	11,967	0.47%
Vintage Parts, Inc	First lien senior secured revolving loan	S +	4.75%	11.50%	3/28/2025	3/28/2029	1,564	454	457	0.02%
Vintage Parts, Inc	First lien senior secured term loan	S +	5.75%	9.45%	3/28/2025	3/28/2029	16,084	15,921	15,952	0.62%
Wolf Gordon Inc (6)	First lien senior secured revolving loan	S +	4.25%	11.00%	5/1/2024	5/1/2029	3,809	(55)	(51)	0.00%
Wolf Gordon Inc	First lien senior secured term loan	S +	5.25%	8.92%	5/1/2024	5/1/2029	25,435	25,067	25,106	0.98%
Woodson and Bozeman, LLC (6)	First lien senior secured delayed draw term loan	S +	4.75%	8.45%	10/1/2025	10/1/2031	6,590	(45)	(32)	0.00%
Woodson and Bozeman, LLC (6)	First lien senior secured revolving loan	S +	4.75%	8.45%	10/1/2025	10/1/2031	2,436	(34)	(29)	0.00%
Woodson and Bozeman, LLC	First lien senior secured term loan	S +	4.75%	8.45%	10/1/2025	10/1/2031	5,904	5,823	5,834	0.23%
								359,457	356,117	13.95%
Water utilities
The accompanying notes are an integral part of these consolidated financial statements.

TPG Twin Brook Capital Income Fund
Consolidated Schedule of Investments
As of March 31, 2026
(Amounts in thousands)
(Unaudited)

Company(1)(2)	Investment	Reference Rate and Spread (5)		Interest Rate	Purchase Date	Maturity Date	Principal/ Par Amount(3)	Amortized Cost(4)	Fair Value	Percentage of Net Assets
Diamondback Buyer, LLC	First lien senior secured delayed draw term loan	S +	5.00%	8.67%	10/15/2024	7/22/2026	$3,625	$3,618	$3,620	0.14%
Diamondback Buyer, LLC (6)	First lien senior secured revolving loan	S +	5.00%	8.69%	7/28/2023	7/22/2026	75	—	—	0.00%
Diamondback Buyer, LLC	First lien senior secured term loan	S +	5.00%	8.69%	7/28/2023	7/22/2026	1,402	1,400	1,399	0.04%
								5,018	5,019	0.18%
Total non-controlled/non-affiliated senior secured debt								$4,392,784	$4,382,355	171.89%
Non-controlled/non-affiliated sponsor subordinated notes
Personal products
Cosmetic Solutions LLC	Sponsor subordinated note	11.00%		11.00%	7/18/2025	10/17/2028	396	$396	44	0.00%
								396	44	0.00%
Trading companies and distributors
Empire Equipment Company, LLC	Sponsor subordinated note	12.50% + 7.00% PIK		19.50%	7/28/2023	12/17/2026	$20	$18	$14	0.00%
								18	14	0.00%
Total non-controlled/non-affiliated sponsor subordinated notes								414	58	0.00%
Total non-controlled/non-affiliated investments								$4,393,198	$4,382,413	171.89%
Non-controlled/affiliated investments
Multisector holdings
Twin Brook Equity Holdings, LLC (34) (35) (36)	Equity - 16.73% membership interest							$86,482	$98,589	3.87%
Twin Brook Segregated Equity Holdings, LLC (34) (35) (36)	Equity - 2.11% membership interest							19	16	0.00%
Total non-controlled/affiliated investments								86,501	98,605	3.87%
Total investments								$4,479,699	$4,481,018	175.76%

Cash equivalents
Dreyfus Government Cash Management Money Market Fund - Institutional Shares				4.04%				$7,000	$7,000	0.27%
JPMorgan U.S. Government Money Market Fund - Share Class: Capital				4.12%				6	6	0.00%
Total cash equivalents								7,006	7,006	0.27%
Total investments and cash equivalents								$4,486,705	$4,488,024	176.03%
(1)Unless otherwise indicated, all investments are considered Level 3 investments.
(2)Unless otherwise indicated, all investments represent co-investments made with the Company’s affiliates in accordance with the terms of the exemptive relief that the Company received from the U.S. Securities and Exchange Commission. Refer to Note 6 for further information.
(3)Principal/par amount is denominated in U.S. Dollars (“$”) unless otherwise noted, such as Canadian Dollars (“C$”).
(4)The amortized cost represents the original cost adjusted for the amortization of discounts and premiums, as applicable, on debt investments using the effective interest method.
(5)Unless otherwise indicated, the interest rate on the principal balance outstanding for all floating rate loans is indexed to the Term Secured Overnight Financing Rate (“Term SOFR” or “S”), the Canadian Overnight Repo Rate Average (“Term CORRA” or “T”) and/or an alternate base rate (e.g. prime rate (“P”)), which typically resets semiannually, quarterly, or monthly at the borrower’s option. The applicable base rate may be subject to a floor. The borrower may also elect to have multiple interest reset periods for each loan. For each of these loans, the applicable margin has been provided over Term SOFR based on each respective credit agreement. As of March 31, 2026, the reference rates for the
The accompanying notes are an integral part of these consolidated financial statements.

TPG Twin Brook Capital Income Fund
Consolidated Schedule of Investments
As of March 31, 2026
(Amounts in thousands)
(Unaudited)
floating rate loans were the Term SOFR of 3.68%, the Prime Rate of 6.75%, and the Term CORRA of 2.27%. In some circumstances, interest may be paid-in-kind (“PIK”) rather than cash, resulting in an increased principal amount.
(6)Represents revolvers and delayed draw term loans where the entire balance is unfunded as of March 31, 2026. The negative fair value is a result of the commitment being valued below par. Refer to Note 8 for further information.
(7)Represents investments that the Company has determined are not “qualifying assets” under Section 55(a) of the 1940 Act. Under the 1940 Act, we may not acquire any non-qualifying asset unless, at the time such acquisition is made, qualifying assets represent at least 70% of our total assets. The status of these assets under the 1940 Act is subject to change. The Company monitors the status of these assets on an ongoing basis. As of March 31, 2026, non-qualifying assets represented approximately 4.41% of the total assets of the Company.
(8)Indicates Loan was on non-accrual status as of March 31, 2026.
(9)Principal balance includes reserve for letter of credit of $49,465 on which the borrower pays 5.25%.
(10)Principal balance includes reserve for letter of credit of $3,659 on which the borrower pays 5.75%.
(11)Principal balance includes reserve for letter of credit of $24,091 on which the borrower pays 5.50%.
(12)Principal balance includes reserve for letter of credit of $49,938 on which the borrower pays 5.25%.
(13)Principal balance includes reserve for letter of credit of $304,425 on which the borrower pays 5.00%.
(14)Principal balance includes reserve for letter of credit of $248,440 on which the borrower pays 5.25%.
(15)Principal balance includes reserve for letter of credit of $1,634,261 on which the borrower pays 5.75%.
(16)Principal balance includes reserve for letter of credit of $45,563 on which the borrower pays 5.50%.
(17)Principal balance includes reserve for letter of credit of $30,948 on which the borrower pays 6.00%.
(18)Principal balance includes reserve for letter of credit of $4,926 on which the borrower pays 6.50%.
(19)Principal balance includes reserve for letter of credit of $7,860 on which the borrower pays 6.00%.
(20)Principal balance includes reserve for letter of credit of $116,312 on which the borrower pays 6.00% + 2.00% PIK.
(21)Principal balance includes reserve for letter of credit of $147,760 on which the borrower pays 0.00%.
(22)Principal balance includes reserve for letter of credit of $16,960 on which the borrower pays 4.75%.
(23)Principal balance includes reserve for letter of credit of $168,934 on which the borrower pays 6.00%.
(24)Principal balance includes reserve for letter of credit of $1,409,936 on which the borrower pays 5.50%.
(25)Principal balance includes reserve for letter of credit of $400,400 on which the borrower pays 5.00%.
(26)Principal balance includes reserve for letter of credit of $10,500 on which the borrower pays 6.00% + 0.50% PIK.
(27)Principal balance includes reserve for letter of credit of $60,610 on which the borrower pays 6.25%.
(28)Principal balance includes reserve for letter of credit of $927,380 on which the borrower pays 5.00%.
(29)Principal balance includes reserve for letter of credit of $62,209 on which the borrower pays 5.50%.
(30)Principal balance includes reserve for letter of credit of $3,517 on which the borrower pays 6.75%.
(31)Principal balance includes reserve for letter of credit of $238,050 on which the borrower pays 5.25%.
(32)Principal balance includes reserve for letter of credit of $101,000 on which the borrower pays 5.00%.
(33)Principal balance includes reserve for letter of credit of $1,622,952 on which the borrower pays 5.25%.
(34)As a practical expedient, the Company uses net asset value to determine the fair value of this investment. Consistent with FASB guidance under ASC 820, these investments are excluded from the hierarchical levels. This represents an investment in an affiliated fund.
(35)Securities exempt from registration under the Securities Act of 1933 (the “Securities Act”), and may be deemed to be “restricted securities” under the Securities Act. As of March 31, 2026, the aggregate fair value of these securities is $98,605 or 3.87% of the Company's net assets.
(36)Non-income producing investment.

The accompanying notes are an integral part of these consolidated financial statements.

TPG Twin Brook Capital Income Fund
Consolidated Schedule of Investments
As of March 31, 2026
(Amounts in thousands)
(Unaudited)

Foreign currency forward contracts
Counterparty	Currency Purchased	Currency Sold	Settlement	Unrealized Appreciation/ (Depreciation)
Wells Fargo Bank, National Association	CAD 240	USD 329	4/28/2026	$3
Total				$3

Currency Abbreviations:
USD - U.S. Dollar
CAD - Canadian Dollar

The accompanying notes are an integral part of these consolidated financial statements.

TPG Twin Brook Capital Income Fund
Consolidated Schedule of Investments
As of March 31, 2026
(Amounts in thousands)
(Unaudited)

Interest Rate Swaps
Counterparty	Hedged Instrument	Company Receives	Company Pays	Maturity Date	Notional Amount	Fair Value	Upfront Payments/Receipts	Unrealized Appreciation/(Depreciation)
Morgan Stanley Capital Services, LLC	Series A, Tranche A Notes	7.6900%	S + 3.547%	3/19/2027	$90,000	$305	$—	$305
Morgan Stanley Capital Services, LLC	Series A, Tranche B Notes	7.7800%	S + 3.8660%	3/19/2029	150,000	1,248	—	1,248
MUFG Bank, Ltd.	Series B, Tranche A Notes	6.4200%	S + 3.1224%	10/15/2028	20,000	(209)	—	(209)
MUFG Bank, Ltd.	Series B, Tranche A Notes	6.4200%	S + 3.1158%	10/15/2028	65,000	(670)	—	(670)
Wells Fargo Bank, N.A.	Series B, Tranche C Notes	6.5200%	S + 3.1810%	10/15/2029	100,000	(1,240)	—	(1,240)
Morgan Stanley Capital Services, LLC	Series B, Tranche C Notes	6.5200%	S + 3.3840%	10/15/2029	50,000	(760)	—	(760)
MUFG Bank, Ltd.	Series B, Tranche C Notes	6.5200%	S + 3.2432%	10/15/2029	50,000	(746)	—	(746)
MUFG Bank, Ltd.	Series B, Tranche C Notes	6.5200%	S + 3.2659%	10/15/2029	90,000	(1,408)	—	(1,408)
Regions Bank	Series C, Tranche A Notes	6.0500%	S + 2.5070%	5/30/2028	25,000	(71)	—	(71)
Regions Bank	Series C, Tranche B Notes	6.4000%	S + 2.8595%	3/30/2030	75,000	(312)	—	(312)
Total						$(3,863)	$—	$(3,863)
The accompanying notes are an integral part of these consolidated financial statements.

TPG Twin Brook Capital Income Fund
Consolidated Schedule of Investments
As of March 31, 2026
(Amounts in thousands)
(Unaudited)

Interest Rate Options
Counterparty	Instrument	Company Receives	Company Sold	Maturity Date	Notional Amount	Fair Value	Upfront Payments/Receipts	Unrealized Appreciation/(Depreciation)
Wells Fargo Bank, N.A.	Sold SOFR Floor with Annuitized Premium	0.08% Semiannual premium	1.00% 3M SOFR Floor	4/15/2029	$100,000	120	—	120
Morgan Stanley Capital Services, LLC	Sold SOFR Floor with Annuitized Premium	0.09% Quarterly premium	1.00% 3M SOFR Floor	4/15/2029	50,000	76	—	76
MUFG Bank, Ltd.	Sold SOFR Floor with Annuitized Premium	0.06% Quarterly premium	1.00% 3M SOFR Floor	7/15/2028	20,000	14	—	14
MUFG Bank, Ltd.	Sold SOFR Floor with Annuitized Premium	0.09% Quarterly premium	1.00% 3M SOFR Floor	4/15/2029	50,000	60	—	60
Morgan Stanley Capital Services, LLC	Sold SOFR Floor with Annuitized Premium	0.07% Semiannual premium	1.00% 3M SOFR Floor	12/19/2026	90,000	6	—	6
MUFG Bank, Ltd.	Sold SOFR Floor with Annuitized Premium	0.06% Quarterly premium	1.00% 3M SOFR Floor	7/15/2028	65,000	47	—	47
Morgan Stanley Capital Services, LLC	Sold SOFR Floor with Annuitized Premium	0.11% Semiannual premium	1.00% 3M SOFR Floor	9/19/2028	150,000	180	—	180
MUFG Bank, Ltd.	Sold SOFR Floor with Annuitized Premium	0.09% Quarterly premium	1.00% 3M SOFR Floor	4/15/2029	90,000	108	—	108
Total						$611	$—	$611
The accompanying notes are an integral part of these consolidated financial statements.

TPG Twin Brook Capital Income Fund
Consolidated Schedule of Investments
As of December 31, 2025
(Amounts in thousands)
(Unaudited)

Company(1)(2)	Investment	Reference Rate and Spread (5)		Interest Rate	Purchase Date	Maturity Date	Principal/ Par Amount(3)	Amortized Cost(4)	Fair Value	Percentage of Net Assets
Investments
Non-controlled/non-affiliated senior secured debt
Aerospace and defense
AlphaCoin LLC (6)	First lien senior secured delayed draw term loan	S +	5.00%	8.84%	5/6/2025	7/29/2030	$2,610	$(17)	$(12)	0.00%
AlphaCoin LLC	First lien senior secured delayed draw term loan	S +	5.00%	8.84%	7/29/2024	7/29/2030	3,013	2,963	2,999	0.13%
AlphaCoin LLC (6)	First lien senior secured revolving loan	S +	5.00%	8.84%	7/29/2024	7/29/2030	4,509	(69)	(53)	0.00%
AlphaCoin LLC	First lien senior secured term loan	S +	5.00%	8.84%	7/29/2024	7/29/2030	18,823	18,510	18,600	0.78%
AlphaCoin LLC	First lien senior secured term loan	S +	5.00%	8.84%	5/6/2025	7/29/2030	1,904	1,878	1,882	0.08%
Mattco Forge, Inc	First lien senior secured revolving loan	S +	5.25%	8.95%	12/19/2024	12/19/2030	3,691	2,415	2,421	0.10%
Mattco Forge, Inc	First lien senior secured term loan	S +	5.25%	8.92%	12/19/2024	12/19/2030	37,857	37,370	37,430	1.57%
Third Holdco, LLC (6)	First lien senior secured delayed draw term loan	S +	4.75%	8.47%	6/13/2025	6/13/2031	3,624	(49)	(43)	0.00%
Third Holdco, LLC (6)	First lien senior secured revolving loan	S +	4.75%	8.47%	6/13/2025	6/13/2031	6,089	(83)	(72)	0.00%
Third Holdco, LLC	First lien senior secured term loan	S +	4.75%	8.47%	6/13/2025	6/13/2031	24,516	24,173	24,220	1.02%
								87,091	87,372	3.68%
Air freight and logistics
Load One Purchaser Corporation	First lien senior secured revolving loan	S +	7.25%	11.08%	7/28/2023	6/21/2028	$3,557	$151	$150	0.01%
Load One Purchaser Corporation	First lien senior secured term loan	S +	0.25% + 7.00% PIK	11.88%	10/23/2024	6/21/2028	1,002	981	984	0.04%
Load One Purchaser Corporation	First lien senior secured term loan	S +	0.25% + 7.00% PIK	11.18%	2/26/2025	6/21/2028	14,317	14,047	14,061	0.59%
Load One Purchaser Corporation	First lien senior secured term loan	12.00%		12.00%	11/21/2025	6/21/2028	48	48	47	0.00%
Zipline Logistics, LLC	First lien senior secured revolving loan	S +	3.00% + 3.00% PIK	9.83%	2/26/2025	9/19/2027	1,729	1,296	825	0.03%
Zipline Logistics, LLC	First lien senior secured term loan	S +	3.00% + 3.00% PIK	9.83%	2/26/2025	9/19/2027	6,958	6,842	4,959	0.21%
								23,365	21,026	0.88%
Auto components
A.P.A. Industries, LLC (6)(9)	First lien senior secured revolving loan	S +	5.25%	8.98%	12/17/2025	1/10/2028	$1,979	$(28)	$(20)	0.00%
A.P.A. Industries, LLC	First lien senior secured term loan	S +	5.25%	8.98%	12/17/2025	1/10/2028	14,186	13,986	14,044	0.59%
AirPro Diagnostics, LLC	First lien senior secured delayed draw term loan	S +	5.25%	9.47%	2/21/2025	2/21/2030	3,163	6	11	0.00%
AirPro Diagnostics, LLC	First lien senior secured revolving loan	S +	5.25%	9.09%	2/21/2025	2/21/2030	1,822	585	587	0.02%
AirPro Diagnostics, LLC	First lien senior secured term loan	S +	5.25%	9.09%	2/21/2025	2/21/2030	8,477	8,368	8,377	0.35%
AvCarb, LLC	First lien senior secured delayed draw term loan	S +	2.00% + 5.00% PIK	10.93%	7/28/2023	11/12/2026	255	252	213	0.01%
The accompanying notes are an integral part of these consolidated financial statements.

TPG Twin Brook Capital Income Fund
Consolidated Schedule of Investments
As of December 31, 2025
(Amounts in thousands)
(Unaudited)

Company(1)(2)	Investment	Reference Rate and Spread (5)		Interest Rate	Purchase Date	Maturity Date	Principal/ Par Amount(3)	Amortized Cost(4)	Fair Value	Percentage of Net Assets
AvCarb, LLC	First lien senior secured revolving loan	S +	7.00%	10.99%	7/28/2023	11/12/2026	38	37	31	0.00%
AvCarb, LLC	First lien senior secured term loan	S +	2.00% + 5.00% PIK	10.93%	7/28/2023	11/12/2026	543	539	454	0.02%
Bestop, Inc	First lien senior secured delayed draw term loan	S +	5.50%	9.17%	3/29/2024	3/29/2029	6,767	1,253	1,265	0.05%
Bestop, Inc (6)	First lien senior secured revolving loan	S +	5.50%	9.17%	2/26/2025	3/29/2029	7,081	(100)	(87)	0.00%
Bestop, Inc	First lien senior secured term loan	S +	5.50%	9.17%	3/29/2024	3/29/2029	43,582	42,921	43,047	1.80%
BSC ASI Buyer, LLC (6)	First lien senior secured revolving loan	S +	5.00%	8.67%	12/31/2024	12/31/2027	3,661	(24)	(20)	0.00%
BSC ASI Buyer, LLC	First lien senior secured term loan	S +	5.00%	8.67%	12/31/2024	12/31/2027	29,527	29,322	29,357	1.23%
Raneys, LLC	First lien senior secured delayed draw term loan	S +	5.50%	9.17%	2/26/2025	6/7/2027	4,786	4,744	4,752	0.20%
Raneys, LLC (6)	First lien senior secured revolving loan	S +	5.50%	9.17%	10/23/2024	6/7/2027	1,964	(16)	(14)	0.00%
Raneys, LLC	First lien senior secured term loan	S +	5.50%	9.17%	2/26/2025	6/7/2027	13,317	13,196	13,220	0.55%
								115,041	115,217	4.82%
Building products
US Anchors Group Inc (6)	First lien senior secured delayed draw term loan	S +	5.00%	8.67%	12/31/2025	7/16/2029	$2,139	$(13)	$(21)	0.00%
US Anchors Group Inc	First lien senior secured revolving loan	S +	5.00%	8.73%	6/25/2025	7/16/2029	4,338	357	393	0.02%
US Anchors Group Inc	First lien senior secured term loan	S +	5.00%	8.67%	6/25/2025	7/16/2029	20,798	20,400	20,598	0.86%
								20,744	20,970	0.88%
Chemicals
A. P. Nonweiler Co. Inc. (6)	First lien senior secured revolving loan	S +	4.75%	8.42%	9/30/2025	9/30/2030	$1,523	$(22)	$(19)	0.00%
A. P. Nonweiler Co. Inc	First lien senior secured term loan	S +	4.75%	8.42%	9/30/2025	9/30/2030	13,046	12,856	12,883	0.54%
AM Buyer, LLC (6)	First lien senior secured revolving loan	S +	5.50%	9.34%	3/6/2025	5/1/2027	851	(4)	(3)	0.00%
AM Buyer, LLC	First lien senior secured term loan	S +	5.50%	9.34%	3/6/2025	5/1/2027	4,291	4,268	4,273	0.18%
Answer Acquisition, LLC	First lien senior secured revolving loan	S +	6.00%	9.75%	1/16/2024	6/30/2028	759	221	220	0.01%
Answer Acquisition, LLC	First lien senior secured term loan	S +	6.00%	9.82%	7/28/2023	6/30/2028	1,647	1,637	1,631	0.07%
Answer Acquisition, LLC	First lien senior secured term loan	S +	6.00%	9.82%	1/16/2024	6/30/2028	843	835	835	0.04%
Answer Acquisition, LLC	First lien senior secured term loan	S +	6.00%	9.82%	6/7/2024	6/30/2028	9,823	9,706	9,728	0.41%
Custom Agronomics Holdings, LLC	First lien senior secured revolving loan	S +	6.50%	10.33%	9/25/2025	8/30/2027	2,976	719	729	0.03%
Custom Agronomics Holdings, LLC	First lien senior secured term loan	S +	6.50%	10.43%	7/28/2023	8/30/2027	4,040	4,000	4,020	0.17%
Custom Agronomics Holdings, LLC	First lien senior secured term loan	S +	6.50%	10.43%	9/25/2025	8/30/2027	490	486	487	0.02%
Custom Agronomics Holdings, LLC	First lien senior secured term loan	S +	6.50%	10.43%	2/26/2025	8/30/2027	2,492	2,467	2,479	0.10%
Polycorp Ltd	First lien senior secured delayed draw term loan	S +	4.75%	8.47%	1/24/2024	1/24/2030	14,839	8,092	8,132	0.34%
Polycorp Ltd (6)	First lien senior secured revolving loan	S +	4.75%	8.47%	1/24/2024	1/24/2030	3,723	(58)	(42)	0.00%
Polycorp Ltd	First lien senior secured term loan	S +	4.75%	8.47%	1/24/2024	1/24/2030	17,873	17,613	17,670	0.74%
Polycorp Ltd	First lien senior secured term loan	S +	4.75%	8.47%	2/28/2025	1/24/2030	5,338	5,267	5,277	0.22%
Teel Plastics, LLC (6)	First lien senior secured revolving loan	S +	4.75%	8.42%	4/22/2025	4/22/2030	3,909	(34)	(27)	0.00%
Teel Plastics, LLC	First lien senior secured term loan	S +	4.75%	8.42%	4/22/2025	4/22/2030	31,583	31,283	31,351	1.31%
The accompanying notes are an integral part of these consolidated financial statements.

TPG Twin Brook Capital Income Fund
Consolidated Schedule of Investments
As of December 31, 2025
(Amounts in thousands)
(Unaudited)

Company(1)(2)	Investment	Reference Rate and Spread (5)		Interest Rate	Purchase Date	Maturity Date	Principal/ Par Amount(3)	Amortized Cost(4)	Fair Value	Percentage of Net Assets
								99,332	99,624	4.18%
Commercial services and supplies
Alliance Environmental Group, LLC	First lien senior secured delayed draw term loan	S +	7.00%	10.93%	2/26/2025	12/30/2027	$62	$59	$23	0.00%
Alliance Environmental Group, LLC	First lien senior secured revolving loan	S +	7.00%	10.93%	7/28/2023	12/30/2027	41	29	4	0.00%
Alliance Environmental Group, LLC	First lien senior secured revolving loan	S +	7.00%	10.93%	6/17/2025	12/30/2027	8	—	—	0.00%
Alliance Environmental Group, LLC	First lien senior secured term loan	S +	7.00%	10.93%	12/29/2023	12/30/2027	2,473	2,349	921	0.04%
Capstone Mechanical LLC (6)	First lien senior secured delayed draw term loan	S +	5.00%	8.67%	11/20/2025	11/20/2030	6,161	(76)	(76)	0.00%
Capstone Mechanical LLC	First lien senior secured revolving loan	S +	5.00%	8.72%	11/20/2025	11/20/2030	1,492	71	71	0.00%
Capstone Mechanical LLC	First lien senior secured term loan	S +	5.00%	8.67%	11/20/2025	11/20/2030	2,500	2,469	2,469	0.10%
Franchise Fastlane, LLC (6)	First lien senior secured revolving loan	S +	5.75%	9.58%	7/28/2023	5/2/2027	15	—	—	0.00%
Franchise Fastlane, LLC	First lien senior secured term loan	S +	5.75%	9.58%	7/28/2023	5/2/2027	1,060	1,053	1,052	0.04%
Gold Medal Holdings, Inc	First lien senior secured delayed draw term loan	S +	5.75%	9.42%	6/14/2024	3/17/2027	2,827	965	968	0.04%
Gold Medal Holdings, Inc (10)	First lien senior secured revolving loan	S +	5.75%	9.42%	6/14/2024	3/17/2027	1,444	620	621	0.03%
Gold Medal Holdings, Inc	First lien senior secured term loan	S +	5.75%	9.42%	2/26/2025	3/17/2027	11,963	11,907	11,914	0.50%
Green Monster Acquisition, LLC	First lien senior secured revolving loan	S +	6.00%	10.10%	7/28/2023	12/28/2026	38	15	15	0.00%
Green Monster Acquisition, LLC	First lien senior secured term loan	S +	6.00%	10.10%	2/26/2025	12/28/2026	1,134	1,129	1,128	0.05%
HLSG Intermediate, LLC	First lien senior secured delayed draw term loan	S +	5.25%	9.08%	3/14/2025	3/31/2029	2,811	999	1,016	0.04%
HLSG Intermediate, LLC	First lien senior secured delayed draw term loan	S +	5.25%	9.08%	2/26/2025	3/31/2029	349	344	347	0.01%
HLSG Intermediate, LLC (11)	First lien senior secured revolving loan	S +	5.25%	9.08%	3/14/2025	3/31/2029	1,051	322	328	0.01%
HLSG Intermediate, LLC	First lien senior secured term loan	S +	5.25%	9.08%	3/14/2025	3/31/2029	3,395	3,361	3,376	0.14%
HLSG Intermediate, LLC	First lien senior secured term loan	S +	5.25%	9.08%	2/26/2025	3/31/2029	632	622	629	0.03%
Innovative Discovery Acquisition, LLC (6)	First lien senior secured delayed draw term loan	S +	5.50%	9.17%	12/31/2025	12/31/2030	10,230	(77)	(77)	0.00%
Innovative Discovery Acquisition, LLC (6)(12)	First lien senior secured revolving loan	S +	5.50%	9.17%	12/31/2025	12/31/2030	447	(7)	(7)	0.00%
Innovative Discovery Acquisition, LLC	First lien senior secured term loan	S +	5.50%	9.17%	12/31/2025	12/31/2030	19,444	19,152	19,152	0.80%
Nimlok Company, LLC (6)(13)	First lien senior secured revolving loan	S +	5.25%	9.10%	11/3/2025	11/27/2027	1,498	(11)	(11)	0.00%
Nimlok Company, LLC	First lien senior secured term loan	S +	5.25%	9.10%	11/3/2025	11/27/2027	30,431	30,221	30,209	1.27%
Polaris Labs Acquisition, LLC (6)	First lien senior secured revolving loan	S +	5.00%	8.67%	9/17/2024	9/17/2029	2,123	(32)	(29)	0.00%
Polaris Labs Acquisition, LLC	First lien senior secured term loan	S +	5.00%	8.67%	9/17/2024	9/17/2029	6,378	6,279	6,289	0.26%
PRA Acquisition, LLC (6)	First lien senior secured revolving loan	S +	6.50%	10.32%	7/28/2023	5/12/2028	56	(1)	(1)	0.00%
PRA Acquisition, LLC	First lien senior secured term loan	S +	6.50%	10.32%	7/28/2023	5/12/2028	557	550	549	0.02%
Precision Point Metrics, Inc	First lien senior secured delayed draw term loan	S +	4.75%	8.47%	7/1/2025	7/1/2031	7,250	4,107	4,122	0.17%
Precision Point Metrics, Inc (6)	First lien senior secured revolving loan	S +	4.75%	8.42%	7/1/2025	7/1/2031	2,030	(28)	(24)	0.00%
Precision Point Metrics, Inc	First lien senior secured term loan	S +	4.75%	8.42%	7/1/2025	7/1/2031	8,115	8,000	8,016	0.34%
Quality Liaison Services of North America, Inc	First lien senior secured revolving loan	S +	6.00%	9.99%	7/28/2023	5/2/2028	1,629	698	699	0.03%
The accompanying notes are an integral part of these consolidated financial statements.

TPG Twin Brook Capital Income Fund
Consolidated Schedule of Investments
As of December 31, 2025
(Amounts in thousands)
(Unaudited)

Company(1)(2)	Investment	Reference Rate and Spread (5)		Interest Rate	Purchase Date	Maturity Date	Principal/ Par Amount(3)	Amortized Cost(4)	Fair Value	Percentage of Net Assets
Quality Liaison Services of North America, Inc	First lien senior secured term loan	S +	6.00%	9.99%	7/28/2023	5/2/2028	12,198	12,055	12,060	0.51%
Rapid Fire Safety and Security, LLC	First lien senior secured delayed draw term loan	S +	5.00%	8.75%	1/2/2025	1/2/2030	5,449	4,594	4,601	0.19%
Rapid Fire Safety and Security, LLC	First lien senior secured revolving loan	S +	5.00%	8.67%	1/2/2025	1/2/2030	1,885	1,557	1,559	0.07%
Rapid Fire Safety and Security, LLC	First lien senior secured term loan	S +	5.00%	8.67%	1/2/2025	1/2/2030	3,951	3,893	3,899	0.16%
Superscapes Holdco, LLC	First lien senior secured revolving loan	S +	5.50%	9.34%	4/7/2025	4/7/2030	2,166	251	254	0.01%
Superscapes Holdco, LLC	First lien senior secured term loan	S +	5.50%	9.17%	4/7/2025	4/7/2030	17,818	17,578	17,609	0.74%
TCG Services, LLC (6)	First lien senior secured delayed draw term loan	S +	5.50%	9.34%	7/31/2025	7/31/2031	7,250	(51)	(35)	0.00%
TCG Services, LLC (6)	First lien senior secured revolving loan	S +	5.50%	9.34%	7/31/2025	7/31/2031	2,030	(28)	(25)	0.00%
TCG Services, LLC	First lien senior secured term loan	S +	5.50%	9.34%	7/31/2025	7/31/2031	7,413	7,306	7,322	0.31%
								142,244	140,937	5.91%
Construction and engineering
AKS Engineering and Forestry, LLC (6)	First lien senior secured revolving loan	S +	4.75%	8.47%	1/7/2025	1/7/2031	$2,890	$(36)	$(32)	0.00%
AKS Engineering and Forestry, LLC	First lien senior secured term loan	S +	4.75%	8.47%	1/7/2025	1/7/2031	19,827	19,568	19,601	0.82%
AKS Engineering and Forestry, LLC	First lien senior secured term loan	S +	4.75%	8.47%	11/3/2025	1/7/2031	4,279	4,217	4,230	0.18%
BCI Burke Holding Corp	First lien senior secured delayed draw term loan	S +	5.75%	9.42%	2/26/2025	12/14/2027	1,437	1,426	1,429	0.06%
BCI Burke Holding Corp (6)	First lien senior secured delayed draw term loan	S +	5.75%	9.42%	10/10/2024	12/14/2027	6,588	(40)	(34)	0.00%
BCI Burke Holding Corp (6)	First lien senior secured revolving loan	S +	5.75%	9.42%	10/10/2024	12/14/2027	2,447	(17)	(13)	0.00%
BCI Burke Holding Corp	First lien senior secured term loan	S +	5.75%	9.42%	10/10/2024	12/14/2027	16,829	16,721	16,743	0.70%
Capital Construction, LLC (6)	First lien senior secured delayed draw term loan	S +	5.75%	9.89%	6/30/2025	10/22/2026	9,173	(42)	(35)	0.00%
Capital Construction, LLC	First lien senior secured delayed draw term loan	S +	5.75%	9.89%	6/30/2025	10/22/2026	3,169	3,139	3,139	0.13%
Capital Construction, LLC	First lien senior secured term loan	S +	5.75%	9.89%	6/30/2025	10/22/2026	5,989	5,930	5,927	0.25%
CHS Holdco, LLC	First lien senior secured delayed draw term loan	S +	5.00%	8.67%	5/27/2025	5/27/2031	18,081	7,667	7,701	0.32%
CHS Holdco, LLC	First lien senior secured revolving loan	S +	5.00%	8.65%	5/27/2025	5/27/2031	6,089	3,469	3,480	0.15%
CHS Holdco, LLC	First lien senior secured term loan	S +	5.00%	8.67%	5/27/2025	5/27/2031	18,029	17,770	17,813	0.75%
Compass Restoration Intermediary Holdings, LLC	First lien senior secured delayed draw term loan	S +	5.25%	9.09%	1/31/2025	1/31/2030	2,491	707	710	0.03%
Compass Restoration Intermediary Holdings, LLC (6)	First lien senior secured revolving loan	S +	5.25%	9.09%	1/31/2025	1/31/2030	1,218	(20)	(18)	0.00%
Compass Restoration Intermediary Holdings, LLC	First lien senior secured term loan	S +	5.25%	9.09%	1/31/2025	1/31/2030	6,922	6,809	6,817	0.29%
Highland Acquisition, Inc	First lien senior secured revolving loan	S +	5.75%	9.59%	9/3/2024	3/9/2027	2,213	427	426	0.02%
Highland Acquisition, Inc	First lien senior secured term loan	S +	5.75%	9.59%	9/3/2024	3/9/2027	10,740	10,662	10,657	0.45%
Ironhorse Purchaser, LLC	First lien senior secured delayed draw term loan	S +	5.25%	8.97%	9/30/2022	9/30/2027	8,563	8,504	8,508	0.36%
Ironhorse Purchaser, LLC (6)(14)	First lien senior secured revolving loan	S +	5.25%	8.97%	2/1/2023	9/30/2027	5,813	(49)	(38)	0.00%
Ironhorse Purchaser, LLC	First lien senior secured term loan	S +	5.25%	8.97%	2/26/2025	9/30/2027	29,251	29,009	29,033	1.22%
The accompanying notes are an integral part of these consolidated financial statements.

TPG Twin Brook Capital Income Fund
Consolidated Schedule of Investments
As of December 31, 2025
(Amounts in thousands)
(Unaudited)

Company(1)(2)	Investment	Reference Rate and Spread (5)		Interest Rate	Purchase Date	Maturity Date	Principal/ Par Amount(3)	Amortized Cost(4)	Fair Value	Percentage of Net Assets
Redwood Buyer, LLC (6)	First lien senior secured delayed draw term loan	S +	4.75%	8.42%	1/3/2025	1/3/2030	7,615	(122)	(112)	0.00%
Redwood Buyer, LLC (6)	First lien senior secured revolving loan	S +	4.75%	8.42%	1/3/2025	1/3/2030	1,884	(30)	(28)	0.00%
Redwood Buyer, LLC	First lien senior secured term loan	S +	4.75%	8.42%	1/3/2025	1/3/2030	9,034	8,884	8,896	0.37%
Rose Paving, LLC	First lien senior secured delayed draw term loan	S +	5.00%	8.84%	11/27/2024	11/7/2029	3,714	3,595	3,599	0.15%
Rose Paving, LLC	First lien senior secured revolving loan	S +	5.00%	8.88%	2/26/2025	11/7/2029	8,626	5,152	5,175	0.22%
Rose Paving, LLC	First lien senior secured term loan	S +	5.00%	8.84%	7/28/2023	11/7/2029	17,075	16,785	16,888	0.71%
Rose Paving, LLC	First lien senior secured term loan	S +	5.00%	8.84%	5/1/2024	11/7/2029	1,767	1,738	1,748	0.07%
Rose Paving, LLC	First lien senior secured term loan	S +	5.00%	8.84%	11/27/2024	11/7/2029	13,024	12,868	12,881	0.54%
								184,691	185,091	7.79%
Containers and packaging
Bulk Lift International, LLC	First lien senior secured delayed draw term loan	S +	6.25%	10.18%	7/28/2023	11/15/2027	$125	$123	$123	0.01%
Bulk Lift International, LLC	First lien senior secured revolving loan	S +	6.25%	10.35%	7/28/2023	11/15/2027	1,801	236	233	0.01%
Bulk Lift International, LLC	First lien senior secured term loan	S +	6.25%	10.18%	1/17/2024	11/15/2027	8,042	7,927	7,932	0.33%
Innovative FlexPak, LLC (8)	First lien senior secured delayed draw term loan	20.00% PIK		20.00%	7/31/2025	1/23/2027	459	257	28	0.00%
Innovative FlexPak, LLC (8)	First lien senior secured revolving loan	S +	7.00%	10.83%	7/28/2023	1/23/2027	627	496	238	0.01%
Innovative FlexPak, LLC (8)	First lien senior secured term loan	S +	7.00%	10.83%	7/28/2023	1/23/2027	2,616	2,274	1,195	0.05%
Innovative FlexPak, LLC (8)	First lien senior secured term loan	20.00% PIK		20.00%	2/26/2025	1/23/2027	896	567	409	0.02%
Johns Byrne LLC	First lien senior secured delayed draw term loan	S +	6.25%	9.95%	8/31/2023	8/31/2029	2,575	2,536	2,538	0.11%
Johns Byrne LLC (6)	First lien senior secured revolving loan	S +	6.25%	9.92%	8/31/2023	8/31/2029	1,460	(22)	(21)	0.00%
Johns Byrne LLC	First lien senior secured term loan	S +	6.25%	9.92%	8/31/2023	8/31/2029	9,276	9,123	9,128	0.38%
K-1 Packaging Group LLC	First lien senior secured revolving loan	S +	6.25%	10.35%	10/6/2022	10/6/2027	6,748	1,206	1,209	0.05%
K-1 Packaging Group LLC	First lien senior secured term loan	S +	6.25%	10.18%	2/26/2025	10/6/2027	30,766	30,437	30,468	1.28%
MRC Keeler Acquisition LLC	First lien senior secured delayed draw term loan	S +	6.50%	10.32%	2/26/2025	6/4/2027	4	4	4	0.00%
MRC Keeler Acquisition LLC (6)	First lien senior secured revolving loan	S +	6.50%	10.32%	7/28/2023	6/4/2027	150	—	(2)	0.00%
MRC Keeler Acquisition LLC	First lien senior secured term loan	S +	6.50%	10.32%	7/28/2023	6/4/2027	908	908	898	0.04%
SCP Cold Chain Packaging Buyer Corp (6)	First lien senior secured delayed draw term loan	S +	5.00%	8.67%	6/27/2025	6/27/2031	7,248	(41)	(26)	0.00%
SCP Cold Chain Packaging Buyer Corp (6)	First lien senior secured revolving loan	S +	5.00%	8.67%	6/27/2025	6/27/2031	3,247	(37)	(31)	0.00%
SCP Cold Chain Packaging Buyer Corp	First lien senior secured term loan	S +	5.00%	8.67%	6/27/2025	6/27/2031	19,111	18,891	18,927	0.79%
Sixarp, LLC (6)	First lien senior secured delayed draw term loan	S +	5.25%	8.92%	9/22/2025	8/5/2029	1,722	(16)	(13)	0.00%
Sixarp, LLC	First lien senior secured revolving loan	S +	5.25%	8.92%	9/22/2025	8/5/2029	3,045	306	312	0.01%
Sixarp, LLC	First lien senior secured term loan	S +	5.25%	8.92%	9/22/2025	8/5/2029	20,408	20,213	20,255	0.85%
The accompanying notes are an integral part of these consolidated financial statements.

TPG Twin Brook Capital Income Fund
Consolidated Schedule of Investments
As of December 31, 2025
(Amounts in thousands)
(Unaudited)

Company(1)(2)	Investment	Reference Rate and Spread (5)		Interest Rate	Purchase Date	Maturity Date	Principal/ Par Amount(3)	Amortized Cost(4)	Fair Value	Percentage of Net Assets
Vanguard Packaging, LLC	First lien senior secured revolving loan	S +	5.25%	9.85%	3/29/2024	8/9/2026	4,408	1,456	1,458	0.06%
Vanguard Packaging, LLC	First lien senior secured term loan	S +	5.25%	9.08%	3/29/2024	8/9/2026	10,064	10,029	10,033	0.42%
								106,873	105,295	4.42%
Distributors
RTP Acquisition, LLC	First lien senior secured revolving loan	S +	4.50% + 2.25% PIK	10.58%	7/28/2023	8/17/2027	$39	$38	$29	0.00%
RTP Acquisition, LLC	First lien senior secured term loan	S +	4.50% + 2.25% PIK	10.85%	12/13/2023	8/17/2027	2,764	2,743	2,074	0.09%
								2,781	2,103	0.09%
Diversified consumer services
50Floor, LLC	First lien senior secured revolving loan	S +	3.00%	7.12%	7/28/2023	3/31/2028	$214	$105	$89	0.00%
50Floor, LLC	First lien senior secured term loan	S +	3.00%	7.12%	7/28/2023	3/31/2028	1,137	1,116	1,039	0.04%
ACES Intermediate, Inc (6)	First lien senior secured revolving loan	S +	5.00%	8.83%	7/28/2023	7/27/2027	7,114	(63)	(36)	0.00%
ACES Intermediate, Inc	First lien senior secured term loan	S +	5.00%	8.83%	3/21/2025	7/27/2027	37,404	37,057	37,217	1.56%
CL Services Acquisition, LLC	First lien senior secured delayed draw term loan	S +	4.75%	8.42%	7/28/2023	4/25/2028	7,136	7,011	7,047	0.30%
CL Services Acquisition, LLC	First lien senior secured delayed draw term loan	S +	4.75%	8.49%	5/7/2024	4/25/2028	8,453	8,316	8,347	0.35%
CL Services Acquisition, LLC	First lien senior secured delayed draw term loan	S +	4.75%	8.57%	9/19/2025	4/25/2028	32,288	9,163	9,197	0.39%
CL Services Acquisition, LLC	First lien senior secured revolving loan	S +	4.75%	8.42%	9/19/2025	4/25/2028	5,435	416	429	0.02%
CL Services Acquisition, LLC	First lien senior secured term loan	S +	4.75%	8.59%	9/19/2025	4/25/2028	13,589	13,335	13,419	0.56%
Esquire Deposition Solutions, LLC	First lien senior secured delayed draw term loan	S +	5.25%	8.92%	7/1/2024	12/30/2028	6,673	6,596	6,613	0.28%
Esquire Deposition Solutions, LLC	First lien senior secured delayed draw term loan	S +	5.25%	8.92%	2/26/2025	12/30/2028	6,896	6,806	6,834	0.29%
Esquire Deposition Solutions, LLC (6)	First lien senior secured revolving loan	S +	5.25%	8.92%	7/1/2024	12/30/2028	7,666	(91)	(69)	0.00%
Esquire Deposition Solutions, LLC	First lien senior secured term loan	S +	5.25%	8.92%	2/26/2025	12/30/2028	47,749	47,212	47,319	1.98%
Harley Exteriors Acquisition, LLC	First lien senior secured delayed draw term loan	S +	5.50%	9.34%	8/2/2024	8/1/2029	3,929	2,763	2,768	0.12%
Harley Exteriors Acquisition, LLC (6)	First lien senior secured revolving loan	S +	5.50%	9.34%	8/2/2024	8/2/2029	1,322	(22)	(21)	0.00%
Harley Exteriors Acquisition, LLC	First lien senior secured term loan	S +	5.50%	9.34%	8/2/2024	8/2/2029	8,439	8,295	8,305	0.35%
Home Brands Group Holdings, Inc (6)	First lien senior secured revolving loan	S +	5.00%	8.72%	7/28/2023	1/8/2028	48	—	—	0.00%
Home Brands Group Holdings, Inc	First lien senior secured term loan	S +	5.00%	8.72%	6/10/2025	1/8/2028	12,034	11,928	11,957	0.50%
HTI Intermediate, LLC	First lien senior secured delayed draw term loan	S +	5.00%	8.98%	3/1/2024	3/1/2030	2,348	2,311	2,319	0.10%
HTI Intermediate, LLC	First lien senior secured revolving loan	S +	5.00%	10.08%	7/2/2025	3/1/2030	2,588	482	485	0.02%
HTI Intermediate, LLC	First lien senior secured term loan	S +	5.00%	8.98%	7/2/2025	3/1/2030	1,773	1,749	1,751	0.07%
HTI Intermediate, LLC	First lien senior secured term loan	S +	5.00%	8.77%	3/1/2024	3/1/2030	5,008	4,934	4,945	0.21%
ISSA, LLC	First lien senior secured revolving loan	S +	6.50%	10.28%	7/28/2023	3/1/2028	131	38	38	0.00%
ISSA, LLC	First lien senior secured term loan	S +	6.50%	10.17%	10/6/2023	3/1/2028	1,820	1,803	1,797	0.08%
The accompanying notes are an integral part of these consolidated financial statements.

TPG Twin Brook Capital Income Fund
Consolidated Schedule of Investments
As of December 31, 2025
(Amounts in thousands)
(Unaudited)

Company(1)(2)	Investment	Reference Rate and Spread (5)		Interest Rate	Purchase Date	Maturity Date	Principal/ Par Amount(3)	Amortized Cost(4)	Fair Value	Percentage of Net Assets
Juniper Landscaping Holdings LLC	First lien senior secured delayed draw term loan	S +	5.75%	9.44%	2/26/2025	12/29/2027	5,831	5,775	5,783	0.24%
Juniper Landscaping Holdings LLC	First lien senior secured delayed draw term loan	S +	5.75%	9.56%	5/23/2025	12/29/2027	8,014	1,896	1,884	0.08%
Juniper Landscaping Holdings LLC	First lien senior secured delayed draw term loan	S +	5.75%	9.43%	7/28/2023	12/29/2027	85	85	85	0.00%
Juniper Landscaping Holdings LLC (15)	First lien senior secured revolving loan	S +	5.75%	9.51%	5/23/2025	12/29/2027	3,103	771	781	0.03%
Juniper Landscaping Holdings LLC	First lien senior secured term loan	S +	5.75%	9.43%	5/23/2025	12/29/2027	3,965	3,917	3,933	0.16%
Lawn Care Holdings Purchaser, Inc	First lien senior secured delayed draw term loan	S +	5.50%	9.17%	10/24/2023	10/24/2028	4,520	4,436	4,486	0.19%
Lawn Care Holdings Purchaser, Inc	First lien senior secured delayed draw term loan	S +	5.50%	9.17%	11/22/2024	10/24/2028	13,901	9,238	9,258	0.39%
Lawn Care Holdings Purchaser, Inc (16)	First lien senior secured revolving loan	P +	4.50%	11.25%	11/22/2024	10/24/2028	2,698	507	519	0.02%
Lawn Care Holdings Purchaser, Inc	First lien senior secured term loan	S +	5.50%	9.17%	11/22/2024	10/24/2028	7,120	7,016	7,066	0.30%
PPW Acquisition, LLC	First lien senior secured revolving loan	S +	6.75%	10.68%	7/28/2023	3/31/2028	38	11	9	0.00%
PPW Acquisition, LLC	First lien senior secured term loan	S +	4.25% + 2.50% PIK	10.68%	7/28/2023	3/31/2028	622	612	590	0.02%
Premier Early Childhood Education Partners LLC	First lien senior secured delayed draw term loan	S +	6.00%	9.93%	11/22/2023	11/22/2028	10,809	10,642	10,717	0.45%
Premier Early Childhood Education Partners LLC	First lien senior secured delayed draw term loan	S +	6.00%	9.93%	9/25/2024	11/22/2028	8,973	8,855	8,896	0.37%
Premier Early Childhood Education Partners LLC	First lien senior secured delayed draw term loan	S +	6.00%	9.92%	3/27/2025	11/22/2028	8,403	6,335	6,346	0.27%
Premier Early Childhood Education Partners LLC	First lien senior secured revolving loan	S +	6.00%	9.84%	11/22/2023	11/22/2028	1,380	531	540	0.02%
Premier Early Childhood Education Partners LLC	First lien senior secured term loan	S +	6.00%	9.93%	11/22/2023	11/22/2028	8,146	8,006	8,077	0.34%
TSR Concrete Intermediate, LLC (6)	First lien senior secured delayed draw term loan	S +	4.50%	8.17%	12/31/2025	12/31/2031	12,868	(64)	(64)	0.00%
TSR Concrete Intermediate, LLC (6)	First lien senior secured revolving loan	S +	4.50%	8.17%	12/31/2025	12/31/2031	6,220	(62)	(62)	0.00%
TSR Concrete Intermediate, LLC	First lien senior secured term loan	S +	4.50%	8.17%	12/31/2025	12/31/2031	25,186	24,934	24,934	1.05%
United Land Services Opco Parent, LLC	First lien senior secured delayed draw term loan	S +	6.00%	10.10%	7/28/2023	3/23/2027	1,221	1,216	1,219	0.05%
United Land Services Opco Parent, LLC	First lien senior secured delayed draw term loan	S +	6.00%	10.10%	7/28/2023	3/23/2027	371	369	370	0.02%
United Land Services Opco Parent, LLC	First lien senior secured delayed draw term loan	S +	6.00%	9.96%	12/11/2025	3/23/2027	8,020	4,361	4,372	0.18%
United Land Services Opco Parent, LLC (6)(17)	First lien senior secured revolving loan	S +	6.00%	10.10%	7/28/2023	3/23/2027	150	(1)	—	0.00%
United Land Services Opco Parent, LLC	First lien senior secured term loan	S +	6.00%	10.10%	7/28/2023	3/23/2027	348	347	348	0.01%
Yard-Nique, Inc	First lien senior secured delayed draw term loan	S +	6.50%	10.32%	6/30/2025	4/30/2026	7,640	6,737	6,787	0.28%
Yard-Nique, Inc	First lien senior secured delayed draw term loan	S +	6.50%	10.32%	7/28/2023	4/30/2026	2,542	2,536	2,536	0.11%
The accompanying notes are an integral part of these consolidated financial statements.

TPG Twin Brook Capital Income Fund
Consolidated Schedule of Investments
As of December 31, 2025
(Amounts in thousands)
(Unaudited)

Company(1)(2)	Investment	Reference Rate and Spread (5)		Interest Rate	Purchase Date	Maturity Date	Principal/ Par Amount(3)	Amortized Cost(4)	Fair Value	Percentage of Net Assets
Yard-Nique, Inc	First lien senior secured revolving loan	S +	6.50%	10.32%	4/30/2024	4/30/2026	1,947	1,803	1,806	0.08%
Yard-Nique, Inc	First lien senior secured term loan	S +	6.50%	10.32%	2/26/2025	4/30/2026	6,928	6,904	6,903	0.29%
								288,973	289,908	12.17%
Electrical equipment
AEP Passion Intermediate Holdings, Inc	First lien senior secured delayed draw term loan	S +	1.75% + 4.75% PIK	10.32%	2/26/2025	10/5/2027	$72	$71	$71	0.00%
AEP Passion Intermediate Holdings, Inc	First lien senior secured revolving loan	S +	6.50%	10.49%	7/28/2023	10/5/2027	48	15	15	0.00%
AEP Passion Intermediate Holdings, Inc	First lien senior secured revolving loan	S +	1.75% + 4.75% PIK	10.49%	7/28/2023	10/5/2027	1	1	1	0.00%
AEP Passion Intermediate Holdings, Inc	First lien senior secured term loan	S +	1.75% + 4.75% PIK	10.49%	7/28/2023	10/5/2027	1,291	1,275	1,271	0.05%
BPCP NSA Intermedco, Inc	First lien senior secured delayed draw term loan	S +	4.75%	8.42%	5/17/2024	5/17/2030	12,205	12,056	12,117	0.51%
BPCP NSA Intermedco, Inc (6)	First lien senior secured delayed draw term loan	S +	4.75%	8.42%	12/15/2025	5/17/2030	8,953	(33)	(33)	0.00%
BPCP NSA Intermedco, Inc (6)	First lien senior secured revolving loan	S +	4.75%	8.42%	5/17/2024	5/17/2030	5,930	(65)	(43)	0.00%
BPCP NSA Intermedco, Inc	First lien senior secured term loan	S +	4.75%	8.42%	12/15/2025	5/17/2030	36,616	36,184	36,352	1.52%
SENS Intermediate Holdings LLC (6)	First lien senior secured delayed draw term loan	S +	4.75%	8.42%	3/10/2025	3/10/2031	3,468	(22)	(16)	0.00%
SENS Intermediate Holdings LLC (6)	First lien senior secured revolving loan	S +	4.75%	8.42%	3/10/2025	3/10/2031	2,664	(35)	(30)	0.00%
SENS Intermediate Holdings LLC	First lien senior secured term loan	S +	4.75%	8.42%	3/10/2025	3/10/2031	9,753	9,624	9,643	0.40%
WCI Volt Purchaser, LLC (6)	First lien senior secured revolving loan	S +	5.25%	9.08%	9/15/2022	9/15/2028	2,249	(20)	(19)	0.00%
WCI Volt Purchaser, LLC	First lien senior secured term loan	S +	5.25%	9.08%	9/15/2022	9/15/2028	7,721	7,640	7,647	0.32%
								66,691	66,976	2.80%
Electronic equipment, instruments and components
ADC Purchaser Inc (6)	First lien senior secured revolving loan	S +	4.50%	8.17%	7/16/2025	7/16/2031	$6,013	$(70)	$(58)	0.00%
ADC Purchaser Inc	First lien senior secured term loan	S +	4.50%	8.17%	7/16/2025	7/16/2031	30,802	30,433	30,501	1.28%
Advanced Lighting Acquisition, LLC (6)	First lien senior secured revolving loan	S +	5.50%	9.22%	2/27/2025	11/22/2027	1,215	(8)	(7)	0.00%
Advanced Lighting Acquisition, LLC	First lien senior secured term loan	S +	5.50%	9.22%	2/27/2025	11/22/2027	6,956	6,903	6,913	0.29%
Nelson Name Plate Company	First lien senior secured delayed draw term loan	S +	5.75%	9.68%	7/28/2023	10/18/2026	115	115	115	0.00%
Nelson Name Plate Company	First lien senior secured revolving loan	S +	5.75%	9.69%	7/28/2023	10/18/2026	90	33	33	0.00%
Nelson Name Plate Company	First lien senior secured term loan	S +	5.75%	9.68%	5/30/2025	10/18/2026	3,422	3,394	3,401	0.14%
								40,800	40,898	1.71%
Food and staples retailing
Ever Fresh Fruit Company, LLC	First lien senior secured delayed draw term loan	S +	6.50%	10.32%	6/5/2024	11/17/2028	$1,351	$1,333	$1,335	0.06%
Ever Fresh Fruit Company, LLC (6)	First lien senior secured revolving loan	S +	6.50%	10.32%	11/17/2023	11/17/2028	1,380	(21)	(17)	0.00%
Ever Fresh Fruit Company, LLC	First lien senior secured term loan	S +	6.50%	10.32%	11/17/2023	11/17/2028	7,215	7,094	7,129	0.30%
Mad Rose Company, LLC (18)	First lien senior secured revolving loan	S +	6.50%	10.51%	12/5/2023	5/7/2026	395	141	141	0.01%
The accompanying notes are an integral part of these consolidated financial statements.

TPG Twin Brook Capital Income Fund
Consolidated Schedule of Investments
As of December 31, 2025
(Amounts in thousands)
(Unaudited)

Company(1)(2)	Investment	Reference Rate and Spread (5)		Interest Rate	Purchase Date	Maturity Date	Principal/ Par Amount(3)	Amortized Cost(4)	Fair Value	Percentage of Net Assets
Mad Rose Company, LLC	First lien senior secured term loan	S +	6.50%	10.60%	12/5/2023	5/7/2026	2,869	2,861	2,860	0.12%
NutriScience Innovations, LLC (6)(19)	First lien senior secured revolving loan	S +	6.00%	9.67%	7/28/2023	12/31/2026	131	(1)	(1)	0.00%
NutriScience Innovations, LLC	First lien senior secured term loan	S +	6.00%	9.67%	10/15/2024	12/31/2026	1,559	1,556	1,553	0.07%
Premier Produce One, LLC (6)	First lien senior secured delayed draw term loan	S +	5.00%	8.67%	11/24/2025	9/21/2030	10,460	(64)	(64)	0.00%
Premier Produce One, LLC	First lien senior secured delayed draw term loan	S +	5.00%	8.88%	3/21/2025	9/21/2030	4,272	4,203	4,246	0.18%
Premier Produce One, LLC (6)	First lien senior secured revolving loan	S +	5.00%	8.67%	11/24/2025	9/21/2030	3,972	(56)	(49)	0.00%
Premier Produce One, LLC	First lien senior secured term loan	S +	5.00%	8.88%	11/24/2025	9/21/2030	13,714	13,547	13,545	0.57%
Premier Produce One, LLC	First lien senior secured term loan	S +	5.00%	8.67%	3/21/2025	9/21/2030	5,653	5,565	5,584	0.23%
Qin's Buffalo, LLC	First lien senior secured delayed draw term loan	S +	5.75%	9.47%	7/28/2023	5/5/2027	74	73	73	0.00%
Qin's Buffalo, LLC	First lien senior secured delayed draw term loan	S +	5.75%	9.47%	5/24/2024	5/5/2027	7,898	5,435	5,439	0.23%
Qin's Buffalo, LLC	First lien senior secured revolving loan	S +	5.75%	9.47%	7/28/2023	5/5/2027	38	37	37	0.00%
Qin's Buffalo, LLC	First lien senior secured term loan	S +	5.75%	9.47%	7/28/2023	5/5/2027	520	515	516	0.02%
SCP Beverage Buyer, LLC	First lien senior secured revolving loan	S +	6.00%	10.11%	7/28/2023	5/24/2028	38	37	37	0.00%
SCP Beverage Buyer, LLC	First lien senior secured term loan	S +	5.75%	10.12%	11/3/2025	5/24/2028	8,244	8,184	8,184	0.34%
TruSource Foods LLC (6)	First lien senior secured delayed draw term loan	S +	5.00%	8.76%	12/5/2025	8/1/2031	2,510	(37)	(34)	0.00%
TruSource Foods LLC	First lien senior secured delayed draw term loan	S +	5.00%	8.67%	8/1/2025	8/1/2031	3,334	3,282	3,288	0.14%
TruSource Foods LLC	First lien senior secured revolving loan	S +	5.00%	8.71%	8/1/2025	8/1/2031	1,926	981	985	0.04%
TruSource Foods LLC	First lien senior secured term loan	S +	5.00%	8.76%	12/5/2025	8/1/2031	9,602	9,455	9,471	0.40%
Universal Pure, LLC	First lien senior secured delayed draw term loan	S +	4.50% + 1.75% PIK	10.07%	7/28/2023	10/31/2028	367	362	362	0.02%
Universal Pure, LLC (20)	First lien senior secured revolving loan	S +	4.50% + 1.75% PIK	10.07%	7/28/2023	10/31/2028	7,231	6,945	6,949	0.29%
Universal Pure, LLC	First lien senior secured term loan	S +	4.50% + 1.75% PIK	10.07%	2/26/2025	10/31/2028	17,641	17,338	17,343	0.73%
								88,765	88,912	3.75%
Food products
BPCP WLF Intermedco LLC	First lien senior secured delayed draw term loan	S +	6.00%	9.86%	8/19/2022	8/19/2028	$5,827	$5,735	$5,780	0.24%
BPCP WLF Intermedco LLC	First lien senior secured delayed draw term loan	S +	6.00%	9.89%	12/20/2024	8/19/2028	7,615	1,755	1,766	0.07%
BPCP WLF Intermedco LLC (6)	First lien senior secured revolving loan	S +	6.00%	9.82%	8/19/2022	8/19/2028	3,383	(41)	(27)	0.00%
BPCP WLF Intermedco LLC	First lien senior secured term loan	S +	6.00%	9.82%	2/26/2025	8/19/2028	24,132	23,777	23,936	1.00%
Icelandirect, LLC (6)	First lien senior secured delayed draw term loan	S +	5.25%	8.92%	12/31/2025	7/31/2029	2,858	(29)	(29)	0.00%
Icelandirect, LLC (6)	First lien senior secured revolving loan	S +	5.25%	8.92%	12/31/2025	7/31/2029	331	(3)	(3)	0.00%
The accompanying notes are an integral part of these consolidated financial statements.

TPG Twin Brook Capital Income Fund
Consolidated Schedule of Investments
As of December 31, 2025
(Amounts in thousands)
(Unaudited)

Company(1)(2)	Investment	Reference Rate and Spread (5)		Interest Rate	Purchase Date	Maturity Date	Principal/ Par Amount(3)	Amortized Cost(4)	Fair Value	Percentage of Net Assets
Icelandirect, LLC	First lien senior secured term loan	S +	5.25%	8.92%	12/31/2025	7/31/2029	1,934	1,914	1,914	0.08%
Starwest Botanicals Acquisition, LLC	First lien senior secured revolving loan	S +	5.25%	9.08%	7/28/2023	4/30/2028	174	166	143	0.01%
Starwest Botanicals Acquisition, LLC	First lien senior secured term loan	S +	5.25%	9.08%	2/26/2025	4/30/2028	783	761	665	0.03%
Sun Orchard, LLC	First lien senior secured delayed draw term loan	S +	5.50%	9.37%	8/2/2024	1/8/2029	6,093	6,002	6,034	0.25%
Sun Orchard, LLC (6)	First lien senior secured revolving loan	S +	5.50%	9.35%	11/24/2025	1/8/2029	6,851	(86)	(67)	0.00%
Sun Orchard, LLC	First lien senior secured term loan	S +	5.50%	9.35%	11/24/2025	1/8/2029	34,536	34,033	34,200	1.43%
Treat Planet Acquisition, LLC (6)	First lien senior secured revolving loan	S +	5.50%	9.17%	3/7/2025	1/11/2028	2,422	(33)	(15)	0.00%
Treat Planet Acquisition, LLC	First lien senior secured term loan	S +	5.50%	9.17%	3/7/2025	1/11/2028	5,499	5,457	5,465	0.23%
Treat Planet Acquisition, LLC	First lien senior secured term loan	S +	5.50%	9.17%	9/2/2025	1/11/2028	8,273	8,146	8,222	0.34%
Westminster Cracker Company, Inc	First lien senior secured revolving loan	S +	6.25%	10.07%	8/30/2023	8/30/2026	1,534	224	224	0.01%
Westminster Cracker Company, Inc	First lien senior secured term loan	S +	6.25%	10.07%	8/30/2023	8/30/2026	9,440	9,396	9,399	0.39%
								97,174	97,607	4.08%
Gas utilities
Hydromax USA, LLC	First lien senior secured delayed draw term loan	S +	6.00%	9.99%	2/26/2025	12/30/2027	$109	$107	$108	0.00%
Hydromax USA, LLC (6)	First lien senior secured delayed draw term loan	S +	6.00%	9.99%	6/3/2025	12/30/2027	1,298	(9)	(8)	0.00%
Hydromax USA, LLC	First lien senior secured revolving loan	S +	6.00%	9.99%	2/26/2025	12/30/2027	228	88	90	0.00%
Hydromax USA, LLC	First lien senior secured term loan	S +	6.00%	9.99%	7/28/2023	12/30/2027	1,178	1,154	1,171	0.05%
								1,340	1,361	0.05%
Health care equipment and supplies
3BC Matrix Acquisition, LLC (6)(21)	First lien senior secured revolving loan	S +	5.50%	9.22%	5/13/2025	5/13/2030	$1,564	$(27)	$(25)	0.00%
3BC Matrix Acquisition, LLC	First lien senior secured term loan	S +	5.50%	9.22%	5/13/2025	5/13/2030	4,765	4,679	4,686	0.20%
626 Holdings Equity LLC	First lien senior secured delayed draw term loan	S +	6.00%	10.10%	7/28/2023	2/14/2028	220	218	217	0.01%
626 Holdings Equity LLC	First lien senior secured revolving loan	S +	6.00%	10.31%	7/28/2023	2/14/2028	75	74	74	0.00%
626 Holdings Equity LLC	First lien senior secured term loan	S +	6.00%	10.10%	7/28/2023	2/14/2028	857	849	847	0.04%
Alcresta Buyer, Inc (6)	First lien senior secured delayed draw term loan	S +	5.50%	9.29%	12/4/2025	3/12/2031	36,279	(358)	(357)	(0.01)%
Alcresta Buyer, Inc	First lien senior secured revolving loan	S +	5.50%	9.24%	12/4/2025	3/12/2031	3,155	158	179	0.01%
Alcresta Buyer, Inc	First lien senior secured term loan	S +	5.50%	9.29%	12/4/2025	3/12/2031	28,105	27,675	27,826	1.17%
EMSAR Acquisition LLC	First lien senior secured delayed draw term loan	S +	4.50% + 2.00% PIK	10.43%	7/28/2023	9/30/2027	215	212	203	0.01%
EMSAR Acquisition LLC	First lien senior secured revolving loan	S +	6.50%	10.43%	7/28/2023	9/30/2027	134	132	126	0.01%
EMSAR Acquisition LLC	First lien senior secured term loan	S +	4.50% + 2.00% PIK	10.43%	10/13/2023	9/30/2027	1,042	1,036	983	0.04%
Medical Technology Associates, LLC	First lien senior secured revolving loan	S +	5.50%	9.17%	6/27/2025	7/25/2028	2,981	1,397	1,412	0.06%
Medical Technology Associates, LLC	First lien senior secured term loan	S +	5.50%	9.17%	12/5/2025	7/25/2028	28,278	27,923	28,098	1.18%
Nasco Healthcare Inc.	First lien senior secured revolving loan	S +	5.75%	9.59%	12/13/2024	6/30/2028	2,937	713	718	0.03%
The accompanying notes are an integral part of these consolidated financial statements.

TPG Twin Brook Capital Income Fund
Consolidated Schedule of Investments
As of December 31, 2025
(Amounts in thousands)
(Unaudited)

Company(1)(2)	Investment	Reference Rate and Spread (5)		Interest Rate	Purchase Date	Maturity Date	Principal/ Par Amount(3)	Amortized Cost(4)	Fair Value	Percentage of Net Assets
Nasco Healthcare Inc.	First lien senior secured term loan	S +	5.75%	9.59%	12/13/2024	6/30/2028	11,675	11,593	11,605	0.49%
NWI Merger Sub, Inc (6)	First lien senior secured delayed draw term loan	S +	5.00%	8.84%	12/4/2024	12/4/2029	6,438	(101)	(93)	0.00%
NWI Merger Sub, Inc (6)	First lien senior secured revolving loan	S +	5.00%	8.84%	12/4/2024	12/4/2029	2,495	(39)	(36)	0.00%
NWI Merger Sub, Inc	First lien senior secured term loan	S +	5.00%	8.84%	12/4/2024	12/4/2029	16,784	16,527	16,540	0.69%
SCA Buyer, LLC	First lien senior secured delayed draw term loan	S +	6.50%	10.60%	2/26/2025	1/20/2027	275	270	245	0.01%
SCA Buyer, LLC	First lien senior secured revolving loan	S +	6.50%	10.60%	7/28/2023	1/20/2027	134	131	119	0.00%
SCA Buyer, LLC	First lien senior secured term loan	S +	6.50%	10.60%	12/16/2024	1/20/2027	739	725	659	0.03%
SCA Buyer, LLC	First lien senior secured term loan	S +	6.50%	10.60%	4/26/2024	1/20/2027	2,815	2,758	2,510	0.11%
Spectrum Solutions, LLC (8)	First lien senior secured delayed draw term loan	18.00%		18.00%	4/10/2025	3/5/2026	134	128	134	0.01%
Spectrum Solutions, LLC (8)	First lien senior secured delayed draw term loan	18.00% PIK		18.00%	5/3/2024	3/5/2026	269	260	267	0.01%
Spectrum Solutions, LLC (8)	First lien senior secured delayed draw term loan	15.00% PIK		18.00%	4/10/2025	3/5/2026	38	36	38	0.00%
Spectrum Solutions, LLC (8)	First lien senior secured delayed draw term loan	15.00% PIK		15.00%	7/28/2023	3/5/2026	135	121	—	0.00%
Spectrum Solutions, LLC (8)	First lien senior secured revolving loan	S +	6.25%	10.28%	7/28/2023	3/5/2026	304	191	(53)	0.00%
Spectrum Solutions, LLC (8)	First lien senior secured term loan	S +	6.25%	10.18%	7/28/2023	3/5/2026	644	584	89	0.00%
Surplus Solutions, LLC	First lien senior secured delayed draw term loan	S +	5.25%	8.92%	9/30/2024	11/30/2027	4,648	3,204	3,195	0.13%
Surplus Solutions, LLC (6)	First lien senior secured revolving loan	S +	5.25%	9.18%	9/9/2025	11/30/2027	2,227	(31)	(25)	0.00%
Surplus Solutions, LLC	First lien senior secured term loan	S +	5.25%	9.18%	9/9/2025	11/30/2027	17,211	16,974	17,013	0.71%
								118,012	117,194	4.94%
Health care providers and services
ADVI Health, LLC (6)	First lien senior secured revolving loan	S +	6.50%	10.33%	11/29/2022	11/29/2027	$1,062	$(10)	$(10)	0.00%
ADVI Health, LLC	First lien senior secured term loan	S +	6.50%	10.33%	11/29/2022	11/29/2027	6,055	5,986	5,990	0.25%
Advocate RCM Acquisition Corp (6)	First lien senior secured revolving loan	S +	6.25%	10.02%	12/22/2023	12/22/2026	2,902	(17)	(16)	0.00%
Advocate RCM Acquisition Corp	First lien senior secured term loan	S +	6.25%	10.02%	12/22/2023	12/22/2026	18,226	18,109	18,114	0.76%
Agility Intermediate, Inc	First lien senior secured delayed draw term loan	S +	7.00%	10.93%	7/28/2023	4/15/2026	107	107	102	0.00%
Agility Intermediate, Inc	First lien senior secured revolving loan	S +	7.00%	10.93%	7/28/2023	4/15/2026	134	106	100	0.00%
Agility Intermediate, Inc	First lien senior secured term loan	S +	7.00%	10.93%	7/28/2023	4/15/2026	235	234	222	0.01%
Aligned Dental Management Services, LLC	First lien senior secured delayed draw term loan	S +	5.25%	9.16%	2/7/2025	2/7/2030	4,978	1,509	1,515	0.06%
Aligned Dental Management Services, LLC	First lien senior secured revolving loan	S +	5.25%	9.76%	2/7/2025	2/7/2030	1,523	889	891	0.04%
Aligned Dental Management Services, LLC	First lien senior secured term loan	S +	5.25%	9.18%	2/7/2025	2/7/2030	7,891	7,755	7,767	0.33%
AMCP SAMGI Intermediate, Inc (6)	First lien senior secured delayed draw term loan	S +	5.00%	8.67%	12/12/2025	12/12/2031	12,910	(80)	(80)	0.00%
AMCP SAMGI Intermediate, Inc (6)	First lien senior secured revolving loan	S +	5.00%	8.67%	12/12/2025	12/12/2031	3,458	(43)	(43)	0.00%
AMCP SAMGI Intermediate, Inc	First lien senior secured term loan	S +	5.00%	8.67%	12/12/2025	12/12/2031	25,736	25,417	25,414	1.07%
The accompanying notes are an integral part of these consolidated financial statements.

TPG Twin Brook Capital Income Fund
Consolidated Schedule of Investments
As of December 31, 2025
(Amounts in thousands)
(Unaudited)

Company(1)(2)	Investment	Reference Rate and Spread (5)		Interest Rate	Purchase Date	Maturity Date	Principal/ Par Amount(3)	Amortized Cost(4)	Fair Value	Percentage of Net Assets
AMCP Treatment Intermediate, LLC (6)	First lien senior secured delayed draw term loan	S +	5.00%	8.67%	8/29/2025	8/29/2031	6,608	(62)	(49)	0.00%
AMCP Treatment Intermediate, LLC (6)	First lien senior secured revolving loan	S +	5.00%	8.67%	8/29/2025	8/29/2031	3,045	(58)	(53)	0.00%
AMCP Treatment Intermediate, LLC	First lien senior secured term loan	S +	5.00%	8.67%	8/29/2025	8/29/2031	17,796	17,454	17,487	0.73%
American Family Care, LLC (6)	First lien senior secured delayed draw term loan	S +	4.75%	8.42%	9/10/2025	2/28/2029	7,325	(33)	(53)	0.00%
American Family Care, LLC	First lien senior secured delayed draw term loan	S +	4.75%	8.42%	9/10/2025	2/28/2029	5,661	467	519	0.02%
American Family Care, LLC (6)	First lien senior secured revolving loan	S +	4.75%	8.42%	9/10/2025	2/28/2029	4,912	(50)	(36)	0.00%
American Family Care, LLC	First lien senior secured term loan	S +	4.75%	8.42%	9/10/2025	2/28/2029	23,104	22,808	22,933	0.96%
ARC Health OPCO, LLC	First lien senior secured delayed draw term loan	S +	4.75%	8.64%	10/10/2025	10/10/2030	13,707	2,966	2,966	0.12%
ARC Health OPCO, LLC (6)	First lien senior secured revolving loan	S +	4.75%	8.42%	10/10/2025	10/10/2030	2,560	(31)	(31)	0.00%
ARC Health OPCO, LLC	First lien senior secured term loan	S +	4.75%	8.42%	10/10/2025	10/10/2030	9,395	9,281	9,280	0.39%
ASC Ortho Management Company, LLC (8)	First lien senior secured delayed draw term loan	S +	6.50% + 2.50% PIK	12.93%	7/28/2023	12/31/2026	329	323	64	0.00%
ASC Ortho Management Company, LLC (8)	First lien senior secured revolving loan	S +	9.00%	12.84%	9/19/2025	12/31/2026	16	9	9	0.00%
ASC Ortho Management Company, LLC (8)	First lien senior secured revolving loan	S +	9.00%	12.93%	7/28/2023	12/31/2026	38	37	7	0.00%
ASC Ortho Management Company, LLC (8)	First lien senior secured term loan	S +	6.50% + 2.50% PIK	12.93%	7/28/2023	12/31/2026	521	507	101	0.00%
Ascend Plastic Surgery Partners MSO LLC	First lien senior secured delayed draw term loan	S +	5.50%	9.34%	5/3/2024	5/3/2029	20,657	4,697	4,701	0.20%
Ascend Plastic Surgery Partners MSO LLC (6)	First lien senior secured revolving loan	S +	5.50%	9.17%	5/3/2024	5/3/2029	4,197	(56)	(52)	0.00%
Ascend Plastic Surgery Partners MSO LLC	First lien senior secured term loan	S +	5.50%	9.17%	5/3/2024	5/3/2029	6,791	6,693	6,701	0.28%
ASP Global Holdings, LLC	First lien senior secured delayed draw term loan	S +	5.25%	9.09%	7/31/2024	7/31/2029	19,067	13,291	13,313	0.56%
ASP Global Holdings, LLC	First lien senior secured revolving loan	S +	5.25%	9.06%	7/31/2024	7/31/2029	6,555	5,368	5,376	0.23%
ASP Global Holdings, LLC	First lien senior secured term loan	S +	5.25%	9.09%	7/31/2024	7/31/2029	40,558	40,519	40,004	1.68%
Beacon Oral Specialists Management LLC	First lien senior secured delayed draw term loan	S +	5.50%	9.17%	7/28/2023	12/14/2026	145	144	145	0.01%
Beacon Oral Specialists Management LLC	First lien senior secured delayed draw term loan	S +	5.50%	9.17%	2/26/2025	12/14/2026	667	665	666	0.03%
Beacon Oral Specialists Management LLC	First lien senior secured delayed draw term loan	S +	5.50%	9.16%	6/27/2025	12/14/2026	10,912	10,302	10,347	0.43%
Beacon Oral Specialists Management LLC (6)	First lien senior secured delayed draw term loan	S +	5.50%	9.17%	9/12/2025	12/14/2026	13,666	(39)	(15)	0.00%
Beacon Oral Specialists Management LLC (6)	First lien senior secured revolving loan	S +	5.50%	9.17%	7/28/2023	12/14/2026	188	(1)	—	0.00%
Beacon Oral Specialists Management LLC	First lien senior secured term loan	S +	5.50%	9.17%	7/28/2023	12/14/2026	898	892	897	0.04%
Beghou Consulting, LLC (22)	First lien senior secured revolving loan	S +	4.75%	8.42%	7/28/2023	5/1/2028	2,714	385	386	0.02%
Beghou Consulting, LLC	First lien senior secured term loan	S +	4.75%	8.42%	7/28/2023	5/1/2028	15,080	14,832	14,839	0.62%
BPCP EE Intermedco LLC	First lien senior secured delayed draw term loan	S +	6.25%	10.07%	4/3/2023	4/3/2028	2,018	1,991	1,992	0.08%
The accompanying notes are an integral part of these consolidated financial statements.

TPG Twin Brook Capital Income Fund
Consolidated Schedule of Investments
As of December 31, 2025
(Amounts in thousands)
(Unaudited)

Company(1)(2)	Investment	Reference Rate and Spread (5)		Interest Rate	Purchase Date	Maturity Date	Principal/ Par Amount(3)		Amortized Cost(4)	Fair Value	Percentage of Net Assets
BPCP EE Intermedco LLC (6)	First lien senior secured revolving loan	S +	6.25%	10.07%	4/3/2023	4/3/2028	2,244		(31)	(30)	0.00%
BPCP EE Intermedco LLC	First lien senior secured term loan	S +	6.25%	10.07%	4/3/2023	4/3/2028	6,363		6,265	6,267	0.26%
Brightview, LLC	First lien senior secured delayed draw term loan	S +	5.75%	9.58%	7/28/2023	12/14/2026	47		47	47	0.00%
Brightview, LLC	First lien senior secured revolving loan	S +	5.75%	9.58%	7/28/2023	12/14/2026	52		41	42	0.00%
Brightview, LLC	First lien senior secured term loan	S +	5.75%	9.58%	2/26/2025	12/14/2026	671		670	669	0.03%
Canadian Orthodontic Partners Corp (7)(8)	First lien senior secured delayed draw term loan	17.00%		17.00%	2/26/2025	12/31/2026	C$	35	17	16	0.00%
Canadian Orthodontic Partners Corp (7)(8)	First lien senior secured delayed draw term loan	T +	9.00%	11.62%	2/26/2025	12/31/2026	C$	29	1	(14)	0.00%
Canadian Orthodontic Partners Corp (7)(8)	First lien senior secured delayed draw term loan	T +	9.00% PIK	11.62%	7/28/2023	3/19/2026	C$	372	258	73	0.00%
Canadian Orthodontic Partners Corp (8)	First lien senior secured revolving loan	T +	9.00%	12.93%	7/28/2023	12/31/2026	C$	151	137	41	0.00%
Canadian Orthodontic Partners Corp (7)(8)	First lien senior secured revolving loan	T +	9.00%	11.62%	7/28/2023	12/31/2026	C$	264	184	52	0.00%
Canadian Orthodontic Partners Corp (7)(8)	First lien senior secured revolving loan	T +	9.00% PIK	12.93%	7/28/2023	12/31/2026	C$	101	134	20	0.00%
Canadian Orthodontic Partners Corp (7)(8)	First lien senior secured term loan	T +	9.00%	11.62%	2/26/2025	12/31/2026	C$	307	202	60	0.00%
Change Academy at Lake of the Ozarks, LLC	First lien senior secured revolving loan	S +	5.25%	9.07%	7/28/2023	2/2/2029	5,898		2,959	2,980	0.12%
Change Academy at Lake of the Ozarks, LLC	First lien senior secured term loan	S +	5.25%	9.07%	7/28/2023	2/2/2029	31,320		30,841	31,069	1.30%
Change Academy at Lake of the Ozarks, LLC	First lien senior secured term loan	S +	5.25%	9.07%	5/16/2025	2/2/2029	3,546		3,510	3,518	0.15%
CNS Purchaser, LLC (6)	First lien senior secured delayed draw term loan	S +	5.00%	8.67%	12/30/2024	12/30/2029	11,025		(66)	(46)	0.00%
CNS Purchaser, LLC (6)	First lien senior secured revolving loan	S +	5.00%	8.67%	12/30/2024	12/30/2029	4,246		(51)	(45)	0.00%
CNS Purchaser, LLC	First lien senior secured term loan	S +	5.00%	8.67%	12/30/2024	12/30/2029	38,202		37,725	37,788	1.58%
Community Care Partners, LLC	First lien senior secured delayed draw term loan	S +	6.00%	9.83%	7/28/2023	6/10/2026	162		162	161	0.01%
Community Care Partners, LLC	First lien senior secured revolving loan	S +	6.00%	9.83%	7/28/2023	6/10/2026	75		75	75	0.00%
Community Care Partners, LLC	First lien senior secured term loan	S +	6.00%	9.83%	7/28/2023	6/10/2026	925		924	920	0.04%
DASCO HME, LLC	First lien senior secured delayed draw term loan	S +	5.50%	9.17%	6/6/2025	6/6/2030	5,344		414	422	0.02%
DASCO HME, LLC (6)	First lien senior secured revolving loan	S +	5.50%	9.17%	6/6/2025	6/6/2030	3,044		(47)	(43)	0.00%
DASCO HME, LLC	First lien senior secured term loan	S +	5.50%	9.17%	6/6/2025	6/6/2030	17,731		17,453	17,482	0.73%
Dermatology Medical Partners OpCo LLC	First lien senior secured delayed draw term loan	S +	6.50%	10.43%	7/28/2023	10/29/2026	64		64	64	0.00%
Dermatology Medical Partners OpCo LLC	First lien senior secured revolving loan	S +	6.50%	10.43%	7/28/2023	10/29/2026	38		29	29	0.00%
Dermatology Medical Partners OpCo LLC	First lien senior secured term loan	S +	6.50%	10.43%	7/28/2023	10/29/2026	257		256	255	0.01%
EH Management Company, LLC (6)	First lien senior secured revolving loan	S +	4.75%	8.47%	12/30/2025	7/15/2028	2,505		(15)	(15)	0.00%
EH Management Company, LLC	First lien senior secured term loan	S +	4.75%	8.47%	12/30/2025	7/15/2028	23,784		23,643	23,643	0.99%
Endodontic Practice Partners, LLC	First lien senior secured delayed draw term loan	S +	5.50%	9.17%	7/28/2023	11/2/2027	16,616		16,460	16,472	0.69%
The accompanying notes are an integral part of these consolidated financial statements.

TPG Twin Brook Capital Income Fund
Consolidated Schedule of Investments
As of December 31, 2025
(Amounts in thousands)
(Unaudited)

Company(1)(2)	Investment	Reference Rate and Spread (5)		Interest Rate	Purchase Date	Maturity Date	Principal/ Par Amount(3)	Amortized Cost(4)	Fair Value	Percentage of Net Assets
Endodontic Practice Partners, LLC	First lien senior secured delayed draw term loan	S +	5.50%	9.17%	4/9/2024	11/2/2027	13,725	6,761	6,786	0.28%
Endodontic Practice Partners, LLC (6)	First lien senior secured delayed draw term loan	S +	5.50%	9.17%	2/14/2025	11/2/2027	4,130	(35)	(35)	0.00%
Endodontic Practice Partners, LLC	First lien senior secured revolving loan	S +	5.50%	9.17%	7/28/2023	11/2/2027	1,956	763	765	0.03%
Endodontic Practice Partners, LLC	First lien senior secured term loan	S +	5.50%	9.17%	7/28/2023	11/2/2027	15,120	14,954	14,989	0.63%
First Steps Recovery Acquisition, LLC (6)	First lien senior secured delayed draw term loan	S +	4.75%	8.62%	11/18/2025	11/18/2030	18,828	(116)	(116)	0.00%
First Steps Recovery Acquisition, LLC	First lien senior secured revolving loan	S +	4.75%	8.62%	11/18/2025	11/18/2030	4,476	840	840	0.04%
First Steps Recovery Acquisition, LLC	First lien senior secured term loan	S +	4.75%	8.62%	11/18/2025	11/18/2030	15,240	15,054	15,052	0.63%
FYZICAL Buyer, LLC	First lien senior secured revolving loan	S +	5.50%	9.22%	6/26/2024	6/26/2028	2,710	1,575	1,578	0.07%
FYZICAL Buyer, LLC	First lien senior secured term loan	S +	5.50%	9.22%	6/26/2024	6/26/2028	18,719	18,513	18,541	0.78%
Geriatric Medical and Surgical Supply, LLC (6)	First lien senior secured revolving loan	S +	5.50%	9.17%	7/28/2023	6/21/2027	300	—	—	0.00%
Geriatric Medical and Surgical Supply, LLC	First lien senior secured term loan	S +	5.50%	9.17%	2/26/2025	6/21/2027	19,722	19,565	19,714	0.83%
Golden Bear PT Partners, LLC	First lien senior secured delayed draw term loan	S +	6.00%	9.93%	2/26/2025	10/22/2026	172	171	171	0.01%
Golden Bear PT Partners, LLC	First lien senior secured revolving loan	S +	6.00%	9.91%	7/28/2023	10/22/2026	38	20	20	0.00%
Golden Bear PT Partners, LLC	First lien senior secured term loan	S +	6.00%	9.93%	7/28/2023	10/22/2026	1,476	1,465	1,464	0.06%
Guardian Dentistry Practice Management, LLC	First lien senior secured delayed draw term loan	S +	5.50%	9.33%	7/28/2023	8/20/2026	49	49	49	0.00%
Guardian Dentistry Practice Management, LLC	First lien senior secured delayed draw term loan	S +	5.50%	9.33%	2/26/2025	8/20/2026	315	315	314	0.01%
Guardian Dentistry Practice Management, LLC	First lien senior secured revolving loan	P +	4.50%	11.25%	4/30/2024	8/20/2027	4,188	811	815	0.03%
Guardian Dentistry Practice Management, LLC	First lien senior secured term loan	S +	5.50%	9.33%	7/28/2023	8/20/2027	380	379	378	0.02%
H2 Holdco, Inc	First lien senior secured delayed draw term loan	S +	6.00%	10.30%	7/28/2023	5/5/2028	7,145	7,014	7,074	0.30%
H2 Holdco, Inc	First lien senior secured delayed draw term loan	S +	6.00%	10.13%	6/25/2024	5/5/2028	18,883	14,154	14,179	0.59%
H2 Holdco, Inc (6)	First lien senior secured delayed draw term loan	S +	6.00%	10.10%	12/20/2024	5/5/2028	7,560	(89)	(75)	0.00%
H2 Holdco, Inc (23)	First lien senior secured revolving loan	S +	6.00%	10.26%	7/28/2023	5/5/2028	2,544	1,477	1,498	0.06%
H2 Holdco, Inc	First lien senior secured term loan	S +	6.00%	10.30%	7/28/2023	5/5/2028	17,791	17,429	17,614	0.74%
H2 Holdco, Inc	First lien senior secured term loan	S +	6.00%	10.10%	12/20/2024	5/5/2028	898	888	889	0.04%
IMA Group Management Company, LLC	First lien senior secured delayed draw term loan	S +	6.75%	10.47%	7/28/2023	6/30/2028	10	10	10	0.00%
IMA Group Management Company, LLC (6)	First lien senior secured delayed draw term loan	S +	6.75%	10.58%	9/25/2025	6/30/2028	4,088	(32)	(25)	0.00%
IMA Group Management Company, LLC	First lien senior secured revolving loan	S +	6.75%	10.59%	7/28/2023	6/30/2028	35	17	17	0.00%
IMA Group Management Company, LLC	First lien senior secured term loan	S +	6.75%	10.58%	9/25/2025	6/30/2028	1,542	1,524	1,532	0.06%
Innovate 32 Services, LLC (6)	First lien senior secured delayed draw term loan	S +	4.75%	8.59%	10/29/2025	10/29/2031	19,773	(120)	(120)	(0.01)%
Innovate 32 Services, LLC (6)	First lien senior secured revolving loan	S +	4.75%	8.59%	10/29/2025	10/29/2031	2,436	(30)	(30)	0.00%
Innovate 32 Services, LLC	First lien senior secured term loan	S +	4.75%	8.59%	10/29/2025	10/29/2031	6,539	6,459	6,458	0.27%
The accompanying notes are an integral part of these consolidated financial statements.

TPG Twin Brook Capital Income Fund
Consolidated Schedule of Investments
As of December 31, 2025
(Amounts in thousands)
(Unaudited)

Company(1)(2)	Investment	Reference Rate and Spread (5)		Interest Rate	Purchase Date	Maturity Date	Principal/ Par Amount(3)	Amortized Cost(4)	Fair Value	Percentage of Net Assets
Inreach Intermediate Holdings II, LLC (6)	First lien senior secured delayed draw term loan	S +	5.00%	8.74%	12/11/2025	12/11/2030	5,033	(37)	(37)	0.00%
Inreach Intermediate Holdings II, LLC (6)	First lien senior secured revolving loan	S +	5.00%	8.74%	12/11/2025	12/11/2030	1,700	(25)	(25)	0.00%
Inreach Intermediate Holdings II, LLC	First lien senior secured term loan	S +	5.00%	8.74%	12/11/2025	12/11/2030	10,020	9,872	9,870	0.41%
IPC Pain Acquisition, LLC	First lien senior secured delayed draw term loan	S +	5.50%	9.22%	7/28/2023	5/19/2027	9,756	9,720	9,708	0.41%
IPC Pain Acquisition, LLC (6)	First lien senior secured revolving loan	S +	5.50%	9.23%	7/28/2023	5/19/2027	1,140	(6)	(6)	0.00%
IPC Pain Acquisition, LLC	First lien senior secured term loan	S +	5.50%	9.23%	12/22/2025	5/19/2027	2,641	2,628	2,628	0.11%
IPC Pain Acquisition, LLC	First lien senior secured term loan	S +	5.50%	9.22%	2/26/2025	5/19/2027	2,872	2,854	2,858	0.12%
MS Pain, LLC (6)	First lien senior secured delayed draw term loan	S +	5.50%	9.17%	12/4/2024	12/4/2029	6,038	(95)	(87)	0.00%
MS Pain, LLC (6)	First lien senior secured revolving loan	S +	5.50%	9.17%	12/4/2024	12/4/2029	861	(14)	(13)	0.00%
MS Pain, LLC	First lien senior secured term loan	S +	5.50%	9.17%	12/4/2024	12/4/2029	3,347	3,293	3,296	0.14%
MWEC Management, LLC	First lien senior secured delayed draw term loan	S +	5.50%	9.22%	2/14/2023	2/14/2028	1,422	425	432	0.02%
MWEC Management, LLC (6)	First lien senior secured delayed draw term loan	S +	5.50%	9.22%	7/3/2024	2/14/2028	2,532	(22)	(20)	0.00%
MWEC Management, LLC	First lien senior secured revolving loan	S +	5.50%	9.22%	2/14/2023	2/14/2028	1,924	1,240	1,251	0.05%
MWEC Management, LLC	First lien senior secured term loan	S +	5.50%	9.22%	2/26/2025	2/14/2028	14,733	14,520	14,617	0.61%
Network Partners Acquisitions, LLC (6)	First lien senior secured revolving loan	S +	6.00%	9.93%	7/28/2023	12/30/2026	38	—	—	0.00%
Network Partners Acquisitions, LLC	First lien senior secured term loan	S +	6.00%	9.93%	7/28/2023	12/30/2026	158	158	157	0.01%
New SEES Holdings, LLC	First lien senior secured term loan	S +	7.25%	10.92%	10/31/2025	6/30/2028	5,751	4,414	5,446	0.23%
OneCare LTC, LLC (6)	First lien senior secured revolving loan	S +	5.50%	9.35%	11/14/2025	11/14/2028	2,121	(25)	(25)	0.00%
OneCare LTC, LLC	First lien senior secured term loan	S +	5.50%	9.35%	11/14/2025	11/14/2028	18,270	18,049	18,046	0.76%
P1 DENTAL MSO, LLC	First lien senior secured delayed draw term loan	S +	5.00%	8.67%	1/31/2025	1/31/2030	5,102	2,464	2,471	0.10%
P1 DENTAL MSO, LLC	First lien senior secured revolving loan	S +	5.00%	8.79%	1/31/2025	1/31/2030	1,522	584	586	0.02%
P1 DENTAL MSO, LLC	First lien senior secured term loan	S +	5.00%	8.84%	1/31/2025	1/31/2030	19,019	18,708	18,730	0.79%
Peak Dental Services, LLC	First lien senior secured delayed draw term loan	S +	6.75%	11.16%	2/26/2025	3/31/2026	57	57	55	0.00%
Peak Dental Services, LLC	First lien senior secured delayed draw term loan	S +	6.75%	10.84%	7/28/2023	3/31/2026	511	510	498	0.02%
Peak Dental Services, LLC	First lien senior secured revolving loan	S +	6.75%	10.68%	7/28/2023	3/31/2026	133	66	63	0.00%
Peak Dental Services, LLC	First lien senior secured term loan	S +	6.75%	10.72%	10/3/2025	3/31/2026	626	624	611	0.03%
Peak Investment Holdings, LLC	First lien senior secured revolving loan	S +	0.50% + 7.50% PIK	11.93%	7/28/2023	12/31/2026	355	288	283	0.01%
Peak Investment Holdings, LLC	First lien senior secured term loan	S +	7.50% PIK	11.43%	2/26/2025	12/31/2026	1,332	1,331	1,304	0.05%
PharmaForceIQ INC. (6)	First lien senior secured revolving loan	S +	5.25%	9.09%	8/2/2024	8/2/2029	2,093	(30)	(26)	0.00%
PharmaForceIQ INC.	First lien senior secured term loan	S +	5.25%	9.09%	10/31/2025	8/2/2029	14,737	14,523	14,558	0.61%
PRM Management Company, LLC (6)	First lien senior secured delayed draw term loan	S +	6.75%	10.69%	1/25/2024	1/25/2029	1,180	(22)	(22)	0.00%
The accompanying notes are an integral part of these consolidated financial statements.

TPG Twin Brook Capital Income Fund
Consolidated Schedule of Investments
As of December 31, 2025
(Amounts in thousands)
(Unaudited)

Company(1)(2)	Investment	Reference Rate and Spread (5)		Interest Rate	Purchase Date	Maturity Date	Principal/ Par Amount(3)	Amortized Cost(4)	Fair Value	Percentage of Net Assets
PRM Management Company, LLC (6)	First lien senior secured revolving loan	S +	6.75%	10.69%	1/25/2024	1/25/2029	789	(15)	(14)	0.00%
PRM Management Company, LLC	First lien senior secured term loan	S +	6.75%	10.69%	1/25/2024	1/25/2029	4,035	3,950	3,952	0.17%
Purpose Home Health Acquisition, LLC	First lien senior secured delayed draw term loan	S +	5.75%	9.95%	12/23/2024	11/3/2027	9,069	952	961	0.04%
Purpose Home Health Acquisition, LLC	First lien senior secured delayed draw term loan	S +	5.75%	9.74%	3/8/2024	11/3/2027	8,000	7,929	7,943	0.33%
Purpose Home Health Acquisition, LLC	First lien senior secured delayed draw term loan	S +	5.75%	9.41%	7/28/2023	11/3/2027	6,695	6,626	6,648	0.28%
Purpose Home Health Acquisition, LLC (6)	First lien senior secured revolving loan	S +	5.75%	9.45%	7/28/2023	11/3/2027	1,956	(20)	(14)	0.00%
Purpose Home Health Acquisition, LLC	First lien senior secured term loan	S +	5.75%	9.45%	2/26/2025	11/3/2027	17,333	17,159	17,210	0.72%
RQM Buyer, Inc	First lien senior secured delayed draw term loan	S +	2.00% + 4.75% PIK	10.68%	2/26/2025	8/12/2026	86	85	63	0.00%
RQM Buyer, Inc	First lien senior secured revolving loan	S +	2.00% + 4.75% PIK	10.68%	7/28/2023	8/12/2026	130	128	95	0.00%
RQM Buyer, Inc	First lien senior secured term loan	S +	2.00% + 4.75% PIK	10.68%	7/28/2023	8/12/2026	1,732	1,715	1,270	0.05%
RQM Buyer, Inc	First lien senior secured term loan	S +	2.00% + 4.75% PIK	10.68%	2/26/2025	8/12/2026	52	52	38	0.00%
Sage Dental Management, LLC	First lien senior secured delayed draw term loan	S +	4.75%	8.42%	12/15/2025	12/15/2031	11,178	46	49	0.00%
Sage Dental Management, LLC	First lien senior secured revolving loan	S +	4.75%	8.42%	12/15/2025	12/15/2031	8,220	1,337	1,337	0.06%
Sage Dental Management, LLC	First lien senior secured term loan	S +	4.75%	8.42%	12/15/2025	12/15/2031	57,663	56,943	56,943	2.39%
SCP ENT and Allergy Services, LLC	First lien senior secured delayed draw term loan	S +	6.00%	9.93%	7/28/2023	3/25/2027	154	153	154	0.01%
SCP ENT and Allergy Services, LLC	First lien senior secured revolving loan	S +	6.00%	9.93%	7/28/2023	3/25/2027	256	190	191	0.01%
SCP ENT and Allergy Services, LLC	First lien senior secured term loan	S +	6.00%	9.98%	7/16/2025	3/25/2027	922	919	921	0.04%
SCP ENT and Allergy Services, LLC	First lien senior secured term loan	S +	6.00%	9.98%	2/26/2025	3/25/2027	2,698	2,681	2,695	0.11%
SCP OMS Services, LLC	First lien senior secured delayed draw term loan	S +	5.00%	8.69%	3/7/2025	3/7/2030	9,961	3,762	3,796	0.16%
SCP OMS Services, LLC (6)	First lien senior secured revolving loan	S +	5.00%	8.67%	3/7/2025	3/7/2030	2,645	(33)	(29)	0.00%
SCP OMS Services, LLC	First lien senior secured term loan	S +	5.00%	8.67%	3/7/2025	3/7/2030	5,653	5,581	5,590	0.23%
Signature Dental Partners LLC	First lien senior secured delayed draw term loan	S +	5.75%	9.58%	7/28/2023	10/29/2026	174	173	173	0.01%
Signature Dental Partners LLC	First lien senior secured delayed draw term loan	S +	5.75%	9.58%	4/22/2024	10/29/2026	17,129	14,074	14,063	0.59%
Signature Dental Partners LLC	First lien senior secured revolving loan	S +	5.75%	11.09%	7/28/2023	10/29/2026	38	28	28	0.00%
Signature Dental Partners LLC	First lien senior secured term loan	S +	5.75%	9.58%	4/22/2024	10/29/2026	4,220	4,196	4,195	0.18%
The accompanying notes are an integral part of these consolidated financial statements.

TPG Twin Brook Capital Income Fund
Consolidated Schedule of Investments
As of December 31, 2025
(Amounts in thousands)
(Unaudited)

Company(1)(2)	Investment	Reference Rate and Spread (5)		Interest Rate	Purchase Date	Maturity Date	Principal/ Par Amount(3)	Amortized Cost(4)	Fair Value	Percentage of Net Assets
Signature MD, Inc	First lien senior secured delayed draw term loan	S +	5.75%	9.42%	7/15/2024	7/15/2027	6,932	4,892	4,897	0.21%
Signature MD, Inc (6)	First lien senior secured revolving loan	S +	5.75%	9.42%	7/15/2024	7/15/2027	3,297	(21)	(19)	0.00%
Signature MD, Inc	First lien senior secured term loan	S +	5.75%	9.42%	7/15/2024	7/15/2027	18,164	18,032	18,056	0.76%
Silver Falls MSO, LLC (6)	First lien senior secured delayed draw term loan	S +	5.50%	9.36%	10/22/2025	12/31/2028	4,305	(37)	(37)	0.00%
Silver Falls MSO, LLC	First lien senior secured revolving loan	S +	5.50%	10.62%	10/22/2025	12/31/2028	1,523	444	444	0.02%
Silver Falls MSO, LLC	First lien senior secured term loan	S +	5.50%	9.36%	10/22/2025	12/31/2028	10,512	10,418	10,422	0.44%
SimiTree Acquisition, LLC	First lien senior secured delayed draw term loan	S +	5.25% + 1.75 PIK	11.10%	7/28/2023	5/17/2026	4	4	4	0.00%
SimiTree Acquisition, LLC	First lien senior secured delayed draw term loan	S +	5.25% + 1.75 PIK	11.10%	2/26/2025	5/17/2026	886	884	881	0.04%
SimiTree Acquisition, LLC	First lien senior secured revolving loan	S +	7.00%	11.10%	7/28/2023	5/17/2026	178	49	49	0.00%
SimiTree Acquisition, LLC	First lien senior secured term loan	S +	5.25% + 1.75 PIK	11.10%	2/26/2025	5/17/2026	1,239	1,236	1,232	0.05%
SIMKO Merger Sub LLC	First lien senior secured delayed draw term loan	S +	6.00%	9.93%	7/28/2023	4/7/2027	180	178	178	0.01%
SIMKO Merger Sub LLC	First lien senior secured delayed draw term loan	S +	6.00%	10.01%	9/19/2023	4/7/2027	6,735	6,671	6,673	0.28%
SIMKO Merger Sub LLC	First lien senior secured revolving loan	S +	6.00%	10.01%	7/28/2023	4/7/2027	56	28	28	0.00%
SIMKO Merger Sub LLC	First lien senior secured term loan	S +	6.00%	9.93%	7/28/2023	4/7/2027	638	632	632	0.03%
Southeast Primary Care Partners, LLC (6)	First lien senior secured delayed draw term loan	S +	5.00%	8.71%	12/16/2025	12/30/2027	508	(4)	(4)	0.00%
Southeast Primary Care Partners, LLC (6)	First lien senior secured revolving loan	S +	5.00%	8.71%	12/16/2025	12/30/2027	225	(2)	(2)	0.00%
Southeast Primary Care Partners, LLC	First lien senior secured term loan	S +	5.00%	8.71%	12/16/2025	12/30/2027	838	831	831	0.03%
Southern Orthodontic Partners Management, LLC	First lien senior secured delayed draw term loan	S +	5.25%	8.92%	7/28/2023	7/27/2026	185	185	185	0.01%
Southern Orthodontic Partners Management, LLC	First lien senior secured delayed draw term loan	S +	5.25%	8.92%	5/17/2024	7/27/2026	7,112	7,094	7,108	0.30%
Southern Orthodontic Partners Management, LLC	First lien senior secured delayed draw term loan	S +	5.25%	8.92%	6/26/2025	7/27/2026	8,257	3,548	3,558	0.15%
Southern Orthodontic Partners Management, LLC	First lien senior secured revolving loan	S +	5.25%	8.94%	7/28/2023	7/27/2026	171	21	21	0.00%
Southern Orthodontic Partners Management, LLC	First lien senior secured term loan	S +	5.25%	8.92%	5/17/2024	7/27/2026	2,993	2,986	2,991	0.13%
Southern Sports Medicine Partners, LLC	First lien senior secured revolving loan	S +	8.00% PIK	12.10%	7/28/2023	2/23/2027	63	34	33	0.00%
Southern Sports Medicine Partners, LLC	First lien senior secured term loan	S +	8.00% PIK	12.10%	7/28/2023	2/23/2027	742	728	716	0.03%
Spa Medicca, LLC (6)	First lien senior secured delayed draw term loan	S +	5.50%	9.34%	8/8/2025	8/8/2030	5,576	(103)	(94)	0.00%
The accompanying notes are an integral part of these consolidated financial statements.

TPG Twin Brook Capital Income Fund
Consolidated Schedule of Investments
As of December 31, 2025
(Amounts in thousands)
(Unaudited)

Company(1)(2)	Investment	Reference Rate and Spread (5)		Interest Rate	Purchase Date	Maturity Date	Principal/ Par Amount(3)	Amortized Cost(4)	Fair Value	Percentage of Net Assets
Spa Medicca, LLC (6)	First lien senior secured revolving loan	S +	5.50%	9.34%	8/8/2025	8/8/2030	1,624	(30)	(27)	0.00%
Spa Medicca, LLC	First lien senior secured term loan	S +	5.50%	9.34%	8/8/2025	8/8/2030	4,820	4,729	4,737	0.20%
Spear Education Holdings, LLC	First lien senior secured revolving loan	S +	5.25%	9.07%	6/26/2024	12/15/2028	7,290	3,439	3,448	0.14%
Spear Education Holdings, LLC	First lien senior secured term loan	S +	5.25%	9.07%	6/26/2024	12/15/2028	46,906	46,473	46,556	1.95%
Star Dental Partners LLC	First lien senior secured delayed draw term loan	S +	5.50%	9.22%	12/22/2023	12/22/2028	10,903	10,720	10,777	0.45%
Star Dental Partners LLC	First lien senior secured delayed draw term loan	S +	5.50%	9.22%	11/8/2024	12/22/2028	12,069	5,984	5,997	0.25%
Star Dental Partners LLC	First lien senior secured revolving loan	S +	5.50%	9.22%	12/22/2023	12/22/2028	1,451	846	854	0.04%
Star Dental Partners LLC	First lien senior secured term loan	S +	5.50%	9.22%	11/8/2024	12/22/2028	15,075	14,828	14,901	0.62%
The Chempetitve Group, LLC	First lien senior secured delayed draw term loan	S +	5.50%	9.22%	3/22/2024	3/22/2029	11,983	1,323	1,335	0.06%
The Chempetitve Group, LLC	First lien senior secured revolving loan	S +	5.50%	9.22%	3/22/2024	3/22/2029	3,414	297	301	0.01%
The Chempetitve Group, LLC	First lien senior secured term loan	S +	5.50%	9.22%	2/26/2025	3/22/2029	13,534	13,339	13,356	0.56%
Therapy2000 Acquisition, LLC (6)	First lien senior secured delayed draw term loan	S +	5.00%	8.67%	9/12/2025	9/12/2030	5,232	(31)	(19)	0.00%
Therapy2000 Acquisition, LLC	First lien senior secured revolving loan	S +	5.00%	8.67%	9/12/2025	9/12/2030	2,258	575	580	0.02%
Therapy2000 Acquisition, LLC	First lien senior secured term loan	S +	5.00%	8.67%	9/12/2025	9/12/2030	10,072	9,951	9,971	0.42%
Transitions Intermediate Holdings, LLC (6)	First lien senior secured delayed draw term loan	S +	6.00%	9.72%	10/25/2024	10/25/2027	687	(8)	(5)	0.00%
Transitions Intermediate Holdings, LLC (6)	First lien senior secured revolving loan	S +	6.00%	9.72%	12/19/2025	10/25/2027	2,097	(19)	(15)	0.00%
Transitions Intermediate Holdings, LLC	First lien senior secured term loan	S +	6.00%	9.72%	12/19/2025	10/25/2027	10,483	10,367	10,409	0.44%
US Foot and Ankle Specialists, LLC	First lien senior secured delayed draw term loan	S +	5.75%	9.68%	2/26/2025	9/15/2026	13,894	13,846	13,851	0.58%
US Foot and Ankle Specialists, LLC (6)	First lien senior secured revolving loan	S +	5.75%	9.68%	9/15/2022	9/15/2026	2,699	(10)	(9)	0.00%
US Foot and Ankle Specialists, LLC	First lien senior secured term loan	S +	5.75%	9.68%	2/26/2025	9/15/2026	19,274	19,188	19,190	0.80%
Varsity DuvaSawko Operating Corp (24)	First lien senior secured revolving loan	S +	5.00%	8.84%	8/27/2025	5/27/2027	4,568	1,512	1,520	0.06%
Varsity DuvaSawko Operating Corp	First lien senior secured term loan	S +	5.00%	8.84%	8/27/2025	5/27/2027	44,836	44,744	44,819	1.88%
Varsity Rejuvenate Management, LLC	First lien senior secured delayed draw term loan	S +	6.75%	10.57%	12/29/2023	9/1/2028	3,258	3,204	3,206	0.13%
Varsity Rejuvenate Management, LLC (6)	First lien senior secured revolving loan	S +	6.75%	10.57%	12/29/2023	9/1/2028	1,245	(22)	(20)	0.00%
Varsity Rejuvenate Management, LLC	First lien senior secured term loan	S +	6.75%	10.57%	2/26/2025	9/1/2028	5,898	5,790	5,805	0.24%
VersiCare Management LLC	First lien senior secured delayed draw term loan	S +	5.25%	8.99%	11/25/2024	11/25/2029	4,529	623	629	0.03%
VersiCare Management LLC	First lien senior secured revolving loan	S +	5.25%	9.11%	11/25/2024	11/25/2029	1,505	538	541	0.02%
VersiCare Management LLC	First lien senior secured term loan	S +	5.25%	8.92%	11/25/2024	11/25/2029	7,771	7,640	7,652	0.32%
VetEvolve Holdings, LLC	First lien senior secured delayed draw term loan	S +	5.75%	9.47%	10/12/2023	10/12/2028	11,527	11,355	11,363	0.48%
VetEvolve Holdings, LLC	First lien senior secured delayed draw term loan	S +	5.75%	9.47%	7/8/2025	10/12/2028	16,520	4,281	4,312	0.18%
VetEvolve Holdings, LLC (6)	First lien senior secured revolving loan	S +	5.75%	9.59%	10/12/2023	10/12/2028	3,067	(46)	(22)	0.00%
VetEvolve Holdings, LLC	First lien senior secured term loan	S +	5.75%	9.59%	7/8/2025	10/12/2028	11,587	11,406	11,505	0.48%
The accompanying notes are an integral part of these consolidated financial statements.

TPG Twin Brook Capital Income Fund
Consolidated Schedule of Investments
As of December 31, 2025
(Amounts in thousands)
(Unaudited)

Company(1)(2)	Investment	Reference Rate and Spread (5)		Interest Rate	Purchase Date	Maturity Date	Principal/ Par Amount(3)	Amortized Cost(4)	Fair Value	Percentage of Net Assets
Vital Geriatrics Group Buyer, Inc (6)	First lien senior secured revolving loan	S +	4.75%	8.59%	8/15/2025	8/15/2031	2,408	(34)	(29)	0.00%
Vital Geriatrics Group Buyer, Inc	First lien senior secured term loan	S +	4.75%	8.59%	8/15/2025	8/15/2031	10,568	10,414	10,437	0.44%
Western Veterinary Partners LLC	First lien senior secured delayed draw term loan	S +	5.25%	8.92%	7/28/2023	10/29/2027	315	312	312	0.01%
Western Veterinary Partners LLC	First lien senior secured delayed draw term loan	S +	5.25%	8.92%	2/26/2025	10/29/2027	24,401	24,184	24,217	1.02%
Western Veterinary Partners LLC	First lien senior secured delayed draw term loan	S +	5.25%	8.95%	11/14/2025	10/29/2027	6,411	1,776	1,787	0.07%
Western Veterinary Partners LLC (6)	First lien senior secured revolving loan	S +	5.25%	8.92%	7/28/2023	10/29/2027	24	—	—	0.00%
Western Veterinary Partners LLC	First lien senior secured term loan	S +	5.25%	8.92%	9/27/2024	10/29/2027	9,300	9,214	9,230	0.39%
								1,071,398	1,072,428	44.98%
Health care technology
AHR Intermediate, Inc	First lien senior secured delayed draw term loan	S +	5.75%	9.42%	7/28/2023	7/29/2027	$5,190	$5,165	$5,172	0.22%
AHR Intermediate, Inc	First lien senior secured delayed draw term loan	S +	5.75%	9.42%	12/16/2024	7/29/2027	7,892	737	759	0.03%
AHR Intermediate, Inc (6)	First lien senior secured delayed draw term loan	S +	5.75%	9.42%	5/19/2025	7/29/2027	871	(3)	(3)	0.00%
AHR Intermediate, Inc	First lien senior secured revolving loan	S +	5.50%	9.19%	5/19/2025	7/29/2027	9,888	1,129	1,152	0.05%
AHR Intermediate, Inc	First lien senior secured term loan	S +	5.75%	9.42%	2/26/2025	7/29/2027	31,694	31,541	31,585	1.32%
ELMC RX Solutions, LLC (6)	First lien senior secured delayed draw term loan	S +	5.50%	9.17%	10/1/2025	10/1/2030	4,305	(73)	(65)	0.00%
ELMC RX Solutions, LLC	First lien senior secured revolving loan	S +	5.50%	9.36%	10/1/2025	10/1/2030	914	91	93	0.00%
ELMC RX Solutions, LLC	First lien senior secured term loan	S +	5.50%	9.17%	10/1/2025	10/1/2030	3,584	3,523	3,530	0.15%
Gifthealth, Inc. (6)	First lien senior secured delayed draw term loan	S +	5.00%	8.84%	7/29/2025	7/29/2028	7,994	(34)	(19)	0.00%
Gifthealth, Inc. (6)	First lien senior secured revolving loan	S +	5.00%	8.84%	7/29/2025	7/29/2028	2,841	(24)	(20)	0.00%
Gifthealth, Inc.	First lien senior secured term loan	S +	5.00%	8.84%	7/29/2025	7/29/2028	9,272	9,187	9,206	0.39%
Millennia Patient Services, LLC	First lien senior secured revolving loan	S +	6.00%	9.93%	7/28/2023	9/8/2027	134	53	53	0.00%
Millennia Patient Services, LLC	First lien senior secured term loan	S +	6.00%	9.93%	10/1/2025	9/8/2027	1,677	1,669	1,666	0.07%
								52,961	53,109	2.23%
Household durables
CPS Power Buyer, LLC	First lien senior secured delayed draw term loan	S +	5.50%	9.17%	9/26/2022	9/26/2027	$2,947	$2,915	$2,940	0.12%
CPS Power Buyer, LLC	First lien senior secured delayed draw term loan	S +	5.50%	9.17%	10/20/2023	9/26/2027	2,291	2,273	2,286	0.10%
CPS Power Buyer, LLC	First lien senior secured delayed draw term loan	S +	5.50%	9.22%	9/30/2025	9/26/2027	8,788	4,795	4,811	0.20%
CPS Power Buyer, LLC (25)	First lien senior secured revolving loan	S +	5.50%	9.25%	9/30/2025	9/26/2027	4,406	1,016	1,046	0.04%
CPS Power Buyer, LLC	First lien senior secured term loan	S +	5.50%	9.17%	9/30/2025	9/26/2027	19,664	19,459	19,614	0.82%
Kravet Design LLC (6)	First lien senior secured revolving loan	S +	5.00%	8.67%	11/26/2024	11/26/2030	4,349	(53)	(46)	0.00%
Kravet Design LLC	First lien senior secured term loan	S +	5.00%	8.67%	11/26/2024	11/26/2030	18,636	18,393	18,425	0.77%
Kwalu, LLC	First lien senior secured revolving loan	S +	5.75%	10.13%	9/23/2022	9/23/2027	5,061	1,644	1,661	0.07%
The accompanying notes are an integral part of these consolidated financial statements.

TPG Twin Brook Capital Income Fund
Consolidated Schedule of Investments
As of December 31, 2025
(Amounts in thousands)
(Unaudited)

Company(1)(2)	Investment	Reference Rate and Spread (5)		Interest Rate	Purchase Date	Maturity Date	Principal/ Par Amount(3)	Amortized Cost(4)	Fair Value	Percentage of Net Assets
Kwalu, LLC	First lien senior secured term loan	S +	5.75%	9.77%	12/31/2024	9/23/2027	29,967	29,699	29,815	1.25%
MacKenzie Childs Acquisition, Inc (6)	First lien senior secured revolving loan	S +	5.50%	9.49%	9/2/2022	9/2/2027	3,374	(17)	(15)	0.00%
MacKenzie Childs Acquisition, Inc	First lien senior secured term loan	S +	5.50%	9.32%	9/2/2022	9/2/2027	15,633	15,552	15,560	0.65%
Renovation Systems, LLC	First lien senior secured delayed draw term loan	S +	6.00%	9.67%	1/12/2024	1/23/2028	1,972	1,945	1,956	0.08%
Renovation Systems, LLC	First lien senior secured delayed draw term loan	S +	6.00%	9.67%	1/23/2023	1/23/2028	5,684	5,593	5,639	0.24%
Renovation Systems, LLC	First lien senior secured delayed draw term loan	S +	6.00%	9.67%	7/29/2024	1/23/2028	5,695	5,625	5,650	0.24%
Renovation Systems, LLC	First lien senior secured delayed draw term loan	S +	6.00%	10.08%	11/27/2024	1/23/2028	3,559	2,195	2,199	0.09%
Renovation Systems, LLC	First lien senior secured revolving loan	S +	6.00%	9.88%	1/12/2024	1/23/2028	2,633	2,591	2,612	0.11%
Renovation Systems, LLC	First lien senior secured term loan	S +	6.00%	9.67%	11/27/2024	1/23/2028	32,368	31,916	32,112	1.35%
Storm Smart Buyer LLC	First lien senior secured revolving loan	S +	5.00%	8.67%	12/31/2025	10/5/2028	131	64	64	0.00%
Storm Smart Buyer LLC	First lien senior secured term loan	S +	5.00%	8.67%	12/31/2025	10/5/2028	882	874	874	0.04%
Trademark Global, LLC	First lien senior secured revolving loan	S +	8.50%	12.43%	7/28/2023	6/30/2027	113	87	19	0.00%
Trademark Global, LLC	First lien senior secured revolving loan	S +	8.50% PIK	12.43%	7/28/2023	6/30/2027	35	32	11	0.00%
Trademark Global, LLC	First lien senior secured term loan	S +	8.50%	12.43%	7/28/2023	6/30/2027	2,465	2,216	809	0.03%
								148,814	148,042	6.20%
Industrial Conglomerates
Hultec Buyer, LLC	First lien senior secured revolving loan	S +	5.50%	9.46%	7/28/2023	3/31/2029	$3,915	$3,140	$3,142	0.13%
Hultec Buyer, LLC	First lien senior secured term loan	S +	5.50%	9.32%	7/28/2023	3/31/2029	14,126	13,838	13,854	0.58%
								16,978	16,996	0.71%
Insurance
Superior Insurance Partners LLC	First lien senior secured delayed draw term loan	S +	5.00%	8.75%	10/25/2024	10/25/2029	$15,177	$10,877	$10,897	0.46%
Superior Insurance Partners LLC (6)	First lien senior secured revolving loan	S +	5.00%	8.70%	10/25/2024	10/25/2029	1,347	(21)	(19)	0.00%
Superior Insurance Partners LLC	First lien senior secured term loan	S +	5.00%	8.70%	10/25/2024	10/25/2029	9,259	9,107	9,119	0.38%
								19,963	19,997	0.84%
Interactive Media & Services
Duggal Acquisition, LLC (6)	First lien senior secured delayed draw term loan	S +	4.75%	8.42%	9/30/2024	9/30/2030	$5,224	$(41)	$(32)	0.00%
Duggal Acquisition, LLC (6)	First lien senior secured revolving loan	S +	4.75%	8.42%	9/30/2024	9/30/2030	7,319	(116)	(106)	0.00%
Duggal Acquisition, LLC	First lien senior secured term loan	S +	4.75%	8.42%	9/30/2024	9/30/2030	20,375	20,033	20,070	0.84%
								19,876	19,932	0.84%
Internet and direct marketing retail
Aquatic Sales Solutions, LLC	First lien senior secured revolving loan	S +	7.00%	10.82%	7/28/2023	2/18/2026	$191	$133	$80	0.00%
Aquatic Sales Solutions, LLC	First lien senior secured term loan	S +	7.00%	10.82%	2/26/2025	2/18/2026	2,669	2,663	1,919	0.08%
DealerOn Holdco, Inc (6)	First lien senior secured revolving loan	S +	6.25%	10.08%	7/28/2023	5/19/2026	314	(1)	(1)	0.00%
DealerOn Holdco, Inc	First lien senior secured term loan	S +	6.25%	10.08%	9/25/2024	5/19/2026	20,388	20,388	20,316	0.85%
The accompanying notes are an integral part of these consolidated financial statements.

TPG Twin Brook Capital Income Fund
Consolidated Schedule of Investments
As of December 31, 2025
(Amounts in thousands)
(Unaudited)

Company(1)(2)	Investment	Reference Rate and Spread (5)		Interest Rate	Purchase Date	Maturity Date	Principal/ Par Amount(3)	Amortized Cost(4)	Fair Value	Percentage of Net Assets
								23,183	22,314	0.93%
IT services
BSC Top Shelf Blocker LLC (6)	First lien senior secured revolving loan	S +	5.25%	8.97%	6/28/2024	6/28/2029	$2,256	$(28)	$(25)	0.00%
BSC Top Shelf Blocker LLC	First lien senior secured term loan	S +	5.25%	8.97%	6/28/2024	6/28/2029	15,910	15,695	15,721	0.66%
Dynamic Campus Acquisition, Inc. (6)	First lien senior secured delayed draw term loan	S +	4.75%	8.42%	2/14/2025	2/14/2031	10,220	(131)	(114)	0.00%
Dynamic Campus Acquisition, Inc. (6)	First lien senior secured revolving loan	S +	4.75%	8.42%	2/14/2025	2/14/2031	3,044	(39)	(34)	0.00%
Dynamic Campus Acquisition, Inc.	First lien senior secured term loan	S +	4.75%	8.42%	2/14/2025	2/14/2031	11,158	11,011	11,029	0.46%
E-Phoenix Acquisition Co. Inc (6)	First lien senior secured revolving loan	S +	5.25%	8.92%	11/24/2025	6/23/2030	2,984	(22)	(22)	0.00%
E-Phoenix Acquisition Co. Inc	First lien senior secured term loan	S +	5.25%	8.92%	11/24/2025	6/23/2030	18,557	18,421	18,420	0.77%
FreshAddress, LLC (6)	First lien senior secured revolving loan	S +	5.25%	9.07%	7/28/2023	4/5/2026	30	—	—	0.00%
FreshAddress, LLC	First lien senior secured term loan	S +	5.25%	9.07%	7/28/2023	4/5/2026	1,630	1,628	1,626	0.07%
Icreon Holdings, LLC (6)	First lien senior secured revolving loan	S +	6.50%	10.43%	7/28/2023	10/26/2027	1,071	(15)	(16)	0.00%
Icreon Holdings, LLC	First lien senior secured term loan	S +	6.50%	10.43%	12/15/2023	10/26/2027	11,241	11,066	11,073	0.46%
Livefront, LLC (6)	First lien senior secured delayed draw term loan	S +	5.00%	8.73%	12/12/2025	12/5/2030	4,188	(62)	(62)	0.00%
Livefront, LLC	First lien senior secured revolving loan	S +	5.00%	8.73%	12/12/2025	12/5/2030	2,991	404	405	0.02%
Livefront, LLC	First lien senior secured term loan	S +	5.00%	8.73%	12/12/2025	12/5/2030	10,863	10,702	10,700	0.45%
Milestone Technologies, Inc (6)	First lien senior secured delayed draw term loan	S +	5.00%	8.67%	8/22/2025	8/22/2031	2,918	(19)	(14)	0.00%
Milestone Technologies, Inc (6)	First lien senior secured revolving loan	S +	5.00%	8.67%	8/22/2025	8/22/2031	2,595	(37)	(32)	0.00%
Milestone Technologies, Inc	First lien senior secured term loan	S +	5.00%	8.67%	8/22/2025	8/22/2031	20,232	19,939	19,980	0.84%
P and R Dental Strategies, LLC	First lien senior secured revolving loan	S +	5.50%	9.43%	7/28/2023	12/22/2026	23	8	8	0.00%
P and R Dental Strategies, LLC	First lien senior secured term loan	S +	5.50%	9.43%	7/28/2023	12/22/2026	614	612	611	0.03%
Palmetto Technology Group, LLC	First lien senior secured delayed draw term loan	S +	5.00%	8.72%	1/3/2024	1/3/2029	10,697	10,546	10,600	0.44%
Palmetto Technology Group, LLC	First lien senior secured delayed draw term loan	S +	5.00%	8.72%	2/26/2024	1/3/2029	9,353	9,217	9,268	0.39%
Palmetto Technology Group, LLC	First lien senior secured delayed draw term loan	S +	5.00%	8.72%	5/20/2025	1/3/2029	11,314	6,774	6,790	0.28%
Palmetto Technology Group, LLC (6)(26)	First lien senior secured revolving loan	S +	5.00%	8.72%	1/3/2024	1/3/2029	2,860	(40)	(26)	0.00%
Palmetto Technology Group, LLC	First lien senior secured term loan	S +	5.00%	8.72%	2/26/2025	1/3/2029	6,245	6,152	6,189	0.26%
								121,782	122,075	5.13%
Leisure equipment and products
MacNeill Pride Group Corp	First lien senior secured delayed draw term loan	S +	6.25%	10.18%	7/28/2023	4/22/2026	$293	$293	$293	0.01%
MacNeill Pride Group Corp	First lien senior secured delayed draw term loan	S +	6.25%	10.18%	2/26/2025	4/22/2026	50	50	50	0.00%
MacNeill Pride Group Corp (6)	First lien senior secured revolving loan	S +	6.25%	10.18%	7/28/2023	4/22/2026	287	—	—	0.00%
MacNeill Pride Group Corp	First lien senior secured term loan	S +	6.25%	10.18%	2/26/2025	4/22/2026	787	786	786	0.03%
The accompanying notes are an integral part of these consolidated financial statements.

TPG Twin Brook Capital Income Fund
Consolidated Schedule of Investments
As of December 31, 2025
(Amounts in thousands)
(Unaudited)

Company(1)(2)	Investment	Reference Rate and Spread (5)		Interest Rate	Purchase Date	Maturity Date	Principal/ Par Amount(3)		Amortized Cost(4)	Fair Value	Percentage of Net Assets
PHGP MB Purchaser, Inc	First lien senior secured delayed draw term loan	S +	6.00% + 0.50% PIK	10.43%	7/28/2023	5/20/2027		78	77	70	0.00%
PHGP MB Purchaser, Inc (27)	First lien senior secured revolving loan	S +	6.00% + 0.50% PIK	10.43%	7/28/2023	5/20/2027		75	11	5	0.00%
PHGP MB Purchaser, Inc	First lien senior secured term loan	S +	6.00% + 0.50% PIK	10.43%	7/28/2023	5/20/2027		1,051	1,041	949	0.04%
TruBlue LLC (6)	First lien senior secured delayed draw term loan	S +	5.25%	8.97%	1/11/2024	1/11/2029		2,331	(28)	(26)	0.00%
TruBlue LLC (6)	First lien senior secured revolving loan	S +	5.25%	8.97%	1/11/2024	1/11/2029		1,430	(17)	(16)	0.00%
TruBlue LLC	First lien senior secured term loan	S +	5.25%	8.97%	1/11/2024	1/11/2029		5,121	5,053	5,058	0.21%
									7,266	7,169	0.29%
Life sciences tools and services
Aptitude Health Holdings, LLC	First lien senior secured revolving loan	S +	5.00%	6.00%	12/10/2025	5/3/2028		$267	$44	$44	0.00%
Aptitude Health Holdings, LLC	First lien senior secured term loan	S +	5.00%	8.67%	12/10/2025	5/3/2028		1,072	1,069	1,069	0.04%
CR Services Intermediate, LLC	First lien senior secured delayed draw term loan	S +	6.50%	10.33%	7/28/2023	7/28/2028		132	129	120	0.01%
CR Services Intermediate, LLC	First lien senior secured revolving loan	S +	6.50%	10.43%	7/28/2023	7/28/2028		39	27	24	0.00%
CR Services Intermediate, LLC	First lien senior secured term loan	S +	6.50%	10.33%	7/28/2023	7/28/2028		242	235	221	0.01%
CR Services Intermediate, LLC (7)	First lien senior secured term loan	S +	6.50%	10.33%	7/28/2023	7/28/2028	C$	242	235	221	0.01%
ERG Buyer, LLC	First lien senior secured delayed draw term loan	S +	6.25%	10.07%	2/26/2024	8/31/2027		354	352	279	0.01%
ERG Buyer, LLC	First lien senior secured revolving loan	S +	6.25%	10.07%	2/26/2024	8/31/2027		5,406	5,367	4,263	0.18%
ERG Buyer, LLC	First lien senior secured term loan	S +	6.25%	10.07%	6/14/2024	8/31/2027		37,252	37,146	29,375	1.23%
Health and Wellness Partners LLC (6)	First lien senior secured delayed draw term loan	S +	5.00%	8.84%	3/12/2025	3/12/2030		5,808	(84)	(77)	0.00%
Health and Wellness Partners LLC (6)	First lien senior secured revolving loan	S +	5.00%	8.84%	3/12/2025	3/12/2030		2,480	(36)	(33)	0.00%
Health and Wellness Partners LLC	First lien senior secured term loan	S +	5.00%	8.84%	3/12/2025	3/12/2030		21,617	21,287	21,316	0.89%
VIT Nyckel Acquisition AB (6)	First lien senior secured revolving loan	S +	4.50%	8.23%	12/18/2025	12/18/2031		2,719	(34)	(34)	0.00%
VIT Nyckel Acquisition AB	First lien senior secured term loan	S +	4.50%	8.23%	12/18/2025	12/18/2031		8,016	7,916	7,916	0.33%
									73,653	64,704	2.71%
Machinery
Abrasive Technology Intermediate, LLC	First lien senior secured revolving loan	S +	6.25%	10.08%	7/28/2023	10/30/2027		$173	$33	$32	0.00%
Abrasive Technology Intermediate, LLC	First lien senior secured term loan	S +	6.25%	10.08%	10/29/2025	10/30/2027		2,205	2,192	2,176	0.09%
The accompanying notes are an integral part of these consolidated financial statements.

TPG Twin Brook Capital Income Fund
Consolidated Schedule of Investments
As of December 31, 2025
(Amounts in thousands)
(Unaudited)

Company(1)(2)	Investment	Reference Rate and Spread (5)		Interest Rate	Purchase Date	Maturity Date	Principal/ Par Amount(3)	Amortized Cost(4)	Fair Value	Percentage of Net Assets
Baker Manufacturing Company, LLC (6)	First lien senior secured revolving loan	S +	5.25%	8.97%	11/1/2024	11/1/2028	2,898	(34)	(28)	0.00%
Baker Manufacturing Company, LLC	First lien senior secured term loan	S +	5.25%	8.97%	11/1/2024	11/1/2028	17,116	16,919	16,950	0.71%
DNS-IMI Acquisition Corp (6)	First lien senior secured revolving loan	S +	5.25%	9.07%	7/28/2023	11/23/2026	56	—	—	0.00%
DNS-IMI Acquisition Corp	First lien senior secured term loan	S +	5.25%	9.07%	7/28/2023	11/23/2026	1,332	1,328	1,326	0.06%
Double E Company, LLC	First lien senior secured revolving loan	S +	6.25%	10.07%	2/26/2025	6/21/2028	3,110	1,703	1,565	0.07%
Double E Company, LLC	First lien senior secured term loan	S +	4.00% + 2.25% PIK	10.07%	8/11/2025	6/21/2028	793	771	750	0.03%
Double E Company, LLC	First lien senior secured term loan	S +	4.00% + 2.25% PIK	10.07%	2/26/2025	6/21/2028	18,981	18,665	17,970	0.75%
Kittyhawk, Inc (6)	First lien senior secured revolving loan	S +	5.25%	8.92%	5/1/2024	5/1/2029	3,571	(48)	(44)	0.00%
Kittyhawk, Inc	First lien senior secured term loan	S +	5.25%	8.92%	5/1/2024	5/1/2029	14,925	14,710	14,726	0.62%
L&J Holding Company LLC	First lien senior secured delayed draw term loan	S +	4.75%	8.59%	7/29/2024	7/29/2030	9,823	3,427	3,443	0.14%
L&J Holding Company LLC (6)	First lien senior secured revolving loan	S +	4.75%	8.42%	7/29/2024	7/29/2030	2,204	(34)	(31)	0.00%
L&J Holding Company LLC	First lien senior secured term loan	S +	4.75%	8.42%	7/29/2024	7/29/2030	11,640	11,449	11,472	0.48%
My Buyer, LLC	First lien senior secured delayed draw term loan	S +	5.50%	9.17%	1/26/2024	1/26/2030	3,115	3,073	3,077	0.13%
My Buyer, LLC (6)	First lien senior secured revolving loan	S +	5.50%	9.17%	1/26/2024	1/26/2030	2,360	(32)	(29)	0.00%
My Buyer, LLC	First lien senior secured term loan	S +	5.50%	9.17%	1/26/2024	1/26/2030	7,791	7,674	7,683	0.32%
SPG Holdco, LLC	First lien senior secured delayed draw term loan	S +	6.00%	9.99%	5/16/2025	12/1/2028	1,776	1,210	1,213	0.05%
SPG Holdco, LLC (28)	First lien senior secured revolving loan	S +	6.00%	9.77%	12/1/2023	12/1/2028	2,070	1,350	1,357	0.06%
SPG Holdco, LLC	First lien senior secured term loan	S +	6.00%	9.82%	2/26/2025	12/1/2028	10,474	10,304	10,358	0.43%
USSC Holding Corp	First lien senior secured delayed draw term loan	S +	5.25%	9.09%	6/21/2024	6/21/2030	10,028	9,879	9,911	0.42%
USSC Holding Corp	First lien senior secured revolving loan	S +	5.25%	8.99%	6/21/2024	6/21/2030	7,177	3,661	3,684	0.15%
USSC Holding Corp	First lien senior secured term loan	S +	5.25%	8.92%	6/21/2024	6/21/2030	34,431	33,876	34,004	1.43%
								142,076	141,565	5.94%
Media
Ansira Partners II, LLC (6)	First lien senior secured revolving loan	P +	5.00%	11.75%	8/15/2025	8/15/2031	$6,142	$(86)	$(75)	0.00%
Ansira Partners II, LLC	First lien senior secured term loan	S +	6.00%	9.84%	8/15/2025	8/15/2031	46,324	45,658	45,752	1.92%
Barkley, LLC (6)	First lien senior secured revolving loan	S +	6.00%	9.99%	9/29/2023	9/29/2028	2,300	(33)	(28)	0.00%
Barkley, LLC	First lien senior secured term loan	S +	6.00%	9.99%	5/1/2024	9/29/2028	43,565	42,935	43,029	1.80%
Best Version Media Acquisition, LLC (6)	First lien senior secured revolving loan	S +	5.25%	8.97%	12/31/2024	12/31/2030	2,897	(42)	(38)	0.00%
Best Version Media Acquisition, LLC	First lien senior secured term loan	S +	5.25%	8.97%	12/31/2024	12/31/2030	28,124	27,701	27,740	1.16%
Creative Outdoor Holding Inc (6)	First lien senior secured delayed draw term loan	S +	5.00%	8.67%	6/26/2025	6/26/2030	8,741	(98)	(83)	0.00%
Creative Outdoor Holding Inc (6)(29)	First lien senior secured revolving loan	S +	5.00%	8.67%	6/26/2025	6/26/2030	4,168	(56)	(39)	0.00%
Creative Outdoor Holding Inc	First lien senior secured term loan	S +	5.00%	8.67%	6/26/2025	6/26/2030	18,265	18,052	18,091	0.76%
Datum Acquisition, LLC (6)	First lien senior secured revolving loan	S +	5.00%	8.67%	6/23/2025	4/30/2030	2,146	(37)	(25)	0.00%
The accompanying notes are an integral part of these consolidated financial statements.

TPG Twin Brook Capital Income Fund
Consolidated Schedule of Investments
As of December 31, 2025
(Amounts in thousands)
(Unaudited)

Company(1)(2)	Investment	Reference Rate and Spread (5)		Interest Rate	Purchase Date	Maturity Date	Principal/ Par Amount(3)	Amortized Cost(4)	Fair Value	Percentage of Net Assets
Datum Acquisition, LLC	First lien senior secured term loan	S +	5.00%	8.67%	6/23/2025	4/30/2030	24,011	23,645	23,720	0.99%
Exclusive Concepts, LLC	First lien senior secured delayed draw term loan	S +	6.50%	10.43%	7/28/2023	12/9/2026	219	217	217	0.01%
Exclusive Concepts, LLC	First lien senior secured delayed draw term loan	S +	6.50%	10.43%	12/22/2023	12/9/2026	2,815	2,793	2,795	0.12%
Exclusive Concepts, LLC	First lien senior secured delayed draw term loan	S +	6.50%	10.43%	8/1/2024	12/9/2026	5,099	1,713	1,722	0.07%
Exclusive Concepts, LLC	First lien senior secured revolving loan	S +	6.50%	10.60%	7/28/2023	12/9/2026	23	22	22	0.00%
Exclusive Concepts, LLC	First lien senior secured term loan	S +	6.50%	10.60%	12/22/2023	12/9/2026	3,463	3,435	3,440	0.14%
GM Services Buyer, LLC	First lien senior secured delayed draw term loan	S +	4.75%	8.59%	8/26/2025	8/26/2030	21,538	14,357	14,505	0.61%
GM Services Buyer, LLC (6)	First lien senior secured revolving loan	S +	4.75%	8.59%	8/26/2025	8/26/2030	3,070	(43)	(38)	0.00%
GM Services Buyer, LLC	First lien senior secured term loan	S +	4.75%	8.59%	8/26/2025	8/26/2030	5,852	5,770	5,780	0.24%
Infolinks Media Buyco, LLC	First lien senior secured delayed draw term loan	S +	5.75%	9.42%	6/6/2024	11/1/2026	2,062	2,051	2,050	0.09%
Infolinks Media Buyco, LLC	First lien senior secured revolving loan	S +	5.75%	9.42%	7/28/2023	11/1/2026	38	26	26	0.00%
Infolinks Media Buyco, LLC	First lien senior secured term loan	S +	5.75%	9.42%	6/6/2024	11/1/2026	19,863	19,748	19,747	0.83%
MediaMint Inc (6)	First lien senior secured revolving loan	S +	4.75%	8.47%	12/15/2025	12/15/2030	2,128	(26)	(26)	0.00%
MediaMint Inc	First lien senior secured term loan	S +	4.75%	8.47%	12/15/2025	12/15/2030	15,391	15,200	15,199	0.64%
Merge USA, Inc (6)	First lien senior secured revolving loan	S +	4.75%	8.42%	2/28/2025	2/28/2030	2,515	(31)	(28)	0.00%
Merge USA, Inc	First lien senior secured term loan	S +	4.75%	8.42%	2/28/2025	2/28/2030	11,178	11,035	11,054	0.46%
North & Warren, LLC (6)	First lien senior secured revolving loan	S +	5.50%	9.37%	1/31/2025	1/31/2030	954	(12)	(11)	0.00%
North & Warren, LLC	First lien senior secured term loan	S +	5.50%	9.37%	8/29/2025	1/31/2030	4,474	4,414	4,425	0.19%
Optimized Marketing Acquisition, LLC	First lien senior secured revolving loan	S +	6.25%	10.18%	8/19/2022	8/19/2027	3,383	2,287	2,250	0.09%
Optimized Marketing Acquisition, LLC	First lien senior secured term loan	S +	6.25%	10.18%	2/26/2025	8/19/2027	25,379	25,113	24,872	1.04%
Outerbox, LLC	First lien senior secured delayed draw term loan	S +	5.00%	8.72%	6/7/2024	6/7/2028	4,077	3,489	3,494	0.15%
Outerbox, LLC (6)	First lien senior secured revolving loan	S +	5.00%	8.72%	6/7/2024	6/7/2028	2,280	(21)	(18)	0.00%
Outerbox, LLC	First lien senior secured term loan	S +	5.00%	8.72%	6/7/2024	6/7/2028	17,617	17,446	17,468	0.73%
Peninsula MMGY Corporation (30)	First lien senior secured revolving loan	S +	5.50%	9.19%	10/26/2023	4/26/2029	3,691	231	254	0.01%
Peninsula MMGY Corporation	First lien senior secured term loan	S +	5.50%	9.17%	4/4/2025	4/26/2029	12,185	12,031	12,048	0.51%
Peninsula MMGY Corporation	First lien senior secured term loan	S +	5.50%	9.17%	2/26/2025	4/26/2029	9,440	9,262	9,334	0.39%
The Channel Company, LLC	First lien senior secured revolving loan	S +	6.75%	10.70%	7/28/2023	11/1/2027	62	35	32	0.00%
The Channel Company, LLC	First lien senior secured term loan	S +	2.50% + 4.25% PIK	10.68%	7/28/2023	11/1/2027	1,990	1,977	1,892	0.08%
The Channel Company, LLC	First lien senior secured term loan	S +	2.50% + 4.25% PIK	10.68%	2/26/2025	11/1/2027	495	492	471	0.02%
Walker Sands, LLC (6)	First lien senior secured revolving loan	S +	5.00%	8.67%	10/1/2025	10/1/2030	1,553	(22)	(19)	0.00%
Walker Sands, LLC	First lien senior secured term loan	S +	5.00%	8.67%	10/1/2025	10/1/2030	8,841	8,714	8,731	0.37%
WTWH Buyer, LLC (6)	First lien senior secured revolving loan	S +	5.50%	9.22%	12/16/2022	6/16/2029	1,638	(23)	(26)	0.00%
The accompanying notes are an integral part of these consolidated financial statements.

TPG Twin Brook Capital Income Fund
Consolidated Schedule of Investments
As of December 31, 2025
(Amounts in thousands)
(Unaudited)

Company(1)(2)	Investment	Reference Rate and Spread (5)		Interest Rate	Purchase Date	Maturity Date	Principal/ Par Amount(3)	Amortized Cost(4)	Fair Value	Percentage of Net Assets
WTWH Buyer, LLC	First lien senior secured term loan	S +	5.50%	9.22%	2/26/2025	6/16/2029	13,996	13,769	13,773	0.58%
								333,088	333,479	14.00%
Multiline Retail
HEC Purchaser Corp. (6)	First lien senior secured revolving loan	S +	5.00%	8.83%	8/6/2025	6/17/2029	$8,250	$(97)	$(61)	0.00%
HEC Purchaser Corp.	First lien senior secured term loan	S +	5.00%	8.83%	8/6/2025	6/17/2029	57,802	57,062	57,371	2.41%
								56,965	57,310	2.41%
Pharmaceuticals
Formulated Buyer, LLC	First lien senior secured delayed draw term loan	S +	6.75%	10.68%	7/28/2023	9/22/2026	$337	$330	$296	0.01%
Formulated Buyer, LLC	First lien senior secured revolving loan	S +	6.75%	10.81%	7/28/2023	9/22/2029	200	119	97	0.00%
Formulated Buyer, LLC	First lien senior secured term loan	S +	6.75%	10.68%	7/28/2023	9/22/2029	518	508	455	0.02%
								957	848	0.03%
Personal products
Cosmetic Solutions LLC (8)	First lien senior secured term loan	4.00% PIK		4.00%	7/18/2025	10/17/2028	$1,512	$1,483	$663	0.03%
								1,483	663	0.03%
Professional services
CSL Intermediate Acquisition LLC (6)	First lien senior secured delayed draw term loan	S +	5.25%	8.97%	7/8/2025	11/8/2029	$3,564	$(47)	$(45)	0.00%
CSL Intermediate Acquisition LLC	First lien senior secured delayed draw term loan	S +	5.25%	8.97%	11/8/2024	11/8/2029	1,688	1,665	1,667	0.07%
CSL Intermediate Acquisition LLC	First lien senior secured revolving loan	S +	5.25%	8.97%	7/8/2025	11/8/2029	1,673	396	398	0.02%
CSL Intermediate Acquisition LLC	First lien senior secured term loan	S +	5.25%	8.97%	7/8/2025	11/8/2029	9,170	9,042	9,053	0.38%
Helpware, Inc	First lien senior secured revolving loan	S +	6.00%	10.30%	9/8/2022	9/8/2026	5,061	3,295	3,266	0.14%
Helpware, Inc	First lien senior secured term loan	S +	5.75% + 0.25% PIK	9.93%	2/26/2025	9/8/2026	14,040	13,997	13,928	0.58%
Keystone Partners, LLC	First lien senior secured delayed draw term loan	S +	5.00%	8.60%	10/25/2024	10/25/2028	2,118	690	692	0.03%
Keystone Partners, LLC (6)	First lien senior secured revolving loan	S +	5.00%	8.84%	10/25/2024	10/25/2028	1,347	(14)	(13)	0.00%
Keystone Partners, LLC	First lien senior secured term loan	S +	5.00%	8.84%	10/25/2024	10/25/2028	10,889	10,765	10,780	0.45%
								39,789	39,726	1.67%
Real estate management and development
BBG, Inc (31)	First lien senior secured revolving loan	S +	6.75%	10.68%	7/28/2023	1/8/2026	$233	$228	$225	0.01%
BBG, Inc	First lien senior secured term loan	S +	6.00% + 0.25% PIK	10.68%	2/26/2025	1/8/2026	1,964	1,959	1,930	0.08%
MetaSource, LLC	First lien senior secured revolving loan	S +	6.75%	10.58%	7/28/2023	5/17/2027	75	36	36	0.00%
MetaSource, LLC	First lien senior secured term loan	S +	6.25% + 0.50% PIK	10.68%	7/28/2023	5/17/2027	919	913	912	0.04%
								3,136	3,103	0.13%
The accompanying notes are an integral part of these consolidated financial statements.

TPG Twin Brook Capital Income Fund
Consolidated Schedule of Investments
As of December 31, 2025
(Amounts in thousands)
(Unaudited)

Company(1)(2)	Investment	Reference Rate and Spread (5)		Interest Rate	Purchase Date	Maturity Date	Principal/ Par Amount(3)	Amortized Cost(4)	Fair Value	Percentage of Net Assets
Semiconductors and semiconductor equipment
Altamira Material Solutions, LP	First lien senior secured revolving loan	S +	6.00%	10.61%	7/28/2023	3/2/2028	$45	$45	$45	0.00%
Altamira Material Solutions, LP	First lien senior secured term loan	S +	6.00%	9.82%	12/31/2025	3/2/2028	1,245	1,243	1,236	0.05%
								1,288	1,281	0.05%
Software
Affinitiv Inc (6)	First lien senior secured revolving loan	S +	7.00%	10.93%	7/28/2023	7/26/2027	$186	$(1)	$(1)	0.00%
Affinitiv Inc	First lien senior secured term loan	S +	7.00%	10.93%	7/28/2023	7/26/2027	2,178	2,158	2,164	0.09%
DemandTec, LLC (6)	First lien senior secured delayed draw term loan	S +	5.00%	8.84%	8/27/2025	8/27/2031	3,855	(55)	(47)	0.00%
DemandTec, LLC	First lien senior secured revolving loan	S +	5.00%	8.71%	8/27/2025	8/27/2031	1,505	355	358	0.02%
DemandTec, LLC	First lien senior secured term loan	S +	5.00%	8.84%	8/27/2025	8/27/2031	7,691	7,578	7,595	0.32%
Genius Bidco LLC (6)	First lien senior secured delayed draw term loan	S +	5.25%	8.92%	5/1/2024	5/1/2030	4,661	(34)	(26)	0.00%
Genius Bidco LLC (32)	First lien senior secured revolving loan	S +	5.25%	8.92%	5/1/2024	5/1/2030	3,571	425	429	0.02%
Genuis Bico LLC	First lien senior secured term loan	S +	5.25%	8.92%	5/1/2024	5/1/2030	12,520	12,320	12,343	0.52%
GPSTrackit Holdings, LLC	First lien senior secured delayed draw term loan	S +	6.00%	9.67%	3/29/2024	3/29/2029	1,948	1,916	1,916	0.08%
GPSTrackit Holdings, LLC	First lien senior secured revolving loan	S +	6.00%	9.73%	12/2/2024	3/29/2029	4,429	2,292	2,289	0.10%
GPSTrackit Holdings, LLC	First lien senior secured term loan	S +	6.00%	9.67%	12/2/2024	3/29/2029	32,157	31,614	31,630	1.33%
GS XX Corporation (6)	First lien senior secured revolving loan	S +	4.75%	8.42%	4/19/2024	4/19/2029	2,381	(32)	(29)	0.00%
GS XX Corporation	First lien senior secured term loan	S +	4.75%	8.42%	4/19/2024	4/19/2029	16,694	16,453	16,472	0.69%
Shasta Buyer, LLC (6)	First lien senior secured revolving loan	S +	4.75%	8.42%	11/12/2024	11/12/2030	4,307	(51)	(45)	0.00%
Shasta Buyer, LLC	First lien senior secured term loan	S +	4.75%	8.42%	11/12/2024	11/12/2030	20,191	19,933	19,964	0.84%
ShiftKey, LLC (6)	First lien senior secured revolving loan	S +	5.75%	9.68%	7/28/2023	6/21/2027	110	(1)	(3)	0.00%
ShiftKey, LLC	First lien senior secured term loan	S +	5.75% + 0.50% PIK	10.18%	7/28/2023	6/21/2027	3,460	3,442	3,367	0.14%
								98,312	98,376	4.15%
Specialty retail
Dykstras Auto LLC	First lien senior secured delayed draw term loan	S +	5.00%	8.67%	7/28/2023	10/22/2027	$270	$267	$267	0.01%
Dykstras Auto LLC	First lien senior secured delayed draw term loan	S +	5.00%	8.71%	4/14/2025	10/22/2027	5,042	2,823	2,836	0.12%
Dykstras Auto LLC (6)	First lien senior secured delayed draw term loan	S +	5.00%	8.74%	12/23/2025	11/22/2027	20,050	(201)	(201)	(0.01)%
Dykstras Auto LLC	First lien senior secured revolving loan	S +	5.00%	8.69%	4/14/2025	10/22/2027	1,992	440	445	0.02%
Dykstras Auto LLC	First lien senior secured term loan	S +	5.00%	8.74%	11/6/2025	10/22/2027	6,095	6,023	6,034	0.25%
Fastlap, LLC	First lien senior secured revolving loan	S +	2.15% + 3.35% PIK	9.20%	6/20/2024	6/20/2029	2,292	1,908	1,911	0.08%
Fastlap, LLC	First lien senior secured term loan	S +	2.15% + 3.35% PIK	9.17%	6/20/2024	6/20/2029	10,198	9,985	9,998	0.42%
The accompanying notes are an integral part of these consolidated financial statements.

TPG Twin Brook Capital Income Fund
Consolidated Schedule of Investments
As of December 31, 2025
(Amounts in thousands)
(Unaudited)

Company(1)(2)	Investment	Reference Rate and Spread (5)		Interest Rate	Purchase Date	Maturity Date	Principal/ Par Amount(3)	Amortized Cost(4)	Fair Value	Percentage of Net Assets
Kaizen Auto Care, LLC	First lien senior secured revolving loan	5.00%		5.00%	2/26/2025	12/22/2027	152	146	105	0.00%
Kaizen Auto Care, LLC	First lien senior secured term loan	5.00%		5.00%	12/27/2023	12/22/2027	1,342	1,335	980	0.04%
Leonard Group, Inc	First lien senior secured revolving loan	S +	6.75%	10.97%	7/28/2023	2/26/2027	234	232	232	0.01%
Leonard Group, Inc	First lien senior secured term loan	S +	6.75%	10.68%	7/28/2023	2/26/2027	1,305	1,302	1,294	0.05%
Pink Lily Holdings, LLC	First lien senior secured revolving loan	S +	7.00% PIK	10.99%	7/28/2023	11/16/2027	31	16	(8)	0.00%
Pink Lily Holdings, LLC	First lien senior secured term loan	S +	7.00% PIK	10.99%	7/28/2023	11/16/2027	1,404	1,375	290	0.01%
								25,651	24,183	1.00%
Textiles, apparel and luxury goods
Lakeshirts LLC (6)	First lien senior secured delayed draw term loan	S +	5.00%	8.84%	12/30/2024	12/20/2030	$7,989	$(33)	$(17)	0.00%
Lakeshirts LLC	First lien senior secured revolving loan	S +	5.00%	8.77%	12/30/2024	12/30/2030	11,650	3,107	3,128	0.13%
Lakeshirts LLC	First lien senior secured term loan	S +	5.00%	8.84%	12/30/2024	12/30/2030	29,843	29,593	29,645	1.24%
								32,667	32,756	1.37%
Trading companies and distributors
AFC-Dell Holding Corp	First lien senior secured delayed draw term loan	S +	5.00%	8.84%	10/15/2025	10/9/2028	$6,435	$6,427	$6,374	0.27%
AFC-Dell Holding Corp	First lien senior secured delayed draw term loan	S +	5.00%	8.67%	10/15/2025	10/9/2028	10,543	10,542	10,444	0.44%
AFC-Dell Holding Corp	First lien senior secured delayed draw term loan	S +	5.00%	8.84%	10/15/2025	10/9/2028	11,428	519	435	0.02%
AFC-Dell Holding Corp (6)	First lien senior secured revolving loan	S +	5.00%	8.67%	10/15/2025	10/9/2028	2,872	(27)	(27)	0.00%
AFC-Dell Holding Corp (33)	First lien senior secured revolving loan	S +	5.00%	8.82%	10/15/2025	10/9/2028	2,525	2,019	1,996	0.08%
AFC-Dell Holding Corp	First lien senior secured term loan	S +	5.00%	8.84%	10/15/2025	10/9/2028	12,818	12,804	12,697	0.53%
Ascent Lifting, Inc (6)	First lien senior secured revolving loan	S +	4.75%	8.69%	4/28/2023	9/9/2027	2,500	(29)	(28)	0.00%
Ascent Lifting, Inc	First lien senior secured term loan	S +	4.75%	8.57%	2/26/2025	9/9/2027	16,605	16,562	16,394	0.69%
AWI Group, LLC	First lien senior secured delayed draw term loan	S +	5.75%	9.42%	8/1/2024	8/1/2029	4,444	4,381	4,301	0.18%
AWI Group, LLC	First lien senior secured revolving loan	S +	5.75%	9.52%	8/1/2024	8/1/2029	10,420	7,353	7,164	0.30%
AWI Group, LLC	First lien senior secured term loan	S +	5.75%	9.42%	8/1/2024	8/1/2029	54,645	53,804	52,883	2.22%
Banner Buyer, LLC	First lien senior secured delayed draw term loan	S +	2.75% + 3.50% PIK	10.07%	7/28/2023	5/31/2027	572	569	386	0.02%
Banner Buyer, LLC	First lien senior secured revolving loan	S +	2.75% + 3.50% PIK	10.07%	7/28/2023	5/31/2027	371	111	(8)	0.00%
Banner Buyer, LLC	First lien senior secured term loan	S +	2.75% + 3.50% PIK	10.07%	7/28/2023	5/31/2027	1,379	1,371	931	0.04%
CAP KSI Holdings LLC (34)	First lien senior secured revolving loan	S +	5.25%	9.48%	6/28/2024	6/28/2030	7,145	2,778	2,807	0.12%
CAP KSI Holdings LLC	First lien senior secured term loan	S +	5.25%	8.98%	7/1/2025	6/28/2030	59,730	59,049	59,306	2.49%
The accompanying notes are an integral part of these consolidated financial statements.

TPG Twin Brook Capital Income Fund
Consolidated Schedule of Investments
As of December 31, 2025
(Amounts in thousands)
(Unaudited)

Company(1)(2)	Investment	Reference Rate and Spread (5)		Interest Rate	Purchase Date	Maturity Date	Principal/ Par Amount(3)	Amortized Cost(4)	Fair Value	Percentage of Net Assets
Eastern Communications Solutions, Inc. (6)	First lien senior secured revolving loan	S +	5.00%	8.67%	12/30/2024	12/30/2030	3,240	(41)	(32)	0.00%
Eastern Communications Solutions, Inc.	First lien senior secured term loan	S +	5.00%	8.67%	11/4/2025	12/31/2030	1,701	1,685	1,685	0.07%
Eastern Communications Solutions, Inc.	First lien senior secured term loan	S +	5.00%	8.67%	12/30/2024	12/30/2030	12,486	12,323	12,363	0.52%
Empire Equipment Company, LLC	First lien senior secured revolving loan	S +	6.25%	10.08%	7/28/2023	7/17/2026	439	439	439	0.02%
Empire Equipment Company, LLC	First lien senior secured term loan	S +	6.25%	10.08%	2/26/2025	7/17/2026	1,599	1,598	1,598	0.07%
Jacent Strategic Merchandising, LLC	First lien senior secured revolving loan	S +	6.50%	10.32%	9/19/2025	1/31/2027	2,436	1,096	1,100	0.05%
Jacent Strategic Merchandising, LLC	First lien senior secured term loan	S +	5.75%	9.57%	9/19/2025	1/31/2027	13,537	13,484	13,503	0.57%
Lehman Pipe Buyer, LLC	First lien senior secured delayed draw term loan	S +	5.00%	8.67%	6/13/2025	8/30/2030	5,432	1,518	1,527	0.06%
Lehman Pipe Buyer, LLC	First lien senior secured revolving loan	S +	5.00%	8.72%	6/13/2025	8/30/2030	6,324	2,011	2,034	0.09%
Lehman Pipe Buyer, LLC	First lien senior secured term loan	S +	5.00%	8.67%	6/13/2025	8/30/2030	37,584	36,988	37,140	1.56%
NEFCO Holding Company, LLC	First lien senior secured delayed draw term loan	S +	5.00%	8.78%	2/26/2025	8/5/2028	4,625	4,544	4,587	0.19%
NEFCO Holding Company, LLC	First lien senior secured delayed draw term loan	S +	5.00%	9.24%	3/29/2024	8/5/2028	7,118	6,993	7,060	0.30%
NEFCO Holding Company, LLC	First lien senior secured delayed draw term loan	S +	5.00%	8.83%	10/31/2024	8/5/2028	4,179	4,140	4,145	0.17%
NEFCO Holding Company, LLC	First lien senior secured delayed draw term loan	S +	5.00%	8.63%	2/26/2025	8/5/2028	2,646	2,613	2,625	0.11%
NEFCO Holding Company, LLC	First lien senior secured delayed draw term loan	S +	5.00%	9.18%	2/26/2025	8/5/2028	2,667	2,630	2,646	0.11%
NEFCO Holding Company, LLC	First lien senior secured delayed draw term loan	S +	5.00%	9.07%	2/26/2025	8/5/2028	3,160	3,130	3,135	0.13%
NEFCO Holding Company, LLC	First lien senior secured delayed draw term loan	S +	5.00%	8.84%	10/31/2024	8/5/2028	4,196	4,157	4,162	0.17%
NEFCO Holding Company, LLC	First lien senior secured revolving loan	P +	4.00%	10.75%	2/26/2025	8/5/2028	7,269	2,431	2,457	0.10%
NEFCO Holding Company, LLC	First lien senior secured term loan	S +	5.00%	9.02%	2/26/2025	8/5/2028	646	634	641	0.03%
NEFCO Holding Company, LLC	First lien senior secured term loan	S +	5.00%	9.06%	8/13/2024	8/5/2028	2,551	2,529	2,531	0.11%
NEFCO Holding Company, LLC	First lien senior secured term loan	S +	5.00%	9.06%	2/26/2025	8/5/2028	17,382	17,096	17,241	0.72%
NEFCO Holding Company, LLC	First lien senior secured term loan	S +	5.00%	9.20%	10/31/2024	8/5/2028	3,376	3,343	3,349	0.14%
NEFCO Holding Company, LLC	First lien senior secured term loan	S +	5.00%	8.74%	12/10/2025	8/5/2028	3,293	3,261	3,266	0.14%
Rental Equipment Investment Corp	First lien senior secured revolving loan	S +	4.50%	8.15%	10/8/2025	10/8/2030	7,917	2,598	2,632	0.11%
Rental Equipment Investment Corp	First lien senior secured term loan	S +	4.50%	8.17%	10/8/2025	10/8/2030	40,932	40,437	40,625	1.70%
Triad Technologies, LLC (6)	First lien senior secured revolving loan	S +	5.25%	9.07%	7/28/2023	6/30/2027	332	(2)	(2)	0.00%
Triad Technologies, LLC	First lien senior secured term loan	S +	5.25%	9.07%	2/26/2025	6/30/2027	1,138	1,135	1,127	0.05%
Value Added Distributors, LLC (6)	First lien senior secured revolving loan	S +	4.75%	8.44%	12/19/2024	12/19/2029	3,768	(48)	(40)	0.00%
Value Added Distributors, LLC	First lien senior secured term loan	S +	4.75%	8.44%	11/20/2025	12/19/2029	12,123	11,976	11,987	0.50%
Vintage Parts, Inc (6)	First lien senior secured revolving loan	S +	5.75%	9.42%	3/28/2025	3/28/2029	1,564	(16)	(14)	0.00%
Vintage Parts, Inc	First lien senior secured term loan	S +	5.75%	9.42%	3/28/2025	3/28/2029	16,125	15,952	15,983	0.67%
Wolf Gordon Inc (6)	First lien senior secured revolving loan	S +	5.25%	9.09%	5/1/2024	5/1/2029	3,809	(59)	(55)	0.00%
Wolf Gordon Inc	First lien senior secured term loan	S +	5.25%	9.09%	5/21/2025	5/1/2029	25,504	25,099	25,139	1.05%
Woodson and Bozeman, LLC (6)	First lien senior secured delayed draw term loan	S +	4.75%	8.42%	10/1/2025	10/1/2031	6,590	(47)	(33)	0.00%
The accompanying notes are an integral part of these consolidated financial statements.

TPG Twin Brook Capital Income Fund
Consolidated Schedule of Investments
As of December 31, 2025
(Amounts in thousands)
(Unaudited)

Company(1)(2)	Investment	Reference Rate and Spread (5)		Interest Rate	Purchase Date	Maturity Date	Principal/ Par Amount(3)	Amortized Cost(4)	Fair Value	Percentage of Net Assets
Woodson and Bozeman, LLC (6)	First lien senior secured revolving loan	S +	4.75%	8.42%	10/1/2025	10/1/2031	2,436	(35)	(30)	0.00%
Woodson and Bozeman, LLC	First lien senior secured term loan	S +	4.75%	8.42%	10/1/2025	10/1/2031	5,919	5,833	5,845	0.25%
								409,658	408,421	17.16%
Water utilities
Diamondback Buyer, LLC	First lien senior secured delayed draw term loan	S +	5.00%	8.84%	10/15/2024	7/22/2026	$3,634	$3,622	$3,626	0.15%
Diamondback Buyer, LLC (6)	First lien senior secured revolving loan	S +	5.00%	8.72%	7/28/2023	7/22/2026	75	—	—	0.00%
Diamondback Buyer, LLC	First lien senior secured term loan	S +	5.00%	8.72%	10/15/2024	7/22/2026	1,406	1,402	1,401	0.06%
								5,024	5,027	0.21%
Total non-controlled/non-affiliated senior secured debt								$4,189,885	$4,173,995	175.02%
Non-controlled/non-affiliated sponsor subordinated notes
Trading companies and distributors
Empire Equipment Company, LLC	Sponsor subordinated note	12.50% + 7.00% PIK		12.50%	7/28/2023	7/17/2026	$19	$17	$16	0.00%
Cosmetic Solutions LLC (8)	Sponsor subordinated note	11.00%		11.00%	7/18/2025	10/17/2028	—	396	43	0.00%
Total non-controlled/non-affiliated sponsor subordinated notes								413	59	0.00%
Total non-controlled/non-affiliated investments								4,190,298	4,174,054	175.02%
Non-controlled/affiliated investments
Multisector holdings
Twin Brook Equity Holdings, LLC (35) (36) (37)	Equity - 17.41% membership interest							$87,326	$103,655	4.35%
Twin Brook Segregated Equity Holdings, LLC (35) (36) (37)	Equity - 2.11% membership interest							19	15	0.00%
Total non-controlled/affiliated investments								87,345	103,670	4.35%
Total investments								$4,277,643	$4,277,724	179.37%

Cash equivalents
Dreyfus Government Cash Management Money Market Fund - Institutional Shares				3.65%				22,000	22,000	0.92%
JPMorgan U.S. Government Money Market Fund - Share Class: Capital				3.66%				7	7	0.00%
Total cash equivalents								$22,007	$22,007	0.92%
Total investments and cash equivalents								4,299,650	4,299,731	180.29%
(1)Unless otherwise indicated, all investments are considered Level 3 investments.
(2)Unless otherwise indicated, all investments represent co-investments made with the Company’s affiliates in accordance with the terms of the exemptive relief that the Company received from the U.S. Securities and Exchange Commission. Refer to Note 6 for further information.
(3)Principal/par amount is denominated in U.S. Dollars (“$”) unless otherwise noted, Canadian Dollars (“C$”)
(4)The amortized cost represents the original cost adjusted for the amortization of discounts and premiums, as applicable, on debt investments using the effective interest method.
(5)Unless otherwise indicated, the interest rate on the principal balance outstanding for all floating rate loans is indexed to the Term Secured Overnight Financing Rate (“Term SOFR” or “S”), the Canadian Overnight Repo Rate Average (“Term CORRA” or “T”) and/or an alternate base rate (e.g. prime rate (“P”)), which typically resets semiannually,
The accompanying notes are an integral part of these consolidated financial statements.

TPG Twin Brook Capital Income Fund
Consolidated Schedule of Investments
As of December 31, 2025
(Amounts in thousands)
(Unaudited)
quarterly, or monthly at the borrower’s option. The applicable base rate may be subject to a floor. The borrower may also elect to have multiple interest reset periods for each loan. For each of these loans, the applicable margin has been provided over Term SOFR based on each respective credit agreement. As of December 31, 2025, the reference rates for the floating rate loans were the Term SOFR of 3.87%, the Prime Rate of 6.75%, and CORRA of 2.30%.
(6)Represents revolvers and delayed draw term loans where the entire balance is unfunded as of December 31, 2025. The negative fair value is a result of the commitment being valued below par. Refer to Note 8 for further information.
(7)Represents investments that the Company has determined are not “qualifying assets” under Section 55(a) of the 1940 Act. Under the 1940 Act, we may not acquire any non-qualifying asset unless, at the time such acquisition is made, qualifying assets represent at least 70% of our total assets. The status of these assets under the 1940 Act is subject to change. The Company monitors the status of these assets on an ongoing basis. As of December 31, 2025, non-qualifying assets represented approximately 3.04% of the total assets of the Company.
(8)Indicates loan was on non-accrual status as of December 31, 2025.
(9)Principal balance includes reserve for letter of credit of $49,465 on which the borrower pays 5.25%.
(10)Principal balance includes reserve for letter of credit of $3,659 on which the borrower pays 5.75%.
(11)Principal balance includes reserve for letter of credit of $94,608 on which the borrower pays 5.25%.
(12)Principal balance includes reserve for letter of credit of $27,687 on which the borrower pays 5.50%.
(13)Principal balance includes reserve for letter of credit of $49,938 on which the borrower pays 5.25%.
(14)Principal balance includes reserve for letter of credit of $248,440 on which the borrower pays 5.25%.
(15)Principal balance includes reserve for letter of credit of $1,233,299 on which the borrower pays 5.75%.
(16)Principal balance includes reserve for letter of credit of $45,563 on which the borrower pays 5.50%.
(17)Principal balance includes reserve for letter of credit of $30,948 on which the borrower pays 6.00%.
(18)Principal balance includes reserve for letter of credit of $7,896 on which the borrower pays 6.50%.
(19)Principal balance includes reserve for letter of credit of $7,860 on which the borrower pays 6.00%.
(20)Principal balance includes reserve for letter of credit of $116,312 on which the borrower pays 4.50% + 1.75% PIK.
(21)Principal balance includes reserve for letter of credit of $147,760 on which the borrower pays 5.50%.
(22)Principal balance includes reserve for letter of credit of $16,960 on which the borrower pays 4.75%.
(23)Principal balance includes reserve for letter of credit of $168,934 on which the borrower pays 6.00%.
(24)Principal balance includes reserve for letter of credit of $532,875 on which the borrower pays 5.00%.
(25)Principal balance includes reserve for letter of credit of $881,210 on which the borrower pays 5.50%.
(26)Principal balance includes reserve for letter of credit of $400,400 on which the borrower pays 5.00%.
(27)Principal balance includes reserve for letter of credit of $7,875 on which the borrower pays 6.00% + 0.50% PIK.
(28)Principal balance includes reserve for letter of credit of $60,610 on which the borrower pays 6.00%.
(29)Principal balance includes reserve for letter of credit of $927,380 on which the borrower pays 5.00%.
(30)Principal balance includes reserve for letter of credit of $62,209 on which the borrower pays 5.50%.
(31)Principal balance includes reserve for letter of credit of $3,517 on which the borrower pays 6.75%.
(32)Principal balance includes reserve for letter of credit of $238,050 on which the borrower pays 5.25%.
(33)Principal balance includes reserve for letter of credit of $101,000 on which the borrower pays 5.00%.
(34)Principal balance includes reserve for letter of credit of $505,140 on which the borrower pays 5.25%.
(35)As a practical expedient, the Company uses net asset value to determine the fair value of this investment. Consistent with FASB guidance under ASC 820, these investments are excluded from the hierarchical levels. This represents an investment in an affiliated fund.
(36)Securities exempt from registration under the Securities Act of 1933 (the “Securities Act”), and may be deemed to be “restricted securities” under the Securities Act. As of December 31, 2025, the aggregate fair value of these securities is $103,670 or 4.35% of the Company's net assets. The “restricted securities,” Twin Brook Equity Holdings, LLC and Twin Brook Segregated Equity Holdings, LLC, were purchased on May 19, 2022 and July 28, 2023, respectively.
(37)Non-income producing investment.
The accompanying notes are an integral part of these consolidated financial statements.

TPG Twin Brook Capital Income Fund
Consolidated Schedule of Investments
As of December 31, 2025
(Amounts in thousands)
(Unaudited)

Foreign currency forward contracts
Counterparty	Currency Purchased	Currency Sold	Settlement	Unrealized Appreciation/ (Depreciation)
Wells Fargo Bank, National Association	USD 234	CAD 329	1/26/2026	$(6)
Total				$(6)

Currency Abbreviations:
USD - U.S. Dollar
CAD - Canadian Dollar

Interest Rate Swaps
Counterparty	Hedged Instrument	Company Receives	Company Pays	Maturity Date	Notional Amount	Fair Value	Upfront Payments/Receipts	Unrealized Appreciation/(Depreciation)
Morgan Stanley Capital Services, LLC	Series A, Tranche A Notes	7.6900%	S + 3.547%	3/19/2027	$90,000	593	—	593
Morgan Stanley Capital Services, LLC	Series A, Tranche B Notes	7.7800%	S + 3.866%	3/19/2029	150,000	2,312	—	2,312
MUFG Bank, Ltd.	Series B, Tranche A Notes	6.4200%	S + 3.122%	10/15/2028	20,000	(84)	—	(84)
MUFG Bank, Ltd.	Series B, Tranche A Notes	6.4200%	S + 3.116%	10/15/2028	65,000	(261)	—	(261)
Wells Fargo Bank, N.A.	Series B, Tranche C Notes	6.5200%	S + 3.181%	10/15/2029	100,000	(590)	—	(590)
Morgan Stanley Capital Services, LLC	Series B, Tranche C Notes	6.5200%	S + 3.384%	10/15/2029	50,000	(463)	—	(463)
MUFG Bank, Ltd.	Series B, Tranche C Notes	6.5200%	S + 3.243%	10/15/2029	50,000	(430)	—	(430)
MUFG Bank, Ltd.	Series B, Tranche C Notes	6.5200%	S + 3.266%	10/15/2029	90,000	(844)	—	(844)
Regions Bank	Series C, Tranche A Notes	6.0500%	S + 2.507%	5/30/2028	25,000	95	—	95
Regions Bank	Series C, Tranche B Notes	6.4000%	S + 2.860%	3/30/2030	75,000	194	—	194
Total						$522	$—	$522

The accompanying notes are an integral part of these consolidated financial statements.

TPG Twin Brook Capital Income Fund
Consolidated Schedule of Investments
As of December 31, 2025
(Amounts in thousands)
(Unaudited)

Interest Rate Options
Counterparty	Instrument	Company Receives	Company Sold	Maturity Date	Notional Amount	Fair Value	Upfront Payments/Receipts	Unrealized Appreciation/(Depreciation)
Wells Fargo Bank, N.A.	Sold SOFR Floor with Annnuitized Premium	0.08%. Semiannual premium	1.00% 3M SOFR Floor	4/15/2029	$100,000	68	—	68
Morgan Stanley Capital Services, LLC	Sold SOFR Floor with Annnuitized Premium	0.09% Quarterly premium	1.00% 3M SOFR Floor	4/15/2029	50,000	44	—	44
MUFG Bank, Ltd.	Sold SOFR Floor with Annnuitized Premium	0.0604% Quarterly premium	1.00% 3M SOFR Floor	7/15/2028	20,000	8	—	8
MUFG Bank, Ltd.	Sold SOFR Floor with Annnuitized Premium	0.0919% Quarterly premium	1.00% 3M SOFR Floor	4/15/2029	50,000	34	—	34
Morgan Stanley Capital Services, LLC	Sold SOFR Floor with Annnuitized Premium	0.0700% Semiannual premium	1.00% 3M SOFR Floor	12/19/2026	90,000	7	—	7
MUFG Bank, Ltd.	Sold SOFR Floor with Annnuitized Premium	0.0642% Quarterly premium	1.00% 3M SOFR Floor	7/15/2028	65,000	26	—	26
Morgan Stanley Capital Services, LLC	Sold SOFR Floor with Annnuitized Premium	0.1100% Semiannual premium	1.00% 3M SOFR Floor	9/19/2028	150,000	104	—	104
MUFG Bank, Ltd.	Sold SOFR Floor with Annnuitized Premium	0.0935% Quarterly premium	1.00% 3M SOFR Floor	4/15/2029	90,000	61	—	61
Total						$352	$—	$352
The accompanying notes are an integral part of these consolidated financial statements.

TPG Twin Brook Capital Income Fund
Notes to Consolidated Financial Statements (Unaudited)
Note 1.  Organization

TPG Twin Brook Capital Income Fund (“TCAP” or the “Company”) is a Delaware statutory trust which was formed on January 27, 2022 (date of inception). On September 25, 2024, the Company’s name was changed from “AG Twin Brook Capital Income Fund” to “TPG Twin Brook Capital Income Fund”. AGTB Fund Manager, LLC (the “Adviser”), an indirect wholly-owned subsidiary of TPG Inc. (“TPG”) (Nasdaq: TPG), a leading global alternative investment firm, serves as the investment adviser of the Company. The Adviser is registered as an investment adviser with the U.S. Securities and Exchange Commission (the “SEC”) under the Investment Advisers Act of 1940. The Company has elected to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (“1940 Act”). The Company has elected to be treated for federal income tax purposes and intends to qualify annually as a regulated investment company (“RIC”) as defined under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”).

There were no operations other than those related to the Company’s organization and preparation for its public, ongoing offering prior to December 31, 2022. As of December 31, 2022, the Adviser contributed $50,000 of capital to the Company. In exchange for this contribution, the Adviser had received 2,000 Class I common shares of beneficial interest, par value $0.001 per share of TCAP (“Class I shares”), together with Class S common shares of beneficial interest (“Class S shares”) and Class D common shares of beneficial interest (“Class D shares”), par value $0.001, the “TCAP Common Shares”).

On December 15, 2022, the Company’s registration statement on Form N-2, registering the continuous offer and sale (the “Offering”) of up to $5 billion in the Company’s common shares of beneficial interest, was declared effective by the SEC.

The Company’s investment objective is to seek to generate attractive, consistent total returns, predominantly in the form of current income and, to a lesser extent, capital appreciation, by targeting investment opportunities with favorable risk-adjusted returns.
Note 2.  Significant Accounting Policies
Basis of Accounting
The Company’s consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”).  The Company is an investment company and accordingly follows the investment company accounting and reporting guidance of the Financial Accounting Standards Board (FASB) Accounting Standards Codification (“ASC”) Topic 946, Financial Services – Investment Companies. These consolidated financial statements reflect adjustments that in the opinion of management are necessary for the fair statement of the financial position and results of operations for the periods presented herein. On January 1, 2023, the Company completed the merger with AGTB Private BDC and commenced operations as the surviving company, with its fiscal year end on December 31.
The interim consolidated financial statements have been prepared in accordance with U.S. GAAP for interim financial information and pursuant to the requirements for reporting on Form 10-Q and Articles 6, 10 and 12 of Regulation S-X. Accordingly, certain disclosures accompanying the annual consolidated financial statements prepared in accordance with U.S. GAAP are omitted. In the opinion of management, all adjustments, consisting solely of normal recurring accruals considered necessary for the fair presentation of the consolidated financial statements for the interim periods presented, have been included. The current period’s results of operations will not necessarily be indicative of results that ultimately may be achieved for the fiscal year ending December 31, 2026.

Certain prior period information has been reclassified to conform to the current period presentation.

TPG Twin Brook Capital Income Fund
Notes to Consolidated Financial Statements (Unaudited) - Continued
Principles of Consolidation
The Company conducts certain of its activities through its wholly-owned subsidiaries Twin Brook Capital Funding XXXIII, LLC, Twin Brook Equity XVIII Corp., Twin Brook Equity XXXIII Corp., Twin Brook Capital Funding XXXIII MSPV, LLC, Twin Brook Capital Funding XXXIII ASPV, LLC, and Twin Brook CLO 2024-1 LLC. The Company consolidates wholly-owned subsidiaries that are controlled by the Company. All intercompany balances and transactions have been eliminated in consolidation.
Use of Estimates
The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.
Cash and Cash Equivalents
Cash is comprised of cash on deposit with major financial institutions. The Company classifies highly liquid investments with original maturities of three months or less from the date of purchase and investments in money market funds as cash equivalents. The Company places its cash with high credit quality institutions to minimize credit risk exposure.

Restricted Cash
Restricted cash represents cash held through certain of the Company’s wholly-owned subsidiaries or collateral accounts that may only be used to purchase additional collateral loans, pay accrued interest on advances, fund certain expenses, and prepay outstanding advances in connection with the Company’s asset facilities.
Investment Related Transactions, Revenue Recognition and Expenses
Investment transactions and the related revenue and expenses are recorded on a trade-date basis. Realized gains and losses on investment transactions are determined using the specific identification method. All costs associated with consummated investments are included in the cost of such investments. Broken deal expenses incurred in connection with investment transactions which are not successfully consummated are expensed as a component of “Other” expense on the consolidated statements of operations.
Interest income and interest expense are recognized on an accrual basis. Interest income on debt instruments is accrued and recognized for those issuers who are currently paying in full or expected to pay in full. For those issuers who are in default or expected to default, interest is not accrued and is only recognized when received. Interest income and expense include discounts accreted and premiums amortized on certain debt instruments as determined in good faith by the Company and calculated using the effective interest method. Loan origination fees, original issue discounts and market discounts or premiums are capitalized as part of the underlying cost of the investments and accreted or amortized over the life of the investment as interest income.
Upon prepayment of investments in debt instruments, any prepayment premiums, unamortized upfront loan origination fees and unamortized discounts are recorded as “Interest” income on the consolidated statements of operations. Interest received in-kind, computed at the contractual rate specified in each investment agreement, is added to the principal balance of the investment and reported as “Interest” income on the consolidated statements of operations. The Company records dividend income from private securities pursuant to the terms of the respective investments. Dividend income on equity securities is recorded as dividend income on an accrual basis to the extent that such amounts are payable by the portfolio company and are expected to be collected. Dividend income on common equity securities is recorded on the earlier of record or payment date for private portfolio companies or on the ex-dividend date for publicly traded portfolio companies, as applicable. Each distribution received from limited liability company (“LLC”) and limited partnership (“LP”) investments is evaluated to determine if the distribution should be recorded as dividend income or a return of capital. Generally, the Fund will not record distributions from equity investments in LLCs and LPs as dividend income unless there are sufficient accumulated tax-basis earnings and profits in the LLC or LP prior to the distribution. Distributions that are classified as a return of capital are recorded as a reduction in the cost basis of the investment.

TPG Twin Brook Capital Income Fund
Notes to Consolidated Financial Statements (Unaudited) - Continued
The Company may earn various fees during the life of the loans. Such fees include, but are not limited to, syndication, commitment, administration, prepayment and amendment fees, some of which are paid to the Company on an ongoing basis. These fees and any other income are recognized as earned as a component of "Other" income on the consolidated statement of operations.

Loans are generally placed on non-accrual status when there is reasonable doubt that principal or interest will be collected in full. Accrued interest is generally reversed when a loan is placed on non-accrual status. Interest payments received on non-accrual loans may be recognized as income or applied to principal depending upon the Adviser’s judgment regarding collectability. Non-accrual loans are restored to accrual status when past due principal and interest is paid current and, in the Adviser’s judgment, are likely to remain current. The Adviser may make exceptions to this treatment and determine not to place a loan on non-accrual status if the loan has sufficient collateral value to cover principal and interest and if it is in the process of collection.
Investments at Fair Value
The Company applies Financial Accounting Standards Board Accounting Standards Codification Topic 820, Fair Value Measurements (“ASC 820”), as amended, which establishes a framework for measuring fair value in accordance with U.S. GAAP and required disclosures of fair value measurements. ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability (i.e., the “exit price”) in an orderly transaction between market participants at the measurement date. In accordance with ASC 820, the Company discloses the fair value of its investments in a hierarchy that prioritizes the inputs to valuation techniques used to measure the fair value. The hierarchy gives the highest priority to valuations based upon unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to valuations based upon unobservable inputs that are significant to the valuation (Level 3 measurements). ASC 820 establishes three levels of the fair value hierarchy as follows:
Level 1Inputs that reflect unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date;
Level 2Inputs other than quoted prices that are observable for the asset or liability either directly or indirectly, including inputs in markets that are not considered to be active; and
Level 3Inputs that are unobservable.
Inputs are used in applying the various valuation techniques and broadly refer to the assumptions that market participants use to make valuation decisions, including assumptions about risk. Inputs may include price information, volatility statistics, interest rates, specific and broad credit data, liquidity statistics, and other factors. A financial instrument’s level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement; however, the determination of what constitutes “observable” requires significant judgment by the Company. The Company considers observable data to be market data which is readily available, regularly distributed or updated, reliable and verifiable, not proprietary, and provided by independent sources that are actively involved in the relevant market. The categorization of a financial instrument within the hierarchy is based upon the pricing transparency of the instrument and does not necessarily correspond to the Company’s perceived risk of that instrument.
The availability of observable inputs can vary from product to product and is affected by a wide variety of factors, including for example, the type of product, whether the product is new and not yet established in the marketplace, the liquidity of markets and other characteristics particular to the transaction. To the extent that valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment. Accordingly, the degree of judgment exercised by the Company, the Board, and the Adviser in determining fair value is greatest for instruments categorized in Level 3. In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy.
Investments in investment funds include vehicles structured for the purpose of investing in privately held common and preferred equity interests. Fair values are generally determined utilizing the net asset value (“NAV”) supplied by, or on behalf of, management of each investment fund, which is net of management and incentive fees or allocations charged by the investment fund, if applicable, and is in accordance with the “practical expedient”, as defined by FASB Accounting Standards Update (“ASU”) 2009-12, Investments in Certain Entities that Calculate NAV per Share. NAVs received by, or on behalf of, management of each investment fund are based on the fair value of the investment funds’ underlying investments in accordance with policies established by management of each investment fund, as described in each of their

TPG Twin Brook Capital Income Fund
Notes to Consolidated Financial Statements (Unaudited) - Continued
financial statements and offering memorandum. Withdrawals and distributions from investments in investment funds are at the discretion of the Adviser and may depend on the liquidation of underlying assets. Investments which are valued using NAV as a practical expedient are excluded from the above hierarchy.

The Board has designated the Adviser as its “valuation designee” pursuant to Rule 2a-5 under the 1940 Act (“Rule 2a-5”), and in that role, the Adviser is responsible for performing fair value determinations relating to all of the Company’s investments, including periodically assessing and managing any material valuation risks and establishing and applying fair value methodologies, in accordance with valuation policies and procedures that have been approved by the Board. Even though the Board designated the Adviser as “valuation designee,” the Board is ultimately responsible for fair value determinations under the 1940 Act.
Under the valuation policies and procedures that have been approved by the Board, the Adviser conducts a multi-step valuation process, which includes, among other procedures, the following:
•The valuation process begins with each investment being initially valued by using certain inputs provided by, among other inputs, the investment professionals responsible for the portfolio investment in conjunction with the portfolio management team.
•The Adviser’s management reviews the preliminary valuations with the investment professionals.
•The Adviser determines the fair value of each investment; valuations that are not based on readily available market quotations are valued in good faith, based on, among other things, the input of the Adviser and, where applicable, other third parties. Valuation determinations are presented to the Board.
When determining the fair value of Level 3 investments, the Adviser may take into account the following factors, where relevant: recent transactions, the enterprise value of the underlying company, the nature and realizable value of any collateral, the underlying company’s ability to make payments and its earnings and discounted cash flows, the markets in which the underlying company does business, financial covenants, the seniority of the financial instrument in the capital structure of the company, comparisons to publicly traded securities, and changes in the interest rate environment and the credit markets generally that may affect the price at which similar investments may be made and other relevant factors. The primary method for determining enterprise value uses a multiple analysis whereby appropriate multiples are applied to the portfolio company’s net income before net interest expense, income tax expense, depreciation and amortization (“EBITDA”). The enterprise value analysis is performed to determine the value of equity investments and to determine if debt investments are credit impaired. If debt investments are credit impaired, the Adviser will use the enterprise value analysis or a liquidation basis analysis to determine fair value. For debt investments that are not determined to be credit impaired, the Adviser uses a market interest rate yield analysis to determine fair value.
The Company’s investments trade infrequently and when they are traded, the price may be unobservable, and as a result, multiple external pricing sources may not be available. In such instances, the Adviser may use an internal pricing model as either a corroborating or sole data point in determining the price. Pricing models take into account the contractual terms of the financial instrument, as well as relevant inputs, including where applicable, equity prices, interest rate yield curves, credit curves, correlation, and the creditworthiness of the counterparty. The Adviser generally engages third party firm(s) to assist in validating certain financial instruments where multiple external prices cannot be obtained. The third party firm(s) either independently determine prices or assess the reasonableness of the Adviser’s prices. The analyses provided by such third party firm(s) are reviewed and considered by the Adviser. As part of the risk management process, the Adviser reviews and analyzes the prices obtained from external pricing sources to evaluate their reliability and accuracy, which includes identifying and excluding vendor prices and broker quotations that the Adviser believes does not reflect fair value. In addition, the Adviser’s valuation committee meets regularly and engages in ongoing reviews of the valuation processes and procedures including reviews of methodology, ongoing accuracy, source quality and independence. Such reviews include, but are not limited to, comparison of current vendor prices and broker quotations against ongoing daily trading activity, vendor due diligence, and back testing.
Fair value is a market-based measure considered from the perspective of a market participant rather than an entity-specific measure. Therefore, even when market assumptions are not readily available, the assumptions are set to reflect those that the Company believes market participants would use in pricing the asset or liability at the measurement date.

TPG Twin Brook Capital Income Fund
Notes to Consolidated Financial Statements (Unaudited) - Continued
Foreign Currency Translation
Amounts denominated in foreign currencies are translated into USD on the following basis: (i) investments and other assets and liabilities denominated in foreign currencies are translated into USD based upon currency exchange rates effective on the last business day of the period; and (ii) purchases and sales of investments, borrowings and repayments of such borrowings, income, and expenses denominated in foreign currencies are translated into USD based upon currency exchange rates prevailing on the transaction dates.
The Company does not isolate the portion of the results of operations resulting from changes in foreign exchange rates on investments from fluctuations arising from changes in market prices of securities held. Such fluctuations are included within net realized and change in unrealized gain (loss) on investments on the consolidated statements of operations. Net change in unrealized gains and losses on foreign currency holdings and non-investment assets and liabilities attributable to the changes in foreign currency exchange rates are included in the net change in unrealized gain (loss) on foreign currency translation on the consolidated statements of operations. Net realized gains and losses on foreign currency holdings and non-investment assets and liabilities attributable to changes in foreign currency exchange rates are included in net realized gain (loss) on foreign currency transactions on the consolidated statements of operations.
Foreign security and currency translations may involve certain considerations and risks not typically associated with investing in U.S. companies and U.S. government securities. These risks include, but are not limited to, currency fluctuations and revaluations and future adverse political, social and economic developments, which could cause investments in foreign markets to be less liquid and prices more volatile than those of comparable U.S. companies or U.S. government securities.
Derivative Instruments
The Company may enter into foreign currency forward contracts to reduce the Company’s exposure to foreign currency exchange rate fluctuations in the value of foreign currencies. In a foreign currency forward contract, the Company agrees to receive or deliver a fixed quantity of one currency for another, at a pre-determined price at a future date. Forward foreign currency contracts are marked-to-market at the applicable forward rate. Unrealized gain (loss) on foreign currency forward contracts are recorded on the consolidated statements of assets and liabilities on a gross basis, not taking into account collateral posted which is recorded separately, if applicable. Notional amounts of foreign currency forward contract assets and liabilities are presented separately on the consolidated schedules of investments. Purchases and settlements of foreign currency forward contracts having the same settlement date and counterparty are generally settled net and any realized gains or losses are recognized on the settlement date.
The Company does not utilize hedge accounting for foreign currency forward contracts, and as such, the Company recognizes its derivatives at fair value with changes in the net unrealized gain (loss) on foreign currency forward contracts recorded on the consolidated statements of operations.
Additionally, the Company uses interest rate swaps to mitigate interest rate risk associated with the Company's fixed interest rate debt liabilities. The fair value of the interest rate swaps are included as derivative assets at fair value or derivative liabilities at fair value on the consolidated statements of assets and liabilities. Changes in fair value of interest rate swaps entered into by the Company and not designated as hedging instruments are presented in net realized gains (losses) and net change in unrealized appreciation (depreciation) in the consolidated statements of operations, if applicable.
The Company designated certain interest rate swaps as the hedging instrument in a qualifying fair value hedge accounting relationship, and therefore the change in fair value of the hedging instrument and hedged item are recorded in interest expense and recognized as components of interest expense in the consolidated statements of operations. The change in fair value of the interest rate swap is offset by a change in the carrying value of the fixed rate debt.
Organizational Costs
Organizational costs to establish the Company are charged to expense as incurred. These expenses consist primarily of legal fees and other costs of organizing the Company.

TPG Twin Brook Capital Income Fund
Notes to Consolidated Financial Statements (Unaudited) - Continued
Offering Costs
Offering costs in connection with the offering of common shares of the Company are capitalized as a deferred charge and amortized to expense on a straight-line basis over a 12-month period. These expenses consist primarily of legal fees and other costs incurred with the Company’s share offerings, the preparation of the Company’s registration statement, and registration fees.
Deferred Financing Costs
Deferred financing costs consist of financing costs incurred in connection with obtaining the Company’s financing facilities and unsecured notes.  Such financing costs are capitalized and amortized over the life of the facility or the notes utilizing the straight-line method.  For the three months ended March 31, 2026, the Company paid approximately $1.6 million of financing costs. For the three months ended March 31, 2026, the Company amortized approximately $1.8 million of financing costs which have been included in “Interest” expense on the consolidated statements of operations. For the three months ended March 31, 2025, the Company paid approximately $502,000 of financing costs. For the three months ended March 31, 2025, the Company amortized approximately $1.8 million of financing costs which have been included in “Interest” expense on the consolidated statements of operations.
Deferred Income
Deferred income consists of annual administrative agent fees received in connection with the servicing of certain loan investments. Such fees are deferred when received and recognized as earned over the applicable period.  For the three months ended March 31, 2026, the Company received approximately $1.7 million of agent fees. During the three months ended March 31, 2026, approximately $1.4 million of agent fees have been recognized as earned and included in “Other” income on the consolidated statements of operations. For the three months ended March 31, 2025, the Company received approximately $1.0 million of agent fees. During the three months ended March 31, 2025, approximately $1.1 million of agent fees have been recognized as earned and included in “Other” income on the consolidated statements of operations.
Income Taxes
The Company has elected to be regulated as a BDC under the 1940 Act. The Company also has elected to be treated as a RIC under Subchapter M of the Internal Revenue Code of 1986, as amended. As a RIC, the Company generally will not have to pay corporate-level U.S. federal income taxes on any ordinary income or capital gains that it distributes timely to its shareholders as dividends. To the extent the Company qualifies as a RIC, any tax liability related to income earned and distributed by the Company represents obligations of the Company’s investors and will not be reflected in the consolidated financial statements of the Company.
To qualify as a RIC, the Company must, among other things, meet certain source-of-income and asset diversification requirements. In addition, to qualify for RIC tax treatment, the Company must distribute to its shareholders, for each taxable year, at least 90% of its “investment company taxable income” for that year, which is generally its ordinary income plus the excess of its realized net short-term capital gains over its realized net long-term capital losses. The Company will generally be subject to a 4% non-deductible U.S. federal excise tax on certain undistributed income or gains in respect of any calendar year, unless it distributes annually an amount at least equal to the sum of (i) 98% of its net ordinary income (taking into account certain deferrals and elections) for the calendar year, (ii) 98.2% of its capital gain net income (adjusted for certain ordinary losses) for the one-year period ending on October 31 in such calendar year and (iii) any net ordinary income and capital gain net income recognized, but not distributed, in preceding years. For these purposes, the Company will be deemed to have distributed any income or gains on which it paid U.S. federal income tax. The Company, at its discretion, may carry forward taxable income for distribution in the following taxable year and pay the applicable U.S. federal excise tax. For the three months ended March 31, 2026 the Company did not accrue U.S. federal excise tax.
The Company conducts certain of its activities through its wholly-owned subsidiary, Twin Brook Equity XXXIII Corp., a Delaware corporation. It is treated as a corporation for United States federal income tax purposes and is subject to U.S. federal, state or local income tax. For the three months ended March 31, 2026, the Company accrued $1,023,000 of current federal tax. For the three months ended March 31, 2026, the Company accrued approximately $(924,000) of deferred federal tax related to the corporations, which is included in “deferred federal tax provision” on the consolidated statements of operations. For the three months ended March 31, 2025, the Company accrued $87,000 of current federal tax. For the three months ended March 31, 2025, the Company accrued approximately $280,000 of deferred federal tax related to Twin

TPG Twin Brook Capital Income Fund
Notes to Consolidated Financial Statements (Unaudited) - Continued
Brook Equity XXXIII Corp., which is included in “deferred federal tax provision” on the consolidated statements of operations.
The Company evaluates tax positions taken or expected to be taken in the course of preparing its financial statements to determine whether the tax positions are “more-likely-than-not” to be sustained by the applicable tax authority. Tax positions not deemed to meet the “more-likely-than-not” threshold are reserved and recorded as a tax benefit or expense in the current year. All penalties and interest associated with income taxes are included in income tax expense. Conclusions regarding tax positions are subject to review and may be adjusted at a later date based on factors including, but not limited to, on-going analyses of tax laws, regulations and interpretations thereof. There were no tax penalties, and no interest associated with income taxes incurred through March 31, 2026.
Loan Syndications and Participations
The Company may originate certain loans and then syndicate all or a portion of those loans to a third party. For the three months ended March 31, 2026, the Company earned approximately $288,000 of syndication and other origination fee income, which is included in “Other” income on the consolidated statements of operations. For the three months ended March 31, 2025, the Company earned approximately $206,000 of syndication and other origination fee income, which is included in “Other” income on the consolidated statements of operations.
The Company follows the guidance in Accounting Standards Codification (“ASC”) Topic 860 Transfers and Servicing when accounting for loan participations and other partial loan sales. Such guidance requires a participation or other partial loan sale to meet the definition of a “participating interest,” as defined in the guidance, in order for sale treatment to be allowed. Participations or other partial loan sales that do not meet the definition of a participating interest remain on the consolidated statements of assets and liabilities and the proceeds are recorded as a secured borrowing until the definition is met. Secured borrowings are carried at fair value to correspond with the related investments, which are carried at fair value. There were no participations that were accounted for as secured borrowings during the period.
Distributions
Distributions to common shareholders are recorded on the record date. The amount to be distributed, if any, is determined by the Board each month. The Company intends to distribute net capital gains (i.e., net long-term capital gains in excess of net short-term capital losses), if any, at least annually out of the assets legally available for such distributions. However, the Company may decide in the future to retain such capital gains for investment, incur a corporate-level tax on such capital gains, and elect to treat such capital gains as deemed distributions to shareholders.

Segment Reporting

In accordance with ASC Topic 280 - Segment Reporting (“ASC 280”), the Company has determined that it has a single operating and reporting segment. As a result, the Company’s segment accounting policies are the same as described herein and the Company does not have any intra-segment sales and transfers of assets.

The Company operates through a single operating and reporting segment with an investment objective is to seek to generate attractive, consistent total returns, predominantly in the form of current income and, to a lesser extent, capital appreciation, by targeting investment opportunities with favorable risk-adjusted returns. The chief operating decision maker (“CODM”) is the Company’s chief executive officer and the CODM assesses the performance and makes operating decisions of the Company on a consolidated basis primarily based on the Company’s net increase (decrease) in net assets resulting from operations (“net income”). In addition to numerous other factors and metrics, the CODM utilizes net income as a key metric in determining the amount of dividends to be distributed to the Company’s stockholders. As the Company’s operations comprise of a single reporting segment, the segment assets are reflected on the accompanying consolidated statement of assets and liabilities as “total assets” and the significant segment expenses are listed on the accompanying consolidated statement of operations.
Note 3.  Investments
Under the 1940 Act, the Company is required to separately identify non-controlled investments where it owns 5% or more of a portfolio company’s outstanding voting securities and/or had the power to exercise control over the management or

TPG Twin Brook Capital Income Fund
Notes to Consolidated Financial Statements (Unaudited) - Continued
policies of such portfolio company as investments in “affiliated” companies. In addition, under the 1940 Act, the Company is required to separately identify investments where it owns more than 25% of a portfolio company’s outstanding voting securities and/or had the power to exercise control over the management or policies of such portfolio company as investments in “controlled” companies. Under the 1940 Act, "non-affiliated investments" are defined as investments that are neither controlled investments nor affiliated investments. Detailed information with respect to the Company’s non-controlled, non-affiliated; non-controlled, affiliated; and controlled affiliated investments is contained in the consolidated financial statements, including the consolidated schedules of investments. The information in the tables below is presented on an aggregate portfolio basis, without regard to whether they are non-controlled, non-affiliated; non-controlled, affiliated; or controlled affiliated investments.
Investments at fair value and amortized cost consisted of the following as of March 31, 2026 and December 31, 2025:

	March 31, 2026		December 31, 2025
(Amounts in thousands)	Amortized Cost	Fair Value	Amortized Cost	Fair Value
First lien senior secured debt	$4,392,784	$4,382,355	$4,189,885	$4,173,995
Sponsor subordinated note	414	58	413	59
Investment in affiliated funds	86,501	98,605	87,345	103,670
Total investments	$4,479,699	$4,481,018	$4,277,643	$4,277,724
The industry composition of investments based on fair value as of March 31, 2026 and December 31, 2025 was as follows:

	March 31, 2026(1)	December 31, 2025(1)
Aerospace and defense	1.9%	2.0%
Air freight and logistics	0.5%	0.5%
Auto components	2.6%	2.7%
Building products	0.5%	0.5%
Chemicals	2.3%	2.3%
Commercial services and supplies	3.1%	3.3%
Construction and engineering	4.2%	4.3%
Containers and packaging	2.6%	2.5%
Distributors	—%	—%
Diversified consumer services	6.6%	6.8%
Diversified financial services	0.3%	—%
Electrical equipment	2.0%	1.6%
Electronic equipment, instruments and components	1.0%	1.0%
Food and staples retailing	2.0%	2.1%
Food products	2.3%	2.3%
Gas utilities	0.1%	—%
Health care equipment and supplies	2.8%	2.7%
Health care providers and services	25.7%	25.2%
Health care technology	1.3%	1.1%
Household durables	3.3%	3.5%
Industrial Conglomerates	0.4%	0.4%
Insurance	0.6%	0.5%
Interactive Media & Services	0.5%	0.5%
Internet and direct marketing retail	0.5%	0.5%
IT services	3.2%	2.9%
Leisure equipment and products	0.1%	0.2%
Leisure products	—%	—%
Life sciences tools and services	1.7%	1.5%
Machinery	3.5%	3.3%

TPG Twin Brook Capital Income Fund
Notes to Consolidated Financial Statements (Unaudited) - Continued

	March 31, 2026(1)	December 31, 2025(1)
Media	8.1%	7.8%
Multiline Retail	1.2%	1.3%
Multisector holdings	2.2%	2.4%
Pharmaceuticals	—%	—%
Personal products	—%	—%
Professional services	0.6%	0.9%
Real estate management and development	0.1%	0.1%
Semiconductors and semiconductor equipment	—%	—%
Software	2.3%	2.3%
Specialty retail	1.1%	0.6%
Textiles, apparel and luxury goods	0.8%	0.8%
Trading companies and distributors	7.9%	9.5%
Water utilities	0.1%	0.1%
Total	100.0%	100.0%
(1)Certain industries round to less than 0.1% as of March 31, 2026 and December 31, 2025.
As of March 31, 2026, approximately 100.0% of investments held were based in the United States and approximately 0.0% were based in Canada. As of December 31, 2025, approximately 100.0% of investments held were based in the United States and approximately 0.0% were based in Canada.
Note 4.  Fair Value of Investments
Fair Value Disclosures
The following table presents the fair value hierarchy of financial instruments as of March 31, 2026 and December 31, 2025:

	Assets at Fair Value as of March 31, 2026
(Amounts in thousands)	Level 1	Level 2	Level 3	Total
First lien senior secured debt	$—	$—	$4,382,355	$4,382,355
Sponsor subordinated note	—	—	58	58
Interest rate swaps/options	—	2,164	—	2,164
Foreign currency forward contracts	—	3	—	3
Total	$—	$2,167	$4,382,413	$4,384,580
Investments measured at net asset value(1)				$98,605
Total financial instruments, at fair value				$4,483,185
(1)Certain investments that are measured at fair value using NAV have not been categorized in the fair value hierarchy. The fair value amounts presented in the table are intended to permit reconciliation of the fair value hierarchy to the amounts presented in the Consolidated Statements of Assets and Liabilities.

	Liabilities at Fair Value as of March 31, 2026
(Amounts in thousands)	Level 1	Level 2	Level 3	Total
Interest rate swaps/options	$—	$(5,416)	$—	$(5,416)
Total	$—	$(5,416)	$—	$(5,416)

TPG Twin Brook Capital Income Fund
Notes to Consolidated Financial Statements (Unaudited) - Continued

	Assets at Fair Value as of December 31, 2025
(Amounts in thousands)	Level 1	Level 2	Level 3	Total
First lien senior secured debt	$—	$—	$4,173,995	$4,173,995
Sponsor subordinated note	—	—	59	59
Interest rate swaps/options	—	3,552	—	3,552
Total	$—	$3,552	$4,174,054	$4,177,606
Investments measured at net asset value(1)				$103,670
Total financial instruments, at fair value				$4,281,276
(1)Certain investments that are measured at fair value using NAV have not been categorized in the fair value hierarchy. The fair value amounts presented in the table are intended to permit reconciliation of the fair value hierarchy to the amounts presented in the Consolidated Statements of Assets and Liabilities.

	Liabilities at Fair Value as of December 31, 2025
(Amounts in thousands)	Level 1	Level 2	Level 3	Total
Foreign currency forward contracts	$—	$(6)	$—	$(6)
Interest rate swaps/options	—	(2,666)	—	(2,666)
Total	$—	$(2,672)	$—	$(2,672)

The following table presents changes in the fair value of investments for which Level 3 inputs were used to determine the fair value for the three months ended March 31, 2026 and 2025:

	Level 3 Assets at Fair Value for the Three Months Ended March 31, 2026*
(Amounts in thousands)	Balance 1/1/2026	Purchases and Drawdowns	Sales and Paydowns	Other**	Realized Gains/ (Losses)	Change in Unrealized Appreciation/(Depreciation)	Balance 3/31/2026	Change in Unrealized Appreciation/ (Depreciation) for Level 3 Assets Still Held as of 3/31/2026
First lien senior secured debt	$4,173,995	$414,649	$(218,893)	$8,448	$(1,305)	$5,460	$4,382,354	$5,582
Sponsor subordinated note	59	1	—	—	—	(1)	59	(1)
Total	$4,174,054	$414,650	$(218,893)	$8,448	$(1,305)	$5,459	$4,382,413	$5,581

	Level 3 Assets at Fair Value for the Three Months Ended March 31, 2025*
(Amounts in thousands)	Balance 1/1/2025	Purchases and Drawdowns	Sales and Paydowns	Other**	Realized Gains/ (Losses)	Change in Unrealized Appreciation/(Depreciation)	Balance 3/31/2025	Change in Unrealized Appreciation/ (Depreciation) for Level 3 Assets Still Held as of 3/31/2025
First lien senior secured debt	$3,080,554	$315,233	$(101,538)	$6,062	$48	$(1,414)	$3,298,945	$(1,414)
Sponsor subordinated note	15	—	—	—	—	1	16	1
Total	$3,080,569	$315,233	$(101,538)	$6,062	$48	$(1,413)	$3,298,961	$(1,413)
*Gains and losses are included in their respective captions in the consolidated statements of operations.
**Includes accretion, paydown gains/(losses) and interest received in-kind on debt instruments, where applicable.

TPG Twin Brook Capital Income Fund
Notes to Consolidated Financial Statements (Unaudited) - Continued
Significant Unobservable Inputs
In accordance with ASC 820, the following tables provide quantitative information about the significant unobservable inputs of the Company’s Level 3 investments as of March 31, 2026 and December 31, 2025. The table is not intended to be all-inclusive but instead capture the significant unobservable inputs relevant to the Company’s determination of fair value.

Asset Class	Fair Value as of 3/31/26	Valuation Techniques	Significant Unobservable Inputs	Input Ranges	Weighted Average (1)	Impact to Valuation from an Increase in Input
(Amounts in thousands)
First lien senior secured debt	$4,103,324	Discounted cash flow	Yield	8.3% - 56.4%	10.0%	Decrease
	6,105	Discounted cash flow	Yield	24.3% - 24.4%	24.3%	Decrease
		Market comparable	LTM Revenue multiple	0.2x	0.2x	Increase
	1,253	Discounted cash flow	Yield	20.5% - 20.7%	20.6%	Decrease
		Market comparable	Forward EBITDA multiple	6.0x	6.0x	Increase
	565	Discounted cash flow	Yield	12.7%	12.7%	Decrease
		Market comparable	Forward Revenue multiple	0.9x	0.9x	Increase
	3,440	Market comparable	LTM EBITDA multiple	9.5x - 12.0x	11.1x	Increase
	5,351	Market comparable	Forward EBITDA multiple	10.0x	10.0x	Increase
	2,024	Market comparable	Forward Revenue multiple	0.4x - 2.8x	0.6x	Increase
	4,933	Market comparable	LTM Revenue multiple	0.4x - 2.3x	1.3x	Increase
	2,955	Market comparable	Forward Revenue multiple	5.5x - 9.0x	6.9x	Increase
			Forward EBITDA multiple	0.4x - 0.5x	0.5x	Increase
	1,844	Market comparable	LTM Revenue multiple	0.6x - 0.9x	0.7x	Increase
			Forward Revenue multiple	0.6x - 0.8x	0.7x	Increase
Sponsor subordinated note	14	Market comparable	LTM EBITDA multiple	7.6x	7.6x	Increase
$4,131,808

TPG Twin Brook Capital Income Fund
Notes to Consolidated Financial Statements (Unaudited) - Continued

Asset Class	Fair Value as of 12/31/25	Valuation Techniques	Significant Unobservable Inputs	Input Ranges	Weighted Average (1)	Impact to Valuation from an Increase in Input
(Amounts in thousands)
First lien senior secured debt	$3,798,639	Discounted cash flow	Yield	8.5% - 37.2%	9.7%	Decrease
	586	Discounted cash flow	Yield	11.2%	11.2%	Decrease
		Market comparable	Forward Revenue multiple	1.3x	1.3x	Increase
	35,225	Market comparable	Forward EBITDA multiple	7.5x - 9.5x	9.5x	Increase
	1,871	Market comparable	Forward EBITDA multiple	5.5x	5.5x	Increase
			Forward Revenue multiple	0.5x	0.5x	Increase
	5,446	Market comparable	Forward EBITDA multiple	10.0x	10.0x	Increase
			LTM EBITDA multiple	11.0x	11.0x	Increase
	7,663	Market comparable	Forward Revenue multiple	0.3x - 3.3x	0.4x	Increase
	1,924	Market comparable	Forward Revenue multiple	0.6x - 0.9x	0.7x	Increase
			LTM Revenue multiple	0.6x - 0.9x	0.7x	Increase
	2,283	Market comparable	LTM EBITDA multiple	9.0x - 12.0x	11.8x	Increase
	3,748	Market comparable	LTM Revenue multiple	0.3x - 2.3x	1.4x	Increase
	749	Market comparable	LTM Revenue multiple	1.0x	1.0x	Increase
		Discounted cash flow	Yield	16.0%	16.0%	Decrease
Sponsor subordinated note	16	Market comparable	LTM EBITDA multiple	7.6x	7.6x	Increase
$3,858,150
(1)Weighted average is calculated by weighing the significant unobservable input by the relative fair value of each investment in the category.
The Company’s other Level 3 investments, which represented $250.605 million as of March 31, 2026 and $315.904 million as of December 31, 2025, have been valued primarily using recent transactions. The significant unobservable input used in the discounted cash flow is the yield. The yield is used to discount the estimated future cash flows expected to be received from the underlying investment. The Company considers the portfolio company performance since close, the leverage used by the portfolio company relative to its total enterprise value and other risks associated with an investment in determining the yield. The significant unobservable inputs used in the market comparable valuation techniques include the next twelve months forward and latest twelve month (“LTM”) EBITDA (net income before net interest expense, income tax expense, depreciation and amortization) multiple. Forward or LTM EBITDA for comparable portfolio companies are

TPG Twin Brook Capital Income Fund
Notes to Consolidated Financial Statements (Unaudited) - Continued
multiplied by the portfolio companies most recent available EBITDA to derive the portfolio company fair value. Pricing models take into account the contractual terms of the financial instrument, as well as relevant inputs, including where applicable, equity prices, interest rate yield curves, credit curves, correlation, and the creditworthiness of the counterparty.

Other Assets and Liabilities
As of March 31, 2026 and December 31, 2025, the carrying amounts of the Company’s other assets and liabilities, other than investments at fair value and debt obligations listed in Note 5, approximate fair value due to their short maturities. These financial instruments, would be categorized as Level 3, with the exception of cash equivalents which would be categorized as Level 1.
Note 5.  Debt
In accordance with the 1940 Act, the Company can borrow amounts such that its asset coverage, as defined in the 1940 Act, is at least 150% after such borrowings, subject to certain limitations.
The carrying values of borrowings outstanding under the debt facilities approximate fair value. As of March 31, 2026 and December 31, 2025, the asset coverage ratio was 227.1% and 217.8%, respectively.
For the three months ended March 31, 2026 and 2025 the components of interest expense were as follows:

(Amounts in thousands)	Three Months Ended March 31, 2026	Three Months Ended March 31, 2025
Interest expense	$31,310	$30,170
Amortization of deferred financing costs	1,799	1,783
(Gain) loss from interest rate swaps accounted for as hedges and related hedged items
Interest rate swaps	4,387	—
Hedged items	(5,005)	—
Total interest expense	$32,491	$31,953
Average interest rate	6.22%	6.85%
Average daily borrowings	$1,949,412	$1,709,148
Credit Facilities

On June 17, 2022, Twin Brook Capital Funding XXXIII MSPV, LLC, as borrower (the “MSPV Borrower”), an indirect, wholly-owned subsidiary of the Company, entered into a new loan and servicing agreement (as amended, supplemented or otherwise modified from time to time, the “MSPV Credit Facility”). The MSPV Credit Facility is secured by the MSPV Borrower’s investments. The obligation of the lenders to make revolving commitments under the MSPV Credit Facility will terminate on June 17, 2027 (the “Reinvestment Period”) with a scheduled final maturity date of May 28, 2029. The revolving loans are subject to an interest rate, during the Reinvestment Period, of Term SOFR plus 2.20% per annum and thereafter, Term SOFR plus 2.70% per annum.

On December 13, 2022, Twin Brook Capital Funding XXXIII ASPV, LLC, as borrower (the “ASPV Borrower”), an indirect, wholly-owned subsidiary of the Company, entered into a new Loan, Security and Collateral Management Agreement (as amended, supplemented or otherwise modified from time to time, the “ASPV Credit Facility”). The ASPV Credit Facility is secured by the ASPV Borrower’s investments. The obligation of the lenders to make revolving commitments under the ASPV Credit Facility will terminate on October 2, 2028 (the “Reinvestment Period”) with a scheduled final maturity date of October 2, 2030. The revolving loans are subject to an interest rate of daily simple SOFR plus 1.90% per annum.

TPG Twin Brook Capital Income Fund
Notes to Consolidated Financial Statements (Unaudited) - Continued

On November 17, 2023, the Company, as borrower, entered into a new Senior Secured Revolving Credit Agreement (as amended, supplemented or otherwise modified from time to time, the “Truist Credit Facility”), with the lenders and issuing banks party thereto and Truist Bank, as administrative agent. The Truist Credit Facility is guaranteed by Twin Brook Capital Funding XXXIII, LLC (the “Guarantor”), a direct and wholly owned subsidiary of the Company, and will be guaranteed by certain domestic subsidiaries of the Company that are formed or acquired by the Company in the future. The termination date of the lenders’ obligation to make loans under the Truist Credit Facility is October 1, 2029 and the final scheduled maturity date is October 1, 2030. The revolving loans will be subject to an interest rate of, at the Company’s option, adjusted term SOFR plus 1.875% or the alternate base rate plus 0.875%. The Truist Credit Facility is secured by all assets of the Company and the Guarantor. The Company is subject to meet financial covenants under the Truist Credit Facility agreement.

Private Placement Notes - Series A

On March 19, 2024, the Company entered into a Note Purchase Agreement, governing the issuance of $90,000,000 aggregate principal amount of 7.69% Series A Senior Notes, Tranche A, due March 19, 2027 (the “Tranche A Notes”) and $150,000,000 aggregate principal amount of 7.78% Series A Senior Notes, Tranche B, due March 19, 2029 (the “Tranche B Notes”), to qualified institutional investors in a private placement. The Tranche A Notes and the Tranche B Notes bear interest at a rate equal to 7.69% per annum and 7.78% per annum, respectively. The Tranche A Notes and the Tranche B Notes are guaranteed by Twin Brook Capital Funding XXXIII, LLC, a subsidiary of the Company.

In connection with the Tranche A Notes and the Tranche B Notes, the Company entered into interest rate swaps to more closely align the interest rates of the Company’s liabilities with the investment portfolio, which consists of predominately floating rate loans. The Company designated this interest rate swap and the Tranche A Notes and the Tranche B Notes in a qualifying hedge accounting relationship.

Private Placement Notes - Series B

On October 15, 2024, the Company, entered into a First Supplement to the Master Note Purchase Agreement dated as of March 19, 2024 , governing the issuance of $400 million aggregate principal amount of Series B Notes consisting of (i) $85 million aggregate principal amount of 6.42% Series B Senior Notes, Tranche A, due October 15, 2028 (the “Tranche A Notes”), (ii) $25 million aggregate principal amount of Series B Senior Notes, Tranche B, due October 15, 2029 to be issued at a floating rate (the “Tranche B Notes”), and (iii) $290 million aggregate principal amount of 6.52% Series B Senior Notes, Tranche C, due October 15, 2029 (the “Tranche C Notes,” collectively with the Tranche A Notes and Tranche B Notes, the “Series B Notes”), to qualified institutional investors in a private placement. The Tranche B Notes bear interest at a floating interest rate equal to three-month SOFR plus 3.24% per annum. The Series B Notes are guaranteed by Twin Brook Capital Funding XXXIII, LLC, a subsidiary of the Company.

Private Placement Notes - Series C

On June 30, 2025, the Company entered into a Second Supplement to the Master Note Purchase Agreement dated as of March 19, 2024, governing the issuance of $100 million aggregate principal amount of Series C Notes consisting of (i) $25 million aggregate principal amount of 6.05% Series C Senior Notes, Tranche A, due June 30, 2028 (the “Series C Tranche A Notes”), and (ii) $75 million aggregate principal amount of 6.40% Series C Senior Notes, Tranche B, due June 30, 2030 (the “Series C Tranche B Notes,” together with the Tranche A Notes, the “Series C Notes”), to qualified institutional investors in a private placement. The Series C Tranche A Notes and the Series C Tranche B Notes bear interest at a rate equal to 6.05% per annum and 6.40% per annum, respectively. The Series C Notes are guaranteed by Twin Brook Capital Funding XXXIII, LLC, a subsidiary of the Company.

Debt Securitizations

On May 30, 2024, the Company completed an approximately $445.0 million term debt securitization (the “CLO Transaction”). Term debt securitizations are also known as collateralized loan obligations and are a form of secured financing incurred by a subsidiary of the Company, which is consolidated by the Company and subject to the Company’s overall asset coverage requirements. The secured notes issued in the CLO Transaction and the secured loan borrowed in the

TPG Twin Brook Capital Income Fund
Notes to Consolidated Financial Statements (Unaudited) - Continued
CLO Transaction were issued and incurred, as applicable, by Twin Brook CLO 2024-1 LLC (the “Issuer”), an indirect, wholly-owned, consolidated subsidiary of the Company, and are backed by a portfolio of collateral obligations consisting of middle market loans and participation interests in middle market loans as well as by other assets of the Issuer.

The following table presents information on the secured notes and equity interests in the CLO Transaction:

	As of March 31, 2026
(Amounts in thousands)	Principal Outstanding	Interest Rate	Credit Rating
Class A Senior Secured Floating Rate Notes	$161,000	SOFR + 1.90%	AAA(sf)
Class A-L Senior Secured Floating Rate Loans	$100,000	SOFR + 1.90%	AAA(sf)
Class B Senior Secured Floating Rate Notes	$45,000	SOFR + 2.30%	AA(sf)
Class C Senior Secured Floating Rate Notes	$36,000	SOFR + 2.95%	A(sf)
Class D Senior Secured Floating Rate Notes	$27,000	SOFR + 4.95%	BBB(sf)
Equity Interests[1]	$76,000	None	Not Rated
Total CLO Transaction	$445,000
(1) Equity Interests were retained by the Company as of March 31, 2026.

The secured notes are scheduled to mature on July 20, 2036, unless redeemed by the Issuer, at the direction of the Adviser, serving as collateral manager, on any business day after July 20, 2026.

The Class A Notes, Class A-L Loans, Class B Notes, Class C Notes and Class D Notes (collectively, the “Secured Debt”) are the secured obligations of the Issuer and the Equity Interests are the unsecured obligations of Issuer. The Class A-L Loans may be exchanged by the lenders for Class A Notes at any time, subject to certain conditions under the indenture and related agreements. The indenture governing the CLO Transaction includes customary covenants and events of default.

As part of the CLO Transaction, a wholly owned subsidiary of the Company (the “Retention Holder”) sold and transferred certain middle market loans to the Issuer for the purchase price and other consideration set forth in a loan sale agreement and for future sales from the Retention Holder to the Issuer on an ongoing basis. Such loans constituted the initial portfolio of assets securing the Secured Debt. In connection with such sale and transfer, the Retention Holder made customary representations, warranties and covenants to the Issuer.

The Notes have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities or “blue sky” laws and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from registration.

The Adviser serves as collateral manager to Issuer under a collateral management agreement and is entitled to receive fees for providing the services; however, the Adviser has waived its right to receive such fees but may rescind such waiver at any time.

Short-Term Debt

In order to finance certain investment transactions, the Company may, from time to time, enter into financing agreements, whereby the Company transfers to a third party an investment that it holds in exchange for cash for a period of time, generally not to exceed 180-days from the date it was transferred (each a “Short Term Financing Transaction”). At the expiration of the agreement, the Company returns the cash and interest to the third party and receives the original investment transferred.

As of March 31, 2026 and December 31, 2025, the Company did not have borrowings under Short-Term Financing Transactions.

TPG Twin Brook Capital Income Fund
Notes to Consolidated Financial Statements (Unaudited) - Continued
Total debt consisted of the following as of March 31, 2026:

	As of March 31, 2026
(Amounts in thousands)	Maximum Principal Amount Committed	Principal Amount Outstanding	Principal Amount Available(1)	Carrying Value(2)	Assets Pledged as Collateral(3)	Fair Value	Fair Value Hierarchy
ASPV Credit Facility	$500,000	$254,000	$60,372	$254,000	$482,334	$254,000	Level 3
MSPV Credit Facility	500,000	410,500	7,672	410,500	679,425	410,500	Level 3
SMBC Truist Credit Facility	975,000	232,500	313,695	232,500	2,772,162	232,500	Level 3
Series A Tranche A Notes	90,000	90,000	—	90,121	—	90,548	Level 3
Series A Tranche B Notes	150,000	150,000	—	150,741	—	151,641	Level 3
Series B Tranche A Notes	85,000	85,000	—	85,386	—	84,434	Level 3
Series B Tranche B Notes	25,000	25,000	—	25,000	—	25,000	Level 3
Series B Tranche C Notes	290,000	290,000	—	291,624	—	286,999	Level 3
Series C Tranche A Notes	25,000	25,000	—	24,683	—	24,981	Level 3
Series C Tranche B Notes	75,000	75,000	—	74,928	—	74,870	Level 3
CLO Transaction	369,000	369,000	—	369,000	448,492	369,000	Level 3
Total	$3,084,000	$2,006,000	$381,739	$2,008,483	$4,382,413	$2,004,472
(1)The amount available reflects any limitations related to the facilities borrowing bases.
(2)Carrying value is inclusive of adjustments for the change in fair value of the effective hedge relationship, if applicable.
(3)Fair market value of the assets held as collateral in the respective credit facility.

Total debt consisted of the following as of December 31, 2025:

	As of December 31, 2025
(Amounts in thousands)	Maximum Principal Amount Committed	Principal Amount Outstanding	Principal Amount Available(1)	Carrying Value	Assets Pledged as Collateral(2)	Fair Value	Fair Value Hierarchy
ASPV Credit Facility	$500,000	$272,600	$59,321	$272,600	$494,373	$272,600	Level 3
MSPV Credit Facility	500,000	386,400	57,296	386,400	684,938	386,400	Level 3
Truist Credit Facility	975,000	256,500	661,179	256,500	2,550,658	256,500	Level 3
Series A Tranche A Notes	90,000	90,000	—	90,406	—	90,965	Level 3
Series A Tranche B Notes	150,000	150,000	—	151,856	—	153,212	Level 3
Series B Tranche A Notes	85,000	85,000	—	86,045	—	84,981	Level 3
Series B Tranche B Notes	25,000	25,000	—	25,000	—	24,999	Level 3
Series B Tranche C Notes	290,000	290,000	—	293,911	—	289,100	Level 3
Series C Tranche A Notes	25,000	25,000	—	25,178	—	25,190	Level 3
Series C Tranche B Notes	75,000	75,000	—	75,092	—	75,786	Level 3
CLO Transaction	369,000	369,000	—	369,000	444,085	369,000	Level 3
Total	$3,084,000	$2,024,500	$777,796	$2,031,988	$4,174,054	$2,028,733
(1)The amount available reflects any limitations related to the facilities borrowing bases.
(2)Fair market value of the assets held as collateral in the respective credit facility.

TPG Twin Brook Capital Income Fund
Notes to Consolidated Financial Statements (Unaudited) - Continued
Average debt outstanding and weighted average interest rates of outstanding debt for the three months ended March 31, 2026 and 2025 were as follows:

	Three Months Ended March 31, 2026		Three Months Ended March 31, 2025
	Weighted Average Interest Rate	Average Debt Outstanding (in thousands)	Weighted Average Interest Rate	Average Debt Outstanding (in thousands)
ASPV Credit Facility	5.56%	$262,887	6.75%	$298,290
MSPV Credit Facility	5.87%	$398,798	6.78%	$310,391
Truist Credit Facility	5.61%	$178,728	6.61%	$91,467
Series A Tranche A Notes	7.69%	$90,000	7.69%	$90,000
Series A Tranche B Notes	7.78%	$150,000	7.78%	$150,000
Series B Tranche A Notes	6.42%	$85,000	6.42%	$85,000
Series B Tranche B Notes	6.94%	$25,000	7.58%	$25,000
Series B Tranche C Notes	6.52%	$290,000	6.52%	$290,000
Series C Tranche A Notes	6.05%	$25,000
Series C Tranche B Notes	6.40%	$75,000
CLO Transaction	5.99%	$369,000	6.79%	$369,000
Total Weighted Average	6.22%	$1,949,413	6.85%	$1,709,148
Note 6.  Agreements and Related Party Transactions
Administration Agreement
Under the terms of the administration agreement (as may be amended from time to time, the “Administration Agreement”) between the Company and AGTB Fund Manager, LLC (the “Administrator”), the Administrator performs, or oversees the performance of, required administrative services, which include providing office space, equipment and office services, maintaining financial records, preparing reports to shareholders and reports filed with the SEC, and managing the payment of expenses and the performance of administrative and professional services rendered by others.
The Company reimburses the Administrator for services performed for it pursuant to the terms of the Administration Agreement. In addition, pursuant to the terms of the Administration Agreement, the Administrator may delegate its obligations under the Administration Agreement to an affiliate or to a third party and the Company will reimburse the Administrator for any services performed for it by such affiliate or third party.
Unless earlier terminated as described below, the Administration Agreement will remain in effect until September 6, 2026 and from year to year thereafter if approved annually by the vote of the Board of Trustees and the vote of a majority of the Company’s independent trustees (the “Independent Trustees”). The Administration Agreement may be terminated by either party without penalty upon not less than 60 days’ written notice to the other.
No person who is an officer, trustee, or employee of the Administrator or its affiliates and who serves as a trustee of the Company receives any compensation from the Company for his or her services as a trustee. However, the Company reimburses the Administrator (or its affiliates) for an allocable portion of the compensation paid by the Administrator or its affiliates to the Company’s officers who provide operational and administrative services, as well as their respective staffs and other professionals who provide services to the Company, who assist with the preparation, coordination and administration of the foregoing or provide other “back office” or “middle office” financial or operational services to the Company (based on the percentage of time those individuals devote, on an estimated basis, to the business and affairs of the Company). Trustees who are not affiliated with the Administrator receive compensation for their services and reimbursement of expenses incurred to attend meetings.
For the three months ended March 31, 2026, the Administrator charged approximately $508,000 for certain costs and expenses allocable to the Company under the terms of the Administration Agreement. For the three months ended March 31, 2025, the Administrator charged approximately $376,000 for certain costs and expenses allocable to the Company under the terms of the Administration Agreement.

TPG Twin Brook Capital Income Fund
Notes to Consolidated Financial Statements (Unaudited) - Continued

Investment Management Agreement
Under the terms of the investment management agreement (as may be amended and restated from time to time, the "Investment Management Agreement") between the Company and the Adviser, the Adviser is responsible for originating prospective investments, conducting research and due diligence investigations on potential investments, analyzing investment opportunities, negotiating and structuring the Company’s investments and monitoring the Company’s investments and portfolio companies on an ongoing basis.
Unless earlier terminated as described below, the Investment Management Agreement remains in effect until November 1, 2026 and from year to year thereafter if approved annually by the vote of the Board of Trustees of the Company or by the vote of a majority of the outstanding voting securities of the Company, and the vote of a majority of the Company’s Independent Trustees. The Investment Management Agreement will automatically terminate in the event of assignment. The Investment Management Agreement may be terminated by (1) the Company without penalty on 60 days’ written notice, (2) by the vote of a majority of the outstanding voting securities of the Company or by the vote of the Company’s trustees, or (3) the Adviser on 120 days’ written notice.
From time to time, the Adviser may pay amounts owed by the Company to third-party providers of goods or services, including the Board, and the Company will subsequently reimburse the Adviser for such amounts paid on its behalf. Amounts payable to the Adviser are settled in the normal course of business without formal payment terms.
The Investment Management Agreement also provides that the Company reimburses the Adviser for certain organizational costs incurred prior to the commencement of the Company’s operations, and for certain offering costs.
As of March 31, 2026 and December 31, 2025, the Company has approximately $3.6 million and $4.0 million, respectively, payable to the Adviser for offering and operating costs, which is included in “accrued expenses and other liabilities payable to affiliate” and “due to affiliate” on the statements of assets and liabilities.
Under the terms of the Investment Management Agreement, the Company pays the Adviser a base management fee and certain incentive fees. The cost of both the base management fee and the incentive fee will ultimately be borne by the Company’s shareholders.
The base management fee is calculated at an annual rate of 1.25% of the Company’s net assets. For services rendered under the Investment Management Agreement, the base management fee is payable monthly in arrears. The base management fee is calculated based on the Company’s net assets at the first business day of the applicable month.
For the three months ended March 31, 2026, the Company accrued approximately $7.5 million of base management fees payable to the Adviser. For the three months ended March 31, 2025, the Company accrued approximately $4.9 million of base management fees payable to the Adviser. As of March 31, 2026 and December 31, 2025, base management fees payable by the Company to the Adviser were approximately $7.5 million and $6.9 million, respectively.
Pursuant to the Investment Management Agreement, the Adviser is entitled to an incentive fee (“Incentive Fee”), which consists of two components; an incentive fee based on income and an incentive fee based on capital gains.
The portion based on the Company’s income is based on Pre-Incentive Fee Net Investment Income Returns. “Pre-Incentive Fee Net Investment Income Returns” means, as the context requires, either the dollar value of, or percentage rate of return on the value of the Company’s net assets at the end of the immediate preceding quarter from, interest income, dividend income and any other income (including any other fees, such as commitment, origination, structuring, diligence and consulting fees or other fees that the Company receives from portfolio companies) accrued during the calendar quarter, minus the Company’s operating expenses accrued for the quarter (including the management fee, expenses payable under the Administration Agreement entered into between the Company and the Administrator, and any interest expense or fees on any credit facilities or outstanding debt and dividends paid on any issued and outstanding preferred shares, but excluding the incentive fee and any shareholder servicing and/or distribution fees).
Pre-Incentive Fee Net Investment Income Returns include, in the case of investments with a deferred interest feature (such as original issue discount (“OID”), debt instruments with payment-in-kind (“PIK”) interest and zero coupon securities), accrued income that the Company has not yet received in cash. Pre-Incentive Fee Net Investment Income Returns do not

TPG Twin Brook Capital Income Fund
Notes to Consolidated Financial Statements (Unaudited) - Continued
include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation. The impact of expense support payments and recoupments are also excluded from Pre-Incentive Fee Net Investment Income Returns.
Pre-Incentive Fee Net Investment Income Returns, expressed as a rate of return on the value of the Company’s net assets at the end of the immediate preceding quarter, is compared to a “hurdle rate” of return of 1.25% per quarter (5.0% annualized).
The Company will pay the Adviser an incentive fee quarterly in arrears with respect to the Company’s Pre-Incentive Fee Net Investment Income Returns in each calendar quarter as follows:
•No incentive fee based on Pre-Incentive Fee Net Investment Income Returns in any calendar quarter in which the Company’s Pre-Incentive Fee Net Investment Income Returns do not exceed the hurdle rate of 1.25% per quarter (5.0% annualized) (the “hurdle rate” or “Hurdle”);
•100% of the dollar amount of the Company’s Pre-Incentive Fee Net Investment Income Returns with respect to that portion of such Pre-Incentive Fee Net Investment Income Returns, if any, that exceeds the Hurdle but is less than a rate of return of 1.43% (5.72% annualized). The Company refers to this portion of its Pre-Incentive Fee Net Investment Income Returns (which exceeds the hurdle rate but is less than 1.43%) as the “catch-up.” The “catch-up” is meant to provide the Adviser with approximately 12.5% of the Company’s Pre-Incentive Fee Net Investment Income Returns as if a hurdle rate did not apply if this net investment income exceeds 1.43% in any calendar quarter; and 12.5% of the dollar amount of the Company’s Pre-Incentive Fee Net Investment Income Returns, if any, that exceed a rate of return of 1.43% (5.72% annualized). This reflects that once the Hurdle is reached and the catch-up is achieved, 12.5% of all Pre-Incentive Fee Net Investment Income Returns thereafter are allocated to the Adviser.
These calculations are pro-rated for any period of less than three months and adjusted for any share issuances or repurchases during the relevant quarter.
The second component of the incentive fee, the capital gains incentive fee, is payable at the end of each calendar year in arrears. The amount payable equals 12.5% of cumulative realized capital gains from inception through the end of such calendar year, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less the aggregate amount of any previously paid incentive fee on capital gains as calculated in accordance with GAAP. The Company will accrue, but will not pay, a capital gains incentive fee with respect to unrealized appreciation because a capital gains incentive fee would be owed to the Adviser if the Company were to sell the relevant investment and realize a capital gain.
For the three months ended March 31, 2026, the Company accrued approximately $8.2 million of income incentive fees. For the three months ended March 31, 2025, the Company accrued approximately $6.1 million of income incentive fees. As of March 31, 2026 and December 31, 2025, the Company had approximately $8.2 million and $7.8 million, respectively, of income incentive fees payable.
As of March 31, 2026, the Company had approximately $0.3 million of accrued capital gains incentive fees, of which none were paid or payable to the Adviser. As of December 31, 2025, the Company had no accrued capital gains incentive fees, of which none were paid or payable to the Adviser, representing no change in accrued capital gains incentive fees.

Shareholder Servicing and/or Distribution Fees — Class S and Class D
On March 1, 2023, the Company entered into an Intermediary Manager Agreement with Foreside Financial Services, LLC, as its “Intermediary Manager” and principal underwriter in connection with the offering of the shares of the Company.
The Intermediary Manager is a broker-dealer registered with the SEC is a member of the Financial Industry Regulatory Authority (“FINRA”).
The following table shows the shareholder servicing and/or distribution fees we pay the Intermediary Manager under the Intermediary Manager Agreement with respect to the Class S, Class D and Class I shares on an annualized basis as a percentage of our NAV for such class. The shareholder servicing and/or distribution fees will be paid monthly in arrears, calculated using the NAV of the applicable class as of the beginning of the first calendar day of the month.

TPG Twin Brook Capital Income Fund
Notes to Consolidated Financial Statements (Unaudited) - Continued

Shareholder Servicing and/or Distribution Fee as a % of NAV
Class S shares	0.85%
Class D shares	0.25%
Class I shares	—%
Subject to FINRA and other limitations on underwriting compensation, we will pay a shareholder servicing and/or distribution fee equal to 0.85% per annum of the aggregate NAV for the Class S shares and a shareholder servicing and/or distribution fee equal to 0.25% per annum of the aggregate NAV for the Class D shares, in each case, payable monthly.
The Adviser voluntarily agreed to pay up to 0.6% of the shareholder servicing and/or distribution fee on Class S shares sold for the one-year period beginning October 1, 2023 and ending October 1, 2024. The Adviser has voluntarily agreed to pay up to 0.25% of the shareholder servicing and/or distribution fee on Class S shares sold for the period between October 1, 2024 through September 30, 2025. The Adviser has voluntarily agreed to pay up to 0.25% of the shareholder servicing and/or distribution fee on Class D shares sold in the Company’s continuous offering of Common Shares for the period between December 1, 2024 and September 30, 2025.
The shareholder servicing and/or distribution fees will be paid monthly in arrears. The shareholder servicing and/or distribution fees are similar to sales commissions. The distribution and servicing expenses borne by the participating brokers may be different from and substantially less than the amount of shareholder servicing and/ or distribution fees charged. The Intermediary Manager will reallow (pay) all or a portion of the shareholder servicing and/or distribution fees to participating brokers and servicing brokers for ongoing shareholder services performed by such brokers, and, at the request of the Fund, will waive shareholder servicing and/or distribution fees to the extent a broker is not eligible to receive it for failure to provide such services. Because the shareholder servicing and/or distribution fees with respect to Class S shares and Class D shares are calculated based on the aggregate NAV for all of the outstanding shares of each such class, it reduces the NAV with respect to all shares of each such class, including shares issued under our DRIP. The distribution and servicing plan adopted in compliance with Rule 12b-1 is a compensation plan, which means that the Intermediary Manager is compensated regardless of its expenses, as opposed to a reimbursement plan which reimburses only for expenses incurred. The Intermediary Manager does not retain any shareholder servicing and/or distribution fees for profit. All shareholder servicing and/or distribution fees are held in a retention account by the Intermediary Manager to pay for and/or reimburse the Adviser for distribution-related expenditures.
Eligibility to receive the shareholder servicing and/or distribution fee is conditioned on a broker providing the following ongoing services with respect to the Class S or Class D shares: assistance with recordkeeping, answering investor inquiries regarding us, including regarding distribution payments and reinvestments, helping investors understand their investments upon their request, and assistance with share repurchase requests. If the applicable broker is not eligible to receive the shareholder servicing and/or distribution fee due to failure to provide these services, the Intermediary Manager, at the request of the Fund, will waive the shareholder servicing and/or distribution fee that broker would have otherwise been eligible to receive. The shareholder servicing and/or distribution fees are ongoing fees that are not paid at the time of purchase.

For the three months ended March 31, 2026, the Company accrued approximately $610,000 of Class S shareholder servicing and distribution fees. For the three months ended March 31, 2026, the Company accrued approximately $2,000 of Class D shareholder servicing and distribution fees. For the three months ended March 31, 2025, the Company accrued approximately $257,000 and $1,000 of Class S and Class D shareholder servicing and distribution fees, respectively, of which $74,000 and $1,000, respectively, were waived as they were borne by the Adviser.

Expense Support and Conditional Reimbursement Agreement

The Company entered into an expense support and conditional reimbursement agreement (the “Expense Support Agreement”) with the Adviser on October 25, 2022. The Adviser may elect to pay certain expenses (each, an “Expense Payment”), provided that no portion of the payment will be used to pay any interest or distributions and/or shareholder servicing fees of the Company. Any Expense Payment that the Adviser has committed to pay must be paid by the Adviser

TPG Twin Brook Capital Income Fund
Notes to Consolidated Financial Statements (Unaudited) - Continued
to the Company in any combination of cash or other immediately available funds no later than forty-five days after such commitment was made in writing, and/or offset against amounts due from the Company to the Adviser or its affiliates.

Following any calendar month in which Available Operating Funds (as defined below) exceed the cumulative distributions accrued to the Company’s shareholders based on distributions declared with respect to record dates occurring in such calendar month (the amount of such excess being hereinafter referred to as “Excess Operating Funds”), the Company shall pay such Excess Operating Funds, or a portion thereof, to the Adviser until such time as all Expense Payments made by the Adviser to the Company within three years prior to the last business day of such calendar month have been reimbursed. Any payments required to be made by the Company shall be referred to herein as a “Reimbursement Payment”. “Available Operating Funds” means the sum of (i) net investment company taxable income (including net short-term capital gains reduced by net long-term capital losses), (ii) net capital gains (including the excess of net long-term capital gains over net short-term capital losses) and (iii) dividends and other distributions paid on account of investments in portfolio companies (to the extent such amounts listed in clause (iii) are not included under clauses (i) and (ii) above).

No Reimbursement Payment for any month will be made if: (1) the “Effective Rate of Distributions Per Share” (as defined below) declared by the Company at the time of such Reimbursement Payment is less than the Effective Rate of Distributions Per Share at the time the Expense Payment was made to which such Reimbursement Payment relates, or (2) the “Operating Expense Ratio” (as defined below) at the time of such Reimbursement Payment is greater than the Operating Expense Ratio at the time the Expense Payment was made to which such Reimbursement Payment relates. Pursuant to the Expense Support Agreement, “Effective Rate of Distributions Per Share” means the annualized rate (based on a 365 day year) of regular cash distributions per share exclusive of returns of capital, distribution rate reductions due to distribution and shareholder fees, and declared special dividends or special distributions, if any. The “Operating Expense Ratio” is calculated by dividing operating expenses, less organizational and offering expenses, base management and incentive fees owed to Adviser, and interest expense, by net assets.

The Company’s obligation to make a Reimbursement Payment shall automatically become a liability of the Company on the last business day of the applicable calendar month, except to the extent the Adviser has waived its right to receive such payment for the applicable month.

For the three months ended March 31, 2026 and 2025, no such Expense Payments were made by the Adviser.
Affiliated Transactions
The Company may be prohibited under the 1940 Act from participating in certain transactions with its affiliates without prior approval of the Company’s Independent Trustees, and in some cases, the prior approval of the SEC. The Company intends to rely on exemptive relief that has been granted by the SEC to the Company, the Adviser, and TPG Angelo Gordon to permit the Company to co-invest with other funds managed by the Adviser or TPG Angelo Gordon, in a manner consistent with the Company’s investment objective, positions, policies, strategies and restrictions as well as regulatory requirements and other pertinent factors.
Pursuant to such exemptive relief, the Company is generally permitted to co-invest with certain of its affiliates if a “required majority” (as defined in Section 57(o) of the 1940 Act) of the Board of Trustees make certain conclusions in connection with a co-investment transaction, including that (1) the terms of the transaction, including the consideration to be paid, are reasonable and fair to the Company and its shareholders and do not involve overreaching of the Company or its shareholders on the part of any person concerned, (2) the transaction is consistent with the interests of the Company’s shareholders and is consistent with its investment objective and strategies, and (3) the investment by its affiliates would not disadvantage the Company, and the Company’s participation would not be on a basis different from or less advantageous than that on which its affiliates are investing. In certain situations where co-investment with one or more funds managed by TPG Angelo Gordon is not permitted or appropriate, TPG Angelo Gordon will need to decide which funds will proceed with the investment. TPG Angelo Gordon will make these determinations based on its policies and procedures, which are designed to reasonably ensure that investment opportunities are allocated fairly and equitably among affiliated funds over time and in a manner that is consistent with applicable laws, rules and regulations.

TPG Twin Brook Capital Income Fund
Notes to Consolidated Financial Statements (Unaudited) - Continued
Investment in Affiliated Funds
The Company holds equity investments through its interest in the affiliated funds, Twin Brook Equity Holdings, LLC and Twin Brook Segregated Equity Holdings, LLC. These were created to hold equity interests that are purchased alongside the underlying portfolio companies’ debt.
Fair value for the three months ended March 31, 2026 and 2025, and transactions of the Company’s investments in affiliates were as follows:

	Investment in Affiliated Funds at Fair Value for the Three Months Ended March 31, 2026
(Amounts in thousands)	Fair Value as of January 1, 2026	Gross Additions	Gross Reductions	Net Realized Gain (Loss)	Net Change in Unrealized Appreciation (Depreciation)	Fair Value as of March 31, 2026	Dividend, Interest, PIK and Other Income
Non-controlled/affiliated investments
Twin Brook Equity Holdings, LLC	$103,655	$2,820	$(8,461)	$4,797	$(4,222)	$98,589	$—
Twin Brook Segregated Equity Holdings, LLC	15	—	—	—	1	16	—
Total non-controlled/affiliated investments	$103,670	$2,820	$(8,461)	$4,797	$(4,221)	$98,605	$—

	Investment in Affiliated Funds at Fair Value for the Three Months Ended March 31, 2025
(Amounts in thousands)	Fair Value as of January 1, 2025	Gross Additions	Gross Reductions	Net Realized Gain (Loss)	Net Change in Unrealized Appreciation (Depreciation)	Fair Value as of March 31, 2025	Dividend, Interest, PIK and Other Income
Non-controlled/affiliated investments
Twin Brook Equity Holdings, LLC	$80,638	$3,504	$(544)	$345	$1,596	$85,539	$—
Twin Brook Segregated Equity Holdings, LLC	16	—	—	—	3	19	—
Total non-controlled/affiliated investments	$80,654	$3,504	$(544)	$345	$1,599	$85,558	$—

TPG Twin Brook Capital Income Fund
Notes to Consolidated Financial Statements (Unaudited) - Continued
Note 7.  Derivatives
The Company may enter into foreign currency forward contracts from time to time to help mitigate the impact that an adverse change in foreign exchange rates would have on the value of the Company’s investments denominated in foreign currencies.
In order to better define its contractual rights and to secure rights that will help the Company mitigate its counterparty risk, the Company may enter into an International Swaps and Derivatives Association, Inc. Master Agreement (“ISDA Master Agreement”) or a similar agreement with its derivative counterparties. An ISDA Master Agreement is a bilateral agreement between the Company and a counterparty that governs OTC derivatives, including foreign currency forward contracts, and typically contains, among other things, collateral posting terms and netting provisions in the event of a default and/or termination event. The provisions of the ISDA Master Agreement typically permit a single net payment in the event of a default (close-out netting) or similar event, including the bankruptcy or insolvency of the counterparty. The Company minimizes counterparty credit risk by only entering into agreements with counterparties that it believes to be of good standing and by monitoring the financial stability of those counterparties.
For the three months ended March 31, 2026, the Company’s monthly average USD notional exposure to derivatives was approximately $715,240,000. For the three months ended March 31, 2025, the Company’s monthly average USD notional exposure to derivatives was approximately $615,424,385.
The tables below present derivatives contracts as of March 31, 2026 and their respective classification on the consolidated statement of assets and liabilities:

Derivative Contracts/Hedged Items	Fair Value (Amounts in Thousands)	Statement of Assets and Liabilities Classification
Foreign currency forward contracts	$3	Unrealized gain on derivative contracts
Interest rate swaps(1)	1,553	Unrealized gain on derivative contracts
Interest rate swaps(1)	(5,416)	Unrealized loss on derivative contracts
Interest rate options	611	Unrealized gain on derivative contracts
Hedged items(2)	2,483	Debt
(1) The interest rate swaps above are designated in a qualifying hedging relationship with unsecured borrowings.
(2) The hedged items above represent the carrying value adjustment to unsecured borrowings in a designated hedging relationship as further described in the hedging note below.

TPG Twin Brook Capital Income Fund
Notes to Consolidated Financial Statements (Unaudited) - Continued
The table below presents the impact to the consolidated statements of operations from derivative contracts that were not designated in a qualifying hedging relationship during the three months ended March 31, 2026 and 2025:

(Amounts in thousands)	Three Months Ended March 31, 2026	Three Months Ended March 31, 2025
Net change in unrealized gain (loss) on foreign currency forward contracts	$9	$(45)
Net change in unrealized gain (loss) on interest rate swaps and options	262	436
Realized (loss) on foreign currency forward contracts	(6)	47
The Company has not applied counterparty netting or collateral netting; as such, the amounts of cash collateral received and posted are not offset against the derivative assets and derivative liabilities in the consolidated statements of assets and liabilities.
The following tables present the Company’s assets and liabilities related to derivatives by counterparty, net of amounts available for offset under a master netting arrangement and net of any collateral received or pledged by the Company for such assets and liabilities as of March 31, 2026:

(Amounts in thousands)	As of March 31, 2026
Assets	Derivative Assets Subject to Master Netting Agreement	Derivatives Available for Offset	Non-Cash Collateral Received	Cash Collateral Received	Net Amount of Derivative Assets(1)
Morgan Stanley Capital Services, LLC	$1,815	$(760)	$—	$—	$1,055
MUFG Bank, Ltd.	229	(229)	—	—	—
Wells Fargo Bank, N.A.	123	(123)	—	—	—
Regions Bank	—	—	—	—	—
Total	$2,167	$(1,112)	$—	$—	$1,055

(Amounts in thousands)	As of March 31, 2026
Liabilities	Derivative Liabilities Subject to Master Netting Agreement	Derivatives Available for Offset	Non-Cash Collateral Received	Cash Collateral Pledged(2)	Net Amount of Derivative Liabilities(3)
Morgan Stanley Capital Services, LLC	$(760)	$760	$—	$—	$—
MUFG Bank, Ltd.	(3,033)	229	—	2,804	—
Wells Fargo Bank, N.A.	(1,240)	123	—	1,117	—
Regions Bank	(383)	—	—	383	—
Total	$(5,416)	$1,112	$—	$4,304	$—
(1) Net amount of derivative assets represents the net amount due from the counterparty to the Company.
(2) The actual collateral pledged could be more than the amount shown due to over collateralization.
(3) Net amount of derivative liabilities represents the net amount due from the Company to the counterparty.
Hedging
In connection with certain fixed rate unsecured notes issued by the Company, the Company has entered into fixed to floating interest rate swaps to more closely align the interest rates of such liabilities with the Company’s investment portfolio, which consists primarily of floating rate loans. For derivative instruments designated in qualifying hedge relationships, the change in fair value of the hedging instrument are recorded as interest expense and in the consolidated statements of operations.

TPG Twin Brook Capital Income Fund
Notes to Consolidated Financial Statements (Unaudited) - Continued
The table below presents the impact to the consolidated statements of operations from derivative assets and liabilities designated in a qualifying hedge accounting relationship for the three months ended March 31, 2026 and 2025:

(Amounts in thousands)	Three Months Ended March 31, 2026	Three Months Ended March 31, 2025	Financial Statement Location
Interest rate swaps	$4,387	$(8,611)	Interest expense
Hedged items	$(5,005)	$8,155	Interest expense

The table below presents the carrying value of unsecured borrowings as of March 31, 2026 that are designated in a qualifying hedging relationship and the related cumulative hedging adjustment (increase/(decrease)) from current and prior hedging relationships included in such carrying values:

Description	Principal Amount (Amounts in thousands)	Carrying Value (Amounts in thousands)	Cumulative Hedging Adjustments (Amounts in thousands)
Series A Tranche A Notes	$90,000	$90,121	$121
Series A Tranche B Notes	150,000	150,741	741
Series B, Tranche A Notes	85,000	85,386	386
Series B, Tranche C Notes	290,000	291,624	1,624
Series C, Tranche A Notes	25,000	24,683	(317)
Series C, Tranche B Notes	75,000	74,928	(72)
Total	$715,000	$717,483	$2,483

The table below presents the carrying value of unsecured borrowings as of December 31, 2025 that are designated in a qualifying hedging relationship and the related cumulative hedging adjustment (increase/(decrease)) from current and prior hedging relationships included in such carrying values:

Description	Principal Amount (Amounts in thousands)	Carrying Value (Amounts in thousands)	Cumulative Hedging Adjustments (Amounts in thousands)
Series A, Tranche A Notes	$90,000	$90,406	$406
Series A, Tranche B Notes	150,000	151,856	1,856
Series B, Tranche A Notes	85,000	86,045	1,045
Series B, Tranche C Notes	290,000	293,911	3,911
Series C, Tranche A Notes	25,000	25,178	178
Series C, Tranche B Notes	75,000	75,092	92
Total	$715,000	$722,488	$7,488
Note 8.  Commitments and Contingencies
Commitments
The Company’s investment portfolio contains debt investments that are in the form of revolving lines of credit and unfunded delayed draw commitments, which require the Company to provide funding when requested by portfolio companies in accordance with the terms of the underlying loan agreements.

TPG Twin Brook Capital Income Fund
Notes to Consolidated Financial Statements (Unaudited) - Continued
Unfunded portfolio company commitments and funded debt investments are presented on the consolidated schedule of investments and are fair valued. Unrealized appreciation or depreciation, if any, is included in the consolidated statements of assets and liabilities and consolidated statements of operations.
As of March 31, 2026 and December 31, 2025, the Company had the following outstanding commitments to fund investments in current portfolio companies:

Portfolio Company	March 31, 2026	December 31, 2025
First lien senior secured debt	(Amounts in thousands)	(Amounts in thousands)
3BC Matrix Acquisition, LLC	$1,564	$1,564
50Floor, LLC	106	106
A. P. Nonweiler Co. Inc.	1,523	1,523
A.P.A Industries, LLC	1,682	1,979
Abrasive Technology Intermediate, LLC	100	138
ACES Intermediate, LLC	7,114	7,114
ADC Purchaser Inc	5,262	6,013
Advanced Lighting Acquisition, LLC	1,215	1,215
ADVI Health, LLC	1,062	1,062
Advocate RCM Acquisition Corp	2,902	2,902
AEP Passion Intermediate Holdings, Inc.	32	32
AFC Industries, Inc.	13,852	14,262
Affinitiv, Inc.	186	186
Agility Intermediate, Inc.	27	27
AHR Intermediate, Inc	14,503	16,679
AirPro Diagnostics, LLC	3,846	4,332
AKS Engineering and Forestry, LLC	2,890	2,890
Alcresta Buyer, Inc	38,698	39,224
Aligned Dental Management Services, LLC	1,481	3,997
Alliance Environmental Group, LLC	13	19
Allied Credit Acquisition Corp	9,244	—
AlphaCoin LLC	7,119	7,119
Altamira Material Solutions, LP	26	—
AM Buyer, LLC	851	851
AMCP SAMGI Intermediate, Inc	16,368	16,368
AMCP Treatment Intermediate, LLC	9,653	9,653
American Family Care, LLC	12,237	17,337
Ansira Partners II, LLC	4,299	6,142
Answer Acquisition, LLC	455	531
Aptitude Health Holdings, LLC	267	223
Aquatic Sales Solutions, LLC	58	58
ARC Health OPCO, LLC	13,138	13,138
ASC Ortho Management, LLC	—	7
Ascend Plastic Surgery Partners MSO LLC	19,880	19,880
Ascent Lifting, Inc.	2,500	2,500
ASP Global Acquisition, LLC	5,502	6,595
Assembly Holdco, LLC	7,223	—
AWI Group, LLC	2,918	2,918

TPG Twin Brook Capital Income Fund
Notes to Consolidated Financial Statements (Unaudited) - Continued

Portfolio Company	March 31, 2026	December 31, 2025
Baker Manufacturing Company, LLC	1,681	2,898
Banner Buyer, LLC	259	259
Barkley, LLC	2,300	2,300
BBG Intermediate Holdings, Inc.	4	4
BCI Burke Holding Corp.	8,766	9,036
Beacon Oral Specialists Management LLC	11,020	14,407
Beghou Consulting, LLC	2,714	2,290
Best Version Media Acquisition, LLC	2,897	2,897
Bestop, Inc	7,081	12,499
BPCP EE Intermedco LLC	2,244	2,244
BPCP NSA Intermedco, Inc	10,884	14,883
BPCP WLF Intermedco LLC	7,343	9,170
Brightview, LLC	22,799	10
Brite Acquisition, LLC	7,593	—
BSC ASI BUYER, LLC	3,661	3,661
BSC Top Shelf Blocker LLC	2,256	2,256
Bulk Lift International, LLC	11,554	1,543
Canadian Orthodontic Partners Corp	29	29
CAP KSI Holdings LLC	2,455	4,287
Capital Construction, LLC	—	9,173
Capstone Mechanical LLC	7,653	7,563
Change Academy at Lake of the Ozarks, LLC	3,657	2,870
CHS Holdco, LLC	10,542	12,775
CL Services Acquisition, LLC	19,071	27,625
CNS Purchaser, LLC	21,622	15,271
Compass Restoration Intermediary Holdings, LLC	2,429	2,961
CPS Power Buyer, LLC	5,893	7,303
CR Services Intermediate, LLC	30	11
Creative Outdoor Holding Inc	12,909	12,909
CSL Intermediate Acquisition LLC	5,028	4,819
Custom Agronomics Holdings, LLC	1,488	2,232
DASCO HME, LLC	7,214	7,891
Datum Acquisition, LLC	2,146	2,146
DealerOn Inc.	314	314
DemandTec, LLC	5,360	4,984
Dermatology Medical Partners OpCo, LLC	9	9
Diamondback Buyer, LLC	75	75
DNS IMI Acquisition Corp	40	56
Double E Company, LLC	1,152	1,382
Duggal Acquisition, LLC	9,931	12,543
Dykstra's Auto, LLC	21,611	23,732
Dynamic Campus Acquisition, Inc.	12,742	13,264
Eastern Communications Solutions, Inc.	3,240	3,240
EH Management Company, LLC	2,505	2,505
ELMC RX Solutions, LLC	5,112	5,112

TPG Twin Brook Capital Income Fund
Notes to Consolidated Financial Statements (Unaudited) - Continued

Portfolio Company	March 31, 2026	December 31, 2025
EMSAR Acquisition LLC	80	—
Endodontic Practice Partners, LLC	12,123	12,123
E-Phoenix Acquisition Co. Inc.	1,940	2,984
Esquire Deposition Solutions, LLC	7,666	7,666
Ever Fresh Fruit Company, LLC	1,380	1,380
Exclusive Concepts, LLC	11	3,343
Fastlap, LLC	23	338
First Steps Recovery Acquisition, LLC	22,409	22,409
Formulated Buyer, LLC	54	76
Foundation Repair Purchaser, INC.	17,029	—
Franchise Fastlane, LLC	15	15
FreshAddress, LLC	—	30
FYZICAL Buyer, LLC	1,107	1,107
Genius Bidco LLC	2,619	7,755
Geriatric Medical and Surgical Supply, LLC	300	300
Gifthealth, Inc.	10,835	10,835
GM Services Buyer, LLC	9,997	9,997
Gold Medal Holdings, Inc.	2,812	2,668
Golden Bear PT Partners, LLC	28	17
Good Feet Worldwide, LLC	2,972	—
GPSTrackit Holdings, LLC	2,067	2,067
Green Monster Acquisition, LLC	17	23
GS XX Corporation	2,381	2,381
Guardian Dentistry Practice Management, LLC	14,459	3,351
H2 Holdco, Inc.	9,931	13,098
Harley Exteriors Acquisition, LLC	1,982	2,423
Health and Wellness Partners LLC	3,642	8,288
HEC Purchaser Corp.	8,250	8,250
Helpware, Inc.	2,598	1,754
Highland Acquisition, Inc.	1,217	1,771
HLSG Intermediate, LLC	—	2,496
Home Brands Group Holdings, Inc.	48	48
HTI Intermediate, LLC	2,070	2,070
Hultec Buyer, LLC	705	705
Hydromax USA, LLC	429	1,435
Icelandirect, LLC	1,413	3,189
Icreon Holdings, LLC	1,071	1,071
IMA Group Management Company, LLC	4,091	4,105
Infolinks Media Buyco, LLC	11	11
Innovate 32 Services, LLC	22,209	22,209
Innovative Discovery Acquisition, LLC	9,291	10,677
Innovative FlexPak, LLC	161	230
Inreach Intermediate Holdings II, LLC	6,512	6,733
IPC Pain Acquisition, LLC	1,140	1,140
Ironhorse Purchaser, LLC	5,813	5,813

TPG Twin Brook Capital Income Fund
Notes to Consolidated Financial Statements (Unaudited) - Continued

Portfolio Company	March 31, 2026	December 31, 2025
ISSA, LLC	66	92
Jacent Strategic Merchandising, LLC	843	1,330
Johns Byrne LLC	1,460	1,460
Juniper Landscaping Holdings LLC	7,709	8,360
K-1 Packaging Group, LLC.	5,820	5,483
Kaizen Auto Care, LLC	—	6
Keystone Partners, LLC	—	2,753
Kittyhawk, Inc	3,571	3,571
Kravet Design LLC	4,349	4,349
Kwalu, LLC	5,061	3,374
L&J Holding Company LLC	8,490	8,490
Lakeshirts LLC	15,270	16,435
Lawn Care Holdings Purchaser, Inc	6,402	6,696
Lehman Pipe Buyer, LLC	8,057	8,057
Livefront, LLC	6,730	6,730
Load One Purchaser Corporation	3,148	3,344
MacKenzie Childs Acquisition, Inc.	2,812	3,374
MacNeill Pride Group Corp.	287	287
Mad Rose Company, LLC	266	253
Mattco Forge, Inc.	1,230	1,230
MediaMint Inc	2,128	2,128
Medical Technology Associates, LLC	1,550	1,550
Merge USA, Inc	1,509	2,515
MetaSource, LLC	38	38
Milestone Technologies, Inc	5,513	5,513
Millennia Patient Services, LLC	80	80
MRC Keeler Acquisition, LLC	150	150
MS Pain, LLC	2,594	6,899
MWEC Management, LLC	3,725	4,168
My Buyer, LLC	944	2,360
Nasco Healthcare Inc.	1,175	2,203
NEFCO Holding Company, LLC	—	4,753
Nelson Name Plate Company	56	56
Network Partners Acquisition, LLC	38	38
Nimlok Company, LLC	1,498	1,498
North & Warren, LLC	954	954
NutriScience Innovations, LLC	131	131
NWI Merger Sub, Inc	8,933	8,933
OneCare LTC, LLC	2,121	2,121
Optimized Marketing Acquisition, LLC	1,974	1,066
Outerbox, LLC	2,280	2,830
P and R Dental Strategies, LLC	14	14
P1 DENTAL MSO, LLC	2,725	3,468
Palmetto Technology Group, LLC	4,889	7,281
Peak Dental Services, LLC	40	66

TPG Twin Brook Capital Income Fund
Notes to Consolidated Financial Statements (Unaudited) - Continued

Portfolio Company	March 31, 2026	December 31, 2025
Peak Investment Holdings, LLC	65	65
Peninsula MMGY Corporation	2,657	3,395
PharmaForceIQ INC.	2,093	2,093
PHGP MB Purchaser, Inc.	51	63
Pink Lily Holdings, LLC	—	15
Polaris Labs Acquisition, LLC	2,123	2,123
Polycorp Ltd	3,723	10,261
PPW Acquisition, LLC	9	26
PRA Acquisition, LLC	56	56
Precision Point Metrics, Inc	4,687	5,093
Premier Early Childhood Education Partners LLC	1,644	2,813
Premier Produce One, LLC	14,432	14,432
PRM Management Company, LLC	789	1,969
Purpose Home Health Acquisition, LLC	9,217	9,999
Qin's Buffalo, LLC	2,393	2,393
Quality Liaison Services of North America, Inc	912	912
Raffel Systems, LLC	11,792	—
Raneys, LLC	1,964	1,964
Rapid Fire Safety and Security, LLC	12,109	1,080
Redwood Buyer, LLC	9,499	9,499
Renovation Systems, LLC	1,331	1,331
Rental Equipment Investment Corp	6,571	5,225
Rose Paving, LLC	6,336	3,431
Sage Dental Management, LLC	16,540	17,773
SCP Cold Chain Packaging Buyer Corp	10,495	10,495
SCP ENT and Allergy Services, LLC	64	64
SCP OMS Services, LLC	8,754	8,754
SENS Intermediate Holdings LLC	6,132	6,132
Shasta Buyer, LLC	4,307	4,307
ShiftKey, LLC	110	110
Signature Dental Partners LLC	10,095	2,974
Signature MD, Inc	—	5,292
Silver Falls MSO, LLC	4,990	5,371
SimiTree Acquisition LLC	128	128
SIMKO Merger Sub, LLC	24	27
Sixarp, LLC	4,432	4,432
Solace Healthcare Holdco, Inc	2,412	—
Southeast Primary Care Partners, LLC	679	733
Southern Orthodontic Partners Management, LLC	5,908	4,843
Southern Sports Medicine Partners, LLC	27	27
Spa Medicca, LLC	7,199	7,199
Spartaco Buyer, Inc	501	—
Spear Education Holdings, LLC	3,791	3,791
Spectrum Solutions, LLC	48	95
SPG Holdco, LLC	1,234	1,234

TPG Twin Brook Capital Income Fund
Notes to Consolidated Financial Statements (Unaudited) - Continued

Portfolio Company	March 31, 2026	December 31, 2025
Star Dental Partners LLC	3,735	6,513
Starwest Botanicals Acquisition, LLC	—	4
Storm Smart Buyer LLC	26	66
Sun Orchard, LLC	6,851	6,851
Superior Insurance Partners LLC	29,969	5,414
Superscapes Holdco, LLC	2,166	1,888
Surplus Solutions, LLC	3,626	3,626
TCG Services, LLC	9,280	9,280
Teel Plastics, LLC	3,127	3,909
The Channel Company, LLC	6	27
The Chempetitive Group, LLC	13,578	13,578
Therapy Spot Acquisition, LLC	8,333	—
Therapy2000 Acquisition, LLC	6,888	6,888
Third Holdco, LLC	9,713	9,713
Trademark Global, LLC	18	18
Transitions Intermediate Holdings, LLC	2,784	2,784
Treat Planet Acquisition, LLC	2,422	2,422
Triad Technologies, LLC	332	332
TruBlue LLC	1,430	3,761
TruSource Foods LLC	3,522	3,425
TSR Concrete Coatings, LLC	15,916	19,088
U.S. BioTek Laboratories, LLC	1,093	—
United Land Services Opco Parent, LLC	3,779	3,779
Universal Pure, LLC	179	179
Upswell Group, Inc	1,814	—
US Anchors Group Inc	3,037	6,043
US Foot and Ankle Specialists, LLC	2,699	2,699
USSC Holding Corp	3,409	3,409
Value Added Distributors, LLC	3,768	3,768
Vanguard Packaging, LLC	808	2,939
Varsity DuvaSawko Operating Corp.	3,045	3,045
Varsity Rejuvenate Partners, LLC	1,245	1,245
VersiCare Management LLC	4,775	4,775
VetEvolve Holdings, LLC	12,096	15,217
Vintage Parts, Inc	1,095	1,564
VIT Nyckel Acquisition AB	2,719	2,719
Vital Geriatrics Group Buyer, Inc	1,656	2,408
Walker Sands, LLC	1,553	1,553
WCI Volt Purchaser, LLC	2,249	2,249
Western Veterinary Partners, LLC	2,199	4,599
Westminster Cracker Company, Inc.	1,303	1,303
Wolf Gordon Inc	3,809	3,809
Woodson and Bozeman, LLC	9,026	9,026
WTWH Buyer, LLC	1,638	1,638
Yard-Nique, Inc	—	973

TPG Twin Brook Capital Income Fund
Notes to Consolidated Financial Statements (Unaudited) - Continued

Portfolio Company	March 31, 2026	December 31, 2025
Zipline Logistics, LLC	405	405
Total unfunded portfolio company commitments	$1,176,091	$1,151,840
Other Commitments and Contingencies
From time to time, the Company may become a party to certain legal proceedings incidental to the normal course of business. As of March 31, 2026, management was not aware of any material pending or threatened litigation.

TPG Twin Brook Capital Income Fund
Notes to Consolidated Financial Statements (Unaudited) - Continued
Note 9.  Net Assets
Equity Issuances

As of March 31, 2026 and December 31, 2025, the Company had 101,100,349 and 94,659,223, respectively, shares issued and outstanding with a par value of $0.001 per share.
The following tables summarize transactions in common shares during the three months ended March 31, 2026 and 2025:

	Three Months Ended March 31, 2026
	Shares	Amount in Thousands
Class I:
Proceeds from shares sold	6,265,487	$157,878
Share transfers between classes	20,374	513
Distributions reinvested	575,668	14,502
Repurchased shares, net of early repurchase reduction	(1,172,045)	(29,556)
Net increase (decrease)	5,689,484	$143,337

	Three Months Ended March 31, 2026
	Shares	Amount in Thousands
Class S:
Proceeds from shares sold	699,103	$17,614
Share transfers between classes	(20,374)	(513)
Distributions reinvested	115,404	2,908
Repurchased shares, net of early repurchase reduction	(51,859)	(1,308)
Net increase (decrease)	742,274	$18,701

	Three Months Ended March 31, 2026
	Shares	Amount in Thousands
Class D:
Proceeds from shares sold	8,575	$216
Share transfers between classes	—	—
Distributions reinvested	793	20
Repurchased shares, net of early repurchase reduction	—	—
Net increase (decrease)	9,368	$236

TPG Twin Brook Capital Income Fund
Notes to Consolidated Financial Statements (Unaudited) - Continued

	Three Months Ended March 31, 2025
	Shares	Amount in Thousands
Class I:
Proceeds from shares sold	5,435,339	$137,433
Share transfers between classes	2,989	76
Distributions reinvested	366,673	9,272
Repurchased shares, net of early repurchase reduction	(255,521)	(6,464)
Net increase (decrease)	5,549,480	$140,317

	Three Months Ended March 31, 2025
	Shares	Amount in Thousands
Class S:
Proceeds from shares sold	1,800,742	$45,531
Share transfers between classes	—	—
Distributions reinvested	65,102	1,646
Repurchased shares, net of early repurchase reduction	(2,189)	(55)
Net increase (decrease)	1,863,655	$47,122

	Three Months Ended March 31, 2025
	Shares	Amount in Thousands
Class D:
Proceeds from shares sold	11,540	$292
Share transfers between classes	(2,989)	(76)
Distributions reinvested	606	15
Repurchased shares, net of early repurchase reduction	(1,971)	(50)
Net increase (decrease)	7,186	$181
Dividends
The following table reflects dividends declared on common shares during the three months ended March 31, 2026 and 2025:

For the Three Months Ended March 31, 2026
			Class I
Date Declared	Record Date	Payment Date	Dividend per Share	Amount in Thousands
January 28, 2026	January 31, 2026	February 25, 2026	$0.2000	$17,035
February 26, 2026	February 27, 2026	March 27, 2026	$0.2000	$17,734
March 26, 2026	March 31, 2026	April 28, 2026	$0.2000	$18,081

TPG Twin Brook Capital Income Fund
Notes to Consolidated Financial Statements (Unaudited) - Continued

For the Three Months Ended March 31, 2026
			Class S
Date Declared	Record Date	Payment Date	Dividend per Share	Amount in Thousands
January 28, 2026	January 31, 2026	February 25, 2026	$0.1818	$2,050
February 26, 2026	February 27, 2026	March 27, 2026	$0.1836	$2,119
March 26, 2026	March 31, 2026	April 28, 2026	$0.1818	$2,145

For the Three Months Ended March 31, 2026
			Class D
Date Declared	Record Date	Payment Date	Dividend per Share	Amount in Thousands
January 28, 2026	January 31, 2026	February 25, 2026	$0.1947	$23
February 26, 2026	February 27, 2026	March 27, 2026	$0.1952	$24
March 26, 2026	March 31, 2026	April 28, 2026	$0.1947	$25

For the Three Months Ended March 31, 2025
			Class I
Date Declared	Record Date	Payment Date	Dividend per Share	Amount in Thousands
January 28, 2025	January 31, 2025	February 26, 2025	$0.2300	$13,438
February 25, 2025	February 28, 2025	March 27, 2025	$0.2200	$13,365
March 28, 2025	March 31, 2025	April 28, 2025	$0.2200	$13,788

For the Three Months Ended March 31, 2025
			Class S
Date Declared	Record Date	Payment Date	Dividend per Share	Amount in Thousands
January 28, 2025	January 31, 2025	February 26, 2025	$0.2171	$933
February 25, 2025	February 28, 2025	March 27, 2025	$0.2084	$969
March 28, 2025	March 31, 2025	April 28, 2025	$0.2071	$1,159

For the Three Months Ended March 31, 2025
			Class D
Date Declared	Record Date	Payment Date	Dividend per Share	Amount in Thousands
January 28, 2025	January 31, 2025	February 26, 2025	$0.2300	$16
February 25, 2025	February 28, 2025	March 27, 2025	$0.2200	$17
March 28, 2025	March 31, 2025	April 28, 2025	$0.2200	$17

Distribution Reinvestment Plan

The Company has adopted a distribution reinvestment plan, pursuant to which it reinvests all cash dividends declared by the Board on behalf of its shareholders who do not elect to receive their dividends in cash. As a result, if the Board authorizes, and the Company declares, a cash dividend or other distribution, then shareholders who have not opted out of our Company’s distribution reinvestment plan will have their cash distributions automatically reinvested in additional shares as described below, rather than receiving the cash dividend or other distribution. Distributions on fractional shares will be credited to each participating shareholder’s account to three decimal places.

Share Repurchase Plan

TPG Twin Brook Capital Income Fund
Notes to Consolidated Financial Statements (Unaudited) - Continued
The Company has implemented a share repurchase program under which, at the discretion of the Board, the Company may repurchase, in each quarter, up to 5% of the NAV of the Company’s Common Shares outstanding (either by number of shares or aggregate NAV) as of the close of the previous calendar quarter. For the avoidance of doubt, such target amount is assessed each calendar quarter. The Board may amend or suspend the share repurchase program at any time (including to offer to purchase fewer shares) if in its reasonable judgment it deems such action to be in the best interest of shareholders, such as when a repurchase offer would place an undue burden on the Company’s liquidity, adversely affect the Company’s operations or risk having an adverse impact on the Company that would outweigh the benefit of the repurchase offer. As a result, share repurchases may not be available each quarter, or may only be available in an amount less than 5% of our Common Shares outstanding.

The Company intends to conduct such repurchase offers in accordance with the requirements of Rule 13e-4 promulgated under the Securities Exchange Act of 1934, as amended, and the 1940 Act. All shares purchased pursuant to the terms of each tender offer will be retired and thereafter will be authorized and unissued shares.

Under the share repurchase plan, to the extent we offer to repurchase shares in any particular quarter, we expect to repurchase shares pursuant to tender offers on or around the last business day of that quarter (the “Repurchase Date”) using a purchase price equal to the NAV per share as of the last calendar day of the applicable quarter, except that shares that have not been outstanding for at least one year will be repurchased at 98% of such NAV (an “Early Repurchase Deduction”). The one-year holding period is measured as of the subscription closing date immediately following the prospective repurchase date. The Early Repurchase Deduction may be waived in the case of repurchase requests arising from the death, divorce or qualified disability of the holder. The Early Repurchase Deduction will be retained by the Company for the benefit of remaining shareholders.

The following table presents the share repurchases completed during the three months ended March 31, 2026:

Tender Offer Expiration Date	Total Number of Shares Repurchased (all classes)	Percentage of Outstanding Shares Repurchased(1)	Price paid Per Share	Tender Offer Valuation Date	Amount Repurchased (all classes) (in thousands)(2)	Maximum number of shares that may yet be purchased under the repurchase plan(3)
March 5, 2026	1,223,904	1.3%	$25.22	March 31, 2026	$30,801	0
(1) Percentage is based on total shares as of the close of the previous calendar quarter.
(2) Amounts shown net of Early Repurchase Deduction.
(3) All repurchases were satisfied in full.

The following table presents the share repurchases completed during the three months ended March 31, 2025:

Tender Offer Expiration Date	Total Number of Shares Repurchased (all classes)	Percentage of Outstanding Shares Repurchased(1)	Price paid Per Share	Tender Offer Valuation Date	Amount Repurchased (all classes) (in thousands)(2)	Maximum number of shares that may yet be purchased under the repurchase plan(3)
January 29, 2025	259,680	0.4%	$25.30	December 31, 2024	$6,564	0
(1) Percentage is based on total shares as of the close of the previous calendar quarter.
(2) Amounts shown net of Early Repurchase Deduction.
(3) All repurchases were satisfied in full.

Character of Distributions

TPG Twin Brook Capital Income Fund
Notes to Consolidated Financial Statements (Unaudited) - Continued
The Company may fund its cash distributions to shareholders from any source of funds available to the Company, including but not limited to offering proceeds, net investment income from operations, capital gains proceeds from the sale of assets, dividends or other distributions paid to it on account of preferred and common equity investments in portfolio companies and expense support from the Adviser, which is subject to recoupment.

All of the dividends declared during the three months ended March 31, 2026 and 2025 were derived from ordinary income, as determined on a tax basis. Taxable income is an estimate and is not fully determined until the Company's tax return is filed.

TPG Twin Brook Capital Income Fund
Notes to Consolidated Financial Statements (Unaudited) - Continued
Note 10.  Income Taxes
Taxable income generally differs from net increase (decrease) in net assets resulting from operations due to temporary and permanent differences in the recognition of income and expenses, and generally excludes net unrealized gains or losses, as unrealized gains or losses are generally not included in taxable income until they are realized.

The Company makes certain adjustments to the classification of net assets as a result of permanent book-to-tax differences, which include differences in the book and tax basis of certain assets and liabilities, and nondeductible federal taxes or losses among other items. To the extent these differences are permanent, they are charged or credited to additional paid in capital or total distributable earnings (losses), as appropriate. There were $419,000 of permanent book-to-tax differences for the three months ended March 31, 2026. In addition, there were $612,000 of permanent book-to-tax differences for the three months ended March 31, 2025.

Note 11.  Financial Highlights
The following are financial highlights for a common share outstanding for Class I, S, and D for the three months ended March 31, 2026 and 2025.

(Amounts in thousands, except share and per share amounts)	Three Months Ended March 31, 2026
	Class I	Class S	Class D
Per share data:
Net asset value, beginning of period	$25.19	$25.19	$25.19
Net investment income (loss)(1)	0.57	0.52	0.55
Net realized and unrealized gain (loss)(2)	0.06	0.06	0.06
Total from operations	0.63	0.58	0.61
Dividends declared	(0.60)	(0.55)	(0.58)
Total increase (decrease) in net assets	0.03	0.03	0.03
Net asset value, end of period	$25.22	$25.22	$25.22
Shares outstanding, end of period	89,225,755	11,748,271	126,323
Total return(3)(12)	2.5%	2.3%	2.5%
Ratios / supplemental data
Ratio of total expenses to average net assets(4)(5)(6)	8.5%	9.3%	8.7%
Ratio of total net operating expenses to average net assets(4)(5)(7)	0.5%	0.5%	0.5%
Ratio of net investment income (loss) before taxes to average net assets(4)(5)(8)	9.2%	8.3%	8.9%
Ratio of net investment income (loss) after taxes to average net assets(4)(5)(9)	9.2%	8.3%	8.9%
Net assets, end of period	$2,250,167	$296,270	$3,186
Weighted average shares outstanding	87,974,309	11,528,747	122,313
Portfolio turnover rate(10)	5.2%	5.2%	5.2%
Asset coverage ratio(11)	227.1%	227.1%	227.1%

TPG Twin Brook Capital Income Fund
Notes to Consolidated Financial Statements (Unaudited) - Continued

(Amounts in thousands, except share and per share amounts)	Three Months Ended March 31, 2025
	Class I	Class S	Class D
Per share data:
Net asset value, beginning of period	$25.30	$25.30	$25.30
Net investment income (loss)(1)	0.65	0.61	0.65
Net realized and unrealized gain (loss)(2)	0.01	0.01	0.01
Total from operations	0.66	0.62	0.66
Dividends declared	(0.67)	(0.63)	(0.67)
Total increase (decrease) in net assets	(0.01)	(0.01)	(0.01)
Net asset value, end of period	$25.29	$25.29	$25.29
Shares outstanding, end of period	62,673,057	5,593,418	79,564
Total return(3)(12)	2.6%	2.5%	2.6%
Ratios / supplemental data
Ratio of total expenses to average net assets(4)(5)(6)	11.2%	12.3%	11.3%
Ratio of total net operating expenses to average net assets(4)(5)(7)	0.6%	0.6%	0.6%
Ratio of net investment income (loss) before taxes to average net assets(4)(5)(9)	10.5%	10.3%	10.5%
Ratio of net investment income (loss) after taxes to average net assets(4)(5)(9)	10.4%	10.2%	10.4%
Net assets, end of period	$1,585,048	$141,462	$2,012
Weighted average shares outstanding	60,612,620	4,798,726	75,516
Portfolio turnover rate(10)	3.1%	3.1%	3.1%
Asset coverage ratio(11)	200.5%	200.5%	200.5%

(1)The per share data was derived using the weighted average shares outstanding during the period.
(2)The amount shown at this caption includes the balancing amount derived from other figures in the schedule. The amount shown does not correspond with the aggregate amount for the period due to the effect of the timing of capital transactions.
(3)Total return is calculated as the change in NAV per share during the period, assuming dividends and distributions, if any, are reinvested in accordance with the Company’s distribution reinvestment plan, divided by the opening NAV per share. Total return does not include upfront transaction fee, if any.
(4)Annualized.
(5)Average net assets are computed using the average monthly net assets during the reporting period.
(6)Ratio of total expenses to average net assets is computed using total expenses net of waivers from the Administrator, if applicable. Included in total expenses are annualized incentive fees of 1.4% , 1.4%, and 1.4%, as a percent of average net assets for the three months ended March 31, 2026 for Class I, Class S, and Class D. Included in total expenses are incentive fees of 2.7%, 2.7%, and 2.7%, respectively, as a percent of average net assets for the three months ended March 31, 2025 for Class I, Class S, and Class D respectively. The impact of the waiver included in total expenses net of waivers was not applicable for Class I, Class S and Class D shares, respectively, for the three months ended March 31, 2026. The impact of the waiver included in total expenses net of waivers was 2.7% for Class S shares and was not applicable to Class D or Class I shares for the three months ended March 31, 2025.
(7)Ratio of net operating expenses to average net assets is computed using total operating expenses net of interest expense, tax expense, organizational expense, offering expense, management fees, incentive fees, shareholder servicing fees, and waivers from the Administrator, if applicable.

TPG Twin Brook Capital Income Fund
Notes to Consolidated Financial Statements (Unaudited) - Continued
(8)Ratio of net investment income (loss) before taxes to average net assets does not include applicable tax expenses that are not attributable to the Company itself but are taxes to a consolidated subsidiary to the Company and thus shown on the Consolidated Statements of Operations.
(9)Ratio of net investment income (loss) after taxes to average net assets includes applicable tax expenses that are not attributable to the Company itself, but are taxes to a consolidated subsidiary to the Company and thus shown on the Consolidated Statements of Operations.
(10)Portfolio turnover rate is calculated using the lesser of total sales or total purchases over the average of the investments at fair value for the periods reported.
(11)Asset coverage ratio is equal to (i) the sum of (A) net assets at the end of the period and (B) total debt outstanding at the end of the period, divided by (ii) total debt outstanding at the end of the period.
(12)Not annualized.
Note 12.  Subsequent Events
The Company’s management evaluated subsequent events through the date of issuance of these consolidated financial statements. There have been no subsequent events that occurred that would require disclosure in, or would be required to be recognized in, these consolidated financial statements, except as discussed below:

Subsequent Activity, Subscriptions and Dividend Declarations

The Company received approximately $33 million of net proceeds, inclusive of distributions reinvested through the Company’s distribution reinvestment plan, relating to the issuance of Class I shares, Class S shares and Class D shares for subscriptions effective April 1, 2026. Additionally, the Company received approximately $17 million of net proceeds relating to the issuance of Class I shares, Class S shares and Class D shares for subscriptions effective May 1, 2026.

On April 23, 2026, the Company’s Board declared net distributions of $0.2000, $0.1824, and $0.1948 per Class I share, Class S share, and Class D share, respectively, payable on May 27, 2026 to shareholders of record as of April 30, 2026.

Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations.
In this quarterly report on Form 10-Q, or this "report," we refer to TPG Twin Brook Capital Income Fund (formerly known as, “AG Twin Brook Capital Income Fund”) and its consolidated subsidiaries as "we," "us," the "Company," "TCAP," or "our," unless we specifically state otherwise or the context indicates otherwise. We refer to our investment adviser, AGTB Fund Manager, LLC, as our "Adviser," and we refer to the direct parent company of our Adviser, Angelo, Gordon & Co., L.P., as "TPG Angelo Gordon." The Adviser serves as the Company’s Administrator and may also be referred to herein as "Administrator".
Forward-Looking Statements
The information contained in this section should be read in conjunction with “Item 1. Financial Statements.” This discussion contains forward-looking statements, which relate to future events our future performance or financial condition and involves numerous risks and uncertainties, including, but not limited to, those set forth in "Risk Factors" in Part I, Item 1A of our annual report on Form 10-K for the year ended December 31, 2025 and Part II, Item 1A of and elsewhere in this Form 10-Q. Actual results could differ materially from those implied or expressed in any forward-looking statements.
These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about TCAP, our current and prospective portfolio investments, our industry, our beliefs and opinions, and our assumptions. Words such as “anticipates,” “expects,” “intends,” “plans,” “will,” “may,” “continue,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” “targets,” “projects,” “outlook,” “potential,” “predicts” and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements.
Although we believe that the assumptions on which these forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate, and as a result, the forward-looking statements based on those assumptions also could be inaccurate. In light of these and other uncertainties, the inclusion of a projection or forward-looking statements in this report should not be regarded as a representation by us that our plans and objectives will be achieved. These risks and uncertainties include those described or identified in the section entitled “Item 1A. Risk Factors” and elsewhere in this report. These forward-looking statements apply only as of the date of this report. Moreover, we assume no duty and do not undertake to update the forward-looking statements, except as required by applicable law. You are advised to consult any additional disclosures that we make directly to you or through reports that we have filed or in the future file with the U.S. Securities and Exchange Commission (the “SEC”) including annual reports on Form 10-K, registration statements on Form N-2, quarterly reports on Form 10-Q and current reports on Form 8-K. This quarterly report on 10-Q contains statistics and other data that have been obtained from or compiled from information made available by third-party service providers. We have not independently verified such statistics or data. Because we are an investment company, the forward-looking statements and projections contained in this report are excluded from the safe harbor protection provided by Section 21E of the U.S. Securities Exchange Act of 1934 Act, as amended (the “1934 Act”).
Overview

We are an externally managed, non-diversified closed-end management investment company that has elected to be treated as a BDC under the Investment Company Act of 1940, as amended (the “1940 Act”). Formed as a Delaware statutory trust on January 27, 2022, we are externally managed by the Adviser, an indirect wholly-owned subsidiary of TPG Inc. (“TPG”) (Nasdaq: TPG), a leading global alternative investment firm. Our Adviser is registered as an investment adviser with the SEC. We have elected to be treated and intend to qualify annually as a RIC under the Code.

Pursuant to our Investment Management Agreement, subject to the overall supervision of the Board, our Adviser manages our day-to-day operations, and provides investment advisory and management services to us. Our Adviser is responsible for originating prospective investments, conducting research and due diligence investigations on potential investments, analyzing investment opportunities, negotiating and structuring our investments, and monitoring our investments and portfolio companies on an ongoing basis.
Under our Investment Management Agreement, we have agreed to pay the Adviser an annual management fee as well as an incentive fee based on our investment performance. Also, under the Administration Agreement, we have agreed to reimburse the Administrator for the allocable portion of expenses incurred by the Administrator in performing its obligations under the Administration Agreement, including our allocable portion of the costs of compensation and related expenses of our chief compliance officer, chief financial officer, general counsel and their respective staffs.
Investments
We invest principally in privately originated senior secured loans to U.S. middle market companies, which we believe have consistent capital needs and have not only been underserved in recent years by traditional providers of capital such as banks and the public debt markets, but also for a variety of reasons may prefer working with experienced non-bank lenders. Our origination strategy focuses on the middle market private equity community. This financing is utilized for a variety of purposes, including to fund organic growth, acquisitions, recapitalizations, management buyouts and leveraged buyouts for companies with revenue generally under $500 million. In describing our business, we generally use the term “middle market” to refer to companies with EBITDA of between $3 million and $50 million annually; however, we typically invest in companies with EBITDA of less than $25 million. Notwithstanding the foregoing, the Adviser may determine whether companies qualify as “middle market” in its sole discretion, and we may from time to time invest in larger or smaller companies.
By investing predominantly in senior secured debt, we expect to reduce our risk of principal loss and deliver more stable returns over time as compared with investments in bonds, unsecured loans, mezzanine investments and public, private and project equity. However, we may also invest opportunistically in other parts of the capital structure, including senior secured stretch and unitranche facilities, second lien loans, mezzanine and mezzanine-related loans, and equity investments, as well as select other subordinated instruments either directly or through acquisitions in the secondary market.
The level of our investment activity depends on many factors, including the amount of debt and equity capital available to prospective portfolio companies, the level of merger, acquisition and refinancing activity for such companies, the availability of credit to finance transactions, the general economic environment and the competitive environment for the types of investments we make.
As a BDC, we must invest at least 70% of our assets in “eligible portfolio companies,” generally, U.S. private operating companies (or small U.S. public operating companies with a market capitalization of less than $250 million). As a BDC, we may also invest up to 30% of our portfolio in non-eligible portfolio company investments, such as investments in non-U.S. companies, which may include investments in a “passive foreign investment company.” Because we have elected to be regulated as a BDC, and we have elected to be treated, and intend to qualify annually thereafter, as a RIC under the Code, our portfolio will also be subject to the diversification and other requirements under the Code. Subject to the limitations of the 1940 Act, we may invest in loans or other securities, the proceeds of which may refinance or otherwise repay debt or securities of companies whose debt is owned by other funds within TPG’s credit platform. From time to time, we co-invest with other TPG credit funds.
Revenues
We generate revenues primarily through the receipt of interest income from the investments we hold. In addition, we generate income from various loan origination and other fees and from dividends on direct equity investments. In addition, we may generate revenue in the form of commitment, origination, administration, amendment, and loan servicing fees. Loan origination fees, original issue discount and market discount or premium are capitalized as part of the underlying cost of the investments and accreted or amortized over the life of the investment as interest income. We record contractual prepayment premiums on loans and debt securities as interest income.
Our debt investment portfolio consists of primarily floating rate loans. As of March 31, 2026, 99.9% of our debt investments, based on fair value, bore interest at floating rates, which may be subject to interest rate floors. Variable-rate investments subject to a floor generally reset periodically to the applicable floor, only if the floor exceeds the index. Trends in base interest rates, such as Term SOFR, may affect our net investment income over the long term. In addition, our results may vary from period to period depending on the interest rates of new investments made during the period compared to investments that were sold or repaid during the period; these results reflect the characteristics of the particular portfolio companies that we invested in or exited during the period and not necessarily any trends in our business or macroeconomic trends.
Dividend income that we receive from our ownership of private securities is recorded pursuant to the terms of the respective investments.

Expenses
Our primary operating expenses include the payment of fees to the Adviser under the Investment Management Agreement, our allocable portion of expenses under the Administration Agreement, interest expense related to borrowings outstanding, and other operating costs described below.
We are responsible for all costs and expenses incurred in connection with the operations of the Company and locating, structuring, consummating, maintaining and disposing of investments and potential investments (whether or not the acquisition is consummated), including but not limited to legal, regulatory, accounting and other professional or third-party costs or disbursements including travel, rent or lodging, out-of-pocket expenses of the Adviser, the fees and expenses of any independent counsel engaged by the Adviser and out-of-pocket expenses related to third-party service providers (including loan servicer fees), placement agent fees and expenses, advertising expenses, litigation expenses, brokerage commissions, clearing and settlement charges and other transaction costs, custody fees, interest expenses, financing charges, initial and variation margin, broken deal expenses, compensation (which may include fees or performance-based compensation) of Advisers, consultants and finders, joint venture partners, or other professionals relating to the Company’s operations and investments or potential investments (whether or not completed), which may include costs incurred to attend or sponsor networking and other similar events hosted by both for-profit and not-for-profit organizations (which may include organizations affiliated with current or prospective investors), specific expenses incurred in connection with the Company’s information and data technology systems, fees of pricing and valuation services, appraisal costs and brokerage expenses. We will also bear all commitment fees and any transfer or recording taxes, registration fees and other expenses in connection with acquisitions and dispositions of investments, and all expenses relating to the ownership and operation of investments, including taxes, interest, insurance, and other fees and expenses. Travel expenses may include first-class airfare and limited use of private or charter aircraft, as well as premium accommodations, in accordance with our Adviser’s policies related thereto.
In addition, we will bear all costs of the administration of the Company, including but not limited to accounting expenses (including accounting systems) and expenses relating to audit, legal and regulatory expenses (including filings with U.S. and non-U.S. regulators and compliance obligations), costs associated with our reporting and compliance obligations under the 1940 Act and other applicable U.S. federal and state securities laws, fees and expenses of any administrators in connection with the administration of the Company, expenses relating to the maintenance of registered offices of the Company to the extent provided by unaffiliated service providers, temporary office space of non-employee consultants or auditors, blue sky and corporate filing fees and expenses, corporate licensing expenses, indemnification expenses, costs of holding any meetings or conferences of investors or their delegates or Advisers (including meetings of the Adviser and related activities), Independent Trustees’ fees and expenses, costs of any litigation or threatened litigation or costs of any investigation or legal inquiries involving Company activities (including regulatory sweeps), the cost of any liability insurance or fidelity coverage for the Company, including any trustees’ and officers’ liability insurance and key-person life insurance policies, maintained with respect to liabilities arising in connection with the activities of our trustees and officers conducted on behalf of the Company, costs associated with reporting and providing information to existing and prospective investors, including printing and mailing costs, wind-up and liquidation expenses, and any extraordinary expenses arising in connection with the operations of the Company.
From time to time, the Adviser, the Administrator or their affiliates may pay third-party providers of goods or services. We will reimburse the Adviser, the Administrator or such affiliates thereof for any such amounts paid on our behalf. From time to time, the Adviser or the Administrator may defer or waive fees and/or rights to be reimbursed for expenses. All of the foregoing expenses will ultimately be borne by our shareholders, subject to the cap on organization and offering expenses described above.
Leverage
In accordance with the 1940 Act, we can borrow amounts such that our asset coverage, as defined in the 1940 Act, is at least 150% after such borrowings, subject to certain limitations. As market conditions permit and at the discretion of our Adviser, we currently estimate that our portfolio will be approximately 1.00-1.10x levered consistent with our target leverage profile of 0.90x – 1.25x. We may from time to time increase the size of our existing credit facilities, enter into new credit facilities or issue new debt securities. Any such incurrence would be subject to prevailing market conditions, our liquidity requirements, contractual and regulatory restrictions and other factors.

As of March 31, 2026, we had borrowings of $2.01 billion outstanding at an average all-in rate of 6.22%, which is included in debt on the consolidated statements of assets and liabilities. As of December 31, 2025, the Company had borrowings of $2.02 billion outstanding at an average all-in rate of 6.71%. We incurred approximately $31.3 million and $30.2 million of interest and unused commitment fees for the three months ended March 31, 2026 and 2025, respectively, which is included in interest expense on the consolidated statements of operations. The carrying values of borrowings outstanding under the debt facilities approximate fair value. See Note 5 to the consolidated financial statements for information on the Company’s debt.
Portfolio and Investment Activity
As of March 31, 2026, based on fair value, our portfolio consisted of 97.80% first lien senior secured debt investments and 2.20% investments in affiliated funds that hold our equity co-investments. As of December 31, 2025, based on fair value, our portfolio consisted of 97.58% first lien senior secured debt investments and 2.42% investments in affiliated funds that hold our equity co-investments.
As of March 31, 2026, we had investments in 270 portfolio companies with an aggregate fair value of $4.5 billion. As of December 31, 2025, we had investments in 265 portfolio companies with an aggregate fair value of $4.3 billion.
Our investment activity for the three months ended March 31, 2026 and 2025 is presented below (information presented herein is at par value unless otherwise indicated).

(Amounts in thousands)	Three Months Ended March 31, 2026	Three Months Ended March 31, 2025
Principal amount of investments committed (including add-ons):
First lien senior secured debt investments	$462,322	$350,015
Investment in affiliated funds	2,820	3,504
Total principal amount of investments committed	$465,142	$353,519
Principal amount of investments sold or repaid:
First lien senior secured debt investments	$(236,357)	$(86,125)
Investment in affiliated funds	(8,461)	(544)
Total principal amount of investments sold or repaid	$(244,818)	$(86,669)
New debt investments(1):
New commitments	$196,383	$263,890
Number of new commitments in new portfolio companies(2)	12	15
Average new commitment amount	$16,365	$17,593
Weighted average term for new commitments (in years)	5.7	5.2
Percentage of new commitments at floating rates	100.0%	100.0%
Percentage of new commitments at fixed rates	—%	—%
(1)Amounts shown exclude add-on transactions to existing portfolio companies during the period.
(2)Number of new debt investment commitments represent commitments to a particular portfolio company.

As of March 31, 2026 and December 31, 2025 our investments consisted of the following:

	March 31, 2026		December 31, 2025
(Amounts in thousands)	Amortized Cost	Fair Value	Amortized Cost	Fair Value
First lien senior secured debt	$4,392,784	$4,382,355	$4,189,885	$4,173,995
Sponsor subordinated note	414	58	413	59
Investment in affiliated funds	86,501	98,605	87,345	103,670
Total investments	$4,479,699	$4,481,018	$4,277,643	$4,277,724

The table below describes investments by industry composition based on fair value as of March 31, 2026 and December 31, 2025:

	March 31, 2026(1)	December 31, 2025(1)
Aerospace and defense	1.9%	2.0%
Air freight and logistics	0.5%	0.5%
Auto components	2.6%	2.7%
Building products	0.5%	0.5%
Chemicals	2.3%	2.3%
Commercial services and supplies	3.1%	3.3%
Construction and engineering	4.2%	4.3%
Containers and packaging	2.6%	2.5%
Distributors	—%	—%
Diversified consumer services	6.6%	6.8%
Diversified financial services	0.3%	—%
Electrical equipment	2.0%	1.6%
Electronic equipment, instruments and components	1.0%	1.0%
Food and staples retailing	2.0%	2.1%
Food products	2.3%	2.3%
Gas utilities	0.1%	—%
Health care equipment and supplies	2.8%	2.7%
Health care providers and services	25.7%	25.2%
Health care technology	1.3%	1.1%
Household durables	3.3%	3.5%
Industrial Conglomerates	0.4%	0.4%
Insurance	0.6%	0.5%
Interactive Media & Services	0.5%	0.5%
Internet and direct marketing retail	0.5%	0.5%
IT services	3.2%	2.9%
Leisure equipment and products	0.1%	0.2%
Leisure products	—%	—%
Life sciences tools and services	1.7%	1.5%
Machinery	3.5%	3.3%
Media	8.1%	7.8%
Multiline Retail	1.2%	1.3%
Multisector holdings	2.2%	2.4%
Pharmaceuticals	—%	—%
Personal products	—%	—%

	March 31, 2026(1)	December 31, 2025(1)
Professional services	0.6%	0.9%
Real estate management and development	0.1%	0.1%
Semiconductors and semiconductor equipment	—%	—%
Software	2.3%	2.3%
Specialty retail	1.1%	0.6%
Textiles, apparel and luxury goods	0.8%	0.8%
Trading companies and distributors	7.9%	9.5%
Water utilities	0.1%	0.1%
Total	100.0%	100.0%
(1)Certain industries round to less than 0.1%
As of March 31, 2026, approximately 100.0% of our investments were based in the United States and approximately 0.0% were based in Canada. As of December 31, 2025, approximately 100.0% of our investments were based in the United States and approximately 0.0% were based in Canada.
The weighted average yields and interest rates of our funded debt investments as of March 31, 2026 and December 31, 2025 were as follows:

	March 31, 2026	December 31, 2025
Weighted average total yield of funded debt investments at cost (1)	9.1%	9.1%
Weighted average total yield of funded debt investments at fair value(1)	9.1%	9.1%
Weighted average spread over reference rates of all floating rate funded debt investments	5.4%	5.3%
(1)Calculated using actual interest rates in effect as of March 31, 2026 and December 31, 2025 based on borrower elections.
The weighted average yield of our funded debt investments is not the same as a return on investment for our shareholders but, rather, relates to a portion of our investment portfolio and is calculated before the payment of all of our and our subsidiaries’ fees and expenses. The weighted average yield was computed using the effective interest rates of each investment as of each respective date, including accretion of original issue discount, but excluding investments on non-accrual status, if any. There can be no assurance that the weighted average yield will remain at its current level.
Our Adviser monitors our portfolio companies on an ongoing basis. It monitors the financial trends of each portfolio company to determine if they are meeting their respective business plans and to assess the appropriate course of action with respect to each portfolio company. Our Adviser has several methods of evaluating and monitoring the performance and fair value of our investments, which may include the following:
•assessment of success of the portfolio company in adhering to its business plan and compliance with covenants;
•periodic and regular contact with portfolio company management and, if appropriate, the financial or strategic sponsor, to discuss financial position, requirements and accomplishments;
•comparisons to other companies in the portfolio company’s industry; and
•review of monthly or quarterly financial statements and financial projections for portfolio companies.
As part of the monitoring process, our Adviser employs an investment rating system to categorize our investments. In addition to various risk management and monitoring tools, our Adviser rates the credit risk of all debt investments on a scale of A to F. This system is intended primarily to reflect the underlying risk of a portfolio investment relative to our initial cost basis in respect of such portfolio investment (i.e., at the time of origination or acquisition), although it may also take into account the performance of the portfolio company’s business, the collateral coverage of the investment and other relevant factors. The rating system is as follows:

Investment Rating	Description
A	A loan supported by exceptional financial strength, stability and liquidity;
B	As a general rule, a new transaction will be risk rated a “B” loan. Overtime, a “B” loan is supported by good financial strength, stability and liquidity;
C	A loan that is exhibiting deteriorating trends, which if not corrected could jeopardize repayment of the debt. In general, a default by the borrower of one of its financial performance covenants (leverage or coverage ratios) would warrant a downgrade of a loan to a risk rating of “C”;
D	A loan that has a well-defined weakness that jeopardizes the repayment of the debt or the ongoing enterprise value of the borrower;
E	A loan that has an uncured payment default; and
F	An asset that is considered uncollectible or of such little value that its continuance as a booked asset is unwarranted.
Our Adviser rates the investments in our portfolio at least quarterly and it is possible that the rating of a portfolio investment may be reduced or increased over time. For investments rated C through F, our Adviser enhances its level of scrutiny over the monitoring of such portfolio company.
The following table shows the composition of our debt investments on the A to F rating scale as of March 31, 2026 and December 31, 2025:

	March 31, 2026		December 31, 2025
Investment Rating	Investments at Fair Value	Percentage of Total Debt Investments	Investments at Fair Value	Percentage of Total Debt Investments
(Amounts in thousands)
A	$—	—	$—	—
B	4,280,154	97.7%	4,035,067	96.7%
C	80,528	1.8%	117,907	2.8%
D	13,343	0.3%	12,377	0.3%
E	8,389	0.2%	8,703	0.2%
F	—	—	—	—
Total	$4,382,414	100.0%	$4,174,054	100.0%

The following table shows the amortized cost of our performing and non-accrual debt investments as of March 31, 2026 and December 31, 2025:

	March 31, 2026		December 31, 2025
(Amounts in thousands)	Amortized Cost	Percentage	Amortized Cost	Percentage
Performing	$4,387,707	99.9%	$4,269,041	99.8%
Non-accrual	5,491	0.1%	8,602	0.2%
Total	$4,393,198	100.0%	$4,277,643	100.0%
Loans are generally placed on non-accrual status when there is reasonable doubt that principal or interest will be collected in full. Accrued interest is generally reversed when a loan is placed on non-accrual status. Interest payments received on non-accrual loans may be recognized as income or applied to principal depending upon the Adviser’s judgment regarding collectability. Non-accrual loans are restored to accrual status when past due principal and interest is paid current and, in the Adviser’s judgment, are likely to remain current. Management may make exceptions to this treatment and determine to not place a loan on non-accrual status if the loan has sufficient collateral value and is in the process of collection.

Results of Operations
The following table represents the operating results for the three months ended March 31, 2026 and 2025:

(Amounts in thousands)	Three Months Ended March 31, 2026	Three Months Ended March 31, 2025
Total investment income	$109,639	$88,855
Less: expenses and taxes	53,000	46,440
Net investment income (loss)	56,639	42,415
Net realized gain (loss)	3,486	440
Net change in unrealized gain (loss)	1,509	577
Net increase (decrease) in net assets resulting from operations	$61,634	$43,432
Net increase (decrease) in net assets resulting from operations can vary from period to period as a result of various factors, including the level of new investment commitments, expenses, the recognition of realized gains and losses and changes in unrealized appreciation and depreciation on the investment portfolio.

Investment Income
Investment income for the three months ended March 31, 2026 and 2025, were as follows:

(Amounts in thousands)	Three Months Ended March 31, 2026	Three Months Ended March 31, 2025
Interest	$106,023	$86,544
Payment-in-kind interest	1,448	967
Other	1,728	1,344
Dividends	440	—
Total investment income	$109,639	$88,855

Increases in interest and other investment income were driven by deployment of capital and an increase in investment activity. Total investments as of March 31, 2026 were $4.5 billion as compared to $3.4 billion as of March 31, 2025.

Expenses
Expenses for the three months ended March 31, 2026, and 2025, were as follows:

(Amounts in thousands)	Three Months Ended March 31, 2026	Three Months Ended March 31, 2025
Interest	$32,491	$31,953
Income incentive fees	8,227	6,086
Capital gains incentive fees	344	—
Management fees	7,549	4,922
Other	1,666	995
Professional fees	675	526
Administrative fees	508	376
Offering costs	419	612
Accounting fees	180	173
Insurance fees	172	188
Trustees' fees	58	58
Distribution and shareholder servicing fees:
Class S	610	257
Class D	2	1
Total expenses	$52,901	$46,147
Distribution and shareholder servicing fees waived
Class S	—	(74)
Class D	—	(1)
Net expenses	$52,901	$46,072
Increases in interest and other expenses were driven by the Company’s continued deployment of capital, elevated interest rates and an increase in investment activity and leverage.
Increases in incentive fees are correlated to an increase in results from operations. For the three months ended March 31, 2026, there were net increases in net assets resulting from operations of $61.6 million, driving the increase in incentive fees, compared to the three months ended March 31, 2025, there were net increases in net assets resulting from operations of $43.4 million. Increases in management fees were driven by the increase in net assets during the periods presented. The increase in net assets was primarily driven by net capital activity.

Under the terms of the Administration Agreement and Investment Management Agreement, we reimburse the Administrator and Adviser, respectively, for services performed for us. In addition, pursuant to the terms of these agreements, the Administrator and Adviser may delegate its obligations under these agreements to an affiliate or to a third party and we reimburse the Administrator and Adviser for any services performed for us by such affiliate or third party.
For the three months ended March 31, 2026, the Administrator charged approximately $508,000 for certain costs and expenses allocable to the Company under the terms of the Administration Agreement. For the three months ended March 31, 2025, the Administrator charged approximately $376,000 for certain costs and expenses allocable to the Company under the terms of the Administration Agreement.

Income Taxes, including Excise Taxes

We have elected to be treated as a RIC under Subchapter M of the Code, and we intend to operate in a manner so as to continue to qualify for the tax treatment applicable to RICs. To continue to qualify for tax treatment as a RIC, we must, among other things, distribute to our shareholders in each taxable year generally at least 90% of our investment company taxable income, as defined by the Code, and net tax-exempt income for that taxable year. To maintain our tax treatment as a RIC, we, among other things, intend to make the requisite distributions to our shareholders, which generally relieves us from corporate-level U.S. federal income taxes.
Depending on the level of taxable income earned in a tax year, we may carry forward taxable income (including net capital gains, if any) in excess of current year dividend distributions from the current tax year into the next tax year and pay a nondeductible 4% U.S. federal excise tax on such taxable income, as required. To the extent that we determine that our estimated current year annual taxable income will be in excess of estimated current year dividend distributions from such income, we will accrue excise tax on estimated excess taxable income. For the three months ended March 31, 2026 and 2025, we did not accrue U.S. federal excise tax.

We conduct certain activities through our wholly-owned subsidiary, Twin Brook Equity XXXIII Corp., a Delaware corporation. They are treated as corporations for United States federal income tax purposes and are subject to U.S. federal, state or local income tax. For the three months ended March 31, 2026, the Company accrued $1.0 million current federal tax. For the three months ended March 31, 2025, the Company accrued $87,000 current federal tax. For the three months ended March 31, 2026 and 2025, the Company had an increase/(decrease) of $(924,000) and $280,000, respectively, of deferred federal tax related to the corporations, which is included in “deferred federal tax provision” on the consolidated statements of operations. On December 23, 2024, Twin Brook Equity XVIII Corp. was merged with and into its direct parent, Twin Brook Equity XXXIII Corp., with Twin Brook Equity XXXIII Corp. continuing as the surviving entity.
Net Change in Unrealized Gains (Losses) on Investment Transactions
We fair value our portfolio investments quarterly and any changes in fair value are recorded as unrealized gains or losses. During the three months ended March 31, 2026 and 2025, net unrealized gains (losses) on our investment transactions were as follows:

(Amounts in thousands)	Three Months Ended March 31, 2026	Three Months Ended March 31, 2025
Non-controlled, non-affiliated investments	5,459	(1,413)
Non-controlled, affiliated investments	(4,221)	1,599
Interest rate swaps and options	262	436
Foreign currency forward contracts	9	(45)
Net change in unrealized gain (loss) on investment transactions	$1,509	$577

For the three months ended March 31, 2026, the net unrealized losses from non-affiliated investments were primarily driven by increased market volatility, offset by unrealized gains driven on equity investments held through our interest in the affiliated funds, Twin Brook Equity Holdings, LLC and Twin Brook Segregated Equity Holdings, LLC. The unrealized loss on interest rate swaps and options represents the unrealized losses on interest rate options from changes in SOFR.

Net Realized Gains (Losses) on Investment Transactions
The realized gains and losses on fully and partially exited portfolio companies during the three months ended March 31, 2026 and 2025, were as follows:

(Amounts in thousands)	Three Months Ended March 31, 2026	Three Months Ended March 31, 2025
Non-controlled, non-affiliated investments	$(1,305)	$48
Non-controlled, affiliated investments	4,797	345
Foreign currency forward contracts	(6)	47
Net realized gain (loss) on investments	$3,486	$440
Financial Condition, Liquidity, and Capital Resources
Our liquidity and capital resources are generated primarily from the net proceeds of our continuous offering of common shares, cash flows from interest, dividends and fees earned from our investments and principal repayments, and credit facilities. The primary uses of our cash are (1) investments in portfolio companies and other investments to comply with certain portfolio diversification requirements, (2) the cost of operations (including paying our Adviser and Administrator or its affiliates), (3) debt service of any borrowings and (4) cash distributions to the holders of our shares.
We may from time to time increase the size of our existing credit facilities. Any such incurrence would be subject to prevailing market conditions, our liquidity requirements, contractual and regulatory restrictions and other factors. In accordance with the 1940 Act, with certain limited exceptions, we are only allowed to incur borrowings, issue debt securities or issue preferred stock, if immediately after the borrowing or issuance, the ratio of total assets (less total liabilities other than indebtedness) to total indebtedness plus preferred stock, is at least 150%. As market conditions permit and at the discretion of our Adviser, we currently estimate that our portfolio will be approximately 1.00-1.10x levered consistent with our target leverage profile of 0.90x – 1.25x. There were $2.0 billion outstanding borrowings as of March 31, 2026. We seek to carefully consider our unfunded commitments for the purpose of planning our ongoing financial leverage. Further, we maintain sufficient borrowing capacity within the 150% asset coverage limitation to cover any outstanding unfunded commitments we are required to fund.
Cash and cash equivalents as of March 31, 2026, taken together with our available debt capacity of $381.7 million, is expected to be sufficient for our investing activities and to conduct our operations.
As of March 31, 2026 we had $132.3 million in cash and cash equivalents. During the three months ended March 31, 2026, we used $145.3 million in cash for operating activities, primarily as a result of funding portfolio investments of $417.5 million and partially offset by other operating activities of $272.1 million. Net cash provided by financing activities was $92.8 million during the period, primarily the result of proceeds from the issuance of common shares and debt borrowings.
Equity
As of March 31, 2026, the Company had 101,100,349 shares issued and outstanding with a par value of $0.001 per share.
The following tables summarize transactions in common shares during the three months ended March 31, 2026 and 2025:

	Three Months Ended March 31, 2026
	Shares	Amount in Thousands
Class I:
Proceeds from shares sold	6,265,487	$157,878
Share transfers between classes	20,374	513
Distributions reinvested	575,668	14,502
Repurchased shares, net of early repurchase reduction	(1,172,045)	(29,556)
Net increase (decrease)	5,689,484	$143,337

	Three Months Ended March 31, 2026
	Shares	Amount in Thousands
Class S:
Proceeds from shares sold	699,103	$17,614
Share transfers between classes	(20,374)	(513)
Distributions reinvested	115,404	2,908
Repurchased shares, net of early repurchase reduction	(51,859)	(1,308)
Net increase (decrease)	742,274	$18,701

	Three Months Ended March 31, 2026
	Shares	Amount in Thousands
Class D:
Proceeds from shares sold	8,575	$216
Share transfers between classes	—	—
Distributions reinvested	793	20
Repurchased shares, net of early repurchase reduction	—	—
Net increase (decrease)	9,368	$236

	Three Months Ended March 31, 2025
	Shares	Amount in Thousands
Class I:
Proceeds from shares sold	5,435,339	$137,433
Share transfers between classes	2,989	76
Distributions reinvested	366,673	9,272
Repurchased shares, net of early repurchase reduction	(255,521)	(6,464)
Net increase (decrease)	5,549,480	$140,317

	Three Months Ended March 31, 2025
	Shares	Amount in Thousands
Class S:
Proceeds from shares sold	1,800,742	$45,531
Distributions reinvested	65,102	1,646
Repurchased shares, net of early repurchase reduction	(2,189)	(55)
Net increase (decrease)	1,863,655	$47,122

	Three Months Ended March 31, 2025
	Shares	Amount in Thousands
Class D:
Proceeds from shares sold	11,540	$292
Share transfers between classes	(2,989)	(76)
Distributions reinvested	606	15
Repurchased shares, net of early repurchase reduction	(1,971)	(50)
Net increase (decrease)	7,186	$181

Net Asset Value per Share and Offering Price
The Company determines net asset value (“NAV”) for each class of shares as of the last day of each calendar month. Share issuances related to monthly subscriptions are effective the first calendar day of each month. Shares are issued at an offering price equivalent to the most recent NAV per share available for each share class, which will be the prior calendar day NAV per share (i.e. the prior month-end NAV). The following table presents each month-end NAV per share for the common shares during the three months ended March 31, 2026:

	NAV Per Share
For the Months Ended	Class I	Class S	Class D
January 31, 2026	$25.21	$25.21	$25.21
February 28, 2026	$25.19	$25.19	$25.19
March 31, 2026	$25.22	$25.22	$25.22

Dividends
We plan to make monthly dividends at the Board’s discretion. The following tables reflect dividends declared on common shares during the three months ended March 31, 2026.

For the Three Months Ended March 31, 2026
			Class I
Date Declared	Record Date	Payment Date	Dividend per Share	Amount in Thousands
January 28, 2026	January 31, 2026	February 25, 2026	$0.2000	$17,035
February 26, 2026	February 27, 2026	March 27, 2026	$0.2000	$17,734
March 26, 2026	March 31, 2026	April 28, 2026	$0.2000	$18,081

For the Three Months Ended March 31, 2026
			Class S
Date Declared	Record Date	Payment Date	Dividend per Share	Amount in Thousands
January 28, 2026	January 31, 2026	February 25, 2026	0.1818	$2,050
February 26, 2026	February 27, 2026	March 27, 2026	0.1836	$2,119
March 26, 2026	March 31, 2026	April 28, 2026	0.1818	$2,145

For the Three Months Ended March 31, 2026
			Class D
Date Declared	Record Date	Payment Date	Dividend per Share	Amount in Thousands
January 28, 2026	January 31, 2026	February 25, 2026	$0.1947	$23
February 26, 2026	February 27, 2026	March 27, 2026	$0.1952	$24
March 26, 2026	March 31, 2026	April 28, 2026	$0.1947	$25

The following tables reflect dividends declared on common shares for the three months ended March 31, 2025:

For the Three Months Ended March 31, 2025
			Class I
Date Declared	Record Date	Payment Date	Dividend per Share	Amount in Thousands
January 28, 2025	January 31, 2025	February 26, 2025	$0.2300	$13,438
February 25, 2025	February 28, 2025	March 27, 2025	$0.2200	$13,365
March 28, 2025	March 31, 2025	April 28, 2025	$0.2200	$13,788

For the Three Months Ended March 31, 2025
			Class S
Date Declared	Record Date	Payment Date	Dividend per Share	Amount in Thousands
January 28, 2025	January 31, 2025	February 26, 2025	$0.2171	$933
February 25, 2025	February 28, 2025	March 27, 2025	$0.2084	$969
March 28, 2025	March 31, 2025	April 28, 2025	$0.2071	$1,159

For the Three Months Ended March 31, 2025
			Class D
Date Declared	Record Date	Payment Date	Dividend per Share	Amount in Thousands
January 28, 2025	January 31, 2025	February 26, 2025	$0.2300	$16
February 25, 2025	February 28, 2025	March 27, 2025	$0.2200	$17
March 28, 2025	March 31, 2025	April 30, 2025	$0.2200	$17

Character of Distributions
The Company may fund its cash distributions to shareholders from any source of funds available to the Company, including but not limited to offering proceeds, borrowings, net investment income from operations, capital gains proceeds from the sale of assets, non-capital gains proceeds from the sale of assets, dividends or other distributions paid to it on account of preferred and common equity investments in portfolio companies and fee and expense reimbursement waivers from the Adviser, which is subject to recoupment, or the Administrator, if any.

All of the dividends declared for the three months ended March 31, 2026 and 2025 and were derived from ordinary income, as determined on a tax basis. Taxable income is an estimate and is not fully determined until the Company’s tax return is filed.

Distribution Reinvestment Plan

The Company has adopted a distribution reinvestment plan, pursuant to which it reinvests all cash dividends declared by the Board on behalf of its shareholders who do not elect to receive their dividends in cash. As a result, if the Board authorizes, and the Company declares, a cash dividend or other distribution, then shareholders who have not opted out of our Company’s distribution reinvestment plan will have their cash distributions automatically reinvested in additional shares as described below, rather than receiving the cash dividend or other distribution. Distributions on fractional shares will be credited to each participating shareholder’s account to three decimal places.

Share Repurchase Plan
The Company has commenced a share repurchase program under which, at the discretion of the Board, the Company may repurchase, in each quarter, up to 5% of the NAV of the Company’s Common Shares outstanding (either by number of shares or aggregate NAV) as of the close of the previous calendar quarter. For the avoidance of doubt, such target amount is assessed each calendar quarter. The Board may amend or suspend the share repurchase program at any time (including to offer to purchase fewer shares) if in its reasonable judgment it deems such action to be in the best interest of shareholders, such as when a repurchase offer would place an undue burden on the Company’s liquidity, adversely affect the Company’s operations or risk having an adverse impact on the Company that would outweigh the benefit of the repurchase offer. As a result, share repurchases may not be available each quarter, or may only be available in an amount less than 5% of our Common Shares outstanding.

The Company intends to conduct such repurchase offers in accordance with the requirements of Rule 13e-4 under the Exchange Act and the 1940 Act. All shares purchased by us pursuant to the terms of a tender offer will be retired and thereafter will be authorized and unissued shares.

Under the share repurchase plan, to the extent the Company offers to repurchase shares in any particular quarter, the Company expects to repurchase shares pursuant to tender offers on or around the last business day of that quarter (the “Repurchase Date”) using a purchase price equal to the NAV per share as of the last calendar day of the applicable quarter, except that shares that have not been outstanding for at least one year will be repurchased at 98% of such NAV (an “Early Repurchase Deduction”). The one-year holding period is measured as of the subscription closing date immediately following the prospective repurchase date. The Early Repurchase Deduction may be waived in the case of repurchase requests arising from the death, divorce or qualified disability of the holder. The Early Repurchase Deduction will be retained by the Company for the benefit of remaining shareholders.

The following table presents the share repurchases completed during the three months ended March 31, 2026:

Tender Offer Expiration Date	Total Number of Shares Repurchased (all classes)	Percentage of Outstanding Shares Repurchased(1)	Price paid Per Share	Tender Offer Valuation Date	Amount Repurchased (all classes) (in thousands)(2)	Maximum number of shares that may yet be purchased under the repurchase plan(3)
March 5, 2026	1,223,904	1.3%	$25.22	March 31, 2026	$30,801	0
(1) Percentage is based on total shares as of the close of the previous calendar quarter.
(2) Amounts shown net of Early Repurchase Deduction.
(3) All repurchases were satisfied in full.

The following table presents the share repurchases completed during the three months ended March 31, 2025:

Tender Offer Expiration Date	Total Number of Shares Repurchased (all classes)	Percentage of Outstanding Shares Repurchased(1)	Price paid Per Share	Tender Offer Valuation Date	Amount Repurchased (all classes) (in thousands)(2)	Maximum number of shares that may yet be purchased under the repurchase plan(3)
January 29, 2025	259,680	0.4%	$25.30	December 31, 2024	$6,564	0
(1) Percentage is based on total shares as of the close of the previous calendar quarter.
(2) Amounts shown net of Early Repurchase Deduction.
(3) All repurchases were satisfied in full.

Debt
In accordance with the 1940 Act, we can borrow amounts such that our asset coverage, as defined in the 1940 Act, is at least 150% after such borrowings, subject to certain limitations.
For the three months ended March 31, 2026 and 2025, the components of interest expense were as follows:

(Amounts in thousands)	Three Months Ended March 31, 2026	Three Months Ended March 31, 2025
Interest expense	$31,310	$30,170
Amortization of deferred financing costs	1,799	1,783
(Gain) loss from interest rate swaps accounted for as hedges and related hedged items
Interest rate swaps	4,387	—
Hedged items	(5,005)	—
Total interest expense	$32,491	$31,953
Average interest rate	6.22%	6.85%
Average daily borrowings	$1,949,412	$1,709,148
Credit Facilities

On June 17, 2022, Twin Brook Capital Funding XXXIII MSPV, LLC, as borrower (the “MSPV Borrower”), an indirect, wholly-owned subsidiary of the Company, entered into a new loan and servicing agreement (as amended, supplemented or otherwise modified from time to time, the “MSPV Credit Facility”). The MSPV Credit Facility is secured by the MSPV Borrower’s investments. The obligation of the lenders to make revolving commitments under the MSPV Credit Facility will terminate on June 17, 2027 (the “Reinvestment Period”) with a scheduled final maturity date of May 28, 2029. The revolving loans are subject to an interest rate, during the Reinvestment Period, of Term SOFR plus 2.20% per annum and thereafter, Term SOFR plus 2.70% per annum.

On December 13, 2022, Twin Brook Capital Funding XXXIII ASPV, LLC, as borrower (the “ASPV Borrower”), an indirect, wholly-owned subsidiary of the Company, entered into a new Loan, Security and Collateral Management Agreement (as amended, supplemented or otherwise modified from time to time, the “ASPV Credit Facility”). The ASPV Credit Facility is secured by the ASPV Borrower’s investments. The obligation of the lenders to make revolving commitments under the ASPV Credit Facility will terminate on October 2, 2028 (the “Reinvestment Period”) with a scheduled final maturity date of October 2, 2030. The revolving loans are subject to an interest rate of daily simple SOFR plus 1.90% per annum.

On November 17, 2023, the Company, as borrower, entered into a new Senior Secured Revolving Credit Agreement (as amended, supplemented or otherwise modified from time to time, the “Truist Credit Facility”), with the lenders and issuing banks party thereto and Truist Bank, as administrative agent. The Truist Credit Facility is guaranteed by Twin Brook Capital Funding XXXIII, LLC (the “Guarantor”), a direct and wholly owned subsidiary of the Company, and will be guaranteed by certain domestic subsidiaries of the Company that are formed or acquired by the Company in the future. The termination date of the lenders’ obligation to make loans under the Truist Credit Facility is October 1, 2029 and the final scheduled maturity date is October 1, 2030. The revolving loans will be subject to an interest rate of, at the Company’s option, adjusted term SOFR plus 1.875% or the alternate base rate plus 0.875%. The Truist Credit Facility is secured by all assets of the Company and the Guarantor. The Company is subject to meet financial covenants under the Truist Credit Facility agreement.

Private Placement Notes - Series A

On March 19, 2024, the Company entered into a Note Purchase Agreement, governing the issuance of $90,000,000 aggregate principal amount of 7.69% Series A Senior Notes, Tranche A, due March 19, 2027 (the “Tranche A Notes”) and $150,000,000 aggregate principal amount of 7.78% Series A Senior Notes, Tranche B, due March 19, 2029 (the “Tranche B Notes”), to qualified institutional investors in a private placement. The Tranche A Notes and the Tranche B Notes bear interest at a rate equal to 7.69% per annum and 7.78% per annum, respectively. The Tranche A Notes and the Tranche B Notes are guaranteed by Twin Brook Capital Funding XXXIII, LLC, a subsidiary of the Company.

In connection with the Tranche A Notes and the Tranche B Notes, the Company entered into interest rate swaps to more closely align the interest rates of the Company’s liabilities with the investment portfolio, which consists of predominately floating rate loans. The Company designated this interest rate swap and the Tranche A Notes and the Tranche B Notes in a qualifying hedge accounting relationship.

Private Placement Notes - Series B

On October 15, 2024, the Company, entered into a First Supplement to the Master Note Purchase Agreement dated as of March 19, 2024 , governing the issuance of $400 million aggregate principal amount of Series B Notes consisting of (i) $85 million aggregate principal amount of 6.42% Series B Senior Notes, Tranche A, due October 15, 2028 (the “Tranche A Notes”), (ii) $25 million aggregate principal amount of Series B Senior Notes, Tranche B, due October 15, 2029 to be issued at a floating rate (the “Tranche B Notes”), and (iii) $290 million aggregate principal amount of 6.52% Series B Senior Notes, Tranche C, due October 15, 2029 (the “Tranche C Notes,” collectively with the Tranche A Notes and Tranche B Notes, the “Series B Notes”), to qualified institutional investors in a private placement. The Tranche B Notes bear interest at a floating interest rate equal to three-month SOFR plus 3.24% per annum. The Series B Notes are guaranteed by Twin Brook Capital Funding XXXIII, LLC, a subsidiary of the Company.

Private Placement Notes - Series C

On June 30, 2025, the Company entered into a Second Supplement to the Master Note Purchase Agreement dated as of March 19, 2024, governing the issuance of $100 million aggregate principal amount of Series C Notes consisting of (i) $25 million aggregate principal amount of 6.05% Series C Senior Notes, Tranche A, due June 30, 2028 (the “Series C Tranche A Notes”), and (ii) $75 million aggregate principal amount of 6.40% Series C Senior Notes, Tranche B, due June 30, 2030 (the “Series C Tranche B Notes,” together with the Tranche A Notes, the “Series C Notes”), to qualified institutional investors in a private placement. The Series C Tranche A Notes and the Series C Tranche B Notes bear interest at a rate equal to 6.05% per annum and 6.40% per annum, respectively. The Series C Notes are guaranteed by Twin Brook Capital Funding XXXIII, LLC, a subsidiary of the Company.

Total debt consisted of the following as of March 31, 2026:

	As of March 31, 2026
(Amounts in thousands)	Maximum Principal Amount Committed	Principal Amount Outstanding	Principal Amount Available(1)	Carrying Value(2)	Assets Pledged as Collateral(3)	Fair Value	Fair Value Hierarchy
ASPV Credit Facility	$500,000	$254,000	$60,372	$254,000	$482,334	$254,000	Level 3
MSPV Credit Facility	500,000	410,500	7,672	410,500	679,425	410,500	Level 3
SMBC Truist Credit Facility	975,000	232,500	313,695	232,500	2,772,162	232,500	Level 3
Series A Tranche A Notes	90,000	90,000	—	90,121	—	90,548	Level 3
Series A Tranche B Notes	150,000	150,000	—	150,741	—	151,641	Level 3
Series B Tranche A Notes	85,000	85,000	—	85,386	—	84,434	Level 3
Series B Tranche B Notes	25,000	25,000	—	25,000	—	25,000	Level 3
Series B Tranche C Notes	290,000	290,000	—	291,624	—	286,999	Level 3
Series C Tranche A Notes	25,000	25,000	—	24,683	—	24,981	Level 3
Series C Tranche B Notes	75,000	75,000	—	74,928	—	74,870	Level 3
CLO Transaction	369,000	369,000	—	369,000	448,492	369,000	Level 3
Total	$3,084,000	$2,006,000	$381,739	$2,008,483	$4,382,413	$2,004,472
(1)The amount available reflects any limitations related to the facilities borrowing bases.
(2)Carrying value is inclusive of adjustments for the change in fair value of the effective hedge relationship
(3)Fair market value of the assets held as collateral in the respective credit facility.

Total debt consisted of the following as of December 31, 2025:

	As of December 31, 2025
(Amounts in thousands)	Maximum Principal Amount Committed	Principal Amount Outstanding	Principal Amount Available(1)	Carrying Value	Assets Pledged as Collateral(2)	Fair Value	Fair Value Hierarchy
ASPV Credit Facility	$500,000	$272,600	$59,321	$272,600	$494,373	$272,600	Level 3
MSPV Credit Facility	500,000	386,400	57,296	386,400	684,938	386,400	Level 3
Truist Credit Facility	975,000	256,500	661,179	256,500	2,550,658	256,500	Level 3
Series A Tranche A Notes	90,000	90,000	—	90,406	—	90,965	Level 3
Series A Tranche B Notes	150,000	150,000	—	151,856	—	153,212	Level 3
Series B Tranche A Notes	85,000	85,000	—	86,045	—	84,981	Level 3
Series B Tranche B Notes	25,000	25,000	—	25,000	—	24,999	Level 3
Series B Tranche C Notes	290,000	290,000	—	293,911	—	289,100	Level 3
Series C Tranche A Notes	25,000	25,000	—	25,178	—	25,190	Level 3
Series C Tranche B Notes	75,000	75,000	—	75,092	—	75,786	Level 3
CLO Transaction	369,000	369,000	—	369,000	444,085	369,000	Level 3
Total	$3,084,000	$2,024,500	$777,796	$2,031,988	$4,174,054	$2,028,733
(1)The amount available reflects any limitations related to the facilities borrowing bases.
(2)Fair market value of the assets held as collateral in the respective credit facility.

Debt Securitizations

On May 30, 2024, the Company completed an approximately $445.0 million term debt securitization (the “CLO Transaction”). Term debt securitizations are also known as collateralized loan obligations and are a form of secured financing incurred by a subsidiary of the Company, which is consolidated by the Company and subject to the Company’s overall asset coverage requirements. The secured notes issued in the CLO Transaction and the secured loan borrowed in the CLO Transaction were issued and incurred, as applicable, by Twin Brook CLO 2024-1 LLC (the “Issuer”), an indirect, wholly-owned, consolidated subsidiary of the Company, and are backed by a portfolio of collateral obligations consisting of middle market loans and participation interests in middle market loans as well as by other assets of the Issuer.

The following table presents information on the secured notes and equity interests in the CLO Transaction:

	As of March 31, 2026
(Amounts in thousands)	Principal Outstanding	Interest Rate	Credit Rating
Class A Senior Secured Floating Rate Notes	$161,000	SOFR + 1.90%	AAA(sf)
Class A-L Senior Secured Floating Rate Loans	$100,000	SOFR + 1.90%	AAA(sf)
Class B Senior Secured Floating Rate Notes	$45,000	SOFR + 2.30%	AA(sf)
Class C Senior Secured Floating Rate Notes	$36,000	SOFR + 2.95%	A(sf)
Class D Senior Secured Floating Rate Notes	$27,000	SOFR + 4.95%	BBB(sf)
Equity Interests[1]	$76,000	None	Not Rated
Total CLO Transaction	$445,000

The secured notes are scheduled to mature on July 20, 2036, unless redeemed by the Issuer, at the direction of the Adviser, serving as collateral manager, on any business day after July 20, 2026.

The Class A Notes, Class A-L Loans, Class B Notes, Class C Notes and Class D Notes (collectively, the “Secured Debt”) are the secured obligations of the Issuer and the Equity Interests are the unsecured obligations of Issuer. The Class A-L Loans may be exchanged by the lenders for Class A Notes at any time, subject to certain conditions under the indenture and related agreements. The indenture governing the CLO Transaction includes customary covenants and events of default.

As part of the CLO Transaction, a wholly owned subsidiary of the Company (the “Retention Holder”) sold and transferred certain middle market loans to the Issuer for the purchase price and other consideration set forth in a loan sale agreement and for future sales from the Retention Holder to the Issuer on an ongoing basis. Such loans constituted the initial portfolio of assets securing the Secured Debt. In connection with such sale and transfer, the Retention Holder made customary representations, warranties and covenants to the Issuer.

The Notes have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities or “blue sky” laws and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from registration.

The Adviser serves as collateral manager to Issuer under a collateral management agreement and is entitled to receive fees for providing the services; however, the Adviser has waived its right to receive such fees but may rescind such waiver at any time.

Short-Term Debt

In order to finance certain investment transactions, the Company may, from time to time, enter into financing agreements, whereby the Company transfers to a third party an investment that it holds in exchange for cash for a period of time, generally not to exceed 180-days from the date it was transferred (each a “Short Term Financing Transaction”). At the expiration of the agreement, the Company returns the cash and interest to the third party and receives the original investment transferred.

As of March 31, 2026 and December 31, 2025, the Company did not have borrowings under Short-Term Financing Transactions.

Off-Balance Sheet Arrangements
Portfolio Company Commitments
Our investment portfolio may contain debt investments that are in the form of revolving lines of credit and unfunded delayed draw commitments, which require us to provide funding when requested by portfolio companies in accordance with the terms of the underlying loan agreements. Unfunded portfolio company commitments and funded debt investments are presented on the consolidated schedule of investments at fair value. Unrealized appreciation or depreciation, if any, is included in the consolidated statements of assets and liabilities and consolidated statements of operations.
As of March 31, 2026 and December 31, 2025, we had unfunded commitments, including delayed draw term loans and revolvers, with an aggregate principal amount of $1,176 million and $1,152 million, respectively.
We seek to carefully manage our unfunded portfolio company commitments for purposes of planning our ongoing financial leverage. Further, we maintain sufficient borrowing capacity within the 150% asset coverage ratio, to cover any outstanding portfolio company unfunded commitments we are required to fund.
Contractual Obligations
A summary of our contractual payment obligations under our borrowing arrangements as of March 31, 2026 is as follows:

	Payment Due by Period
(Amounts in millions)	Total	Less than 1 year	1-3	3-5	More than 5 years
ASPV Credit Facility	$254.0	$—	$—	$254.0	$—
MSPV Credit Facility	$410.5	$—	$—	$410.5	$—
Truist Credit Facility	$232.5	$—	$—	$232.5	$—
Series A Tranche A Notes	$90.0	$—	$90.0	$—	$—
Series A Tranche B Notes	$150.0	$—	$150.0	$—	$—
CLO Transaction	$369.0	$—	$—	$—	$369.0
Series B Tranche A Notes	$85.0	$—	$85.0	$—	$—
Series B Tranche B Notes	$25.0	$—	$—	$25.0	$—
Series B Tranche C Notes	$290.0	$—	$—	$290.0	$—
Series C Tranche A Notes	$25.0	$—	$25.0	$—	$—
Series C Tranche B Notes	$75.0	$—	$—	$75.0	$—
Total	$2,006.0	$—	$350.0	$1,287.0	$369.0
Related Party Transactions
We have entered into a number of business relationships with affiliated or related parties, including the Investment Management Agreement, the Administration Agreement, Expense Support and Conditional Reimbursement Agreement and the Resource Sharing Agreement.
In addition to the aforementioned agreements, we intend to rely on exemptive relief that has been granted to us, our Adviser, and TPG Angelo Gordon to permit us to co-invest with other funds managed by TPG Angelo Gordon in a manner consistent with our investment objective, positions, policies, strategies and restrictions as well as any regulatory requirements and other pertinent factors. See “Item 1. – Notes to Consolidated Financial Statements – Note 6. Agreements and Related Party Transactions” for further description of our related party transactions.
Critical Accounting Policies
The preparation of our consolidated financial statements requires us to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses. Changes in the economic environment, financial markets, and any other parameters used in determining such estimates could cause actual results to differ. Our critical accounting policies, including those relating to the valuation of our investment portfolio, are described in our Annual Report on Form

10-K for the year ended December 31, 2025, filed with the SEC on March 16, 2026, and elsewhere in our filings with the SEC. There have been no significant changes this quarter in our critical accounting policies and practices.
Item 3. Quantitative and Qualitative Disclosures About Market Risk.
Uncertainty with respect to the economic effects of elevated interest rates in response to inflation, the Israel-Hamas war, the war in Russia and Ukraine, and continued political unrest and escalating conflicts in various other countries around the globe has introduced significant volatility in the financial markets, and the effect of the volatility could materially impact our market risks, including those listed below. We are subject to financial market risks, including valuation risk and interest rate risk.
Valuation Risk
We have invested, and plan to continue to invest, primarily in illiquid debt and equity securities of private companies. Most of our investments will not have a readily available market price, and therefore, we will value these investments at fair value as determined in good faith by Adviser, pursuant to Rule 2a-5, based on, among other things, the input of independent third party valuation firm(s) engaged by the Adviser, and in accordance with our valuation policy. There is no single standard for determining fair value. As a result, determining fair value requires that judgment be applied to the specific facts and circumstances of each portfolio investment while employing a consistently applied valuation process for the types of investments we make. If we were required to liquidate a portfolio investment in a forced or liquidation sale, we may realize amounts that are different from the amounts presented and such differences could be material.
Interest Rate Risk
Interest rate sensitivity refers to the change in earnings that may result from changes in the level of interest rates. We may fund portions of our investments with borrowings on a short term basis, and at such time, our net investment income will be affected by the difference between the rate at which we invest and the rate at which we borrow. Accordingly, we cannot assure you that a significant change in market interest rates will not have a material adverse effect on our net investment income.
As of March 31, 2026, 99.9% of our debt investments based on fair value in our portfolio were at floating rates. Our credit facilities bear interest at floating rates with no interest rate floor. Our unsecured notes, which bear interest at fixed rates, are hedged by fixed to floating interest rate swaps in order to align the interest rates of our liabilities with our investment portfolio.
Based on our Consolidated Statements of Assets and Liabilities as of March 31, 2026, the following table shows the annualized impact on net income of hypothetical base rate changes in interest rates on our debt investments and leverage (considering interest rate floors for floating rate instruments) assuming each floating rate investment is subject to Term SOFR and there are no changes in our investment and borrowing structure:

(Amounts in millions)	Interest Income	Interest Expense	Net Income
Up 200 basis points	$89.0	$25.8	$63.2
Up 100 basis points	$44.4	$12.9	$31.5
Down 100 basis points	$(44.4)	$(12.9)	$(31.5)
Down 200 basis points	$(88.9)	$(25.8)	$(63.1)
To a limited extent, we may in the future hedge against interest rate fluctuations by using hedging instruments such as futures, options, swaps and forward contracts, and credit hedging contracts, such as credit default swaps. However, no assurance can be given that such hedging transactions will be entered into or, if they are, that they will be effective.
Item 4. Controls and Procedures.
Evaluation of Disclosure Controls and Procedures
In accordance with Rules 13a-15(b) and 15d-15(b) of the Exchange Act, we, under the supervision and with the participation of our Chief Executive Officer and Chief Financial Officer, carried out an evaluation of the effectiveness of our disclosure controls and procedures (as defined in Rule 13a-15(e) and Rule 15d-15(e) of the Exchange Act) as of the end of the period covered by this Quarterly Report on Form 10-Q and determined that our disclosure controls and procedures are effective as of the end of the period covered by the Quarterly Report on Form 10-Q.
Changes in Internal Controls over Financial Reporting
There have been no changes in our internal control over financial reporting that occurred during the period ended March 31, 2026 that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

PART II – OTHER INFORMATION
Item 1. Legal Proceedings.
We are not currently subject to any material legal proceedings, nor, to our knowledge, are any material legal proceedings threatened against us. From time to time, we may be a party to certain legal proceedings in the ordinary course of business, including proceedings relating to the enforcement of our rights under contracts with our portfolio companies. Our business is also subject to extensive regulation, which may result in regulatory proceedings against us. While the outcome of any such future legal or regulatory proceedings cannot be predicted with certainty, we do not expect that any such future proceedings will have a material effect upon our financial condition or results of operations.
Item 1A. Risk Factors.
In addition to the other information set forth in this report, you should carefully consider the factors discussed in Part I, “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on March 16, 2026 which could materially affect our business, financial condition and/or operating results. The risks are not the only risks we face. Additional risks and uncertainties are not currently known to us or that we currently deem to be immaterial also may materially adversely affect our business, financial condition and/or operating results.
Item 2. Unregistered Sales of Equity Securities and Use of Proceeds.
We did not sell any securities during the period covered by this Quarterly Report on Form 10-Q that were not registered under the Securities Act. In addition to other information set forth in this report, you should carefully consider the information regarding repurchases discussed in Part I, “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Share Repurchase Plan”, herein.

The following table sets forth information regarding repurchases of our Common Shares pursuant to a tender offer during the three months ended March 31, 2026 (dollar amounts in thousands, except per share amounts).

Tender Offer Expiration Date	Total Number of Shares Repurchased (all classes)	Percentage of Outstanding Shares Repurchased(1)	Price paid Per Share	Tender Offer Valuation Date	Amount Repurchased (all classes) (in thousands)(2)	Maximum number of shares that may yet be purchased under the repurchase plan(3)
March 5, 2026	1,223,904	1.29%	$25.22	March 31, 2026	$30,801	0

(1) Percentage is based on total shares as of the close of the previous calendar quarter.
(2) Amounts shown net of Early Repurchase Deduction.
(3) All repurchases were satisfied in full.

Item 3. Defaults Upon Senior Securities.
None.
Item 4. Mine Safety Disclosures.
Not applicable.
Item 5. Other Information.

Trading Arrangements

During the fiscal quarter ended March 31, 2026, none of our trustees or executive officers adopted or terminated any contract, instruction or written plan for the purchase or sale of our securities to satisfy the affirmative defense conditions of Rule 10b5-1(c) or any “non-Rule 10b5-1 trading arrangement”.

Sixth Amended and Restated Declaration of Trust

On May 8, 2026, the Board adopted the Sixth Amended and Restated Agreement and Declaration of Trust (the “Sixth Amended and Restated Declaration of Trust”) in response to comments issued by certain state securities regulators in connection with their review of the offering of the shares of the Company. As amended, the Sixth Amended and Restated Declaration of Trust: (i) updates the voting threshold in connection with the appointment of a new investment adviser for the Company, in accordance with the North American Securities Administrators Association Guidelines; (ii) states that any fiduciary duties owed to the Company or its shareholders under Delaware law by the Company’s investment adviser or its affiliates may not be limited, modified or waived; and (iii) clarifies that in a conflict of law situation, the Investment Company Act of 1940, as amended (the “1940 Act”), will only govern to the extent it is a mandatory provision as opposed to in all instances of a conflict. The other material terms of the Sixth Amended and Restated Declaration of Trust were unchanged.

Fifth Amended and Restated Bylaws

On May 8, 2026, the Board adopted the Fifth Amended and Restated Bylaws (the “Fifth Amended and Restated Bylaws”), effective the same day, in response to comments issued by certain state securities regulators in connection with their review of the offering of the shares of the Company. As amended, the Fifth Amended and Restated Bylaws: (i) increases the quorum requirement for the Company’s shareholder meetings from one-third of outstanding shares to one-half of outstanding shares; (ii) updates the voting threshold for the election of the trustees to the Board in an uncontested election from a plurality of the votes cast to a majority of the votes cast; and (iii) clarifies that in a conflict of law situation, the 1940 Act, will only govern to the extent it is a mandatory provision as opposed to in all instances of a conflict. The other material terms of the Fifth Amended and Restated Bylaws were unchanged.

Item 6. Exhibits.

Exhibit No.	Description
3.1*	Sixth Amended and Restated Agreement and Declaration of Trust
3.2*	Fifth Amended and Restated Bylaws
10.1*	Amended and Restated Investment Management Agreement, by and between TPG Twin Brook Capital Income Fund and AGTB Fund Manager, LLC.
10.2*	Amended and Restated Administration Agreement, by and between TPG Twin Brook Capital Income Fund and AGTB Fund Manager, LLC.
10.3*	Amended and Restated Distribution Reinvestment Plan
31.1*	Certification of Trevor Clark pursuant to Securities Exchange Act Rule 13a-14(a), as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002
31.2*	Certification of Terrence Walters pursuant to Securities Exchange Act Rule 13a-14(a), as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002
32.1*	Certification of Trevor Clark pursuant to Securities Exchange Act Rule 13a-14(b) and 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
32.2*	Certification of Terrence Walters pursuant to Securities Exchange Act Rule 13a-14(b) and 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
___________________
*Filed herewith

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused his report to be signed on its behalf by the undersigned thereunto duly authorized.

TPG Twin Brook Capital Income Fund

May 12, 2026	By:	/s/ Trevor Clark
Trevor Clark
Chief Executive Officer
(Principal Executive Officer)

May 12, 2026	By:	/s/ Terrence Walters
Terrence Walters
Chief Financial Officer and Treasurer
(Principal Financial Officer and Principal Accounting Officer)